As filed with the U.S. Securities and Exchange Commission on July 20, 2026.

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

NON-INVASIVE MONITORING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Florida	3829	59-2007840
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4400 Biscayne Blvd., Suite 180

Miami, Florida 33137

(305) 575-4200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James J. Martin

Chief Financial Officer

Non-Invasive Monitoring Systems, Inc.
4400 Biscayne Blvd., Suite 180
(305) 575-4200

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Michael Harris, Esq. Edward H. Schauder, Esq. Nason Yeager Gerson Harris & Fumero, P.A. 3001 PGA Blvd., Suite 305 Palm Beach Gardens, Florida 33410 (561) 686-3307	Joseph Lucosky, Esq. Edward Welch, Esq. Eric Mendelson, Esq. Lucosky Brookman LLP 101 Wood Avenue South Woodbridge, New Jersey 08830 (732) 395-4400	Robert Charron, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule l2b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 20, 2026

$125,000,000

NON-INVASIVE MONITORING SYSTEMS, INC.

[●] Shares of Common Stock

We are offering [●] shares of our common stock, par value $0.01 per share (“Common Stock”). In connection with the consummation of the proposed Merger, as further described herein, Non-Invasive Monitoring Systems, Inc. (the “Company”) plans to change its name to Gravitics Holdings, Inc. and list its Common Stock to trade on the Nasdaq Capital Market under the symbol “GVTX”. On July 17, 2026, the last reported sale price of our Common Stock on the OTC Markets Group, Inc. - Expert Market (the “OTC Expert Market”) was $0.078 per share.

We currently estimate the public offering price to be between $[●] and $[●] per share.

This offering is being conducted in connection with the closing of the merger by and among the Company, Gravitics Merger Sub Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Gravitics, Inc. (“Gravitics”), a Delaware corporation, pursuant to which Merger Sub will merge with and into Gravitics, with Gravitics as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”). The registration statement of which this prospectus forms a part is expected to become effective simultaneously with, or shortly following, the consummation of the Merger. Closing of this offering is contingent upon successful completion of the Merger and the acceptance of the Company’s Common Stock for listing on the Nasdaq Capital Market.

All of the shares offered by this prospectus are being sold by us. We will receive all of the net proceeds from the sale of the shares offered hereby, after deducting underwriting discounts, commissions, and estimated offering expenses payable by us.

Lucid Capital Markets, LLC (“Lucid”) is acting as the representative of the underwriters (the “Representative”). We have granted the underwriters a forty-five (45)-day option to purchase up to an additional [●] shares of Common Stock from us solely to cover over-allotments, if any.

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risk factors beginning on page 13 of this prospectus before purchasing shares of our Common Stock.

	Per Share of Common Stock	Total
Public Offering Price	$	$
Underwriting Discount (1)	$	$
Proceeds, before expenses, to us	$	$

(1)	We have agreed to pay the underwriter a cash fee equal to 6.5% of the gross proceeds of this offering. The Company has also agreed to issue the representative of the underwriters, at the closing of this offering, common stock purchase warrants (“Underwriter Warrants”) to purchase the number of shares of Common Stock equal to 5.0% of the aggregate number of shares of Common Stock sold in this offering, including shares sold upon exercise of the over-allotment option. This does not include the reimbursement of certain expenses of the underwriter we have agreed to pay. See the section titled “Underwriting” for additional information regarding compensation payable to the underwriter.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on or about        , 2026.

Sole Bookrunner

Lucid Capital Markets

The date of this prospectus is           , 2026

EXPLANATORY NOTE

The Company is a party to a Merger Agreement, by and among the Company, Merger Sub, Inc. and Gravitics (as amended, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Gravitics, with Gravitics as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”). In connection with the closing of the Merger, the Company intends to (i) change its name to Gravitics Holdings, Inc., and (ii) become the ultimate parent company of the combined company (the “Combined Company”). The Common Stock of the Company is currently traded on the OTC Markets Pink Limited Market. This public offering of securities of the Company is to raise $125,000,000 and to uplist the securities of the Combined Company to the Nasdaq Stock Market. Closing of this offering is contingent upon successful completion of the Merger and the acceptance of the Combined Company’s Common Stock for listing on the Nasdaq Capital Market.

You should rely only on the information contained in this prospectus. We and the underwriters have not authorized anyone to provide you with information different from that contained in this prospectus. We and the underwriters are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our Common Stock.

Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus outside of the United States.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any amendment contain various “forward-looking statements,” which represent our expectations or beliefs concerning future events. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for our business. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about:

●	the benefits of the Merger;

●	the future financial performance of the Combined Company following the Merger;

●	changes in the market for the Combined Company’s products and services; and

●	expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of this prospectus the Company’s management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and its directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in making an investment decision. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

●	risks relating to the uncertainty of the projected financial information with respect to the Combined Company;
●	the Combined Company’s public securities’ liquidity and trading;
●	the risk that the Merger disrupts current plans and operations;
●	the Combined Company’s ability to obtain sufficient additional financing, on acceptable terms or at all, and ability to continue as a going concern;
●	the impact of the Combined Company’s remaining indebtedness outstanding following the Merger;
●	changes in the market in which the Combined Company competes, including with respect to its competitive landscape, technology evolution or changes in applicable laws or regulations;
●	the impact of macroeconomic events, such as inflation, recessions or depressions, and war or fears of war;
●	changes in the vertical markets that the Combined Company targets;
●	the impact of current or future government regulation and oversight, including the U.S. federal, state and local authorities;
●	the Combined Company’s ability to launch new services and products or to profitably expand into new markets;
●	the ability to execute the Combined Company’s growth strategies, including identifying and executing acquisitions;
●	the ability to develop and maintain effective internal controls and procedures, correct or remediate the previously identified material weakness, or correct or remediate any future identified material weaknesses;
●	the exposure to any liability, protracted and costly litigation or reputational damage relating to the Combined Company’s data security;
●	the possibility that the Combined Company may be adversely affected by other economic, business, and/or competitive factors; and
●	other risks and uncertainties indicated in this prospectus, including those set forth under “Risk Factors” of this prospectus.

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INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus and the registration statement of which this prospectus forms a part. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of the Company’s Common Stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in the Company’s Common Stock, you should read the entire prospectus carefully, including “Risk Factors” and our financial statements and related notes thereto included elsewhere in this prospectus.

Overview

Unless the context otherwise requires, references in this section to “we,” “us,” or the “Company” refers solely to Non-Invasive Monitoring Systems, Inc. prior to the consummation of the Merger and solely to Gravitics Holdings, Inc. following the Merger. The phrase “Combined Company” refers to the Company after consummation of the Merger.

Non-Invasive Monitoring Systems, Inc.

Non-Invasive Monitoring Systems, Inc., a Florida corporation, is a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). The Company previously was engaged in the development, manufacture and marketing of non-invasive, whole body periodic acceleration (“WBPA”) therapeutic platforms, which are motorized platforms that move a subject repetitively head to foot. The Company discontinued operations in May 2019; accordingly, certain assets, liabilities and expenses are classified as discontinued operations.

Since discontinuing its business operations, the Company’s focus has been to seek, investigate and engage in a business combination with a private entity whose business presents an opportunity for its stockholders.

Gravitics Merger Sub, Inc.

Gravitics Merger Sub, Inc. is a direct wholly owned subsidiary of the Company. Merger Sub was formed by the Company solely in contemplation of the Merger, has not conducted any business and has no assets, liabilities or other obligations of any nature other than as set forth in the Merger Agreement. At the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into Gravitics, with Gravitics continuing as the surviving corporation and as a wholly owned subsidiary of the Company, and the separate existence of Merger Sub will cease.

The Merger and the Merger Agreement

On March 6, 2026, the Company entered into the Merger Agreement, with Gravitics Merger Sub, Inc. and Gravitics, pursuant to which Merger Sub will merge with and into Gravitics, with Gravitics as the surviving corporation and a wholly owned subsidiary of the Company. The Merger Agreement was amended on June 30, 2026, to extend the outside closing date of the Merger to September 30, 2026, among other things. In connection with the closing of the Merger, the Company intends to (i) change its name to Gravitics Holdings, Inc., and (ii) became the ultimate parent company of the Combined Company. The Common Stock of the Company is traded on the OTC Markets Pink Limited Market. This public offering of securities of the Combined Company is to raise $125,000,000 and to uplist the securities of the Combined Company to the Nasdaq Stock Market. Closing of this offering is contingent upon successful completion of the Merger and the acceptance of the Combined Company’s Common Stock for listing on the Nasdaq Capital Market.

Pursuant to the Merger Agreement, at the Effective Time, the outstanding shares of Gravitics’ common stock and Gravitics preferred stock that are issued and outstanding immediately prior to the Effective Time of the Merger (including shares of Gravitics’ common stock resulting from the conversion of Gravitics’ preferred stock), will be converted automatically into, and the holders of such shares of Gravitics’ common stock will be entitled to receive, by virtue of the Merger and upon the terms and subject to the conditions set forth in the Merger Agreement, fully paid and nonassessable shares of the Combined Company’s Common Stock, which will result in the Gravitics stockholders in the aggregate holding not less than 95.5% of the outstanding shares.

3

At the Effective Time, each Gravitics warrant will, by virtue of the Merger and without further action on the part of the holder thereof, be cancelled and exchanged for a warrant to purchase shares of the Combined Company’s Common Stock.

At the Effective Time, each outstanding option to acquire Gravitics’ common stock will, by virtue of the Merger and without further action on the part of the holder thereof, be cancelled and exchanged for options to purchase shares of the Combined Company’s Common Stock under the 2026 Equity Incentive Plan.

The board of directors of the Company has unanimously (i) approved and declared advisable the Merger Agreement and the Merger and other transactions contemplated thereby, and (ii) resolved to recommend approval of the Merger Agreement and related matters by the stockholders of the Company.

Gravitics, Inc.

Gravitics, a Delaware corporation, is engaged in the design, development and commercialization of large space structures, including orbital carriers, cargo logistics spacecraft, space station modules, and related engineering and technical services. Gravitics’ primary customer base consists of government entities and the commercial space industry. Gravitics was incorporated in the state of Delaware on May 7, 2021, and is headquartered in Marysville, Washington.

Since inception, Gravitics has devoted substantially all of its efforts and financial resources to building its organization, including raising capital, conducting research and development, designing and manufacturing space structures for government and commercial customers, and providing general and administrative support for these operations. To date, Gravitics has funded its operations primarily with proceeds from the issuance of simple agreements for future equity (“SAFEs”), the sale of redeemable convertible preferred stock, the issuance of convertible promissory notes, and revenue with customers.

Gravitics generates revenue principally from fixed-price contracts for the design and manufacture of customized space structures and related services for U.S. government and commercial customers. Gravitics’ U.S. government contract with the U.S. Air Force Research Laboratory (“SpaceWERX”) was substantially completed in 2025. Gravitics’ primary commercial contract is a $125.0 million fixed-price contract with Axiom Space, Inc. (“Axiom”), a related party, for the design, manufacture, assembly, integration, testing, and delivery of a cargo vehicle compatible with berthing to Axiom’s commercial space station. Axiom is considered a related party because the lead investor in Axiom also serves as the lead investor of Gravitics and has board representation at both entities, enabling it to significantly influence the management and operating policies of both Gravitics and Axiom.

For the years ended December 31, 2025 and 2024, Gravitics’ net loss was $11.7 million and $9.0 million, respectively. For the three-month period ended March 31, 2026 and 2025, Gravitics’ net loss was $19.2 million and $1.7 million, respectively. As of December 31, 2025, Gravitics had cash and cash equivalents of $0.2 million and an accumulated deficit of $42.5 million. As of March 31, 2026, Gravitics had cash and cash equivalents of $5.6 million and an accumulated deficit of $61.8 million. Substantially all of Gravitics’ net losses have resulted from costs incurred in connection with its research and development activities and general and administrative costs associated with its operations, as well as non-cash charges related to changes in the fair value of convertible promissory notes, SAFE liabilities, and warrant liabilities.

Reverse Stock Split and Name Change

On May 22, 2026, the Company received a unanimous written consent in lieu of a meeting (the “Board Consent”) from the members of the Company’s Board, and (b) on June 4, 2026, the Company received a written consent in lieu of a meeting from the holders of approximately 63.4% of the voting stock (the “Consenting Shareholders”) of the Company (the “Shareholder Consent” and together with the Board Consent, the “Written Consents”). The Written Consents adopted resolutions which approved the granting of authority to the Company’s Board to amend Non-Invasive Monitoring Systems’ articles of incorporation, as previously amended to date (the “Articles of Incorporation”) to:

1.	Effect a reverse stock split of the issued and outstanding shares of the Company’s Common Stock by a ratio of no less than 1-for-100 and no more than 1-for-500, with the exact ratio to be determined by the Company’s Board in its sole discretion (the “Reverse Stock Split”), with such Reverse Stock Split to be effective at such time and date, if at all, as determined by the Company’s Board in its sole discretion; and

2.	Change the Company’s name to “Gravitics Holdings, Inc.” at such time as is determined by the Company’s Board in its sole discretion (the “Name Change”), with such Name Change to be effective at such time and date, if at all, as determined by the Company’s Board in its sole discretion.

On July 13, 2026, the Company received a unanimous written consent in lieu of a meeting from the members of the Company’s Board setting the ratio for the Reverse Stock Split at 1-for-150.

It is contemplated that Reverse Stock Split will become effective no sooner than the later to occur of (a) the Company’s Board’s determination of the exact timing for the Reverse Stock Split, and (b) approval of the Reverse Stock Split by the Financial Industry Regulatory Authority, Inc. (“FINRA”). It is contemplated that Name Change will become effective no sooner than the later to occur of (a) approval of the Name Change by FINRA and (b) the consummation of the Merger. The Name Change will not occur if the Merger is not consummated.

2026 Equity Incentive Plan

In connection with the Merger, the Combined Company will adopt its 2026 Equity Incentive Plan, pursuant to which [●] shares of the Combined Company Common Stock will be reserved for issuance of awards thereunder (the “2026 Equity Incentive Plan”). At the Effective Time, each outstanding option to acquire Gravitics’ common stock will, by virtue of the Merger and without further action on the part of the holder thereof, be cancelled and exchanged for options to purchase shares of the Company’s Common Stock under the 2026 Equity Incentive Plan.

Recent Developments - Non-Invasive Monitoring Systems

Promissory Note dated January 2, 2026 in the Amount of $100,000

On January 2, 2026, the Company entered into a Promissory Note in the principal amount of $100,000.00 with Frost Gamma Investments Trust (the “2026 Frost Gamma Note”), a trust controlled by Dr. Phillip Frost, which beneficially owns in excess of 10% of the Company’s Common Stock. The interest rate payable by the Company on the 2026 Frost Gamma Note is 11% per annum, payable on the maturity date of June 30, 2026. The 2026 Frost Gamma Note may be prepaid in advance of the June 30, 2026 maturity date without penalty.

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Extension of Related Party Promissory Notes on January 5, 2026

On January 5, 2026, the Company and each of Dr. Phillip Frost and Dr. Jane Hsiao entered into amendments for each of the outstanding promissory notes to extend the maturity date from December 31, 2025 to June 30, 2026.

Promissory Note dated May 7, 2026 in the Amount of $200,000

On May 7, 2026, the Company entered into a new promissory note agreement with Frost Gamma in the aggregate principal amount of $200,000 and Jane Hsiao in the aggregate principal amount of $100,000, which both also accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

Convertible Promissory Note dated June 24, 2026 in the Amount of $809,705.75

On June 24, 2026, the Company and Defender Opportunity LLC, a Delaware limited liability company and non-affiliated third party purchaser (the “Buyer”), entered into a Note Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company sold the Buyer a Convertible Promissory Note (the “Convertible Note”) in the principal amount of $809,705.75 (the “Note Sale Transaction”). The proceeds from the Note Sale Transaction were used by the Company to repay in full the amounts due under certain outstanding promissory notes of the Company (the “Original Notes”), consisting of an aggregate of $720,000 in principal and an aggregate of $89,705.75 of accrued and unpaid interest due thereon. The Original Notes were held by (a) Dr. Jane Hsaio, an officer and director of the Company and beneficial owner of 28.1% of the Company’s Common Stock, and (b) an affiliate of Dr. Phillip Frost, a director of the Company and beneficial owner of 35.3% of the Company’s Common Stock. The Buyer is not an affiliate of the Company, Dr. Frost or Dr. Hsiao.

Amounts due under the Convertible Note may be converted into shares of the Company’s Common Stock (the “Conversion Shares”), at any time at the option of the Buyer, at a conversion price of $0.01966 per share (pre-Reverse Stock Split) (the “Conversion Price”). In addition, the full amount due under the Convertible Note will automatically convert into Conversion Shares at the Conversion Price upon the closing of the Merger.

Following the Note Sale Transaction, Dr. Hsiao and an affiliate of Dr. Frost still hold promissory notes of the Company in the principal amount of $150,000 and $150,000, respectively (collectively, the “Remaining Notes”). The Remaining Notes do not have conversion rights with respect to the amounts due thereunder. It is contemplated that the amounts due under the Remaining Notes will be repaid from the proceeds of this offering.

Extensions of Related Party Promissory Notes on June 30, 2026

On June 30, 2026, the Company entered into the Fourth Amendment to that certain Promissory Notes dated October 4, 2021 and September 16, 2022 in the combined principal amount of $150,000 with Frost Gamma Investments Trust (“Frost Gamma Notes”), a trust controlled by Dr. Phillip Frost, a current director of the Company, which beneficially owns in excess of 10% of the Company’s Common Stock. The maturity date on both Frost Gamma Notes was amended from June 30, 2026 until September 30, 2026. No other provisions of the Frost Gamma Notes were amended.

On June 30, 2026, the Company entered into the Fourth Amendment to that certain Promissory Note dated October 4, 2021 and September 16, 2022 in the principal amount of $150,000 with Dr. Jane Hsiao (the “Hsiao Notes”), the Company’s Chairman of the Board and Interim Chief Executive Officer and a beneficial owner in excess of 10% of the Company’s Common Stock. The maturity date on the Hsiao Notes was amended from June 30, 2026 until September 30, 2026. No other provisions of the 2021 Hsiao Notes were amended.

Recent Developments - Gravitics

Series A redeemable convertible preferred stock

In January 2026, Gravitics issued 337,540 shares of Series A-1 redeemable convertible preferred stock at a price of $4.89 per share for gross proceeds of $1.7 million, which were received during 2025 in advance of the closing and recorded as subscription liability, and further sold 2,240,041 shares of Series A-1 redeemable convertible preferred stock at a price of $4.89 per share for gross proceeds of $10.9 million in a subsequent closing in January and February 2026 (collectively, the “Series A-I Closing”). Total gross proceeds of the Series A-I Closing are inclusive of $4.9 million received from existing investors.

In connection with the Series A-I Closing, Gravitics amended and restated its certificate of incorporation to, among other things, increase the authorized shares of capital stock to 37,179,718 shares, consisting of 27,000,000 shares of common stock and 10,179,718 shares of preferred stock, and to authorize and designate three new series of preferred stock: Series A-I (4,073,456 shares), Series A-II (738,035 shares), and Series A-III (1,116,759 shares) (collectively, the “Series A Preferred Stock”). Gravitics also amended its 2022 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan from 3,546,000 to 5,381,207.

The Series A-I Closing constituted an equity financing under existing the SAFE agreements (“SAFEs”). In connection with the Series A-I Closing, all outstanding SAFEs converted into 1,373,131 shares of Series A-I redeemable convertible preferred stock at a conversion price of $4.89 per share, and 738,035 shares of Series A-II redeemable convertible preferred stock at a conversion price of $4.75 per share. The SAFE liabilities of $10.1 million as of December 31, 2025 were fully satisfied and settled as a result of the conversion.

The Series A-I Closing constituted a next equity financing under Gravitics’ outstanding convertible promissory note agreements. In connection with the Series A-I Closing, and the signing of the Merger Agreement on March 6, 2026, all outstanding convertible promissory notes and accrued interest, inclusive of $0.6 million of default interest, converted into 122,744 shares of Series A-I redeemable convertible preferred stock at a conversion price of $4.89 per share, and 1,121,204 shares of Series A-III redeemable convertible preferred stock at a conversion price of $4.60 per share. The convertible promissory note liabilities of $5.7 million as of December 31, 2025 were fully satisfied and settled as a result of the conversion.

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Summary Risk Factors

The Company believes it is important to communicate its expectations to its securityholders. However, there may be events in the future that the Company is not able to predict accurately or over which it has no control. The section in this prospectus entitled “Risk Factors” and the other cautionary language discussed in this prospectus provide examples of certain risks, uncertainties and events that may cause actual results to differ materially from the expectations described by the Company in such forward-looking statements. Set forth below is only a summary of certain principal risks associated with an investment in the Company’s Common Stock. You should carefully consider the following discussion of risks, as well as the discussion of risks included elsewhere in this prospectus, including those described under “Risk Factors.”

Risks Related to the Merger

●	The market price for shares of the Company’s Common Stock following the completion of the Merger may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market price of shares of the Company’s Common Stock.
●	The lack of a public market for Gravitics Common Stock makes it difficult to evaluate the value of Gravitics.
●	The Company’s Common Stock being issued as Merger Consideration in the Merger may have a value that is less than, or greater than, the fair market value of Gravitics.
●	The directors and executive officers of the Company and Gravitics have interests and arrangements that may be different from, or in addition to, those of the Company and Gravitics stockholders generally.
●	The Company and Gravitics will incur transaction and merger-related expenses in connection with the Merger.
●	The Company and Gravitics may be targets of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Merger from being completed.
●	The Company’s stockholders and Gravitics stockholders will each have reduced ownership and voting interests in and will exercise less influence over management of the Company following completion of the Merger.
●	The unaudited pro forma condensed combined financial information contained in this prospectus is presented for illustrative purposes only and may not be indicative of the Combined Company’s results of operations or financial condition following the closing of the proposed Merger.
●	The Company’s Board did not obtain a third-party valuation or fairness opinion in determining whether to proceed with the merger, and consequently, our stockholders will not have the benefit of an independent determination that the merger consideration is fair from a financial point of view.
●	We may be unable to repay amounts due under our convertible promissory note if the Merger is not completed, which could materially and adversely affect our liquidity, financial condition and prospects

Risks Related to the Combined Company’s Business

●	Gravitics has a limited operating history in a nascent industry, which makes it difficult to forecast its revenue, plan its expenses and evaluate its business and future prospects.
●	Gravitics’ senior management has limited experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.
●	Gravitics’ independent registered public accounting firm has included an explanatory paragraph regarding Gravitics’ ability to continue as a going concern.
●	Gravitics’ future revenue and operating results are dependent on its ability to generate a sustainable order rate for its products and services and develop new technologies to meet the needs of its customers or potential new customers.

6

●	Gravitics expects to require significant additional capital to support business growth, and this capital might not be available on favorable terms, if at all, or may be available only by diluting existing stockholders or putting excessive debt leverage and insolvency risk on its business.
●	Gravitics is incurring significant increased expenses and administrative burdens while pursuing the Merger and will continue to incur these as a public company, which could have an adverse effect on its business, financial condition and results of operations.
●	Gravitics often relies on a single vendor or a limited number of vendors to provide certain key products or services and the inability of these key vendors to meet its needs could have a material adverse effect on its business.
●	Gravitics’ Orbital Carriers are subject to manufacturing delays, damage during pre-launch operations, and launch failures, failure of correct orbit insertion or failure of key Orbital Carrier subsystems during mission operations, the occurrence of which could materially and adversely affect its operations.
●	If Gravitics’ Orbital Carriers systems fail to operate as intended, it could have a material adverse effect on its business, financial condition and results of operations.
●	The nature of novel spacecraft technology like Orbital Carriers often requires orbital test flights to demonstrate core functionality and performance. Early mission failures are common due to the inability to perfectly test all features on the ground prior to launch, and this may lead to reasonable but expensive failures that shake investor confidence. Gravitics’ first several missions may not be fully successful even if instrumental in data collection and model validation to support our business goals.
●	Gravitics’ revenue, results of operations and reputation may be negatively impacted if its products contain defects or fail to operate in the expected manner.
●	Any inability to deploy Gravitics’ spacecraft at its anticipated cadence could adversely impact its business, financial condition and results of operations.
●	Disruptions in the supply of key raw materials or components and difficulties in the supplier qualification process, as well as increases in prices of raw materials, could adversely impact Gravitics.
●	The expansion of Gravitics’ operations subjects it to additional risks that can adversely affect its operating results.
●	Space is a harsh and unpredictable environment where Gravitics’ products and service offerings are exposed to a wide and unique range of environmental risks, including, among others, coronal mass ejections, solar flares and other excessive radiation and extreme space weather events, and potential collision with space debris or another spacecraft, which could adversely affect its vehicles and spacecraft performance.
●	Increased congestion from the proliferation of low Earth orbit constellations could materially increase the risks of potential collision with space debris or another spacecraft and limit or impair Gravitics’ launch flexibility and/or access to its own orbital slots.
●	Gravitics’ business involves significant risks and uncertainties that may not be covered or coverable by insurance.
●	Interruption or failure of Gravitics’ infrastructure could hurt its ability to effectively perform its daily operations and provide and produce its products and services, which could damage its reputation and harm its operating results.
●	Gravitics’ use of artificial intelligence and machine learning technologies could adversely affect its products and services, harm its reputation, or cause it to incur liability resulting from harm to individuals or violation of laws and regulations or contracts to which it is a party.
●	If we fail to implement and maintain an effective system of internal control to remediate our material weakness over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations as a public company or prevent fraud, and investor confidence and the trading prices of our securities may be materially and adversely affected.
●	If Gravitics cannot successfully protect its intellectual property, its business could suffer.
●	We may need to initiate lawsuits to protect or enforce our patents or other proprietary rights, which would be expensive and, if unsuccessful, may cause us to lose some of our intellectual property rights.
●	Business or economic disruptions in the United States or elsewhere in the world could seriously harm our business.
●	If we lose key personnel or are unable to attract and retain qualified personnel, our business could be harmed, and our ability to compete could be impaired.
●	We face intense competition from many worldwide space and defense manufacturers, most of which have greater financial resources than we do.

7

●	Security breaches, loss of data and other disruptions could compromise sensitive information related to our business, prevent us from accessing critical information or expose us to liability, which could adversely affect our business and our reputation.
●	We may be subject to legal proceedings in the ordinary course of our business. If the outcomes of these proceedings are adverse to us, it could have a material adverse effect on our business, financial condition and results of operations.
●	Third parties may allege that Gravitics’ technology violates their proprietary data or intellectual property rights, which could have a negative impact on Gravitics’ operations.
●	Indemnity provisions in various agreements potentially expose Gravitics to substantial liability for intellectual property infringement and other losses.
●	The release, unplanned ignition, explosion, or improper handling of dangerous materials used in Gravitics’ business could disrupt its operations, adversely affect its financial results, and lead to significant liabilities.
●	If Gravitics experiences cost overruns on its contracts, it would have to absorb the excess costs which could adversely affect its financial results.
●	Gravitics’ operating results may vary significantly from quarter to quarter.
●	Changes in Gravitics’ accounting estimates and assumptions could negatively affect its financial position and results of operations.
●	Certain future operational facilities may require significant expenditures in capital improvements and operating expenses to develop and foster basic levels of service needed for operations, and the ongoing need to maintain existing operational facilities requires Gravitics to expend capital.
●	If Gravitics expands outside the United States, it will be exposed to a variety of risks associated with international operations that could materially and adversely affect its business.
●	Natural disasters, unusual weather conditions, epidemic outbreaks, terrorist acts and political events could disrupt Gravitics’ business and flight schedule.
●	Any acquisitions, partnerships or joint ventures that Gravitics enters into could disrupt its operations and have a material adverse effect on its business, financial condition and results of operations.
●	If Gravitics’ prime contractors fail to maintain their relationships with their counterparties and fulfill their contractual obligations, Gravitics’ performance as a subcontractor and its ability to obtain future business could be materially and adversely impacted and its actual results could differ materially and adversely from those anticipated.
●	Gravitics is subject to extensive government regulations, and changes in laws or regulations or the manner of their interpretation or enforcement could adversely impact our financial performance and restrict our ability to operate our business or execute our strategies.
●	Inflationary pressures and persistently high prices and uncertain availability of inputs used by Gravitics and its suppliers, or instability in logistics and related costs, could negatively impact our profitability. Pending tariffs proposed by the current U.S. administration, may also negatively impact the cost structure of Gravitics’ supply chain, and Gravitics may not be able to pass these price increases on to its customers.
●	Changes to United States tariff and import/export regulations may have a material adverse effect on Gravitics’ business, financial condition and results of operations.

Risks Related to the Combined Company Following the Merger

●	The Combined Company’s senior management has limited experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.
●	While listing the Common Stock of the Combined Company on Nasdaq is a precondition to this offering, if we do not meet Nasdaq’s continuing listing requirements in the future, we could be delisted and there can be no assurance that an active and liquid public market will fully develop or be sustained.
●	The trading price and volume of the Common Stock of the Combined Company may be volatile following the Merger.
●	If our shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our shares may be adversely affected.
●	The sale of significant amounts of shares in the market, or the perception that such sales could occur, would have a material adverse effect on the market price of our shares.

8

●	Financial Industry Regulatory Authority sales practice requirements may also limit your ability to buy and sell the Common Stock of the Combined Company, which could depress the price of our shares.
●	We do not anticipate that the Combined Company will pay dividends on its Common Stock in the foreseeable future.

 Risks Related to Ownership of the Company’s Securities and this Offering

The price of the Company’s Common Stock may be volatile.

●	There is no assurance that an investment in our securities will earn any positive return.
●	There can be no assurance that we will be able to comply with the Nasdaq continued listing standards, a failure of which could result in a de-listing of our securities.
●	The Company’s Common Stock may be thinly traded, and investors may be unable to sell some or all of their shares at the price they would like, or at all, and sales of large blocks of shares may depress the price of the Company’s Common Stock.
●	The Company’s Common Stock is currently considered to be a “penny stock” and, as such, the market for the Company’s Common Stock will be further limited by certain SEC rules applicable to penny stocks.
●	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
●	There is currently a limited U.S. public market for our Common Stock, the stock price of our Common Stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your Common Stock at or above the price you acquired such Common Stock.
●	There is no assurance that an investment in our securities will earn any positive return.
●	Sales of a substantial number of our Common Stock following this offering may adversely affect the market price of our Common Stock and the issuance of additional shares will dilute all other shareholders.
●	You will experience substantial dilution.
●	If you purchase our Common Stock in this offering, you may in the future incur dilution in the book value of your shares.
●	The requirements of being a public company may strain our resources and distract management, and we will incur substantial costs as a result of being a public company.
●	A decline in the price of the Company’s Common Stock could affect the company’s ability to raise working capital and adversely impact the company’s ability to continue operations.
●	We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in the Company’s Common Stock must come from increases in the fair market value and trading price of the Common Stock.
●	If the price of the Company’s Common Stock fluctuates after the closing of this offering, you could lose a significant part of your investment.
●	We are a “smaller reporting company” under the U.S. federal securities laws, and the reduced reporting requirements applicable to smaller reporting companies and emerging growth companies could make the Company’s Common Stock less attractive to investors.
●	This offering will result in a substantial reduction of the ownership of our existing stockholders, and investors in this offering will experience immediate dilution.

9

ABOUT THIS OFFERING

The following summary contains basic information about this offering. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus.

Issuer	Non-Invasive Monitoring Systems, Inc. (to be renamed Gravitics Holdings, Inc.)

Common Stock being offered by us	[●] Shares of Common Stock ([●] Shares upon full exercise of over-allotment option)
Assumed Offering Price	$[●] per share

Common Stock outstanding immediately prior to this offering	[●] shares

Common Stock to be outstanding immediately after this offering	[●] shares

Over-allotment option	[●] Shares of Common Stock

Underwriter’s Warrants	We will issue to the Representative, or its designees, at the closing of this offering Common Stock purchase warrants (“Underwriter Warrants”) to purchase the number of shares of Common Stock equal to 5.0% of the aggregate number of shares of Common Stock sold in this offering, including shares sold upon exercise of the over-allotment option. The Underwriter Warrants will be exercisable immediately upon issuance, and from time to time, in whole or in part, and will expire five (5) years from the commencement of sales in this offering at an exercise price of $[●] (110% of the public offering price of the shares of Common Stock). The registration statement of which this prospectus is a part also registers the Underwriter Warrants and the underlying shares of Common Stock. Please see “Underwriting - Underwriter Warrants” for a more complete description of these warrants.

Use of proceeds	We estimate that the net proceeds from the sale of Common Stock that we are selling in this offering will be approximately $[●] [(or approximately $[●] if the underwriter’s over-allotment is exercised in full)] after deducting underwriter’s discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for research and development, merger and acquisition activities, expansion of manufacturing and production facilities, capital expenditures for test infrastructure and launch site development, repayment of certain indebtedness, and for working capital and other general corporate purposes. See “Use of Proceeds” for more information on the use of proceeds.

Lock-up	Pursuant to lock-up agreements, our directors, officers, and certain holders of our securities, have agreed that, subject to limited exceptions, we will not offer, sell, pledge or otherwise dispose of any shares of our Common Stock for a period of [●] days following the closing of the Offering without the prior written consent of the managing underwriters. Similarly, we have agreed that, subject to limited exceptions, we will not offer, sell, pledge or otherwise dispose of any shares of our Common Stock for a period of [●] days following the closing of the Offering without the prior written consent of the managing underwriters.

Proposed Nasdaq trading symbol	We have applied to list our Common Stock on the Nasdaq Capital Market under the symbol “GVTX”

Risk factors	The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 13.

The number of shares of our Common Stock to be outstanding immediately after this offering is based on [●] shares of Common Stock outstanding as of [●], 2026 and excludes:

●	[●] shares of Common Stock issuable upon the exercise of outstanding options and warrants at a weighted average exercise price of $[●] per share; and

●	[●] shares of Common Stock reserved for issuance under our 2026 Equity Incentive Plan.

Unless otherwise stated, all information in this prospectus assumes no exercise of the underwriters’ over-allotment option to purchase additional shares.

10

SUMMARY HISTORICAL FINANCIAL DATA OF NON-INVASIVE MONITORING SYSTEMS

The following table presents summary historical financial data for the periods indicated below. the Company derived the summary historical statement of operations data for the three months ended March 31, 2026 and 2025 and the balance sheet data as of March 31, 2026 from its unaudited interim financial statements for the period ended March 31, 2026, and the summary historical statement of operations data for the five-month periods ended December 31, 2025 and 2024 and the years ended December 31, 2025 and 2024 and the balance sheet data as of December 31, 2025 and 2024 from its audited consolidated financial statements, which are included elsewhere herein.

In the Company’s opinion, such financial statements include all adjustments, consisting of normal recurring adjustments, that the Company considers necessary for a fair presentation of the financial information for those periods. The summary historical financial data set forth below are not necessarily indicative of the Company’s future results.

The summary historical financial data should be read in conjunction with the Company’s financial statements and the accompanying notes, which are included elsewhere herein. In addition, the summary historical financial data should be read in conjunction with the section entitled “Non-Invasive Monitoring Systems Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere herein.

	Three Months Ended March 31,		Five Months Ended December,		Year Ended July 31,
(in thousands)	2026 (Unaudited)	2025 (Unaudited)	2025	2024 (Unaudited)	2025	2024
Operating Data:
Operating expenses	$144	$23	$21	$77	160	177
Net loss	(163)	(39)	(49)	(101)	(222)	(113)

	As of March 31,	As of December 31,
(in thousands)	2026 (Unaudited)	2025	2024 (Unaudited)
Balance Sheet Data:
Cash	$24	$6	$11
Total assets	26	6	31
Total liabilities	1,185	1,002	857
Total shareholders’ deficit	(1,159)	(996)	(826)

SUMMARY HISTORICAL FINANCIAL DATA OF GRAVITICS

The following table presents summary historical financial data for the periods indicated below. Gravitics derived the summary historical statement of operations data for the three months ended March 31, 2026 and 2025 and the balance sheet data as of March 31, 2026 from its unaudited interim financial statements for the period ended March 31 2026, and the summary historical statement of operations data for the years ended December 31, 2025 and 2024 and the balance sheet data as of December 31, 2025 and 2024 from its audited financial statements, which are included elsewhere herein.

In Gravitics’ opinion, such financial statements include all adjustments, consisting of normal recurring adjustments, that Gravitics considers necessary for a fair presentation of the financial information for those periods. The summary historical financial data set forth below are not necessarily indicative of Gravitics’ future results.

The summary historical financial data should be read in conjunction with Gravitics’ financial statements and the accompanying notes, which are included elsewhere herein. In addition, the summary historical financial data should be read in conjunction with the section entitled “Gravitics Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere herein.

	Three Months Ended March 31,		Year Ended December 31,
(in thousands)	2026 (Unaudited)	2025 (Unaudited)	2025	2024
Operating Data:
Revenue	$-	$659	$1,044	$2,610
Operating expenses	6,730	2,313	10,047	9,405
Net loss	(19,295)	(1,775)	(11,699)	(9,048)

	As of March 31,	As of December 31,
(in thousands)	2026 (Unaudited)	2025	2024
Balance Sheet Data:
Cash and cash equivalents	$5,643	$183	$863
Total assets	8,625	3,612	4,946
Total liabilities	5,774	24,970	16,036
Redeemable convertible preferred stock	47,637	15,770	15,770
Total stockholders’ deficit	(44,786)	(37,128)	(26,860)

11

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined statement of operations and balance sheet data as of and for the three months ended March 31, 2026 and for the year ended December 31, 2025 are derived from the unaudited condensed combined pro forma financial statements of operations for the three months ended March 31, 2026 and year ended December 31, 2025 and the unaudited condensed combined pro forma balance sheet as of March 31, 2026. The unaudited pro forma condensed combined balance sheet as of March 31, 2026 gives pro forma effect to the Merger as if it had occurred on March 31, 2026. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 and the year ended December 31, 2025 reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined statements of operations are assumed to have been made on January 1, 2025 for the purpose of adjusting the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial statements from which the summary pro forma data are derived have been prepared for illustrative purposes only and are not necessarily indicative of what the Combined Company’s financial position or results of operations actually would have been had the Merger occurred as of the dates indicated. In addition, the summary unaudited pro forma condensed combined financial statements from which the following selected data are derived do not purport to project the future financial position or operating results of the Company. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors.” The following summary unaudited pro forma condensed combined financial data should be read in conjunction with the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” and the related notes.

(in thousands)	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Operating Data:
Revenue	$-	$1,044
Operating expenses	6,874	31,613
Net loss	(6,885)	(30,581)

(in thousands)	As of March 31, 2026
Balance Sheet Data:
Cash and cash equivalents	$120,682
Total assets	123,666
Total liabilities	5,978
Total stockholders’ equity	117,688

12

RISK FACTORS

Any investment in the Company’s Common Stock involves a high degree of risk. Before deciding whether to purchase the Company’s Common Stock, investors should carefully consider the risks described below. Our business, financial condition, operating results and prospects are subject to the following material risks. Additional risks and uncertainties not presently foreseeable to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of the Company’s Common Stock could decline, and our stockholders may lose all or part of their investment in the shares of the Company’s Common Stock. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be adversely affected. This could cause the trading price of the Company’s Common Stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Please also read carefully the section above entitled “Special Note Regarding Forward-Looking Statements.” References to “we,” “us,” or “our” in this section refer to the Company.

Risks Related to the Merger

The market price for shares of the Company’s Common Stock following the completion of the Merger may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market price of shares of Non-Invasive Monitoring Systems Common Stock.

The Company’s business differs from Gravitics’ business, and, accordingly, the results of operations of the Company following completion of the Merger will be affected by some factors that are different from those currently or historically affecting the results of operations of the Company. Therefore, the Company’s stock price following the Merger could be affected by factors different from those that have historically affected the market price of the Company’s Common Stock. The results of operations of the Company following completion of the Merger may also be affected by factors different from those that currently affect or have historically affected either the Company or Gravitics.

In addition, following completion of the Merger, the Combined Company may seek to raise additional equity financing through one or more underwritten offerings, private placements and/or rights offerings, may award significant amounts of equity securities to its employees as equity compensation, or may issue significant amounts of equity securities as merger consideration in connection with additional acquisitions, which may result in downward pressure on the share price of the Combined Company’s Common Stock. Such issuances would also further dilute the share ownership of existing holders of the Combined Company’s Common Stock, who would therefore own a smaller percentage of the Company with each additional equity issuance.

The lack of a public market for Gravitics Common Stock makes it difficult to evaluate the value of Gravitics. The Company’s Common Stock being issued as Merger Consideration in the Merger may have a value that is less than, or greater than, the fair market value of Gravitics.

The outstanding capital stock of Gravitics is privately held and is not traded in any public market. The lack of a public market makes it extremely difficult to determine the fair market value of Gravitics. Because the percentage of the Company’s Common Stock to be issued to Gravitics stockholders was determined based on negotiations between the parties, it is possible that the value of the Company’s Common Stock to be received by Gravitics’ stockholders will be less than the fair market value of Gravitics, or conversely the Company may pay more than the aggregate fair market value for Gravitics.

The directors and executive officers of the Company and Gravitics have interests and arrangements that may be different from, or in addition to, those of the Company and Gravitics stockholders generally.

Certain officers and directors of the Company and Gravitics participate in arrangements that provide them with interests in the Merger that are different from the interests of the respective stockholders of the Company and Gravitics, including, among others, the continued service as an officer or director of the Combined Company. These interests may have influenced the officers and directors of the Company and Gravitics to support or approve the Merger. For more information concerning the interests of the Company’s and Gravitics’ executive officers and directors, see the sections entitled “Interests of Non-Invasive Monitoring Systems’ Directors and Executive Officers in the Merger” and “Interests of Gravitics’ Directors and Executive Officers in the Merger.”

The Company and Gravitics will incur transaction and merger-related expenses in connection with the Merger.

The Company and Gravitics have incurred and expect to incur a number of non-recurring costs associated with consummating the Merger and combining the operations of the two companies. These costs and expenses include fees paid to financial, legal and accounting advisors, employment-related costs, filing fees, printing expenses and other related charges. Some of these costs are payable by the Company and Gravitics regardless of whether the Merger is completed.

Following completion of the Merger, the Company and Gravitics will also incur integration costs related to the Merger. Although the Company and Gravitics expect that the elimination of duplicative costs and the realization of other efficiencies related to the integration of the businesses may offset incremental transaction and merger-related costs over time, any net benefit may not be achieved in the near term or at all. While the Company and Gravitics have assumed that certain expenses would be incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement, there are many factors beyond their control that could affect the total amount or the timing of the integration and implementation expenses.

The Company and Gravitics may be targets of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Merger from being completed.

Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into merger agreements. Defending against these claims can result in substantial costs and divert management time and resources, even if the lawsuits are without merit. An adverse judgment could result in monetary damages, which could have a negative impact on the Combined Company’s business, results of operations and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Merger, the injunction may delay or prevent the Merger from being completed, which may adversely affect the respective businesses, results of operations and financial condition.

The Company’s stockholders and Gravitics stockholders will each have reduced ownership and voting interests in and will exercise less influence over management of the Combined Company following completion of the Merger.

The Company’s stockholders currently have the right to vote in the election of the Company’s Board and on other matters affecting the Company, and Gravitics stockholders currently have the right to vote in the election of the Gravitics Board and on other matters affecting Gravitics. Upon consummation of the Merger, each stockholder of the Company and each Gravitics stockholder will become a stockholder of the Combined Company with a percentage ownership of the Combined Company that is smaller than such stockholder’s percentage ownership of the Company or Gravitics, as applicable, immediately prior to the Merger. The Merger Agreement provides that immediately following the consummation of the Merger, the former holders of the Company’s Common Stock will own not more than 4.5% of the Outstanding Shares (as defined in the Merger Agreement) and the former holders of Gravitics Common Stock will own not less than 95.5% of the Outstanding Shares. See “The Merger Agreement — Effects of the Merger; Merger Consideration” for more information regarding the calculation of Outstanding Shares. Accordingly, each stockholder of the Company and Gravitics stockholder will have less influence on the management and policies of the Combined Company than such stockholder had on the management and policies of the Company or Gravitics, as applicable, prior to the Merger.

13

The unaudited pro forma condensed combined financial information contained in this prospectus is presented for illustrative purposes only and may not be indicative of the Combined Company’s results of operations or financial condition following the closing of the proposed Merger.

This prospectus includes unaudited pro forma condensed combined financial information for the Combined Company, which give effect to the Merger and should be read in conjunction with the financial statements and accompanying notes of the Company and Gravitics, which are included in this prospectus. The unaudited pro forma condensed combined financial information contained in this prospectus is presented for illustrative purposes only and should not be considered to be an indication of the Combined Company’s results of operations or financial condition following the closing of the Merger. The unaudited pro forma condensed combined financial information has been derived from the historical financial statements of the Company and Gravitics and adjustments, assumptions and preliminary estimates have been made in connection with the preparation of this information. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments, assumptions and estimates are subject to uncertainty.

Moreover, the unaudited pro forma condensed combined financial information does not reflect all costs that are expected to be incurred by the Combined Company in connection with the Merger. For example, the impact of any incremental costs incurred in coordinating the operations of the Company and Gravitics are not reflected in the unaudited pro forma condensed combined financial information. In addition, the unaudited pro forma condensed combined financial information does not include, among other things, estimated cost synergies, adjustments related to integration activities, future acquisitions or disposals not yet known or probable, or impacts of merger-related change in control provisions because the management teams of the Company and Gravitics do not believe any such adjustments would enhance an understanding of the pro forma effects of the Merger.

As a result, the actual results of operations and financial condition of the Combined Company following the closing of the Merger may not be consistent with, or evident from, this unaudited pro forma condensed combined financial information. The assumptions used in preparing the unaudited pro forma condensed combined financial information may not prove to be accurate, and other factors may affect the Combined Company’s results of operations or financial condition following the closing of the Merger. Any potential decline in the Combined Company’s financial condition or results of operations may cause significant variations in the price of the Company’s Common Stock following the closing of the Merger.

The unaudited pro forma condensed combined financial information in this prospectus is based on the best information available, which in part includes a number of estimates and assumptions. These estimates and assumptions may prove not to be accurate, and accordingly, the unaudited pro forma condensed combined financial information should not be assumed to be indicative of what the Combined Company’s financial condition, results of operations or cash flows actually would have been as a stand-alone company or to be a reliable indicator of what the Combined Company’s financial condition or results of operations may actually be in the future.

The Company’s Board did not obtain a third-party valuation or fairness opinion in determining whether to proceed with the Merger, and consequently, the Company’s stockholders will not have the benefit of an independent determination that the Merger Consideration is fair from a financial point of view.

The Company’s Board did not obtain a fairness opinion from an independent investment banking firm or other third-party valuation or appraisal in connection with its determination to approve the Merger and the Merger Agreement. Accordingly, The Company’s stockholders will be relying solely on the judgment of the Company’s Board in determining that the terms of the Merger, including the Merger Consideration, are fair to and in the best interests of the Company’s and its stockholders. The lack of a third-party fairness opinion or independent valuation may also give rise to claims or be a factor that a court considers in determining whether the Company’s Board acted with the requisite standard of care in approving the Merger.

In reaching its determination to approve the merger, the Company’s Board considered a number of factors, including the Company’s financial condition, operating results, business prospects, strategic alternatives, market conditions, and the terms of the Merger Agreement. However, there can be no assurance that the Merger Consideration represents a price that a third party would have determined to be fair from a financial point of view. This means that the per share merger consideration could be less than the fair value of the Company’s Common Stock as might be determined by an independent financial advisor, or that another buyer might have been willing to pay a higher price for the Company’s shares. The absence of a fairness opinion may also make it more difficult for the Company’s Board to defend its decision to approve the Merger against claims that the percentage of shares of Common Stock issued to Gravitics’ stockholders is too high.

The Company may be unable to repay amounts due under our outstanding convertible promissory note if the Merger is not completed, which could materially and adversely affect the Company’s liquidity, financial condition and prospects.

The Company has issued a convertible promissory note in the principal amount of $809,705.75 that is convertible into shares of the Company’s Common Stock. If the proposed Merger is not completed, the Company may be required to repay the outstanding principal amount of the note, together with accrued and unpaid interest and any other amounts due under the note, at a time when it may not have sufficient cash or other resources available to satisfy those obligations. The Company’s ability to repay the note will depend on, among other things, its available cash, cash flows from operations, ability to raise additional capital, the terms of any financing available to the Company and general market conditions, any of which may be unfavorable or unavailable when needed.

If the Company is unable to repay the note when due, it could be in default under the note, which may permit the holder to accelerate amounts owed, pursue remedies against the Company or require the Company to seek additional financing on unfavorable terms. Any such financing may not be available on acceptable terms, or at all, and could result in substantial dilution to the Company’s stockholders if equity or equity-linked securities are issued. Further, the Company does not have the cash resources to pay its existing indebtedness including the convertible promissory note, and a judgment could result in the Company ceasing to operate even as a shell corporation. In addition, if the note is converted into shares of the Company’s Common Stock, existing stockholders may experience dilution and the issuance or potential issuance of such shares could adversely affect the market price of the Company’s Common Stock. Any inability to repay or otherwise satisfy the Company’s obligations under the note could materially and adversely affect its business, financial condition, results of operations and ability to continue as a going concern.

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Risks Related to the Combined Company’s Business

Gravitics has a limited operating history in a nascent industry, which makes it difficult to forecast its revenue, plan its expenses and evaluate its business and future prospects.

Gravitics has a limited operating history in a rapidly evolving industry that may not develop in a manner favorable to its business. The markets for launch services, cargo services, and space systems may not continue to develop in a manner that it expects or that otherwise would be favorable to its business. As a result of its limited operating history and ongoing changes in its new and evolving industry, including evolving demand for its products and services, its ability to forecast its future results of operations and plan for and model future growth is limited and subject to a number of uncertainties. Gravitics has encountered and expects to continue to encounter risks and uncertainties frequently experienced by growing companies in rapidly evolving industries, such as the risks and uncertainties described herein. Accordingly, Gravitics may be unable to prepare accurate internal financial forecasts or replace anticipated revenue that it does not receive as a result of delays arising from these factors, and its results of operations in future reporting periods may be below the expectations of investors or analysts. If Gravitics does not address these risks successfully, its results of operations could differ materially from its estimates and forecasts or the expectations of investors or analysts, causing its business to suffer and the price of our Common Stock to decline.

The Combined Company’s senior management has limited experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

The senior management team to be appointed for the Combined Company upon consummation of the Merger has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, the Combined Company may not be able to operate successfully as a public company, even if its operations are successful. We plan to comply with all of the various rules and regulations that are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

The Combined Company’s management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting company, will be costly because external third-party consultant(s), attorneys, or other firms may have to assist us in following the applicable rules and regulations for each filing on behalf of the Combined Company.

Gravitics’ independent registered public accounting firm has included an explanatory paragraph regarding Gravitics’ ability to continue as a going concern.

The report of Gravitics’ independent registered public accounting firm on Gravitics’ audited financial statements included elsewhere herein contains an explanatory paragraph stating that there is substantial doubt about Gravitics’ ability to continue as a going concern. Gravitics’ audited financial statements as of December 31, 2025 and 2024 and for each of the years then ended have been prepared assuming that Gravitics will continue as a going concern.

Gravitics has incurred significant operating losses and negative cash flows from operations and expects to continue to incur substantial expenses in connection with the execution of its business plan. As a result of these conditions, there can be no assurance that Gravitics will be able to obtain additional financing when needed on acceptable terms, or at all. The inclusion of a going concern explanatory paragraph in the auditor’s report may materially limit Gravitics’ ability to raise additional funds through the issuance of debt or equity securities or otherwise and may cause counterparties, customers, suppliers, and other third parties to have concerns about Gravitics’ ability to meet its contractual obligations.

If Gravitics is unable to raise additional capital as required, it may be forced to curtail or suspend its operations, delay or reduce the scope of its development and commercialization activities, or implement additional cost-reduction measures in order to conserve liquidity. Any such actions could materially harm Gravitics’ business, prospects, financial condition, and results of operations.

The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. If Gravitics is unable to continue as a going concern, investors may lose some or all of their investment in Gravitics’ securities.

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Gravitics’ future revenue and operating results are dependent on its ability to generate a sustainable order rate for its products and services and develop new technologies to meet the needs of its customers or potential new customers.

Gravitics’ financial performance is dependent on its ability to generate a sustainable order rate for its products and services. This can be challenging and may fluctuate on an annual basis as the number of contracts awarded varies. If Gravitics is unable to win new awards or execute existing contracts as expected, its business, results of operations, and financial position could be further adversely affected. Furthermore, if its customers experience delays or technical challenges with their products or services or exercise delay or termination rights under new or existing contracts, its ability to recognize the full potential value of such contracts could also adversely affect its business, results of operations and financial position.

The cyclical nature of the Orbital Carrier services could negatively impact Gravitics’ ability to accurately forecast customer demand. The markets that Gravitics serves may not grow in the future and it may not be able to maintain adequate gross margins or profits in these markets. Gravitics’ growth is dependent on the growth in the sales of services provided by its customers, its customers’ ability to anticipate market trends, and its ability to anticipate changes in the businesses of its customers and to successfully identify and enter new markets. If Gravitics fails to anticipate such changes in demand, or such demand does not materialize to the extent it expects or at all, its business, results of operations, and financial position could be adversely affected.

The Orbital Carrier services industries are each characterized by development of technologies to meet changing customer demand for complex and reliable products and services in space. Gravitics’ products and services embody complex technology and may not always be compatible with current and evolving technical standards and systems developed by others. Failure or delays to meet the requisite and evolving industry or user standards could have a material adverse effect on its business, results of operations, and financial condition. Failure of suppliers to deliver against end customer requirements could lead to a material adverse effect on Gravitics’ financial results.

Gravitics may experience delays or other complications in the design, manufacture and commercialization of new Orbital Carrier services, cargo services, space systems, and related technology. If Gravitics fails to develop and successfully commercialize new technologies, if it fails to develop such technologies before its competitors, or if such technologies fail to perform as expected, or are inferior to those of competitors, Gravitics’ business, financial condition and results of operations could be materially and adversely impacted.

Gravitics expects to require significant additional capital to support business growth, and this capital might not be available on favorable terms, if at all, or may be available only by diluting existing stockholders or putting excessive debt leverage and insolvency risk on its business.

Historically, Gravitics has funded its operations and capital expenditures primarily through equity issuances, debt and cash generated from its operations. Gravitics currently anticipates that its existing cash and cash equivalents and cash flow from operations will not be sufficient to meet its cash needs for the foreseeable future. As a result, Gravitics will require additional financing, and it may not be able to obtain debt or equity financing on favorable terms, if at all. If Gravitics raises equity financing to fund operations or on an opportunistic basis, its stockholders may experience significant dilution of their ownership interests. If it obtains debt financing, the terms of such debt financing may restrict its ability to incur additional indebtedness, require it to maintain certain financial covenants, or restrict its ability to pay dividends. If Gravitics needs additional capital and cannot raise it on acceptable terms, or at all, it may not be able to, among other things, develop new products, technologies and services, enhance its operating infrastructure, expand the markets in which it operates or acquire complementary businesses and technologies.

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Gravitics is incurring significant increased expenses and administrative burdens while pursuing the Merger and will continue to incur these as a public company, which could have an adverse effect on its business, financial condition and results of operations.

As a public company, Gravitics will incur increased legal, accounting, administrative and other costs and expenses that we did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. In addition, expenses associated with SEC reporting requirements are being incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if management, internal auditors, or external auditors identify a material weakness or significant deficiency in Gravitics’ internal control over financial reporting), it could incur additional costs rectifying those issues, and the existence of those issues could adversely affect its reputation or investor perceptions of it. It may also be more expensive to maintain director and officer liability insurance. Risks associated with Gravitics’ status as a public company may make it more difficult to attract and retain qualified persons to serve on its board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require Gravitics to divert a significant amount of money that could otherwise be used to expand its business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Gravitics often relies on a single vendor or a limited number of vendors to provide certain key products or services and the inability of these key vendors to meet its needs could have a material adverse effect on its business.

Historically, Gravitics has contracted with a single vendor or a limited number of vendors to provide certain key products or services. In addition, Gravitics’ manufacturing operations depend on specific technologies and companies for which there may be a limited number of vendors. If these vendors are unable to meet its needs because they fail to perform adequately, are unable to match new technological requirements or problems, or are unable to dedicate engineering and other resources necessary to provide the services contracted for, Gravitics’ business, financial position and results of operations may be adversely affected. While alternative sources for these products, services, and technologies may exist, Gravitics may not be able to develop these alternative sources quickly and cost-effectively, which could materially impair its ability to operate its business. Furthermore, these vendors may request changes in pricing, payment terms, or other contractual obligations, which could cause Gravitics to make substantial additional investments.

Additionally, some of Gravitics’ suppliers’ employees are represented by labor unions. Work stoppages and instability in these suppliers’ relationships with their respective labor unions could delay the production and/or development of Gravitics’ products, which could strain relationships with customers and cause a loss of revenues which would adversely affect Gravitics’ operations.

Gravitics’ Orbital Carriers are subject to manufacturing delays, damage during pre-launch operations, and launch failures, failure of correct orbit insertion or failure of key Orbital Carrier subsystems during mission operations, the occurrence of which could materially and adversely affect its operations.

Delays in the manufacturing of Orbital Carriers, damage during pre-launch operations, launch failures, failure of correct orbit insertion or failure of key Orbital Carrier systems during mission operations could have a material adverse effect on Gravitics’ business, financial condition and results of operations. The loss of, or damage to, an Orbital Carrier could result in significant delays in anticipated revenue to be generated.

If Gravitics’ Orbital Carriers systems fail to operate as intended, it could have a material adverse effect on its business, financial condition and results of operations.

The manufacturing, testing, launching and operation of an Orbital Carrier involves complex processes and technology. Gravitics’ Orbital Carrier systems employ advanced technologies, subsystems and sensors that are exposed to severe environmental stresses that have and could affect their performance. Hardware component problems and software issues could lead to deterioration in performance or loss of functionality of an Orbital Carrier. In addition, human operators may execute improper commands that may negatively impact an Orbital Carrier’s performance. Exposure of Orbital Carriers to an unanticipated catastrophic event, such as collision with space debris, could reduce the performance of, or completely destroy, the affected Orbital Carriers.

Gravitics may experience other problems with its Orbital Carriers that may reduce their performance, and it cannot provide assurances that its Orbital Carriers will continue to operate successfully in space throughout their expected operational lives. Even if an Orbital Carrier is operated properly, technical flaws in an Orbital Carrier’s subsystems or other technical deficiencies or anomalies could significantly hinder its performance. During any period in which an Orbital Carrieris not operational, Gravitics may lose most or all of the revenue that otherwise would have been derived from it. If an Orbital Carrier experiences a significant anomaly such that its type is no longer operational, it would significantly impact Gravitics’ business, prospects and profitability.

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The nature of novel spacecraft technology like Orbital Carriers often requires orbital test flights to demonstrate core functionality and performance. Early mission failures are common due to the inability to perfectly test all features on the ground prior to launch, and this may lead to reasonable but expensive failures that shake investor confidence. Gravitics’ first several missions may not be fully successful even if instrumental in data collection and model validation to support our business goals.

If Gravitics’ Orbital Carriers fail to operate as intended on the first and/or subsequent missions it could have a material negative effect on Gravitics’ business operations, revenue and reputation.

Gravitics’ revenue, results of operations and reputation may be negatively impacted if its products contain defects or fail to operate in the expected manner.

Gravitics sells complex and technologically advanced products and services, including mission services and Orbital Carriers. Sophisticated software used in its products and services, including software developed by it, may contain defects that can unexpectedly interfere with the software’s intended operation. Defects may also occur in components and products that it manufactures or purchases from third parties. Most of the vehicles and spacecraft systems it has developed must function under demanding and unpredictable operating conditions and in harsh and potentially destructive environments. Gravitics’ products and services may not be successfully implemented, pass required acceptance criteria, or operate or give the desired output, or it may not be able to detect and fix all defects in the cargo services and Orbital Carriers it sells and/or uses. Failure to do so could result in lost revenue, damage to its reputation, and may adversely affect its ability to win new contract awards.

Any inability to deploy Gravitics’ spacecraft at its anticipated cadence could adversely impact its business, financial condition and results of operations.

To be successful, Gravitics will need to maintain a sufficient mission rate, which will be negatively impacted if it is not able to operate its Orbital Carriers for any reason, including not being granted appropriate government clearance after a mission failure. Gravitics may be unable to operate at its anticipated cadence for a number of reasons, including, but not limited to, production delays or failures, design and engineering flaws, launch failures, natural disasters, epidemics or pandemics, changes in governmental regulations or in the status of our regulatory approvals or applications, customer delays or cancellations, or other events that force it to cancel or reschedule Orbital Carrier missions.

Disruptions in the supply of key raw materials or components and difficulties in the supplier qualification process, as well as increases in prices of raw materials, could adversely impact Gravitics.

Many raw materials, major components, and product equipment items are procured or subcontracted on a single or sole-source basis. Although Gravitics maintains a qualification and performance surveillance process and it believes that sources of supply for raw materials and components are generally adequate, it is difficult to predict what effects shortages or price increases may have in the future. Gravitics’ ability to manage inventory and meet delivery requirements may be constrained by its suppliers’ inability to scale production and adjust delivery of long-lead time products during times of volatile demand. A supplier’s inability to fill Gravitics’ supply needs would jeopardize its ability to fulfill obligations under commercial and government contracts, which could, in turn, result in reduced sales and profits, contract penalties or terminations, and damage to customer relationships, and could have a material adverse effect on Gravitics’ operating results, financial condition, or cash flows.

Key raw materials and components used in Gravitics’ operations include chemicals; composites; metallics; thrusters and engines; electronic, electro-mechanical and mechanical components; subassemblies; and subsystems that are integrated with the manufactured parts for final assembly into finished products and systems. Gravitics is impacted by increases in the prices of raw materials used in production on fixed-price business. Gravitics monitors sources of supply to attempt to assure that adequate raw materials and other components and supplies needed in manufacturing processes are available. Prolonged disruptions in the supply of any of these key raw materials or components, difficulty completing qualification of new sources of supply, implementing use of replacement materials, components or new sources of supply, or a continuing increase in the prices of raw materials could adversely impact Gravitics.

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The expansion of Gravitics’ operations subjects it to additional risks that can adversely affect its operating results.

Gravitics contemplates further expansion of its operations as part of its growth strategy, including acquisitions and the development and production of its Orbital Carriers. Its current and contemplated operations subject us to a variety of risks, including:

●	recruiting and retaining talented and capable management and employees;
●	competition from other companies with significant market share in those markets and with better understanding of demand;
●	difficulties in enforcing contracts, collecting accounts receivable, and longer payment cycles;
●	regulatory, political or contractual limitations on Gravitics’ ability to operate in certain foreign markets, including trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses;
●	compliance with anti-bribery laws, including without limitation the Foreign Corrupt Practices Act;
●	varying security laws and regulations in other countries;
●	management distraction and constraints on bandwidth from acquisitions;
●	increased management, travel, infrastructure and legal compliance costs associated with having multiple operations and integrating acquisitions;
●	differing regulatory and legal requirements and possible enactment of additional regulations or restrictions on the use, import or export of our products and services, which could delay or prevent the sale or use of Gravitics’ products and services in some jurisdictions;
●	currency translation and transaction risk, which may negatively affect Gravitics’ revenue, cost of net revenue, and gross margins, and could result in exchange losses;
●	heightened exposure to political instability, war and terrorism;
●	continued access to Gravitics’ facilities at lease expiration;
●	weaker protection of intellectual property rights in some countries; and
●	overlapping of different tax regimes.

Any of these risks could harm Gravitics’ operations and reduce its sales, adversely affecting its business, operating results, financial condition and growth prospects.

Space is a harsh and unpredictable environment where Gravitics’ products and service offerings are exposed to a wide and unique range of environmental risks, including, among others, coronal mass ejections, solar flares and other excessive radiation and extreme space weather events, and potential collision with space debris or another spacecraft, which could adversely affect its vehicles and spacecraft performance.

Space weather, including coronal mass ejections and solar flares have the potential to impact the performance and controllability of Orbital Carriers on orbit, including completely disabling them. Although Gravitics has designed substantial protections and has some ability to actively maneuver its Orbital Carriers to avoid potential collisions with space debris or other spacecraft, this ability is limited by, among other factors, uncertainties and inaccuracies in the projected orbit location of and predicted conjunctions with debris objects tracked and catalogued by the U.S. government. Additionally, some space debris is too small to be tracked and therefore its orbital location is completely unknown. Nevertheless, this debris is still large enough to potentially cause severe damage or a failure of our vehicles or spacecraft should a collision occur.

Increased congestion from the proliferation of low Earth orbit constellations could materially increase the risks of potential collision with space debris or another spacecraft and limit or impair Gravitics’ launch flexibility and/or access to its own orbital slots.

Recent years have seen an increase in the number of spacecraft deployed to low earth orbits, and publicly announced plans call for many thousands or even a million additional spacecraft deployments over the coming years. The proliferation of these low Earth orbit constellations could materially increase the risks of potential collision with space debris or another spacecraft and affect Gravitics’ ability to effectively access sufficient orbital slots to support the expected growth across its business.

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Gravitics’ business involves significant risks and uncertainties that may not be covered or coverable by insurance.

A significant portion of Gravitics’ business relates to designing, developing and manufacturing advanced space technology products and services. New technologies may be untested or unproven. Failure of some of these products and services could result in extensive property damage. Accordingly, Gravitics may incur liabilities that are unique to its products and services.

The amount of insurance coverage that Gravitics maintains may not be adequate to cover all claims or liabilities. Existing coverage may be canceled while Gravitics remains exposed to the risk, and it is not possible to obtain insurance to protect against all operational risks, natural hazards and liabilities.

Further, the price and availability of insurance fluctuate significantly. Insurance market conditions or factors outside Gravitics’ control at the time it is in the market for the required insurance, such as failure of launch vehicles and spacecraft, could cause premiums to be significantly higher than current estimates and could reduce amounts of available coverage. The cost of this insurance may continue to increase. Higher premiums on insurance policies will reduce Gravitics’ operating income by the amount of such increased premiums. If the terms of insurance policies become less favorable than those currently available, there may be limits on the amount of coverage that Gravitics can obtain, or it may not be able to obtain insurance at all.

In addition, even though Gravitics carries business interruption insurance policies, any business interruption losses could exceed the coverage available or be excluded from these insurance policies. Any disruption of Gravitics’ ability to operate its business could result in a material decrease in its revenues or significant additional costs to replace, repair, or insure its assets, which could have a material adverse impact on its financial condition and results of operations.

Interruption or failure of Gravitics’ infrastructure could hurt its ability to effectively perform its daily operations and provide and produce its products and services, which could damage its reputation and harm its operating results.

Gravitics is vulnerable to natural disasters and significant disruptions including tsunamis, floods, earthquakes, fires, water shortages, other extreme weather conditions, epidemics or pandemics, acts of terrorism, power shortages and blackouts, aging infrastructure and telecommunications failures. In the event of such a natural disaster or other disruption, Gravitics could experience disruptions to its operations or the operations of suppliers, subcontractors, distributors or customers; destruction of facilities; and/or loss of life.

The availability of many of Gravitics’ products and services depends on the continuing operation of its information technology and communications systems. Any downtime, damage to, or failure of its systems could result in interruptions in its operations and services, which could reduce its revenue and profits. Gravitics’ systems are vulnerable to damage or interruption from floods, fires, power loss, aging infrastructure, telecommunications failures, computer viruses, computer denial of service attacks, or other attempts to harm its systems. Gravitics’ manufacturing facilities are also subject to risks associated with an aging infrastructure. An infrastructure failure could result in the destruction of spacecraft and spacecraft components being manufactured or in inventory, manufacturing delays, or additional costs. Gravitics does not maintain back-up manufacturing facilities or operations. The occurrence of any of the foregoing could result in lengthy interruptions in Gravitics’ operations and services and/or damage its reputation, which could have a material adverse effect on its financial condition and results of operations.

Gravitics’ use of artificial intelligence and machine learning technologies could adversely affect its products and services, harm its reputation, or cause it to incur liability resulting from harm to individuals or violation of laws and regulations or contracts to which it is a party.

Gravitics uses machine learning, artificial intelligence and automated decision-making technologies throughout its business, and is dedicating resources and efforts to continuously improve its use of such technologies. As with many technological innovations, there are significant risks and challenges involved in developing, maintaining and deploying these technologies and there can be no assurance that the usage of such technologies will always enhance its solutions or be beneficial to its business, including its efficiency or profitability.

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In particular, if the models underlying the artificial intelligence, machine learning and automated decision-making technologies that Gravitics develops or uses are: (i) incorrectly designed or implemented; (ii) trained or reliant on incomplete, inadequate, inaccurate, biased or otherwise poor quality data, or on data to which Gravitics did not have sufficient rights or in relation to which it and/or the providers of such data have not implemented sufficient legal compliance measures (including with respect to the processing and protection of such data); (iii) used without sufficient oversight and governance to ensure their responsible and ethical use; and/or (iv) adversely impacted by unforeseen defects, technical challenges, cybersecurity threats or material performance issues, the performance of Gravitics’ products, services and business, as well as its reputation and the reputations of its customers and business partners, could suffer or Gravitics could incur liability resulting from harm to individuals, civil claims or the violation of laws or contracts to which it is a party.

If we fail to implement and maintain an effective system of internal control to remediate our material weakness over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations as a public company or prevent fraud, and investor confidence and the trading prices of our securities may be materially and adversely affected.

Prior to the completion of the Merger, Gravitics has had limited accounting personnel and other resources to address internal controls over financial reporting. In addition, as a privately-held company, Gravitics was not required to evaluate its internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404(a) of the Sarbanes-Oxley Act of 2002.

In the course of preparing the financial statements that are included in this prospectus, Gravitics’ management determined that a material weakness existed within Gravitics’ internal control over financial reporting. The material weaknesses pertained to:

●	a lack of a formalized control environment and oversight of controls over financial reporting;
●	insufficient information technology general controls, including user access controls (impacting segregation of duties); and
●	insufficient personnel within its accounting function to facilitate proper segregation of duties.

Gravitics is in the process of remediating these material weaknesses, but there can be no assurance as to when or if we will fully remediate such material weaknesses. Gravitics’ plan to remediate the material weaknesses in its internal control over financial reporting includes utilizing a portion of working capital to increase staffing within its accounting infrastructure sufficient to facilitate proper segregation of accounting functions and to enable appropriate review of its financial statements. In addition, it plans to retain outside expert consultants specializing in technical accounting and SEC reporting for public company registrants.

If Gravitics fails to achieve and maintain an effective internal control environment, it could result in material misstatements in its financial statements and could also impair its ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, its reputation, business, financial condition and results of operations may be materially and adversely affected. Additionally, ineffective internal control over financial reporting could expose it to increased risk of fraud or misuse of corporate assets and subject it to regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

If Gravitics cannot successfully protect its intellectual property, its business could suffer.

Gravitics relies on a combination of intellectual property rights, trade secrets, contractual protections, and other practices to protect its proprietary information, technologies and processes. It primarily relies on patent, copyright and trade secret laws to protect its proprietary technologies and processes, including the operations systems and technology it uses throughout its business. Others may independently develop the same or similar technologies and processes or may improperly acquire and use information about Gravitics’ technologies and processes, which may allow them to provide products and services similar to Gravitics’, which could harm its competitive position. To the extent Gravitics pursues additional patent protection for its innovations, patents it may apply for may not issue, and patents that do issue or that it acquires may not provide it with any competitive advantages or may be challenged by third parties. There can be no assurance that any patents it obtains will adequately protect its inventions or survive a legal challenge, as the legal standards relating to the validity, enforceability, and scope of protection of patent and other intellectual property rights are uncertain. Gravitics may be required to spend significant resources to monitor and protect its intellectual property rights, and the efforts it takes to protect its proprietary rights may not be sufficient.

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Gravitics relies in part on trade secrets, proprietary know-how and other confidential information to maintain its competitive position. Although it enters into confidentiality and invention assignment agreements with its employees and consultants and enters into confidentiality agreements with the parties with whom it has strategic and business relationships, no assurance can be given that these agreements will be effective in controlling access to and distribution of Gravitics’ proprietary information. Further, these agreements do not prevent Gravitics’ competitors from independently developing technologies that are substantially equivalent or superior to its technologies.

To protect its intellectual property rights, Gravitics may be required to spend significant resources to monitor and protect these rights, and it may or may not be able to detect infringement by third parties. Litigation may be necessary in the future to enforce its intellectual property rights and to protect its trade secrets. Such litigation could be costly, time-consuming and distracting to management and could result in the impairment or loss of portions of its intellectual property. Furthermore, Gravitics’ efforts to enforce its intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of its intellectual property rights. Gravitics’ inability to protect its proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of management’s attention and resources, could delay future sales and introductions of new capabilities, result in substituting inferior or more costly technologies into its business, or injure Gravitics’ reputation. In addition, Gravitics may be required to license additional technology from third parties to develop and market new capabilities, and it cannot assure you that it could license that technology on commercially reasonable terms or at all, and its inability to license this technology could harm its ability to compete.

We may need to initiate lawsuits to protect or enforce our patents or other proprietary rights, which would be expensive and, if unsuccessful, may cause us to lose some of our intellectual property rights.

In order to protect or enforce our patent and other intellectual property rights, it may be necessary for us to initiate patent or other intellectual property litigation proceedings against third parties, such as infringement suits or interference proceedings. These lawsuits could be expensive, take significant time and could divert management’s attention from other business concerns. These lawsuits could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not being issued. Further, these lawsuits may also provoke the defendants to assert claims against us. The patent position of aerospace and space technology firms is highly uncertain, involves complex legal and factual questions and has recently been the subject of much litigation. There can be no assurance that we will prevail in any such suits or proceedings or that the damages or other remedies awarded to us, if any, will be commercially valuable.

Business or economic disruptions in the United States or elsewhere in the world could seriously harm our business.

Broad-based business or economic disruptions could adversely affect our business. Adverse changes in global or regional economic conditions periodically occur, including recession or slowing growth, changes, or uncertainty in fiscal, monetary or trade policy, higher interest rates, tighter credit, inflation, lower capital expenditures by businesses, increases in unemployment and lower consumer confidence and spending. Such adverse changes could result from geopolitical and security issues, such as armed conflict and civil or military unrest, political instability, human rights concerns and terrorist activity, catastrophic events such as natural disasters and public health issues (including the COVID-19 pandemic), supply chain interruptions, new or revised export, import or doing business regulations, including trade sanctions and tariffs or other global or regional occurrences.

For example, Russia’s invasion of Ukraine has prompted the U.S. and other countries to announce sanctions against Russia, which could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, particularly if current or new sanctions continue for an extended period of time or if geopolitical tensions result in expanded military operations on a global scale. In addition, the recent invasion of Ukraine by Russia, and the impact of sanctions against Russia and the potential for retaliatory acts from Russia, could result in increased cyberattacks against U.S. companies. The full effect of this military conflict and related sanctions on the global economy and our existing and prospective customers, and as a result, our business, remains uncertain.

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Business shutdowns or disruptions resulting from public health emergencies, natural disasters, or other catastrophic events could impair our ability to manufacture or sell our products, which would adversely affect our business, financial condition and results of operations.

If we lose key personnel or are unable to attract and retain qualified personnel, our business could be harmed, and our ability to compete could be impaired.

Our success depends, to a significant degree, upon the continued contributions of the members of our senior management and highly credentialed scientists. If we lose the services of one or more of these people, we may be unable to achieve our business objectives. We may be unable to attract and retain personnel with the advanced technical qualifications or managerial experience necessary for the development of our business and products or commercialization of our products. In addition, our current employees are at-will employees, which means that either we or the employee may terminate the employment relationship at any time, and our agreements with our independent contractors generally extend only on a monthly basis after an initial term, with the ability of either party to terminate the agreement upon prior notice to the other party.

We face intense competition from many worldwide space and defense manufacturers, most of which have greater financial resources than we do.

We face, and will continue to face, intense competition from organizations such as large, diverse aerospace and defense companies with extensive product development and manufacturing capabilities, as well as smaller specialized companies, that have developed and are attempting to develop large space structures including orbital carriers, cargo logistics spacecraft, and space station modules, and provide related engineering and technical services. Although we believe that we have significant competitive advantages over other organizations, our competitors may develop and commercialize products and technologies that compete with our products and technologies. Organizations that compete with us may have substantially greater financial resources than we do and may be able to: (i) provide broader services and product lines; (ii) make greater investments in research and development; (iii) carry on larger research and development initiatives; (iv) undertake more extensive marketing campaigns; and (v) adopt more aggressive pricing policies than we can. Our competitors may also have greater name recognition and better access to customers than we do. We also expect to continue to face competition from alternative technologies. Our technology and products may be rendered obsolete or uneconomical by advances in existing technological approaches or products or the development of different approaches or products by one or more of our competitors.

Security breaches, loss of data and other disruptions could compromise sensitive information related to our business, prevent us from accessing critical information or expose us to liability, which could adversely affect our business and our reputation.

We utilize information technology systems and networks to process, transmit and store electronic information in connection with our business activities. As the use of digital technologies has increased, cyber incidents, including deliberate attacks and attempts to gain unauthorized access to computer systems and networks, have increased in frequency and sophistication. These threats pose a risk to the security of our systems and networks and the confidentiality, availability and integrity of our data, all of which are vital to our operations and business strategy. There can be no assurance that we will be successful in preventing cyber-attacks or successfully mitigating their effects.

Despite the implementation of security measures, our computer systems and those of our current and future third-party service providers are vulnerable to damage or disruption from hacking, computer viruses, software bugs, unauthorized access or disclosure, natural disasters, terrorism, war and telecommunication, equipment and electrical failures. In addition, there can be no assurance that we will promptly detect any such disruption or security breach, if at all. Unauthorized access, loss or dissemination could disrupt our operations, including our ability to conduct research and development activities, process and prepare company financial information and manage various general and administrative aspects of our business. To the extent that any such disruption or security breach results in a loss of or damage to our data or applications, or inappropriate disclosure or theft of confidential, proprietary or personal information, we could incur liability, suffer reputational damage or poor financial performance or become the subject of regulatory actions by federal, state or non-U.S. authorities, any of which could adversely affect our business.

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We may be subject to legal proceedings in the ordinary course of our business. If the outcomes of these proceedings are adverse to us, it could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to various litigation matters from time to time, which could have a material adverse effect on our business, financial condition and results of operations. Claims arising out of actual or alleged violations of law could be asserted against us by individuals, either individually or through class actions, by governmental entities in civil or criminal investigations and proceedings or by other entities. These claims could be asserted under a variety of laws, including but not limited to consumer finance laws, consumer protection laws, intellectual property laws, privacy laws, labor and employment laws, securities laws and employee benefit laws. These actions could expose us to adverse publicity and to substantial monetary damages and legal defense costs, injunctive relief and criminal and civil fines and penalties, including but not limited to suspension or revocation of licenses to conduct business.

Third parties may allege that Gravitics’ technology violates their proprietary data or intellectual property rights, which could have a negative impact on Gravitics’ operations.

If any of Gravitics’ technology violates proprietary rights, including copyrights and patents, third parties may assert infringement claims against it. Certain software modules and other intellectual property used by Gravitics or in its spacecraft, components, and spacecraft systems make use of or incorporate licensed software components and other licensed technology. These components are developed by third parties over whom Gravitics has no control. Any claims brought against Gravitics may result in limitations on its ability to use the intellectual property subject to these claims. Gravitics may be required to redesign its spacecraft, components, and spacecraft systems or to obtain licenses from third parties to continue its offerings without substantially re-engineering such products or systems. Gravitics’ intellectual property rights may be invalidated, circumvented, challenged, infringed or required to be licensed to others. An infringement or misappropriation could harm any competitive advantage Gravitics currently derives or may derive from its proprietary rights.

Indemnity provisions in various agreements potentially expose Gravitics to substantial liability for intellectual property infringement and other losses.

Gravitics’ agreements with certain other parties include indemnification provisions, under which Gravitics agrees to indemnify these parties for losses suffered or incurred as a result of claims of intellectual property infringement and, in some cases, for damages caused by Gravitics to property or persons. The term of these indemnity provisions is generally perpetual after execution of the corresponding agreement. Large indemnity payments could harm Gravitics’ business, operating results and financial condition.

The release, unplanned ignition, explosion, or improper handling of dangerous materials used in Gravitics’ business could disrupt its operations, adversely affect its financial results, and lead to significant liabilities.

Gravitics’ business operations involve the handling, production and disposition of potentially explosive and ignitable energetic materials and other dangerous chemicals, including materials used in rocket propulsion. The handling, production, transport and disposition of hazardous materials could result in incidents that temporarily shut down or otherwise disrupt its manufacturing operations and cause production delays. A release of these chemicals or an unplanned ignition or explosion could result in death or significant injuries to employees and others. Material property damage to Gravitics or third parties could also occur. Extensive regulations apply to the handling of explosive and energetic materials, including but not limited to regulations governing hazardous substances and hazardous waste. The failure to properly store and ultimately dispose of such materials could create significant liability and/or result in regulatory sanctions. Any release, unplanned ignition, or explosion could expose Gravitics to adverse publicity or liability for damages or cause production delays, any of which could have a material adverse effect on its operating results, financial condition and/or cash flows.

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If Gravitics experiences cost overruns on its contracts, it would have to absorb the excess costs which could adversely affect its financial results.

The majority of Gravitics’ net sales are from fixed-price contracts. Under fixed-price contracts, Gravitics agrees to perform specified work for a fixed price and realize all of the profit or loss resulting from variations in the costs of performing the contract. As a result, all fixed-price contracts involve the inherent risk of unreimbursed cost overruns. To the extent Gravitics incurs unanticipated cost overruns on a fixed-price contract, its profitability would be adversely affected. Future profitability is subject to risks including the ability of suppliers to deliver components of acceptable quality on schedule.

Gravitics’ fixed-price contracts include development work. This type of work is inherently more uncertain as to future events than non-development contracts, and, as a result, there is typically more variability in estimates of the costs to complete the development stage. While management uses its best judgment to estimate costs associated with fixed-price development, future events could result in adjustments to those estimates.

Gravitics’ operating results may vary significantly from quarter to quarter.

Gravitics expects that its revenue and operating results will vary from quarter to quarter. Reductions in revenue in a particular quarter could lead to lower profitability in that quarter because a relatively large amount of its expenses are fixed in the short-term. Gravitics may incur significant operating expenses during the start-up and early stages of large contracts and may not be able to recognize corresponding revenue in that same quarter. It may also incur additional expenses when contracts are terminated or expire and are not renewed.

In addition, payments due to Gravitics from its customers may be delayed due to billing cycles or as a result of failures of government budgets to gain congressional and administration approval in a timely manner. The U.S. government’s fiscal year ends September 30. If a federal budget for the next federal fiscal year has not been approved by that date in each year, Gravitics’ customers may have to suspend engagements until a budget has been approved. Any such suspensions may reduce Gravitics’ revenue in the fourth quarter of the federal fiscal year or the first quarter of the subsequent federal fiscal year. The U.S. government’s fiscal year end can also trigger increased purchase requests from customers for equipment and materials.

Any increased purchase requests Gravitics’ receives as a result of the U.S. government’s fiscal year end would serve to increase its third or fourth quarter revenue, but will generally decrease profit margins for that quarter, as these activities generally are not as profitable as our typical offerings.

Additional factors that may cause Gravitics’ financial results to fluctuate from quarter to quarter include those addressed elsewhere in this “Risk Factors” section and the following factors, among others:

●	the terms of customer contracts that affect the timing of revenue recognition;
●	variability in demand for services and solutions;
●	commencement, completion or termination of contracts during any particular quarter;
●	timing of shipments and product deliveries;
●	timing of award or performance incentive fee notices;
●	timing of significant bid and proposal costs;
●	the costs of remediating unknown defects, errors or performance problems of product offerings;
●	variable purchasing patterns under blanket purchase agreements and other indefinite delivery/ indefinite quantity contracts;
●	restrictions on and delays related to the export of defense articles and services;
●	costs related to government inquiries;
●	strategic decisions by Gravitics or its competitors, such as acquisitions, divestitures, spin-offs and joint ventures;
●	strategic investments or changes in business strategy;
●	changes in the extent to which Gravitics uses subcontractors;
●	seasonal fluctuations in staff utilization rates;
●	changes in effective tax rate, including changes in Gravitics’ judgment as to the necessity of the valuation allowance recorded against our deferred tax assets; and
●	the length of sales cycles.

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Changes in Gravitics’ accounting estimates and assumptions could negatively affect its financial position and results of operations.

Gravitics prepares its financial statements in accordance with GAAP. These accounting principles require it to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of its financial statements. It is also required to make certain judgments that affect the reported amounts of revenues and expenses during each reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Certain future operational facilities may require significant expenditures in capital improvements and operating expenses to develop and foster basic levels of service needed for operations, and the ongoing need to maintain existing operational facilities requires Gravitics to expend capital.

As part of its growth strategy, Gravitics may need to acquire, build or utilize additional facilities. Construction of incremental factories or other facilities in which it conduct its operations may require significant capital expenditures to develop, and in the future Gravitics may be required to make similar expenditures to expand, improve or construct adequate facilities for its operations. If it cannot access needed capital, it may not be able to execute on its growth strategy, take advantage of future opportunities or respond to competitive pressures. If the costs of funding new locations or renovations or enhancements at existing locations exceed budgeted amounts or the time for building or renovation is longer than anticipated, its business, financial condition and results of operations could be materially adversely affected.

If Gravitics expands outside the United States, it will be exposed to a variety of risks associated with international operations that could materially and adversely affect its business.

As part of its growth strategy, Gravitics may further expand internationally. In that event, it would be subject to additional risks related to entering into other international business relationships, including:

●	restructuring its operations to comply with local regulatory regimes;
●	identifying, hiring and training highly skilled personnel;
●	unexpected changes in tariffs, trade barriers and regulatory requirements;
●	economic weakness, including inflation, or political instability in foreign economies and markets;
●	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;
●	foreign taxes, including withholding of payroll taxes;
●	the need for U.S. government approval to operate its spacecraft systems outside the United States;
●	foreign currency fluctuations, which could result in increased operating expenses and reduced revenue;
●	government appropriation of assets;
●	workforce uncertainty in countries where labor unrest is more common than in the United States; and
●	disadvantages of competing against companies from countries that are not subject to U.S. laws and regulations, including anti-corruption laws and anti-money laundering regulations, as well as exposure of foreign operations to liability under these regulatory regimes.

Natural disasters, unusual weather conditions, epidemic outbreaks, terrorist acts and political events could disrupt Gravitics’ business and flight schedule.

The occurrence of one or more natural disasters such as tornadoes, hurricanes, fires, floods and earthquakes, unusual weather conditions, epidemic or pandemic outbreaks, terrorist attacks or disruptive political events in certain regions where Gravitics’ facilities are located, or where our third-party contractors’ and suppliers’ facilities are located, could adversely affect Gravitics’ business. Severe weather, such as rainfall, snowfall or extreme temperatures, may impact the ability for spacecraft to operate as planned, resulting in additional expense to reschedule the operation and customer travel plans, thereby reducing sales and profitability. Terrorist attacks, actual or threatened acts of war or the escalation of current hostilities, or any other military or trade disruptions impacting domestic or foreign suppliers of components of Gravitics’ products, may impact its operations by, among other things, causing supply chain disruptions and increases in commodity prices, which could adversely affect raw material or transportation costs. These events also could cause or act to prolong an economic recession or depression in the United States or abroad. To the extent these events also impact one or more of Gravitics’ suppliers or contractors or result in the closure of any of their facilities, Gravitics may be unable to maintain spacecraft schedules, provide other support functions to its partners’ programs or fulfill our other contracts. In addition, the disaster recovery and business continuity plans Gravitics has in place currently are limited and are unlikely to prove adequate in the event of a serious disaster or similar event. Gravitics may incur substantial expenses as a result of the limited nature of its disaster recovery and business continuity plans and, more generally, any of these events could cause consumer confidence and spending to decrease, which could adversely impact its operations.

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Any acquisitions, partnerships or joint ventures that Gravitics enters into could disrupt its operations and have a material adverse effect on its business, financial condition and results of operations.

From time to time, Gravitics may evaluate potential strategic acquisitions of businesses, including partnerships or joint ventures with third parties. It may not be successful in identifying acquisition, partnership and joint venture candidates. In addition, it may not be able to continue the operational success of such businesses or successfully finance or integrate any businesses that it acquires or with which it forms a partnership or joint venture. It may have potential write-offs of acquired assets and/or an impairment of any goodwill recorded as a result of acquisitions. Furthermore, the integration of any acquisition may divert management’s time and resources from Gravitics’ core business and disrupt its operations or may result in conflicts with its business. Any acquisition, partnership or joint venture may not be successful, may reduce cash reserves, may negatively affect earnings and financial performance and may increase our indebtedness. Gravitics cannot ensure that any acquisition, partnership or joint venture it makes will not have a material adverse effect on its business, financial condition and results of operations.

If Gravitics’ prime contractors fail to maintain their relationships with their counterparties and fulfill their contractual obligations, Gravitics’ performance as a subcontractor and its ability to obtain future business could be materially and adversely impacted and its actual results could differ materially and adversely from those anticipated.

Gravitics acts as a subcontractor to prime contractors on multiple government contracts. Its performance as a subcontractor on a government contract is dependent on the prime contractor’s ability to satisfactorily maintain its relationship with the government and fulfill its obligations under its contracts. A failure by the prime contractors to fulfill their obligations under their contracts could result in the termination of the prime contract or delayed revenue generation and recognition, thereby resulting in either the termination of or material modifications to Gravitics’ subcontract. If any significant subcontract is terminated or delayed in this manner, it could cause Gravitics’ actual results to differ materially and adversely from those anticipated.

Gravitics is subject to extensive government regulations, and changes in laws or regulations or the manner of their interpretation or enforcement could adversely impact our financial performance and restrict our ability to operate our business or execute our strategies.

Gravitics sells its products and solutions, to the U.S. government and to customers whose products are sold or services are provided to the U.S. government, and therefore it must comply with numerous laws and regulations, for which compliance is costly.

New laws or regulations, or changes in existing laws or regulations or the manner of their interpretation or enforcement, could increase Gravitics’ cost of doing business and restrict its ability to operate its business or execute its strategies. There may be significant changes in U.S. laws and regulations and international trade agreements that could affect a wide variety of industries and businesses, including those businesses Gravitics owns and operates. In particular, as a contractor subject to terms of U.S. government contracts, Gravitics is heavily regulated in most fields in which it operate.

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Gravitics engages with numerous U.S. governmental agencies and entities, and when working with these and other entities, it must comply with and is affected by certain laws and regulations relating to the formation, administration and performance of government contracts. Some significant laws and regulations that may affect us include the following:

●	the Federal Acquisition Regulation, and agency regulations supplemental to the Federal Acquisition Regulation, which regulate the formation, administration and performance of U.S. government contracts;
●	the False Statements Act, which imposes civil and criminal liability for making false statements to the U.S. government;
●	the Truthful Cost or Pricing Data Statute, which requires certification and disclosure of cost and pricing data in connection with the negotiation of certain contracts, modifications or task orders;
●	the Procurement Integrity Act, which regulates access to competitor bid and proposal information and certain internal government procurement sensitive information, and the ability to provide compensation to certain former government procurement officials;
●	laws and regulations restricting the ability of a contractor to provide gifts or gratuities to employees of the U.S. government, including the FCPA, which prohibits U.S. citizens and entities from bribing foreign government officials to benefit their business interests;
●	post-government employment laws and regulations, which restrict the ability of a contractor to recruit and hire current employees of the U.S. government and deploy former employees of the U.S. government;
●	laws, regulations and executive orders restricting the handling, use and dissemination of information classified for national security purposes or determined to be “controlled unclassified information” or “for official use only,” and the export of certain products, services and technical data, including requirements regarding any applicable licensing of employees involved in such work;
●	laws, regulations, and executive orders regulating the handling, use and dissemination of personally identifiable information in the course of performing a U.S. government contract;
●	International trade compliance laws, regulations, and executive orders that prohibit business with certain sanctioned entities and require authorization for certain exports or imports in order to protect national security and global stability, including regulations governing the manufacture, sale and distribution of defense and space-related articles and services as defined in the United States Munitions List;
●	laws, regulations and executive orders governing organizational conflicts of interest that may restrict our ability to compete for certain U.S. government contracts because of the work that we currently perform for the U.S. government or may require that we take measures such as firewalling off certain employees or restricting their future work activities due to the current work that they perform under a U.S. government contract;
●	laws, regulations and executive orders that impose requirements on us to ensure compliance with requirements and protect the U.S. government from risks related to our supply chain such as compliance with Cybersecurity Maturity Model Certification;
●	laws, regulations, and mandatory contract provisions providing protections to employees or subcontractors seeking to report alleged fraud, waste and abuse related to a U.S. government contract;
●	the Contractor Business Systems rule, which authorizes government agencies to withhold a portion of payments if a provider is determined to have a significant deficiency in its accounting, cost estimating, purchasing, earned value management, material management and accounting, and/or property management system; and
●	the Cost Accounting Standards and Cost Principles, which impose accounting and allowability requirements that govern providers’ right to reimbursement under certain cost-based U.S. government contracts and require consistency of accounting practices over time.

The U.S. government may revise its procurement practices or adopt new contract rules and regulations at any time. In addition to federal laws and regulations, Gravitics is also subject to various local government regulations and procurement policies and practices, including regulations relating to import-export control, investments, exchange controls, and repatriation of earnings, as well as varying currency, political and economic risks.

The U.S. government has a broad range of actions it can instigate to enforce its procurement laws and policies. These include proposing debarment or suspending for a contractor, certain of its operations or individual employees or debarring a contractor, certain of its operations or individual employees from future government business. In addition to criminal, civil, and administrative actions by the U.S. government, under The False Claims Act, an individual alleging fraud related to payments under a U.S. government contract or program may file a qui tam lawsuit against us on behalf of the government; if successful in obtaining a judgment or settlement, the individual filing the suit may receive up to 30% of the amount recovered by the government. If Gravitics were to be subject to an enforcement action by the U.S. government, it could materially and adversely affect its reputation, the willingness of its current or prospective customers to do business with it and its results of operations.

Inflationary pressures and persistently high prices and uncertain availability of inputs used by us and our suppliers, or instability in logistics and related costs, could negatively impact our profitability. Tariffs implemented or proposed by the current U.S. administration may also negatively impact the cost structure of our supply chain, and the Company may not be able to pass these price increases on to its customers.

Increases in prices, including because of inflation and rising interest rates, for inputs that we and our suppliers use in manufacturing products, systems, components and parts, or increases in logistics and related costs, have led in the past and may lead in the future to higher production costs for parts, components and vehicles. Geopolitical risks, fluctuations in supply and demand, fluctuations in interest rates, any weakening of the U.S. dollar in comparison with other currencies, and other economic and political factors have created and may continue to create pricing pressure for our inputs. These inflationary pressures could, in turn, negatively impact our profitability because we may not be able to pass all of those costs on to our customers or require our suppliers to absorb such costs.

Changes to United States tariff and import/export regulations may have a material adverse effect on our business, financial condition and results of operations.

The United States has recently enacted and proposed to enact significant new tariffs. Additionally, President Trump has directed various federal agencies to further evaluate key aspects of U.S. trade policy and there has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. There continues to exist significant uncertainty about the future relationship between the U.S. and other countries with respect to such trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the U.S. Any of these factors could depress economic activity and restrict our access to suppliers or customers and have a material adverse effect on our business, financial condition and results of operations.

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Risks Related to the Combined Company Following the Merger

While listing the Common Stock of the Combined Company on Nasdaq is a precondition to this offering, if we do not meet Nasdaq’s continuing listing requirements in the future, we could be delisted and there can be no assurance that an active and liquid public market will fully develop or be sustained.

The Company has applied to list the Common Stock of the Combined Company on Nasdaq. Notwithstanding such listing, there can be no assurance that an active or liquid public market will fully develop or be sustained. In addition, if we do not meet Nasdaq’s continuing listing requirements, including Nasdaq requirements related to maintenance of a minimum stock price, the aggregate market value of the Common Stock of the Combined Company, and the number of public holders of the Common Stock of the Combined Company, we could be delisted by Nasdaq. In the absence of an active or liquid public market:

●	investors may have difficulty buying and selling or obtaining market quotations;
●	market visibility for our securities may be limited; and
●	a lack of visibility for our securities may have a depressive effect on any market price for our securities.

Moreover, there can be no assurance that securities analysts of brokerage firms will provide coverage of the Company, if at all. In the event there is no active or liquid public market for the Common Stock of the Combined Company or coverage of the Company by securities analysts of brokerage firms, you may be unable to dispose of the Common Stock of the Combined Company at desirable prices or at all. Moreover, there is a risk that the Common Stock of the Combined Company could be delisted from Nasdaq or any other trading market on which it may be listed or quoted.

The lack of an active trading or liquid public market may impair our ability to raise capital to continue to fund operations by selling securities and may impair our ability to use our securities as consideration for future acquisitions.

The trading price and volume of the Common Stock of the Combined Company may be volatile following the Merger.

The trading price and volume of the Common Stock of the Combined Company may be volatile following completion of the Merger. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of the Common Stock of the Combined Company. As a result, you may suffer a loss on your investment.

The market for the Common Stock of the Combined Company will depend on a number of factors, most of which the Combined Company cannot control, including:

●	general economic conditions within the U.S. and internationally, including changes in interest rates;
●	general market conditions, including fluctuations in commodity prices;
●	domestic and international economic, legal and regulatory factors unrelated to the Combined Company’s performance;
●	actual or anticipated fluctuations in the Combined Company’s quarterly and annual results and those of its competitors;
●	quarterly variations in the rate of growth of the Combined Company’s financial indicators, such as revenue, EBITDA, net income and net income per share;
●	the businesses, operations, results and prospects of the Combined Company;
●	the operating and financial performance of the Combined Company;
●	future mergers and strategic alliances;
●	changes in government regulation, taxes, legal proceedings or other developments;
●	shortfalls in the Combined Company’s operating results from levels forecasted by securities analysts;
●	changes in revenue or earnings estimates, or changes in recommendations by equity research analysts;
●	failure of the Combined Company to achieve the perceived benefits of the Merger as rapidly as or to the extent anticipated by financial or industry analysts;
●	speculation in the press or investment community;
●	the failure of research analysts to cover the Combined Company’s Common Stock;
●	sales of Common Stock by the Combined Company, large stockholders or management, or the perception that such sales may occur;
●	changes in accounting principles, policies, guidance, interpretations or standards;
●	announcements concerning the Combined Company or its competitors;
●	public reaction to the Combined Company’s press releases, other public announcements and filings with the SEC;
●	strategic actions taken by competitors;
●	actions taken by the Combined Company stockholders;

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●	additions or departures of key management personnel;
●	maintenance of acceptable credit ratings or credit quality;
●	the general state of the securities markets; and
●	the risk factors described in this prospectus and the documents included in this prospectus.

These and other factors may impair the market for the Common Stock of the Combined Company and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for the Common Stock of the Combined Company to fluctuate substantially, which may negatively affect the price and liquidity of the Common Stock of the Combined Company. Many of these factors and conditions are beyond the control of the Combined Company or the Combined Company stockholders.

Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against the Combined Company, could result in very substantial costs, divert management’s attention and resources and harm the Combined Company’s business, operating results and financial condition.

If our shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our shares may be adversely affected.

If we fail to meet certain criteria specified in the federal securities laws, including with respect to our reported net tangible assets, transactions in our shares may become subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such shares to persons other than institutional accredited investors must:

●	make a special written suitability determination for the purchaser;
●	receive the purchaser’s written agreement to the transaction prior to sale;
●	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and
●	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our shares become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions, and trading activity in our shares may be adversely affected. As a result, the market price of our shares may be depressed, and you may find it more difficult to sell our shares. We believe that we are currently not subject to the “penny stock” rules, but that could change in the future.

The sale of significant amounts of shares in the market, or the perception that such sales could occur, would have a material adverse effect on the market price of our shares.

Any sale of significant amounts of shares in the market, or the prospect of any such sale, would have a material adverse effect on the future market price for our shares or on our ability to obtain future financing. Any of the foregoing may have a depressive effect on the price of our shares.

Financial Industry Regulatory Authority sales practice requirements may also limit your ability to buy and sell the Common Stock of the Combined Company, which could depress the price of our shares.

Financial Industry Regulatory Authority (“FINRA”) rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy the Common Stock of the Combined Company, which may limit your ability to buy and sell our shares once publicly traded, have an adverse effect on the market for the Common Stock of the Combined Company and thereby depress our share price.

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We do not anticipate that the Combined Company will pay dividends on its Common Stock in the foreseeable future.

The Combined Company intends to retain all of its earnings, if any, for the foreseeable future to finance the operation and expansion of its business. As a result, you may only receive a return on your investment in the Common Stock of the Combined Company if the market price of the Common Stock increases and you sell your shares.

Risks Related to Ownership of the Company’s Securities and this Offering

The price of the Company’s Common Stock may be volatile.

If a public trading market does develop for the Company’s Common Stock, its market price is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	the concentration of the ownership of our shares by a limited number of affiliated stockholders may limit interest in our securities;

●	limited “public float” with a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for the Company’s Common Stock;

●	additions or departures of key personnel;

●	loss of a strategic relationship;

●	variations in operating results from the expectations of securities analysts or investors;

●	announcements of new products or services by us or our competitors;

●	reductions in the market share of our products;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	investor perception of our industry or prospects;

●	insider selling or buying;

●	investors entering into short sale contracts;

●	regulatory developments affecting our industry;

●	changes in our industry;

●	competitive pricing pressures;

●	our ability to obtain working capital financing;

●	sales of the Company’s Common Stock;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	revisions in securities analysts’ estimates or reductions in security analysts’ coverage; and

●	economic and other external factors.

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Many of these factors are beyond our control and may decrease the market price of the Company’s Common Stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for the Company’s Common Stock will be at any time, including as to whether the Company’s Common Stock will sustain current market prices, or as to what effect that the sale of shares or the availability of the Company’s Common Stock for sale at any time will have on the prevailing market price.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

There is no assurance that an investment in our securities will earn any positive return.

There is no assurance that an investment in our securities will earn any positive return. An investment in our securities involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in our securities is appropriate only for investors who have the capacity to absorb a loss of some or all of their investment.

There can be no assurance that we will be able to comply with the Nasdaq continued listing standards, a failure of which could result in a delisting of our securities.

Our Common Stock is quoted on the OTC Markets Pink Limited Market under the symbol “NIMU.” We have applied to apply to list our Common Stock on the Nasdaq Capital Market. There is no assurance that our Common Stock will ever be listed on the Nasdaq Capital Market or that we will be able to comply with such applicable listing standards. Should our Common Stock become listed on the Nasdaq Capital Market, in order to maintain that listing, Nasdaq requires that we satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock or prevent future non-compliance with the listing requirements.

If, for any reason, we should fail to maintain compliance with these listing standards and Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders:

●	the liquidity of our Common Stock;

●	the market price of our Common Stock;

●	our ability to obtain financing for the continuation of our operations;

●	the number of investors that will consider investing in our Common Stock;

●	the number of market makers in our Common Stock;

●	the availability of information concerning the trading prices and volume of our Common Stock; and

●	the number of broker-dealers willing to recommend to investors that they purchase shares of our Common Stock.

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The Company’s Common Stock may be thinly traded, and investors may be unable to sell some or all of their shares at the price they would like, or at all, and sales of large blocks of shares may depress the price of the Company’s Common Stock.

The Company’s Common Stock has historically been sporadically or “thinly-traded,” meaning that the number of persons interested in purchasing shares of the Company’s Common Stock at prevailing prices at any given time may be relatively small or nonexistent. As a consequence, there may be periods of several days or more when trading activity in shares of the Company’s Common Stock is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. This could lead to wide fluctuations in our share price. Investors may be unable to sell their Common Stock at or above their purchase price, which may result in substantial losses. Also, as a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of shares of the Company’s Common Stock in either direction. The price of shares of the Company’s Common Stock could, for example, decline precipitously in the event a large number of share of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price.

The Company’s Common Stock is currently considered to be a “penny stock” and, as such, the market for the Company’s Common Stock will be further limited by certain SEC rules applicable to penny stocks.

As long as the price of the Company’s Common Stock remains below $5.00 per share or we have net tangible assets of $2,000,000 or less, our shares of Common Stock will be subject to certain “penny stock” rules promulgated by the SEC. Those rules impose certain sales practice requirements on brokers who sell penny stock to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000). For transactions covered by the penny stock rules, the broker must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to the sale. Furthermore, the penny stock rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices and disclosure of the compensation to the brokerage firm and disclosure of the sales person working for the brokerage firm. These rules and regulations make it more difficult for brokers to sell our shares of the Company’s Common Stock and limit the liquidity of our securities.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and could cause the price of our securities to decline.

There is currently a limited U.S. public market for our Common Stock, the stock price of our Common Stock may be volatile or may decline regardless of our operating performance and you may not be able to resell your Common Stock at or above the price you acquired such Common Stock.

Since there is a limited U.S. public market for our Common Stock, the stock price of our Common Stock may be volatile or may decline regardless of our operating performance. Due to the limited U.S. public market for our Common Stock you may not be able to resell your Common Stock at or above the price you acquired such Common Stock.

Further, having a limited trading market in the United States may also impair our ability to raise capital by selling our Common Stock and may impair our ability to enter into strategic collaborations or acquire companies or products by using our Common Stock as consideration.

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There is no assurance that an investment in our securities will earn any positive return.

There is no assurance that an investment in our securities will earn any positive return. An investment in our securities involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in our securities is appropriate only for investors who have the capacity to absorb a loss of some or all of their investment.

Sales of a substantial number of our Common Stock following this offering may adversely affect the market price of our Common Stock and the issuance of additional shares will dilute all other shareholders.

Sales of a substantial number of shares of our Common Stock in the public market or otherwise following this offering, or the perception that such sales could occur, could adversely affect the market price of our Common Stock. After completion of this offering and the issuance of the Common Stock in this offering there will be [●] shares of Common Stock outstanding (without giving effect to the exercise by the underwriters of the over-allotment option), of which [●] shares of Common Stock have registration rights and a resale registration statement is on file and expected to be effective in close proximity to this offering. In addition, our Articles of Incorporation permits the issuance of [●] shares of Common Stock. Thus, we could issue substantial amounts of Common Stock in the future, which would dilute the percentage ownership held by the investors who purchase Common Stock in this offering.

You will experience substantial dilution if you purchase our Common Stock in this offering, and you may in the future incur dilution in the book value of your shares.

Based on an offering price of $[●] per share, and a proforma net tangible book value of approximately $[●] million, or approximately $[●] per share of Common Stock, as of December 31, 2025, if you purchase securities in this offering, you will experience dilution of approximately $[●] per share in the net tangible book value of the Common Stock you purchase representing the difference between our as adjusted pro forma net tangible book value per share after giving effect to this offering and the offering price per share of Common Stock.

Although you will not incur immediate dilution as a result of this offering, to the extent outstanding options or warrants are exercised, you may experience future dilution of your equity interests in the Company. As a result of possible future dilution, investors purchasing Common Stock in this offering may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation.

The requirements of being a public company may strain our resources and distract management and we will incur substantial costs as a result of being a public company.

We are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. These rules, regulations and requirements are extensive. Our securities may be subject to additional regulatory scrutiny because we became public through a reverse merger transaction. We will incur significant costs associated with our public company corporate governance and reporting requirements. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more corporate employees to comply with these requirements or engage outside consultants, which would increase our costs and expenses. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations. These applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board or as executive officers.

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In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

As a result of disclosure of information in this prospectus and in the filings that we are required to make as a public company, our business, operating results and financial condition have become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If any such claims are successful, our business, operating results and financial condition could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, operating results and financial condition.

We are a “smaller reporting company” under the U.S. federal securities laws, and the reduced reporting requirements applicable to smaller reporting companies and emerging growth companies could make the Company’s Common Stock less attractive to investors.

We are a “smaller reporting company” under U.S. federal securities laws. For as long as we continue to be a smaller reporting company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. Investors may not find the Company’s Common Stock attractive because we may rely on these exemptions and reduced disclosures. If some investors find the Company’s Common Stock less attractive as a result, there may be a less active trading market for the Company’s Common Stock and our stock price may be more volatile.

We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of the Company’s Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of the Company’s Common Stock held by non-affiliates exceeds $700 million as of the last business day of the most recently completed second fiscal quarter.

A decline in the price of the Company’s Common Stock could affect the company’s ability to raise working capital and adversely impact the company’s ability to continue operations.

A prolonged decline in the price of the Company’s Common Stock could result in a reduction in the liquidity of the Common Stock and a reduction in our ability to raise capital. A decline in the price of the Company’s Common Stock could be especially detrimental to our liquidity, operations and strategic plans. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new products and services and continue current operations. If the Company’s Common Stock’s price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in the company’s capital stock must come from increases in the fair market value and trading price of the capital stock.

We have not paid any cash dividends on the Company’s Common Stock and do not intend to pay cash dividends on the Company’s Common Stock in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements, which we may enter into with institutional lenders, may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our Board and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that our Board decides is relevant. Therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

If the price of the Company’s Common Stock fluctuates after the closing of this offering, you could lose a significant part of your investment.

The market price of the Company’s Common Stock could be subject to wide fluctuations in response to, among other things, the risk factors described in this prospectus, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, the occurrence of natural disasters, pandemics, geopolitical tensions, military conflicts, recessions, inflation, interest rate changes or international currency fluctuations, may negatively affect the market price of our Common Stock. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents to which the Company refers you to in this prospectus, as well as oral statements made or to be made by the Company and Gravitics, include certain “forward-looking statements” with respect to the businesses, strategies and plans of the Company and Gravitics, their expectations relating to the Merger and their future financial condition and performance.

Statements included in this prospectus that are not historical facts are forward- looking statements, including statements about the beliefs and expectations of the management of each of the Company and Gravitics. Words or expressions such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “projects,” “could,” “should,” “would,” “seek,” “forecast,” or the negative thereof or other similar expressions are intended to identify such forward-looking statements that are intended to be covered by the safe harbor provisions. The Company cautions investors that any forward- looking statements are subject to known and unknown risks and uncertainties, many of which are outside the Company’s and Gravitics’ control, and which may cause actual results and future trends to differ materially from those matters expressed in, or implied or projected by, such forward-looking statements, which speak only as of the date of this prospectus. Investors are cautioned not to place undue reliance on these forward-looking statements.

Among the risks and uncertainties that could cause actual results to differ from those described in forward-looking statements are the following:

●	general economic conditions in the markets in which the Company’s and Gravitics operate;

●	expected timing of regulatory approvals and product launches;

●	non-performance of third-party vendors and contractors;

●	risks related to the Company’s and Gravitics’ ability to successfully sell their products and the market reception to and performance of our products;

●	compliance with, and changes to, applicable laws and regulations;

●	the limited operating history of the Company and Gravitics;

●	the ability of the Company and Gravitics to manage growth;

●	the ability of the Company and Gravitics to obtain additional financing when and if needed;

●	the ability to expand the Company’s and Gravitics’ product offerings;

●	the ability of the Company and Gravitics to compete with others in our industry;

●	the ability of the Company and Gravitics to protect their intellectual property;

●	the ability of certain existing stockholders to determine the outcome of matters which require stockholder approval;

●	our ability to retain the listing of our Common Stock on Nasdaq;

●	the ability of the Company and Gravitics to defend against legal proceedings;

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●	success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	the risk that the Merger may not be completed;

●	the ability to successfully integrate the businesses of the Company and Gravitics;

●	the ability of the parties to achieve the expected benefits from the proposed transaction within the expected time frames or at all;

●	the incurrence of significant transaction and other related fees and costs;

●	the incurrence of unexpected costs, liabilities or delays relating to the Merger;

●	the risk that the public assigns a lower value to Gravitics’ business than the value used in negotiating the terms of the transaction;

●	the risk that the transaction may not be accretive to the Company’s current stockholders;

●	the risk that the transaction may prevent the Company from acting on future opportunities to enhance stockholder value;

●	the dilutive impact of the stock consideration which will be issued in the transaction;

●	the risk that any goodwill or identifiable intangible assets recorded due to the transaction could become impaired;

●	potential disruptions to the business of the companies while the transaction is pending;

●	the risk that a closing condition to the proposed transaction may not be satisfied; and

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction.

For further discussion of these and other risks, contingencies and uncertainties applicable to the Company and Gravitics, please see “Risk Factors.”

All subsequent written or oral forward-looking statements attributable to the Company or Gravitics or any person acting on behalf of either company are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither the Company nor Gravitics is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise, except as may be required by law.

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USE OF PROCEEDS

After deducting the estimated underwriters’ commissions and offering expenses payable by us, we estimate that we will receive net proceeds of approximately $[●] million from this offering (or approximately $[●] million if the underwriters exercise the over-allotment option in full), based on an assumed public offering price of $[●] per share of Common Stock (which is the midpoint of the estimated offering range set forth on the cover page of this prospectus).

Each $1.00 increase (decrease) in the assumed initial offering price of $[●] per share of Common Stock would increase (decrease) the net proceeds to us from this offering by approximately $[●] million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, an increase (decrease) of 1 million shares of Common Stock offered by us would increase (decrease) the net proceeds to us by approximately $[●] million, assuming the assumed initial public offering price of $[●] per share of Common Stock remains the same and after deducting underwriting discounts and commissions.

We currently intend to use the net proceeds from this offering for working capital, capital expenditures, product development, and other general corporate purposes, including investments in sales and marketing in the United States and internationally. See “Risk Factors” for a discussion of certain risks that may affect our intended use of the net proceeds from this offering.

Use of Proceeds	Amount (Approx.)
Research and Development of next-generation orbital carriers	$	[●] million
Merger and Acquisition activities	$	[●] million
Expansion of manufacturing and production facilities	$	[●] million
Capital expenditures for test and carrier processing infrastructure and facilities	$	[●] million
Repayment of outstanding indebtedness	$	[●] million
Working capital and general corporate purposes		Remainder

Research and Development

Approximately $[●] million will fund continued development of our orbital carrier programs, including propulsion system testing, avionics development, and flight qualification activities.

Merger and Acquisition Activities

Approximately $[●] million will fund potential mergers and/or acquisitions. This includes advancing our ability to advance our product maturity and/or market expansion.

Manufacturing Expansion

We plan to allocate approximately $[●] million toward expanding our production capacity at our facility, including procurement of additional manufacturing equipment and tooling to support increased launch cadence.

Infrastructure Investment

Approximately $[●] million will be used for capital improvements for test and carrier processing infrastructure and facilities.

Debt Repayment

We intend to use approximately $300,000 to repay a portion of our outstanding indebtedness.

Working Capital

The remaining proceeds will be used for working capital and other general corporate purposes, which may include potential acquisitions or strategic investments, although we have no current commitments or agreements for any such transactions.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above, and we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including our ability to obtain additional financing, attractive M&A opportunities, and business opportunities that would justify internal research and development investments.

We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

See “Underwriting” elsewhere in this prospectus for more information.

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DIVIDEND POLICY

We have never declared or paid any dividends on the Company’s Common Stock. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying dividends in the foreseeable future. The payment of dividends will be at the discretion of our Board and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our Board may deem relevant.

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2026:

●	On an actual basis;

●	On an as adjusted basis, to give effect to [●]

●	On an as adjusted basis, to give effect to the sale of [●] shares of Common Stock by us in this offering at the assumed initial public offering price of $[●] per share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus.

As of March 31, 2026
	Actual	Pro Forma	Pro Forma As Adjusted
Notes payable (inclusive of current portion)	$
Stockholders’ deficit:
Common [●] Stock issued and outstanding on [●]; [●] shares issued and outstanding pro forma and [●] shares issued and outstanding, pro forma as adjusted (1)
Additional paid-in capital
Accumulated deficit
Other comprehensive income				)
Noncontrolling interest
Total stockholders’ equity (deficit)

Total capitalization

Each $1.00 increase (decrease) in the assumed public offering price of $[●] per Common Stock, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus, would increase (decrease) the as adjusted amount of each of cash and cash equivalents, working capital, total assets and total stockholders’ equity (deficit) by approximately $[●] million, assuming that the number of shares of Common Stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1 million shares in the number of Common Sock offered by us at the assumed public offering price of $[●] per share of Common Stock, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of each of cash and cash equivalents, working capital, total assets and total stockholders’ equity (deficit) by approximately $[●] million.

The number of shares of our Common Stock to be outstanding immediately after this offering is based on [●] shares of common stock outstanding as of [●], 2026 and includes (on a pro forma and pro forma as adjusted basis) as of such date:

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DILUTION

“Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding on [●]. As of [●], our net tangible book value was approximately $[●] million, or approximately $[●] per share.

After giving effect to the (i) issuance of approximately [●] shares of Common Stock upon the consummation of the Merger and all related transactions; (ii) issuance of approximately [●] shares of Common Stock on [●], 2026 in consideration of the cancellation of approximately $[●] of outstanding indebtedness; (iii) [●] shares of Common Stock issued on [●], 2026 upon conversion of [●] convertible notes (and extinguishment of $[●] in indebtedness); (iv) cancellation of approximately [●] shares of Non-Invasive Monitoring Systems Common Stock in connection with the closing of the Merger Agreement; (v) [●].

After giving effect to our issuance and sale of [●] shares of Common Stock in this offering at an assumed initial public offering price of $[●] per share, the mid-point of the estimated price range shown on the cover of this prospectus, after deducting the estimated underwriting discounts and offering expenses payable by us, the pro forma as adjusted net tangible book value as of March 31, 2026 would have been $[●] million, or $[●] per share. This represents an immediate increase in net tangible book value of $[●] per share to our existing stockholders and an immediate dilution in net tangible book value of $[●] per share to investors purchasing shares of Common Stock in this offering at the assumed public offering price.

The following table illustrates this dilution:

Assumed public offering price per share	$
Pro forma net tangible book value per share as of [●]
Increase in pro forma net tangible book value per share attributable to the offering
Pro forma as adjusted net tangible book value per share as of [●] after the offering
Dilution per share to new investors in the offering	$

A $1.00 increase (decrease) in the assumed initial public offering price of $[●] per share would increase (decrease) the net tangible book value by $[●] million, the net tangible book value per share after this offering by $[●] per share and the dilution in net tangible book value per share to investors in this offering by $1 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discount and offering expenses payable by us. If the underwriters exercise their over-allotment option in full, the as adjusted net tangible book value will increase to $[●] per share, representing an immediate increase to existing stockholders of $[●] per share and an immediate dilution of $[●] per share to new investors. If any shares are issued in connection with outstanding options, you will experience further dilution.

The number of shares of Common Stock outstanding is based on shares of Common Stock issued and outstanding as of March 31, 2026 and includes the following (on a pro forma and pro forma as adjusted basis) as of such date:

●	[●] shares of Common Stock issued on [●], 2026 upon conversion of [●] convertible notes; and

●	[●] shares of Common Stock issued on [●], 2026 upon cancellation of approximately $[●] of outstanding indebtedness; and

And excludes:

●	[●] shares of Common Stock issuable upon the exercise of outstanding options under our 2026 Equity Incentive Plan and warrants at a weighted average exercise price of $[●] per share;

●	[●] shares of Common Sock issuable upon exercise of outstanding warrants at an exercise price of $[●] per share;

●	[●] shares of Common Stock reserved for issuance under our 2026 Equity Incentive Plan; and

The following table presents, as of [●], 2026 the differences between the existing stockholders and the new investors purchasing our Common Stock in this offering with respect to the number of shares purchased from us, the total consideration paid or to be paid to us, which includes net proceeds received from the issuance of Common Stock, cash received from the exercise of stock options and the average price per share paid or to be paid to us at the public offering price of $[●] per share, the midpoint of the price range set forth on the cover page of this prospectus, before deducting estimated underwriting discounts and commissions and estimated offering expenses:

	Shares Purchased			Total Consideration			Average Price
	Number	Percent		Amount	Percent		Per Share
Existing stockholders			%	$		%	$
New investors			%	$		%	$
Total			%	$		%	$

Assuming the underwriters’ option to purchase additional shares is exercised in full, sales in this offering will reduce the percentage of shares held by existing stockholders to [●]% and will increase the number of shares held by our new investors to [●] shares, or [●]%, assuming no purchases of our Common Stock by existing stockholders in this offering.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On March 6, 2026, the Company, Gravitics, and Gravitics Merger Sub Inc., entered into the Merger Agreement pursuant to which they agreed to combine in an all-stock merger transaction (the “Merger”). The Merger Agreement was amended on June 30, 2026, to extend the outside closing date of the Merger to September 30, 2026, among other things. Pursuant to the Merger Agreement, Merger Sub will merge with and into Gravitics, with Gravitics as the surviving corporation and a wholly owned subsidiary of the Company. Upon successful completion of the Merger, the issued and outstanding shares of Gravitics Common Stock and Gravitics Preferred Stock will be converted into the right to receive shares of the Company’s Common Stock based on the Exchange Ratio, which will result in Gravitics stockholders holding not less than 95.5% of the Outstanding Shares (as defined in the Merger Agreement) prior to the Concurrent Financing (discussed below).

The unaudited pro forma condensed combined financial statements should be read in conjunction with the separate historical financial statements, accompanying notes and the Company’s and Gravitics’ Management’s Discussion and Analysis of Financial Condition and Results of Operations, each included elsewhere in this prospectus.

The unaudited pro forma condensed combined financial statements are based on and have been derived from the Company’s and Gravitics’ audited historical financial statements. The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X using the assumptions set forth in the notes hereto and Transaction accounting adjustments that reflect the application of accounting required by GAAP, including the effects of the Merger. The unaudited pro forma condensed combined financial statements have been prepared on the basis that Gravitics is the acquirer for accounting purposes.

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 gives pro forma effect to the Merger as if it had occurred on March 31, 2026. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 and the year ended December 31, 2025 reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined statements of operations are assumed to have been made on January 1, 2025 for the purpose of adjusting the unaudited pro forma condensed combined statements of operations. The unaudited pro forma condensed combined financial statements are for illustrative and informational purposes only and are not intended to represent what the Company’s results of operations or financial position would have been had the Merger occurred on the dates indicated. The following unaudited pro forma condensed combined financial information and related notes have been derived from and should be read in conjunction with (i) the historical financial statements of the Company and the related notes included elsewhere herein and (ii) the historical financial statements of Gravitics and the related notes included elsewhere herein.

The unaudited pro forma condensed combined statements of operations and the unaudited pro forma condensed combined balance sheet give pro forma effect to the consummation of the Merger as a reverse recapitalization on the terms provided for in the Merger Agreement and the unaudited pro forma adjustments reflect adjustments related to the application of the reverse capitalization in connection with the Merger. The Merger is subject to closing adjustments that represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and which are subject to change as additional information becomes available and analyses are performed. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements as required by the SEC rules. Differences between these preliminary estimates and the final merger accounting may be material. The pro forma financial information does not give effect to the potential impact of current financial conditions or any anticipated revenue enhancements, cost savings or operating synergies that may result from the Merger.

The pro forma financial statements give effect to the Merger and the Public Offering as contemplated by the Merger Agreement.

42

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2026

(in thousands)

	Gravitics, Inc.	Non-Invasive Monitoring Systems, Inc.	Transaction Adjustments	Notes	Pro Forma Combined
	(historical)	(historical)
ASSETS
Current assets:
Cash and cash equivalents	$5,643	$24	$116,325	A	$120,682
			(10)	B
			(1,000)	C
			(300)	D
Unbilled revenues	30	-	-		30
Prepaid expenses	177	2	-		179
Total current assets	5,850	26	115,015		120,891
Property and equipment, net	336	-	-		336
Right-of-use assets	1,939	-	-		1,939
Other non-current assets	500	-	-		500
Total assets	$8,625	$26	$115,015		$123,666
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,029	$205	$-		$2,234
Accrued expenses and other current liabilities	438	-	-		438
Deferred revenues	1,302	-	-		1,302
Short-term loans payable - related parties	337	720	(720)	D	337
Accrued interest – related parties	-	209	(209)	D	-
Current portion of lease liabilities	456	-	-		456
Current liabilities – discontinued operations	-	51	-		51
Total current liabilities	4,562	1,185	(929)		4,818
Warrant liabilities, at fair value	52	-	(52)	E	-
Lease liabilities, net of current portion	1,160	-	-		1,160
Total liabilities	5,774	1,185	(981)		5,978

Redeemable convertible preferred stock	47,637	-	(47,637)	F	-

Stockholders’ equity (deficit):
Series B preferred stock	-	-	-		-
Common stock	-	1,548	55	A	275
			86	G
			117	F
			17	H
			(1,548)	I
Additional paid-in capital	17,047	26,574	116,270	A	200,720
			(86)	F
			47,520	F
			52	E
			(17)	H
			(27,733)	I
			629	D
			(10)	B
			20,474	J
Accumulated deficit	(61,833)	(29,281)	29,281	I	(83,307)
			(1,000)	C
			(20,474)	J
Total stockholders’ equity (deficit)	(44,786)	(1,159)	163,633		117,688
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$8,625	$26	$115,015		$123,666

See accompanying notes to the unaudited pro forma condensed combined financial statements.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2026

(in thousands except share and per share data)

	Gravitics, Inc.	Non-Invasive Monitoring Systems, Inc.	Transaction Adjustments	Notes	Pro Forma Combined
	(historical)	(historical)
Revenue	$-	$-	$-		$-
Operating expenses:
Cost of revenue	-	-	-		-
Research and development	4,222	-	-		4,222
General and administrative	2,508	144	-		2,652
Total operating expenses	6,730	144	-		6,874
Loss from operations	(6,730)	(144)	-		(6,874)
Other income (expense):
Change in fair value of SAFE liabilities	(643)	-	643	CC	-
Change in fair value of convertible notes	(3,449)	-	3,449	DD	-
Change in fair value of warrant liabilities	(8,462)	-	8,462	EE	-
Interest expense	-	(19)	19	FF	-
Other expense, net	(11)	-	-		(11)
Total other income (expense)	(12,565)	(19)	12,573		(11)
Net loss	$(19,295)	$(163)	$12,573		$(6,885)
Net loss per share of common, basic and diluted	$(2.56)	$(0.00)			$(0.26)
Weighted-average shares of Common Stock outstanding, basic and diluted	7,527,716	154,810,655	(135,975,160)	GG	26,363,211

See accompanying notes to the unaudited pro forma condensed combined financial statements.

44

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025

(in thousands except share and per share data)

	Gravitics, Inc.	Non-Invasive Monitoring Systems, Inc.	Transaction Adjustments	Notes	Pro Forma Combined
	(historical)	(Note 3)
Revenue	$1,044	$-	$-		$1,044
Operating expenses:
Cost of revenue	867	-	-		867
Research and development	3,457	-	-		3,457
General and administrative	5,723	92	1,000	AA	27,289
			20,474	BB
Total operating expenses	10,047	92	21,474		31,613
Loss from operations	(9,003)	(92)	(21,474)		(30,569)
Other income (expense):
Change in fair value of SAFE liabilities	1,159	-	(1,159)	CC	-
Change in fair value of convertible notes	(1,858)	-	1,858	DD	-
Change in fair value of warrant liabilities	(1,985)	-	1,985	EE	-
Interest expense	-	(60)	60	FF	-
Other income (expense), net	(12)	-	-		(12)
Total other income (expense)	(2,696)	(60)	2,744		(12)
Net loss	$(11,699)	$(152)	$(18,730)		$(30,581)
Net loss per share of common, basic and diluted	$(1.88)	$(0.00)			$(1.59)
Weighted-average shares of Common Stock outstanding, basic and diluted	6,211,039	154,810,655	(141,808,880)	GG	19,212,814

See accompanying notes to the unaudited pro forma condensed combined financial statements.

45

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

Note 1—Description of the Transaction

On March 6, 2026, the Company, Merger Sub and Gravitics entered into the Merger Agreement, pursuant to which Merger Sub will merge with and into Gravitics, with Gravitics surviving as a wholly owned subsidiary of the Company. Subject to the terms and conditions of the Merger Agreement, at the Effective Time:

●	Each outstanding share of Gravitics Capital Stock (other than the shares issued in the Concurrent Financing) will be converted into the right to receive a number of shares of the Company’s Common Stock equal to the Exchange Ratio

●	The shares to be issued in connection with this offering will have been issued to the purchasers.

●	Each outstanding share of Gravitics Common Stock that is unvested or subject to a repurchase option or a risk of forfeiture, will be exchanged for the number of shares of the Company’s Common Stock based on the Exchange Ratio, and will to the same extent be unvested and subject to the same repurchase option or risk of forfeiture.

●	Each outstanding and unexercised stock option to purchase Gravitics Common Stock will be assumed by the Company and will be converted into an option to purchase the number of shares of the Company’s Common Stock with an exercise price, both of which are based on the Exchange Ratio, and will to the same extent otherwise remain unchanged as to the term, exercisability, vesting schedule and other provisions of such stock options.

Reverse Stock Split

In connection with the Merger, the Company will effect a reverse stock split (the “Reverse Stock Split”) of the issued and outstanding shares of the Company’s Common Stock. On July 13, 2026, the Company’s Board approved a Reverse Stock Split at a ratio of 1-for-150. The Reverse Stock Split is contemplated to become effective no sooner than the later to occur of (a) the Company’s Board’s determination of the exact timing for the Reverse Stock Split and (b) approval of the Reverse Stock Split by FINRA, and, if effected, will occur prior to the Closing. Accordingly, the unaudited pro forma condensed combined financial information gives effect to the Reverse Stock Split at the approved ratio of 1-for-150.

The Reverse Stock Split ratio, having been set at 1-for-150 but remaining subject to FINRA approval and the timing determined by the Company’s Board, may materially affect per share data, capitalization and pro forma ownership if not effected. The pro forma number of shares of Common Stock of the Combined Company that would be outstanding on a fully diluted basis after giving effect to the Reverse Stock Split at the approved ratio of 1-for-150 is presented under “Anticipated Concurrent Financing” below.

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Anticipated Concurrent Financing

Concurrently with the closing of the Merger, the Combined Company plans to close the Public Offering for aggregate gross cash proceeds of $125.0 million before estimated expenses (the “Concurrent Financing”).

The following table summarizes the pro forma number of shares of Common Stock of the combined company expected to be outstanding immediately upon the consummation of the Merger on a fully diluted basis using the treasury stock method, assuming (i) the anticipated gross proceeds from the Public Offering of $125.0 million and (ii) a proposed Reverse Stock Split of the Company’s Common Stock at an assumed ratio of 1-for-150 approved by the Company’s Board on July 13, 2026, which, subject to FINRA approval, is to be effected prior to the Closing:

	Common	Ownership
	Stock	%
Gravitics stockholders, warrantholders and optionholders	35,369,550	83.20%
Non-Invasive Monitoring Systems stockholders	1,666,628	3.92%
Concurrent Financing stockholders	5,475,710	12.88%
Total shares of Common Stock of the Combined Company	42,511,888	100.00%

Consummation of the Merger is subject to certain closing conditions, including but not limited to, approval by the Company’s stockholders, approval by Gravitics stockholders, Nasdaq’s approval of the listing of the shares of the Company’s Common Stock to be issued in connection with the Merger and the effectiveness of the registration statement of which this proxy statement/prospectus forms a part.

The employment agreements for employees of the Combined Company include entitlement to change in control payments for certain executives and severance for certain non-executives, which is expected to be treated as pre-Merger compensation expense of the Company and reflected as a reduction in cash of the Company, estimated to be approximately $0.1 million.

Note 2—Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and depicts the proposed Reverse Stock Split and accounting for the Merger (“Transaction Accounting Adjustments”). The unaudited pro forma condensed combined balance sheet as of March 31, 2026 assumes that the proposed Reverse Stock Split and Merger had been approved or consummated on March 31, 2026. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 and the year ended December 31, 2025 assumes that the proposed Reverse Stock Split and Merger took place as of January 1, 2025, and combines the historical results of the Company and Gravitics for the three months ended March 31, 2026 and the year ended December 31, 2025.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. The pro forma adjustments are subject to further revision as additional information becomes available and additional analyses are performed, including but not limited to changes in the Company’s assets and liabilities, additional financing, additional direct and incremental offering costs and the final Reverse Stock Split. Adjustments have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. There will be differences between the pro forma adjustments and the final accounting expected to be completed after the Closing, and such differences could be material.

47

Note 3 – Adjustments to Fiscal Reporting Periods

The Company’s statement of operations for the year ended December 31, 2025 was derived from the Company’s historical financial statements for the six months ended January 31, 2025, year ended July 31, 2025, and the five months ended December 31, 2025. Specifically, the Company’s historical results included in the pro forma financial statements for the year ended December 31, 2025 are comprised of the combined results for the six months ended July 31, 2025 and the five months ended December 31, 2025 (in thousands):

	Year Ended July 31, 2025	Less Six Months Ended January 31, 2025	Plus Five Months Ended December 31, 2025	11 Months Ended December 31, 2025
Operating expenses:
General and administrative	$160	$89	$21	$92
Total operating expenses	160	89	21	92
Loss from operations	(160)	(89)	(21)	(92)
Other income (expense)
Interest expense	(62)	(30)	(28)	(60)
Total other expense	(62)	(30)	(28)	(60)
Net loss	$(222)	$(119)	$(49)	$(152)

Note 4 - Accounting for the Merger

Notwithstanding the legal form, the Merger will be accounted for as a reverse recapitalization and not a business combination under ASC 805. Under this method of accounting, the Company will be treated as the acquired company for accounting purposes, whereas Gravitics will be treated as the accounting acquirer. In accordance with this method of accounting, the Merger will be treated as the equivalent of Gravitics issuing shares for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Merger will be those of Gravitics. Gravitics has been determined to be the accounting acquirer for purposes of the Merger based on an evaluation of the following facts and circumstances:

●	Gravitics stockholders will own a majority of the voting rights of the Combined Company.
●	Gravitics will designate all initial members of the board of directors of the Combined Company.
●	Gravitics’ executive management team will become the executive management team of the Combined Company.
●	The Combined Company will be renamed Gravitics Holdings, Inc. and its headquarters will be Gravitics’ current headquarters, in Marysville, Washington.

Note 5—Shares of Non-Invasive Monitoring Systems Common Stock Issued to Gravitics Stockholders upon the Closing of the Merger

At Closing, all outstanding shares of Gravitics Capital Stock will be exchanged for shares of the Company’s Common Stock based on the preliminary estimated Exchange Ratio of 1.1610 shares of the Company’s Common Stock for each share of Gravitics Capital Stock determined in accordance with the terms of the Merger Agreement and after giving effect to the Reverse Stock Split at the ratio of 1-for-150 approved by the Company’s Board on July 13, 2026, the effectiveness of which remains subject to approval by FINRA.

48

The estimated number of shares of the Company’s Common Stock that the Company expects to issue to Gravitics’ stockholders is determined as follows:

Shares of Gravitics common stock issued	7,444,072
Shares of Gravitics convertible preferred stock	10,118,115
Outstanding warrants to acquire common shares of Gravitics	7,598,239
Outstanding options to acquire common shares of Gravitics	2,688,294
Shares available for issuance under the Gravitics stock option plan	2,615,622
Total Gravitics shares prior to Closing, pre-Exchange Ratio	30,464,342
Estimated Exchange Ratio (rounded)	1.1610
Estimated shares expected to be issued to existing Gravitics stockholders	35,369,550
Concurrent Financing	5,475,710
Estimated shares expected to be issued to existing Gravitics stockholders and investors participating in Gravitics Concurrent Financing upon Closing	40,845,260

Note 6—Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Merger based on preliminary estimates that could change materially as additional information is obtained. The Company and Gravitics intend that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and therefore, the unaudited pro forma combined financial statements have been prepared assuming no tax effects in connection with the Merger.

Adjustments to the historical consolidated financial statements of the Company to conform to the accounting policies of Gravitics are not expected to be significant.

Pro Forma Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2026, were as follows:

(A)	To reflect the net proceeds from Concurrent Financing less transaction costs paid at the time of Closing

(B)	To reflect the payments to the Company’s Series B preferred equity shareholders to settle and terminate the outstanding preferred equity at the time of Closing

(C)	To reflect the payment of merger-related transaction costs incurred by Gravitics and the Company of $0.7 million and $0.3 million, respectively, at the time of Closing. All such transaction costs represent non-capitalizable costs that are required to be expensed as incurred under U.S. GAAP and have therefore been reflected as a reduction of accumulated deficit

(D)	To reflect partial cash settlement of the Company’s related party debt and accrued interest obligations of $0.3 million with the remaining balance being settled through the issuance of Common Stock of the continuing company at the time of Closing.

(E)	To reflect the reclassification of the liability classified Gravitics warrants upon exchange for warrants for Common Stock of the Company that are anticipated to meet the equity classification criteria at the time of Closing

(F)	To reflect the conversion of Gravitics Series Seed I through Series A-III redeemable convertible preferred stock into the Company’s Common Stock at time of Closing

(G)	To reflect the adjustment of Gravitics’ par value to the Company’s stated par value at time of Closing

(H)	To reflect the par value associated with the Common Stock issued to the Company’s shareholders at time of Closing

(I)	To reflect the elimination of the Company’s historical equity balances as of March 31, 2026 at the time of Closing

(J)	To reflect the recognition of compensation expense related to warrants to purchase an aggregate of 4,794,604 shares of Common Stock at an exercise price of $0.01 per share to two service providers as compensation for services in connection with the planned reverse merger and concurrent equity financing (the “Service Provider Warrants”). The Service Provider Warrants are share-based payments to non-employees within the scope of ASC 718 and vesting is contingent upon the consummation of the reverse merger. The grant-date fair value of the Service Provider Warrants was $20.5 million and was determined using a Black Scholes option pricing model primarily driven by the estimated Common Stock price of $4.28 per share at the grant date. A portion of this proforma adjustment may be considered a direct cost related to the anticipated Concurrent Financing and therefore would be capitalized against the gross proceeds from the Concurrent Financing rather than recognized as expense; no proforma adjustment has been presented for such a scenario as a reasonable estimate of that amount can not yet be determined.

49

Pro Forma Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The adjustments included in the unaudited pro forma condensed combined statement for the three months ended March 31, 2026 and the year ended December 31, 2025, were as follows:

(AA)	To reflect the recognition of $1.0 million of merger-related transaction costs for the year ended December 31, 2025 that are required to be expensed under U.S. GAAP, consisting of non-capitalizable professional service fees and other transaction-related costs.

(BB)	To reflect the recognition of compensation expense related to warrants to purchase an aggregate of 4,794,604 shares of Common Stock at an exercise price of $0.01 per share to two service providers as compensation for services in connection with the planned reverse merger and concurrent equity financing (the “Service Provider Warrants”). The Service Provider Warrants are share-based payments to nonemployees within the scope of ASC 718 and vesting is contingent upon the consummation of the reverse merger. The grant-date fair value of the Service Provider Warrants was $20.5 million and was determined using a Black Scholes option pricing model primarily driven by the estimated Common Stock price of $4.28 per share at the grant date. A portion of this proforma adjustment may be considered a direct cost related to the anticipated Concurrent Financing and therefore would be capitalized against the gross proceeds from the Concurrent Financing rather than recognized as expense; no proforma adjustment has been presented for such a scenario as a reasonable estimate of that amount can not yet be determined.

(CC)	To reflect the elimination of the change in fair value of the Gravitics SAFEs instruments upon conversion into Gravitics convertible preferred equity in 2026 and prior to Closing

(DD)	To reflect the elimination of the change in fair value of the Gravitics convertible promissory note instruments upon conversion into Gravitics convertible preferred equity in 2026 and prior to Closing

(EE)	To reflect the elimination of the change in fair value of the Gravitics liability classified warrants that were reclassified to equity at the time of Closing

(FF)	To reflect the elimination of interest expense associated with Non-Invasive Monitoring Systems debt instrument that was settled at Closing

(GG)	The pro forma basic and diluted net loss per common share have been adjusted to reflect the pro forma net loss for three months ended March 31, 2026 and the year ended December 31, 2025. In addition, the number of shares used to calculate the pro forma basic and diluted net loss per common share has been adjusted to reflect the estimated total number of shares of Common Stock of the combined company that would be outstanding as of the date of the Closing, including the shares to be issued in the Concurrent Financing, as if they have been outstanding for the entirety of the period presented. For the three months ended March 31, 2026 and the year ended December 31, 2025, the pro forma weighted average common shares outstanding and pro forma net loss per common share, basic and diluted, were calculated as follows:

	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Elimination of Non-Invasive Monitoring Systems historical weighted average shares outstanding	(154,810,655)	(154,810,655)
Adjustment to Gravitics weighted average shares outstanding for Exchange Ratio	1,212,098	1,000,089
Common stock issued to Non-Invasive Monitoring Systems stockholders	1,666,628	1,666,628
Conversion of Gravitics convertible preferred stock into common stock	8,848,697	4,859,348
Gravitics Service Provider Warrants with exercise price of $0.01 fully exercisable upon completion of Merger	1,632,362	-
Common stock issued in connection with Concurrent Financing	5,475,710	5,475,710
Pro forma adjustment	(135,975,160)	(141,808,880)

Pro forma basic and diluted net loss per common share assumes a 1-for-150 Reverse Stock Split, the ratio approved by the Company’s Board on July 13, 2026 and subject to approval by FINRA. The Reverse Stock Split ratio, having been set at 1-for-150 but remaining subject to FINRA approval and the timing determined by the Company’s Board, may materially affect per share data, capitalization and pro forma ownership if not effected. The following table provides a pro forma net loss per share summary after giving effect to the Reverse Stock Split at the approved ratio of 1-for-150. The table is presented for illustrative purposes only and may be different from the final Reverse Stock Split that is effected at the closing of the Merger.

(in thousands except share and per share data)

	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Net loss, pro forma	$(6,885)	$(30,581)

Gravitics weighted average shares outstanding	8,739,814	7,211,128
Common stock issued to Non-Invasive Monitoring Systems stockholders	1,666,628	1,666,628
Conversion of Gravitics convertible preferred stock into common stock	8,848,697	4,859,348
Gravitics Service Provider Warrants with exercise price of $0.01 fully exercisable upon completion of Merger	1,632,362	-
Common stock issued in connection with Concurrent Financing	5,475,710	5,475,710
Weighted average shares outstanding, basic and diluted, pro forma	26,363,211	19,212,814

Net loss per share	$(0.26)	$(1.59)

50

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF NON-INVASIVE MONITORING SYSTEMS, INC.

The following discussion and analysis should be read in conjunction with the historical consolidated financial statements and related notes included elsewhere in this information statement/prospectus. This discussion contains forward-looking statements reflecting the Company’s current expectations and estimates and assumptions concerning events and financial trends that may affect the Company’s future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” appearing elsewhere in this information statement/prospectus.

Overview

The Company previously was engaged in the development, manufacture and marketing of non-invasive, whole body periodic acceleration (“WBPA”) therapeutic platforms, which are motorized platforms that move a subject repetitively head to foot. The Company discontinued operations in May 2019; accordingly, certain assets, liabilities and expenses are classified as discontinued operations.

Critical Accounting Policies and Estimates

The Company’s discussion and analysis of its financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to income taxes and contingencies. The Company’s bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. A more detailed discussion on the application of these and other accounting policies can be found in the Consolidated Financial Statements set forth in this prospectus. While the Company believes that the factors it evaluates provide it with a meaningful basis for establishing and applying sound accounting policies, the Company cannot guarantee that the results will always be accurate. Since the determination of these estimates requires the exercise of judgment, actual results could differ from such estimates.

Results of Operations

The Company’s discontinued operations in May 2019. The Company is assessing potential mergers, acquisitions and strategic collaborations.

Three months ended March 31, 2026 Compared to Three months Ended March 31, 2025 (unaudited)

General and administrative costs and expenses. General and administrative (“G&A”) costs and expenses were $144,000 for the three months ended March 31, 2026 as compared to $23,000 for the three months ended March 31, 2025. The $121,000 increase was primarily due to professional fees associated with the planned Merger with Gravitics.

Interest expense. Net interest expense was $19,000 for the three months ended March 31, 2026 as compared to $16,000 for the three months ended March 31, 2025. The $3,000 increase to interest expense is due to the related party Promissory Notes described in Note 6 to the accompanying unaudited condensed consolidated financial statements.

Net loss. Net loss was $163,000 for the three months ended March 31, 2026 as compared to $39,000 for the three months ended March 31, 2025. This $124,000 increase is primarily attributable to professional fees planned Merger with Gravitics and interest expense resulting from promissory notes.

Five Month Transition Period Ended December 31, 2025 Compared to Five Month Transition Period Ended December 31, 2024 (unaudited)

General and administrative costs and expenses. General and administrative (“G&A”) costs and expenses was $21,000 for the five months ended December 31, 2025, as compared to $77,000 for the five months ended December 31, 2024. This $56,000 net decrease was primarily associated with reduced professional fees and insurance expense as a result of insufficient capital to incur expense.

51

Total operating costs and expenses. Total operating costs and expenses from continuing operations was $21,000 for the five months ended December 31, 2025, as compared to $77,000 for the five months ended December 31, 2024. This $56,000 decrease was primarily due to G&A expense, as explained above.

Interest expense. Net interest expense was $28,000 and $24,000 for the five months ended December 31, 2025 and 2024, respectively. The interest expense is related to the Promissory Notes described in Note 7 to the accompanying consolidated financial statements.

Net loss. Net loss was $49,000 for the five months ended December 31, 2025, as compared to $101,000 for the five months ended December 31, 2024. This $52,000 decrease was primarily attributable to a reduction in the incurrence of operating expenses.

Year Ended July 31, 2025 Compared to Year Ended July 31, 2024

General and administrative costs and expenses. General and administrative (“G&A”) costs and expenses was $160,000 for the year ended July 31, 2025, as compared to $177,000 for the year ended July 31, 2024. This $17,000 net decrease was primarily associated with professional fees incurred in the year ended July 31, 2024.

An accounts payable adjustment resulting in a reduction of $118,000 was made in the year ended July 31, 2024.

Total operating costs and expenses. Total operating costs and expenses from continuing operations was $160,000 for the year ended July 31, 2025, as compared to $59,000 for the year ended July 31, 2024. This $101,000 increase was primarily due to a $118,000 accounts payable adjustment offset by a $17,000 decrease in professional fees.

Interest expense. Net interest expense was $62,000 for the year ended July 31, 2025, as compared to $54,000 for the year ended July 31, 2024. The interest expense is related to the Promissory Notes described in Note 7 to the accompanying consolidated financial statements.

Net loss. Net loss was $222,000 for the year ended July 31, 2025, as compared to $113,000 for the year ended July 31, 2024. This $109,000 increase was primarily attributable to a $118,000 accounts payable adjustment in prior fiscal year that was recognized as a reduction in operating expenses.

Liquidity and Capital Resources

The Company’s operations have been primarily financed through private sales of its equity securities and advances under promissory notes.

At March 31, 2026, we had approximately $24,000 of cash and negative working capital of approximately $1,159,000. We believe that the cash on hand at March 31, 2026 is not sufficient to meet our anticipated cash requirements for the next 12 months. We are currently exploring promissory notes and a planned Merger.

We expect to incur losses for the foreseeable future. It is likely that we will be required to obtain additional external financing through public or private equity offerings, debt financings from shareholders or collaborative agreements. No assurance can be given that such additional financing will be available on acceptable terms or at all.

Current economic conditions have been, and continue to be, volatile and continued instability in these market conditions may limit our ability to access the capital in a timely manner. Additionally, the sales of equity or convertible debt securities may result in dilution to our stockholders.

Net cash used in operating activities was $82,000 and $24,000 for three months ended March 31, 2026 and 2025, respectively. This $58,000 increase in cash used was primarily due to professional fees planned Merger with Gravitics as noted above in management’s discussion and analysis of the results of operations.

Net cash provided by financing activities was $100,000 and $40,000 for three months ended March 31, 2026 and 2025, respectively, as a result of proceeds from related party Promissory Notes. Described below.

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Notes payable - related party are summarized in the following table (in thousands):

	As of March 31, 2026	As of December 31, 2025

(a) Notes payable- Frost Gamma Investments Trust	$570	$470
(b) Notes payable- Dr. Jane Hsiao	150	150
Total Notes payable - related party	$720	$620

(a) The Company has outstanding notes payable to Frost Gamma Investments Trust (“Frost Gamma”) which pertained to promissory notes issued in fiscal 2021 and 2022, in the principal amount of $75,000 and $75,000, respectively. The promissory notes accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The Frost Gamma promissory note may be prepaid in advance of the maturity date without penalty. Frost Gamma is a trust controlled by Dr. Phillip Frost, a current director of the Company, and who beneficially owns in excess of 10% of the Company’s Common Stock.

On August 15, 2023, the Company entered into a new promissory note agreement with Frost Gamma in the principal amount of $200,000, which also accrues interest at a rate of 11% per annum, payable on the maturity date June 30, 2026, as amended on January 5, 2026. This promissory note may also be prepaid in advance of the maturity date without penalty.

On September 25, 2024, October 23, 2024, January 23, 2025 and August 27, 2025, the Company entered into new promissory note agreements with Frost Gamma in the aggregate principal amount of $120,000, which also accrues interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

On August 27, 2025, the Company entered into a Promissory Note in the principal amount of $25,000 which also accrues interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

On January 2, 2026, the Company entered into a Promissory Note in the principal amount of $100,000 which also accrues interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

There were no payments made on the promissory notes to Frost Gamma. As of March 31, 2026 and December 31, 2025, total outstanding principal on notes payable balance to Frost Gamma was $570,000 and $470,000, respectively.

(b) The Company has outstanding notes payable Jane Hsiao, Ph.D. (“Dr. Hsiao”) which pertained to promissory notes issued in fiscal 2021 and 2022, in the principal amount of $75,000 and $75,000, respectively. The promissory notes accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes to Dr. Hsiao may be prepaid in advance of the maturity date without penalty. Dr. Hsiao is the Company’s Chairman and Interim CEO, and who beneficially owns in excess of 10% of the Company’s Common Stock.

There were no payments made on the promissory notes to Dr. Hsiao.

There were no payments made on the promissory notes to Dr. Hsiao and as such, total outstanding notes payable principal balance was $150,000 as of March 31, 2026 and December 31, 2025, respectively.

On January 5, 2026, the Company and each of Dr. Frost and Dr. Hsiao entered into amendments for each of the outstanding promissory to extend the maturity date from December 31, 2025 to June 30, 2026.

On May 7, 2026, the Company entered into a new promissory note agreement with Frost Gamma in the aggregate principal amount of $200,000 and Jane Hsiao in the aggregate principal amount of $100,000, which both also accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

On June 24, 2026, Non-Invasive Monitoring Systems used the proceeds from its sale of a convertible promissory note to Defender Opportunity LLC, a non-affiliated third party, in the principal amount of $809,705.75 (the “Note Sale Transaction”) to repay in full the amounts due under certain outstanding promissory notes of the Company (the “Original Notes”), consisting of an aggregate of $720,000 in principal and an aggregate of $89,705.75 of accrued and unpaid interest due thereon, which were held by Dr. Jane Hsaio and Dr. Frost. Following the Note Sale Transaction, Dr. Hsiao and an affiliate of Dr. Frost still hold promissory notes of the Company in the principal amounts of $150,000 and $150,000, respectively (collectively, the “Remaining Notes”). The Remaining Notes do not have conversion rights with respect to the amounts due thereunder. It is contemplated that the amounts due under the Remaining Notes will be repaid from the proceeds of the Public Offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GRAVITICS, INC.

The following discussion and analysis provides information which Gravitics’ management believes is relevant to an assessment and understanding of its results of operations and financial condition. The discussion should be read in conjunction with Gravitics’ unaudited condensed financial statements as of March 31, 2026 and for the three months ended March 31, 2026 and 2025, and its audited financial statements for the years ended December 31, 2025 and 2024, each included elsewhere in this information statement/prospectus. This discussion contains forward-looking statements based upon Gravitics’ current expectations, estimates and projections, and involves numerous risks and uncertainties. Actual results may differ materially from those contained in any forward-looking statements due to, among other considerations, the matters discussed in the sections titled “Risk Factors - Risks Related to Gravitics’ Business” and “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

Gravitics, Inc. (“Gravitics”), a Delaware corporation, is engaged in the design, development and commercialization of large space structures, including orbital carriers, cargo logistics spacecraft, space station modules, and related engineering and technical services. Gravitics’ primary customer base consists of government entities and the commercial space industry. Gravitics was incorporated in the state of Delaware on May 7, 2021, and is headquartered in Marysville, Washington.

Since inception, Gravitics has devoted substantially all of its efforts and financial resources to building its organization, including raising capital, conducting research and development, designing and manufacturing space structures for government and commercial customers, and providing general and administrative support for these operations. To date, Gravitics has funded its operations primarily with proceeds from the issuance of simple agreements for future equity (“SAFEs”), the sale of redeemable convertible preferred stock, the issuance of convertible promissory notes, and revenue with customers. In January and February 2026, Gravitics completed the initial closing of its Series A preferred stock financing (the “Series A-I Closing”), which constituted an equity financing under its outstanding SAFE and convertible promissory note agreements and resulted in the conversion and settlement of all such instruments into shares of redeemable convertible preferred stock.

Gravitics generates revenue principally from fixed-price contracts for the design and manufacture of customized space structures and related services for U.S. government and commercial customers. Gravitics’ U.S. government contract with the U.S. Air Force Research Laboratory (“SpaceWERX”) was substantially completed in 2025. Gravitics’ primary commercial contract is a $125.0 million fixed-price contract with Axiom Space, Inc. (“Axiom”), a related party, for the design, manufacture, assembly, integration, testing, and delivery of a cargo vehicle compatible with berthing to Axiom’s commercial space station. Axiom is considered a related party because the lead investor in Axiom also serves as the lead investor of Gravitics and has board representation at both entities, enabling it to significantly influence the management and operating policies of both Gravitics and Axiom.

For the three months ended March 31, 2026, Gravitics’ net loss was $19.3 million. As of March 31, 2026, Gravitics had cash and cash equivalents of $5.6 million and an accumulated deficit of $61.8 million. Substantially all of Gravitics’ net losses have resulted from costs incurred in connection with its research and development activities and general and administrative costs associated with its operations, as well as non-cash charges related to changes in the fair value of convertible promissory notes, SAFE liabilities, and warrant liabilities.

On March 6, 2026, Gravitics entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with the Company, a publicly traded shell company, and Gravitics Merger Sub, Inc., a wholly owned subsidiary of the Company. Pursuant to the Merger Agreement, Merger Sub will merge with and into Gravitics, with Gravitics surviving as a wholly owned subsidiary of the Company (the “Merger”). The transaction is expected to be accounted for as a reverse recapitalization, with Gravitics treated as the accounting acquirer. At the effective time of the Merger, all outstanding shares of Gravitics’ capital stock will be converted into shares of the Company’s Common Stock, such that Gravitics’ stockholders will hold not less than 95.5% of the total post-merger equity. All outstanding stock options and warrants of Gravitics will be exchanged for equivalent instruments of the post-merger entity. On June 30, 2026, the parties entered into Amendment No. 1 to the Merger Agreement, which extended the outside closing date and revised certain closing conditions relating to the repayment and conversion of the Company’s outstanding indebtedness. Closing of the Merger is expected on or before September 30, 2026, and is subject to customary conditions, including regulatory approvals, stockholder approvals by both companies, effectiveness of a registration statement on Form S-4, and readiness of the public offering.

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Components of Results of Operations

Revenue

Gravitics generates revenue from fixed-price contracts for the design and manufacture of customized space structures and related services. Revenue is recognized over time using the cost-to-cost input method, which measures progress toward complete satisfaction of performance obligations based on costs incurred to date relative to total estimated costs at completion.

Gravitics’ revenue is derived from two customer types: (i) U.S. government contracts and (ii) commercial contracts. Gravitics’ U.S. government contract with SpaceWERX was substantially completed in 2025. Gravitics’ primary commercial revenue is derived from its contract with Axiom, which has a total transaction price of $125.0 million; however, the contract is terminable by the customer for convenience at any time prior to completion of the Critical Design Review milestone.

Cost of Revenue

Cost of revenue consists primarily of direct labor, materials, subcontractor costs, and allocated overhead costs incurred in the performance of Gravitics’ revenue-generating contracts.

Research and Development Expense

Research and development expenses consist primarily of wages, software, and contracted services associated with engineering and product development activities Gravitics expects that its research and development expenses will continue to increase in future periods as it advances its technology platform and develops new products and capabilities.

General and Administrative Expense

General and administrative expenses consist primarily of personnel costs, including stock-based compensation for executive, finance, and administrative functions, professional fees for legal, accounting, and consulting services, insurance, and other administrative expenses. Gravitics expects that its general and administrative expenses will increase in future periods as it expands its corporate infrastructure to support the growth of its business and incurs additional costs associated with operating as a public company following the closing of the Merger, including expenses related to compliance with SEC and Nasdaq requirements, director and officer liability insurance, investor relations, and other expenses that Gravitics did not incur as a private company.

Change in Fair Value of SAFE Liabilities

Gravitics has issued SAFEs to various investors that are classified as liabilities and measured at fair value under the fair value option pursuant to ASC 825. The SAFE liabilities are subject to remeasurement at each balance sheet date, with changes in fair value recognized in other income (expense) in the statements of operations. In connection with the Series A-I Closing in January and February 2026, all outstanding SAFEs converted into shares of redeemable convertible preferred stock and the related SAFE liabilities were fully settled.

Change in Fair Value of Convertible Promissory Notes

Gravitics’ convertible promissory notes are measured at fair value under the fair value option pursuant to ASC 825. Changes in fair value, inclusive of stated interest, are recognized in other income (expense) in the statements of operations. In connection with the Series A-I Closing in January and February 2026, all outstanding convertible promissory notes converted into shares of redeemable convertible preferred stock and the related liabilities were fully settled.

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Change in Fair Value of Warrant Liabilities

Gravitics’ liability-classified warrants are measured at fair value on a recurring basis. Changes in fair value are recognized in other income (expense) in the statements of operations. During the three months ended March 31, 2026, the underlying share counts of Gravitics’ Secured Promissory Note Warrants and Default Warrants became fixed upon the full conversion of the related convertible promissory notes in connection with the execution of the Merger Agreement, and such warrants thereafter satisfied the indexation criteria under ASC 815-40-15 and were reclassified from liabilities to additional paid-in capital. Gravitics’ Placement Agent Warrants issued during the quarter are classified as liabilities and remained outstanding as of March 31, 2026. The Service Provider Warrants issued during the quarter are accounted for as share-based payments to nonemployees under ASC 718 rather than as liabilities.

Other Income (Expense), Net

Other income (expense), net primarily consists of miscellaneous income items.

Results of Operations

Comparison of the Three Months Ended March 31, 2026 and 2025

The following table summarizes Gravitics’ results of operations for the three months ended March 31, 2026 and 2025 (in thousands):

	For the Three Months Ended March 31,
	2026	2025	Change
Revenue	$-	$659	$(659)	-100%
Operating expenses:
Cost of revenue	-	589	(589)	-100%
Research and development	4,222	415	3,807	917%
General and administrative	2,508	1,309	1,199	92%
Total operating expenses	6,730	2,313	4,417	191%
Loss from operations	(6,730)	(1,654)
Other income (expense):
Change in fair value of SAFE liabilities	(643)	583	(1,226)	-210%
Change in fair value of convertible promissory notes	(3,449)	(270)	(3,179)	1177%
Change in fair value of warrant liabilities	(8,462)	(425)	(8,037)	1891%
Other expense, net	(11)	(9)	(2)	22%
Total other expense, net	(12,565)	(121)	(12,444)	10284%
Net loss	$(19,295)	$(1,775)	$(17,520)	987%

Revenue

Revenue was zero for the three months ended March 31, 2026, compared to $0.7 million for the three months ended March 31, 2025, a decrease of $0.7 million, or 100%. The absence of revenue recognized during the three months ended March 31, 2026 reflected the substantial completion of the SpaceWERX contract in the third quarter of 2025 and a low level of contract costs incurred under the Axiom contract during the quarter, which, under the cost-to-cost input method, resulted in no measurable progress toward satisfaction of the performance obligation being recognized as revenue. During the three months ended March 31, 2026, Gravitics billed and collected milestone amounts under the Axiom contract that were recorded as deferred revenue, which increased $1.1 million during the quarter to $1.3 million as of March 31, 2026, rather than recognized as revenue. Revenue from U.S. government contracts was $0.4 million for the three months ended March 31, 2025, related to the SpaceWERX contract, and revenue from commercial contracts was $0.3 million for the three months ended March 31, 2025, related to the Axiom contract.

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Cost of Revenue

Cost of revenue was zero for the three months ended March 31, 2026, compared to $0.6 million for the three months ended March 31, 2025, a decrease of $0.6 million, or 100%. The decrease was consistent with the decline in revenue and the absence of revenue-generating contract activity recognized under the cost-to-cost method during the three months ended March 31, 2026.

Research and Development Expense

Research and development expenses, net, were $4.2 million for the three months ended March 31, 2026, compared to $0.4 million for the three months ended March 31, 2025, an increase of $3.8 million, or 917%. The increase was primarily driven by a $3.3 million increase in consulting fees, or 2,186%, in support of the advancement of Gravitics’ product design and development activities, and a $0.4 million increase in salaries and wages, or 18%, driven by an increase in headcount.

General and Administrative Expense

General and administrative expenses were $2.5 million for the three months ended March 31, 2026, compared to $1.3 million for the three months ended March 31, 2025, an increase of $1.2 million, or 92%. The increase was primarily attributable to higher professional fees, including legal, accounting, and consulting costs, incurred in connection with the Merger and preparation for operating as a public company, as well as higher personnel-related costs.

Change in Fair Value of SAFE Liabilities

The change in fair value of SAFE liabilities was a loss of $0.6 million for the three months ended March 31, 2026, compared to a gain of $0.6 million for the three months ended March 31, 2025. The SAFE liabilities were remeasured through the date of their conversion in connection with the Series A-I Closing in January and February 2026, at which point all outstanding SAFEs converted into shares of Series A-I and Series A-II redeemable convertible preferred stock and the related liabilities of $10.1 million were fully settled. The gain in the prior year period reflected a decrease in the estimated fair value of the SAFE liabilities during the three months ended March 31, 2025.

Change in Fair Value of Convertible Promissory Notes

The change in fair value of convertible promissory notes was a loss of $3.4 million for the three months ended March 31, 2026, compared to a loss of $0.3 million for the three months ended March 31, 2025, an increase in loss of $3.1 million. The increase was primarily attributable to the remeasurement of the convertible promissory notes through their March 30, 2026 conversion date, which reflected the estimated fair value of the underlying Series A-I and Series A-III redeemable convertible preferred stock following the execution of the Merger Agreement. The fair value of the underlying preferred stock was estimated using a probability-weighted expected return method that weighted a going-concern scenario and an exit scenario reflecting a possible near-term public listing of the Company in connection with the Merger. The convertible promissory notes were remeasured through the date of their conversion, at which point all outstanding convertible promissory notes and accrued interest, inclusive of default interest, converted into shares of Series A-I and Series A-III redeemable convertible preferred stock and the related liabilities of $5.7 million were fully settled. The change in fair value is inclusive of stated interest, including paid-in-kind interest and default interest, on the convertible notes.

Change in Fair Value of Warrant Liabilities

The change in fair value of warrant liabilities was a loss of $8.5 million for the three months ended March 31, 2026, compared to a loss of $0.4 million for the three months ended March 31, 2025. The loss for the three months ended March 31, 2026 was primarily attributable to the remeasurement of Gravitics’ liability-classified warrants in connection with the Series A-I Closing and the related determination of Gravitics’ fully diluted capitalization upon the Series A financing, which increased the fair value of the Secured Promissory Note Warrants and Default Warrants prior to their reclassification to additional paid-in capital. Upon the full conversion of the related convertible promissory notes, the underlying share counts of these warrants became fixed, they satisfied the indexation criteria under ASC 815-40-15, and Gravitics reclassified them from liabilities to additional paid-in capital at their then-current fair value. No further changes in the fair value of these reclassified warrants are recognized in the statements of operations subsequent to the reclassification date. During the three months ended March 31, 2026, Gravitics also issued Placement Agent Warrants, which are classified as liabilities under ASC 815-40 because Gravitics did not have a sufficient number of authorized and unissued common shares available to settle the warrants in shares as of the issuance date and as of March 31, 2026, as well as Service Provider Warrants, which are accounted for as share-based payments under ASC 718. As of March 31, 2026, the aggregate fair value of the liability-classified warrants was $0.1 million.

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Comparison of the Years Ended December 31, 2025 and 2024

The following table summarizes Gravitics’ results of operations for the years ended December 31, 2025 and 2024 (in thousands):

	For the Years Ended December 31,
	2025	2024	Change
Revenue	$1,044	$2,610	$(1,566)	-60%
Operating expenses:
Cost of revenue	867	2,339	(1,472)	-63%
Research and development	3,457	2,124	1,333	63%
General and administrative	5,723	4,942	781	16%
Total operating expenses	10,047	9,405	642	7%
Loss from operations	(9,003)	(6,795)
Other income (expense):
Change in fair value of SAFE liabilities	1,159	(1,108)	2,267	-205%
Change in fair value of convertible promissory notes	(1,858)	(1,246)	(612)	49%
Change in fair value of warrant liabilities	(1,985)	(87)	(1,898)	2182%
Gain on extinguishment of unsecured promissory note	-	186	(186)	-100%
Other income (expense), net	(12)	2	(14)	-700%
Total other expense, net	(2,696)	(2,253)	(443)	20%
Net loss	$(11,699)	$(9,048)	$(2,651)	29%

Revenue

Revenue was $1.0 million for the year ended December 31, 2025, compared to $2.6 million for the year ended December 31, 2024, a decrease of $1.6 million, or 60%. The decrease was primarily driven by a $1.3 million reduction in commercial revenue as Gravitics incurred a lower proportion of total estimated contract costs during 2025 under its contract with Axiom, reflecting the timing of project milestones and work performed during the year relative to 2024. The remaining $0.3 million decrease in revenue was attributable to lower U.S. government revenue as Gravitics’ $1.7 million SpaceWERX contract progressed toward completion during 2025, resulting in a lower level of costs incurred and revenue recognized compared to 2024. Revenue from U.S. government contracts was $0.7 million and $1.0 million for the years ended December 31, 2025 and 2024, respectively. Revenue from commercial contracts was $0.3 million and $1.6 million for the years ended December 31, 2025 and 2024, respectively.

Cost of Revenue

Cost of revenue was $0.9 million for the year ended December 31, 2025, compared to $2.3 million for the year ended December 31, 2024, a decrease of $1.5 million, or 63%. The decrease was consistent with the decline in revenue and was driven by lower direct costs associated with reduced contract activity during the year ended December 31, 2025.

Research and Development Expense

Research and development expenses were $3.5 million for the year ended December 31, 2025, compared to $2.1 million for the year ended December 31, 2024, an increase of $1.3 million, or 63%. The increase was primarily attributable to expanded engineering and product development activities as Gravitics continued to invest in the design and development of its space structures technology platform, including increased wages, contracted services, and software costs.

General and Administrative Expense

General and administrative expenses were $5.7 million for the year ended December 31, 2025, compared to $4.9 million for the year ended December 31, 2024, an increase of $0.8 million, or 16%. The increase was primarily attributable to increased professional fees and consulting costs, which increased $0.5 million to $1.1 million for the year ended December 31, 2025 as Gravitics expanded its corporate infrastructure in preparation for the Merger and operation as a public company, as well as higher personnel-related costs.

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Change in Fair Value of SAFE Liabilities

Gravitics recognized a gain on the change in fair value of SAFE liabilities of $1.2 million for the year ended December 31, 2025, compared to a loss of $1.1 million for the year ended December 31, 2024. The gain during the year ended December 31, 2025 was primarily driven by an increase in the estimated fair value of the Company’s equity to approximately $111.8 million as of December 31, 2025 as compared to approximately $30.6 million as of December 31, 2024, reflecting the pricing of Gravitics’ anticipated Series A preferred stock financing on a more diluted capitalization basis than previously estimated. The effect of a higher estimated equity valuation as of December 31, 2025 was partially offset by the impact of $3.6 million in new SAFE issuances during 2025, primarily to entities affiliated with Type One Ventures, a related party. The loss in 2024 was driven by an increase in the SAFE fair values resulting from a lower estimated equity valuation as of December 31, 2024 and new issuances of $3.1 million during 2024.

Change in Fair Value of Convertible Promissory Notes

The change in fair value of convertible promissory notes was a loss of $1.9 million for the year ended December 31, 2025, compared to a loss of $1.2 million for the year ended December 31, 2024, an increase in loss of $0.6 million, or 49%. The increase was primarily driven by a significant increase in the estimated fair value of the Company’s equity to approximately $111.8 million as of December 31, 2025 as compared to approximately $30.6 million as of December 31, 2024, reflecting the pricing of Gravitics’ anticipated Series A preferred stock financing on a more diluted capitalization basis than previously estimated. In February 2025, Gravitics failed to make required interest payments within the contractual cure period under two of its convertible note agreements, constituting an Event of Default. While Gravitics subsequently cured the February 2025 payments, it ceased making cash interest payments beginning in August 2025, and the Event of Default remained outstanding and uncured as of December 31, 2025. Under the terms of the notes, the Event of Default triggered an increase in the contractual interest rate to the maximum legally permitted rate in the State of Delaware, resulting in $0.2 million of incremental default interest during 2025. The Event of Default also entitled the noteholders to additional warrants as discussed below under “Change in Fair Value of Warrant Liabilities”. The change in fair value is inclusive of stated interest, including paid-in-kind interest and default interest, on the convertible notes.

Change in Fair Value of Warrant Liabilities

The change in fair value of warrant liabilities was a loss of $2.0 million for the year ended December 31, 2025, compared to a loss of $0.1 million for the year ended December 31, 2024. The increase was primarily attributable to (i) the issuance of the Default Warrants in connection with an Event of Default under convertible notes, which were valued at $1.0 million at issuance, and (ii) a significant increase in the estimated fair value of the Company’s equity to approximately $111.8 million as of December 31, 2025 as compared to approximately $30.6 million as of December 31, 2024, reflecting the pricing of Gravitics’ anticipated Series A preferred stock financing on a more diluted capitalization basis than previously estimated, which increased the fair value of all outstanding liability-classified warrants due to their variable share settlement features.

Gain on Extinguishment of Debt

There was no gain on extinguishment of debt for the year ended December 31, 2025. For the year ended December 31, 2024, Gravitics recognized a gain of $0.2 million in connection with the modification and conversion of an Unsecured Promissory Note into Series Seed-I preferred stock and common stock.

Liquidity and Capital Resources

Sources of Liquidity

Gravitics has incurred net losses and negative cash flows from operations since inception and anticipates that it will continue to incur net losses for the foreseeable future.

To date, Gravitics has funded its operations primarily through the issuance of SAFEs, the sale of redeemable convertible preferred stock, the issuance of convertible promissory notes, and revenue with customers. As of March 31, 2026, Gravitics had $5.6 million in cash and cash equivalents, positive working capital of $1.3 million, and an accumulated deficit of $61.8 million. The improvement in working capital from December 31, 2025 was primarily attributable to the Series A-I Closing in January and February 2026, which generated cash proceeds and resulted in the conversion and settlement of Gravitics’ SAFE liabilities, convertible promissory notes, and subscription liability into shares of redeemable convertible preferred stock. In January 2026, Gravitics sold 337,540 shares of Series A-I redeemable convertible preferred stock at a price of $4.89 per share for gross proceeds of $1.7 million, the proceeds of which were received during 2025 in advance of the closing and recorded as a subscription liability as of December 31, 2025, and further sold 2,240,041 shares of Series A-I redeemable convertible preferred stock at a price of $4.89 per share for gross proceeds of $10.9 million in a subsequent closing in January and February 2026 (collectively, the “Series A-I Closing”). Total gross proceeds of the Series A-I Closing are inclusive of $4.9 million received from existing investors. The Series A-I Closing constituted an equity financing under Gravitics’ SAFE and convertible promissory note agreements. In connection with the Series A-I Closing, all outstanding SAFEs converted into 1,373,131 shares of Series A-I and 738,035 shares of Series A-II redeemable convertible preferred stock, and all outstanding convertible promissory notes and accrued interest, inclusive of $0.6 million of default interest, converted into 122,744 shares of Series A-I and 1,121,204 shares of Series A-III redeemable convertible preferred stock. The SAFE liabilities of $10.1 million and the convertible promissory note liabilities of $5.7 million as of December 31, 2025 were fully satisfied and settled as a result of the conversions. See the “Contractual Obligations” section below for additional information.

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Gravitics does not believe that its current capital resources, which consist of cash and cash equivalents, will be sufficient to fund operations through at least the next twelve months from the date the unaudited condensed financial statements included in this proxy statement/prospectus are issued, based on its current operating plan. These factors, individually and collectively, raise substantial doubt about Gravitics’ ability to continue as a going concern. Gravitics’ financial statements do not include any adjustments relating to the recoverability and classification of assets, carrying amounts or the amount and classification of liabilities that may be required should Gravitics be unable to continue as a going concern. As Gravitics continues to pursue its business plan, it expects to finance its operations through equity offerings, including the contemplated public offering in connection with the Merger, debt financings, or other capital sources. There can be no assurance that any additional financing or strategic arrangements will be available to Gravitics on acceptable terms, if at all. If Gravitics does not obtain additional funding, it may be necessary to significantly reduce its scope of operations to reduce its current rate of spending.

Cash Flows

The following table shows a summary of Gravitics’ cash flows for the periods indicated (in thousands):

	Three Months Ended March 31,		Years Ended December 31,
	2026	2025	2025	2024
Cash used in operating activities	$(5,172)	$(1,254)	$(6,024)	$(5,822)
Cash used in investing activities	-	(2)	(38)	(71)
Cash provided by financing activities	10,632	475	5,382	3,057
Net increase (decrease) in cash and cash equivalents	$5,460	$(781)	$(680)	$(2,836)

Cash Flows from Operating Activities

During the three months ended March 31, 2026, Gravitics used $5.2 million of net cash in operating activities. Cash used in operating activities reflected Gravitics’ net loss of $19.3 million and $0.1 million of cash interest payments on convertible notes, partially offset by non-cash adjustments of $13.0 million and changes in operating assets and liabilities of $1.2 million. Non-cash adjustments primarily consisted of $8.5 million for the change in fair value of warrant liabilities, $3.4 million for the change in fair value of convertible promissory notes, $0.6 million for the change in fair value of SAFE liabilities, and $0.2 million of stock-based compensation, with the remainder consisting of depreciation and amortization and the change in right-of-use assets. Changes in operating assets and liabilities were driven primarily by a $1.1 million increase in deferred revenues and a $0.2 million increase in accounts payable, partially offset $0.1 million decrease in operating lease liabilities.

During the three months ended March 31, 2025, Gravitics used $1.3 million of net cash in operating activities. Cash used in operating activities reflected Gravitics’ net loss of $1.8 million and $0.1 million of cash interest payments on convertible notes, partially offset by non-cash adjustments of $0.6 million and changes in operating assets and liabilities of $(0.1) million. Non-cash adjustments primarily consisted of $0.4 million for the change in fair value of warrant liabilities, $0.3 million of stock-based compensation, $0.3 million for the change in fair value of convertible promissory notes, and $0.1 million of change in right-of-use assets, partially offset by a $0.6 million gain on the change in fair value of SAFE liabilities. Changes in operating assets and liabilities were primarily driven by a $0.6 million increase in unbilled revenues, partially offset by a $0.5 million increase in accounts payable and a $0.1 million decrease in prepaid expenses.

During the year ended December 31, 2025, Gravitics used $6.0 million of net cash in operating activities. Cash used in operating activities reflected Gravitics’ net loss of $11.7 million and $0.4 million of cash interest payments on convertible notes, partially offset by non-cash adjustments of $4.8 million and changes in operating assets and liabilities of $1.3 million. Non-cash adjustments primarily consisted of $2.0 million for the change in fair value of warrant liabilities, $1.9 million for the change in fair value of convertible promissory notes, $1.4 million of stock-based compensation, and $0.5 million of change in right-of-use assets, partially offset by a $1.2 million gain on the change in fair value of SAFE liabilities. Changes in operating assets and liabilities were driven primarily by a $1.3 million increase in accounts payable, a $0.3 million increase in accrued expenses, a $0.2 million increase in deferred revenues, and a $0.2 million decrease in unbilled revenues, partially offset by a $0.4 million decrease in operating lease liabilities and a $0.2 million increase in prepaid expenses.

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During the year ended December 31, 2024, Gravitics used $5.8 million of net cash in operating activities. Cash used in operating activities reflected Gravitics’ net loss of $9.0 million and $0.7 million of cash interest payments on convertible notes, partially offset by non-cash adjustments of $4.5 million and changes in operating assets and liabilities of $(0.5) million. Non-cash adjustments primarily consisted of $1.5 million of stock-based compensation, $1.2 million for the change in fair value of convertible promissory notes, $1.1 million for the change in fair value of SAFE liabilities, and $0.5 million of change in right-of-use assets, partially offset by a $0.2 million gain on extinguishment of debt. Changes in operating assets and liabilities were primarily driven by a $0.3 million decrease in operating lease liabilities, a $0.2 million increase in accrued expenses, a $0.2 million increase in unbilled revenues, and a $0.1 million increase in prepaid expenses, partially offset by a $0.4 million increase in accounts payable.

Cash Flows from Investing Activities

During the three months ended March 31, 2026 and 2025 and the years ended December 31, 2025 and 2024, cash used in investing activities was de minimis and related to purchases of property and equipment.

Cash Flows from Financing Activities

During the three months ended March 31, 2026, Gravitics received $10.6 million of net cash from financing activities, consisting of $11.0 million in proceeds from the issuance of Series A-I redeemable convertible preferred stock, partially offset by $0.2 million of Series A-I issuance costs and $0.1 million in repayments of short-term borrowings.

During the three months ended March 31, 2025, Gravitics received $0.5 million of net cash from financing activities, consisting of $0.4 million in proceeds from advance subscriptions related to the planned Series A preferred stock financing and $0.1 million in proceeds from short-term borrowings.

During the year ended December 31, 2025, Gravitics received $5.4 million of net cash from financing activities, consisting of $3.7 million in proceeds from the issuance of SAFE instruments and pre-funded warrants, $1.7 million in proceeds from advance subscriptions related to the planned Series A preferred stock financing, and $0.2 million in proceeds from short-term borrowings, partially offset by $0.1 million in repayments of short-term borrowings.

During the year ended December 31, 2024, Gravitics received $3.1 million of net cash from financing activities, attributable entirely to proceeds from the issuance of SAFE instruments.

Funding Requirements

Gravitics expects to devote substantial financial resources to its ongoing and planned activities, particularly as it continues to perform under its contract with Axiom, advances the design and development of its space structures technology platform, and expands its operations.

Gravitics expects its expenses to increase substantially in connection with its ongoing activities. In particular, upon the closing of the Merger, Gravitics expects to incur additional costs associated with operating as a public company, including significant legal, audit, accounting, regulatory and tax-related services associated with maintaining compliance with Nasdaq and SEC requirements, director and officer liability insurance, investor relations costs, and other expenses that Gravitics did not incur as a private company. Accordingly, Gravitics will need to obtain substantial additional funding in connection with its continuing operations. If Gravitics is unable to raise capital or obtain adequate funds when needed or on acceptable terms, it may be required to delay, limit, reduce, or terminate its product development programs or other operations.

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Gravitics’ future capital requirements will depend on many factors, including:

●	the scope, timing, progress, and costs of its contract performance obligations, including the Axiom cargo vehicle contract;
●	the costs of continued research and development activities related to its space structures technology platform;
●	the costs of establishing and maintaining manufacturing capabilities and supplier relationships;
●	the revenue, if any, received from existing and future contracts;
●	the cost and timing of attracting, hiring, and retaining skilled personnel to support operations and continued growth;
●	the costs of implementing operational, financial, and management systems;
●	the costs associated with operating as a public company; and
●	the costs of preparing, filing, and prosecuting patent applications, maintaining and enforcing intellectual property rights, and defending intellectual property-related claims.

To the extent that Gravitics raises additional capital through the sale of equity or convertible debt securities, stockholders’ ownership interest will be diluted, and the terms of those securities may include liquidation or other preferences that adversely affect stockholders’ rights. Debt financing, if available, would increase Gravitics’ fixed payment obligations and may involve agreements that include covenants limiting or restricting Gravitics’ operations and ability to take specific actions.

Contractual Obligations

As of March 31, 2026, Gravitics had the following material contractual obligations:

●	Operating lease obligations: Gravitics has a noncancellable operating lease for its office and manufacturing facility with a remaining term ending in 2029. As of March 31, 2026, the current and non-current portions of lease liabilities were $0.5 million and $1.2 million, respectively.

●	Short-term borrowings: As of March 31, 2026, Gravitics had $0.3 million in outstanding short-term borrowings due to an unrelated third party. In March 2026, this advance was formalized under a promissory note bearing interest at 4.15% per annum and maturing in September 2026. All short-term related party and employee loans outstanding as of December 31, 2025 were repaid in full during the three months ended March 31, 2026.

In connection with the Series A-I Closing in January and February 2026 and contemporaneous with the execution of the Merger Agreement, all outstanding SAFEs and convertible promissory notes converted into shares of redeemable convertible preferred stock and the related SAFE liabilities of $10.1 million and convertible promissory note liabilities of $5.7 million as of December 31, 2025 were fully satisfied and settled. As a result, Gravitics had no outstanding SAFE liabilities or convertible promissory note liabilities as of March 31, 2026.

Critical Accounting Policies and Significant Judgments and Estimates

Gravitics’ management’s discussion and analysis of its financial condition and results of operations are based on its financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of the financial statements requires Gravitics to make estimates and judgments that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities in its financial statements, as well as the reported amounts of revenues, expenses, and losses during the reporting periods. Gravitics bases its estimates on historical experience, known trends and events, and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.

There have been no material changes to Gravitics’ critical accounting policies and significant judgments and estimates during the three months ended March 31, 2026 from those described below in respect of the years ended December 31, 2025 and 2024, except with respect to the reclassification of certain liability-classified warrants to equity during the three months ended March 31, 2026. While Gravitics’ significant accounting policies are described in more detail in Note 3 to its audited financial statements included elsewhere in this proxy statement/prospectus, Gravitics believes the following accounting policies are the most critical to the judgments and estimates used in the preparation of its financial statements.

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Fair Value of SAFE Liabilities

Gravitics had issued SAFEs to various investors that were classified as liabilities and measured at fair value under the fair value option pursuant to ASC 825. In connection with the Series A-I Closing in January and February 2026, all outstanding SAFEs converted into shares of redeemable convertible preferred stock and the related liabilities were fully settled. As a result, Gravitics had no outstanding SAFE liabilities as of March 31, 2026. As of December 31, 2025 and 2024, the aggregate fair value of SAFE liabilities was $10.1 million and $7.7 million, respectively.

The fair value of the SAFEs at the date of conversion was equal to the fair value of the underlying Series A-I and Series A-II redeemable convertible preferred stock into which they converted. The fair value of the Series A-I redeemable convertible preferred stock was determined based on the $4.89 per share price at which Gravitics issued Series A-I redeemable convertible preferred stock for cash to unrelated investors in the Series A-I Closing. As of December 31, 2025 and 2024, the fair value of the SAFEs was estimated using a probability-weighted scenario analysis combined with a Black-Scholes option pricing model, modeling an equity financing, a liquidity event, and a dissolution event. The significant inputs used in the Level 3 fair value measurement included equity valuation, equity volatility, discount rate, expected term to settlement events, and the probability weighting assigned to each settlement scenario. These estimates were inherently uncertain and required significant management judgment. Refer to Note 7 to Gravitics’ financial statements included elsewhere in this proxy statement/prospectus for additional information.

Fair Value of Convertible Promissory Notes

Gravitics’ convertible promissory notes were measured at fair value under the fair value option pursuant to ASC 825. In connection with the Series A-I Closing in January and February 2026, all outstanding convertible promissory notes converted into shares of redeemable convertible preferred stock and the related liabilities were fully settled. As a result, Gravitics had no outstanding convertible promissory note liabilities as of March 31, 2026. As of December 31, 2025 and 2024, the aggregate fair value of the convertible promissory notes was $5.7 million and $4.2 million, respectively.

The fair value of the convertible promissory notes at the date of conversion was equal to the fair value of the underlying Series A-I and Series A-III redeemable convertible preferred stock into which they converted. As of December 31, 2025 and 2024, the fair values were determined using a probability-weighted scenario analysis and a Black-Scholes option pricing model for the embedded conversion feature, modeling an equity financing event, a corporate transaction, repayment at maturity, and dissolution. Key inputs included the equity valuation, equity volatility, discount rate, expected term, and scenario probabilities. These estimates involved significant judgment and were inherently uncertain. Refer to Note 7 to Gravitics’ financial statements included elsewhere in this proxy statement/prospectus for additional information.

Fair Value of Warrant Liabilities and Reclassification to Equity

Gravitics’ liability-classified warrants entitle holders to shares of common stock and are measured at fair value on a recurring basis. As of March 31, 2026, December 31, 2025, and December 31, 2024, the aggregate fair value of the warrant liabilities was $0.1 million, $2.9 million, and $0.9 million, respectively. The warrant liabilities outstanding as of March 31, 2026 consist of the Placement Agent Warrants issued during the three months ended March 31, 2026, which are classified as liabilities under ASC 815-40 because Gravitics did not have a sufficient number of authorized and unissued common shares available to settle the warrants in shares as of the issuance date and as of March 31, 2026, and accordingly share settlement was not considered within Gravitics’ control. The Service Provider Warrants issued during the quarter are accounted for as share-based payments under ASC 718 and are not classified as liabilities. For periods through December 31, 2025, the fair value of the liability-classified warrants was determined using an intrinsic value method, computed as the product of the indicated number of warrant shares (based on the applicable equity ownership percentage and the fully diluted capitalization) and the concluded common stock value per share at the measurement date.

During the three months ended March 31, 2026, the underlying share counts of Gravitics’ Secured Promissory Note Warrants and Default Warrants became fixed upon the full conversion of the related convertible promissory notes in connection with the Series A-I Closing. The warrants thereafter satisfied the indexation criteria under ASC 815-40-15, and Gravitics reclassified them from liabilities to additional paid-in capital at their then-current fair value of $11.4 million as of the reclassification date, with the change in fair value through such date recognized in the statements of operations. The determination of whether warrants satisfy the indexation and equity classification criteria under ASC 815-40 requires significant judgment. Refer to Notes 7 and 9 to Gravitics’ financial statements included elsewhere in this proxy statement/prospectus for additional information.

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Revenue Recognition - Cost-to-Cost Method

Gravitics recognizes revenue from its fixed-price contracts over time using the cost-to-cost input method. Under this method, revenue is recognized based on costs incurred to date relative to total estimated costs at completion. This method requires Gravitics to make significant estimates regarding total costs to complete each contract, which are updated periodically based on the most current information available. Changes in estimated total costs at completion are recognized on a cumulative catch-up basis in the period in which the change in estimate is identified. If current estimates indicate a loss is expected on a contract, the entire anticipated loss is recognized in the period in which the loss becomes evident. No contract losses were recognized during the three months ended March 31, 2026 and 2025 or the years ended December 31, 2025 and 2024.

The estimation of total costs to complete, particularly for long-term contracts such as the Axiom cargo vehicle contract, involves significant judgment and is subject to variability as the scope and technical complexity of the work evolves. Changes in these estimates could have a material impact on the timing and amount of revenue recognized in future periods.

Stock-Based Compensation

Gravitics measures stock-based awards at their grant-date fair value and recognizes compensation expense on a straight-line basis over the vesting period. For the three months ended March 31, 2026 and 2025, Gravitics recognized stock-based compensation expense of $0.2 million and $0.3 million, respectively. For the years ended December 31, 2025 and 2024, Gravitics recognized stock-based compensation expense of $1.4 million and $1.5 million, respectively.

Because Gravitics’ common stock was not publicly traded during the periods presented, the fair value of its common stock was determined by its board of directors with input from management, considering contemporaneous independent third-party valuations. The fair value of stock options is estimated using the Black-Scholes option pricing model, which requires the input of assumptions including expected volatility (estimated using a group of comparable publicly traded aerospace and defense companies), expected term (using the simplified method), risk-free interest rate, and expected dividend yield. If any of these assumptions change significantly, stock-based compensation expense for future awards may differ materially from the amounts previously recognized. Following the closing of the Merger and the establishment of a public trading market for Gravitics’ common stock, it will no longer be necessary for Gravitics’ board of directors to estimate the fair value of its common stock, as the fair value will be determined based on the trading price of the common stock.

Related Party Transactions

Gravitics’ significant related party transactions include the following:

●	Axiom Space, Inc.: Gravitics’ largest revenue contract, a $125.0 million fixed-price contract, is with Axiom, which is considered a related party because Type One Ventures, the lead investor in Axiom, also serves as the lead investor of Gravitics and has board representation at both entities. Revenue from the Axiom contract was nil and $0.3 million for the three months ended March 31, 2026 and 2025, respectively, and $0.3 million and $1.6 million for the years ended December 31, 2025 and 2024, respectively. During the three months ended March 31, 2026, Gravitics billed and collected milestone amounts under the Axiom contract that were recorded as deferred revenue rather than recognized as revenue.

●	Type One Ventures (SAFE and Convertible Note Investor): Entities affiliated with Type One Ventures, whose representative serves as a member of Gravitics’ board of directors, were significant investors in Gravitics’ SAFE instruments and held a related party convertible promissory note and related party warrants. In connection with the Series A-I Closing in January and February 2026, the related party SAFEs and the related party convertible promissory note converted into shares of redeemable convertible preferred stock, and the related party Secured Promissory Note Warrant and Default Warrant were reclassified to equity. As of December 31, 2025, related party SAFE liabilities totaled $4.5 million, related party convertible promissory notes had a fair value of $0.8 million, and related party warrant liabilities had a fair value of $0.2 million.

●	Short-term related party loans: During 2025, Gravitics received short-term, non-interest-bearing loans from its Chief Executive Officer, Shareholder, and Director and its Cofounder, Chief Marketing Officer, and Shareholder, of which $44,970 remained outstanding as of December 31, 2025. All such amounts were repaid in full during the three months ended March 31, 2026.

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Recent Accounting Pronouncements

Effective January 1, 2026, Gravitics adopted ASU No. 2025-10, Government Grants (Topic 832), using the modified prospective approach. The adoption did not have a material impact on Gravitics’ financial position, results of operations, or cash flows. See Note 3 to Gravitics’ interim financial statements included elsewhere in this proxy statement/prospectus for a description of recent accounting pronouncements applicable to its financial statements.

Off-Balance Sheet Arrangements

Gravitics does not have any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Gravitics does not engage in off-balance sheet financing arrangements. Gravitics therefore believes that it is not materially exposed to any financing, liquidity, market, or credit risk that could arise if it had engaged in these relationships.

Quantitative and Qualitative Disclosures About Market Risk

Gravitics is exposed to market risks in the ordinary course of its business. These risks primarily include interest rate risk and credit risk.

Interest rate risk

Gravitics’ exposure to interest rate risk is limited. Gravitics’ short-term borrowings bear a fixed interest rate. Gravitics’ operating lease obligation carries a fixed discount rate. Gravitics’ interest-earning assets consist of cash held in checking and money market accounts. A hypothetical increase or decrease of 100 basis points in interest rates would not have a material impact on Gravitics’ financial statements.

Credit risk

Gravitics deposits cash and cash equivalents with high credit quality financial institutions in the United States. These deposits may, from time to time, exceed the federally insured amounts. Gravitics has not experienced any losses in such accounts and does not believe it is exposed to significant credit risk. Gravitics’ revenue is concentrated among a small number of customers. For the three months ended March 31, 2025 and the years ended December 31, 2025 and 2024, two customers accounted for substantially all of Gravitics’ revenue.

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BUSINESS OF NON-INVASIVE MONITORING SYSTEMS, INC.

General

The Company was incorporated under the laws of the State of Florida on July 16, 1980. The Company’s offices are located at 4400 Biscayne Boulevard, Miami, Florida, 33137 and its telephone number is (305) 575-4200.

Company Overview

The Company’s primary business previously consisted of research, development, manufacturing, marketing and sales of non-invasive, motorized, whole body periodic acceleration (WBPA) platforms. These therapeutic acceleration platforms are intended as aids to temporarily increase local circulation for temporary relief of minor aches and pains, produce local muscle relaxation and reduce morning stiffness.

In May 2019, the Company effectively discontinued operations. Since that time, the Company has been a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act, and its main business focus has been to seek, investigate and engage in a business combination with a private entity whose business presents an opportunity for its stockholders. At the Effective Time, the Company plans to change its business focus to the business of Gravitics, which designs and manufactures large space structures including orbital carriers, cargo logistics spacecraft, and space station modules to be used for commercial development in earth orbit and beyond. In connection with the Merger, the Company intends to change its name to “Gravitics Holdings, Inc.”

Products

The Company currently has no inventory and does not have any products available for sale.

Properties

The Company’s principal corporate office is located at 4400 Biscayne Blvd., Miami, Florida. The Company occupies this space from Frost Real Estate Holdings, LLC, which is a company controlled by Dr. Phillip Frost, a member of the Company’s Board and one of the Company’s largest beneficial shareholders. The Company previously leased the approximately 1,800 square feet under a lease agreement, which commenced with a five-year term on January 1, 2008 and expired on December 31, 2012, and then the Company went on a month-to-month basis and then in February 2016 the office space rent was reduced to $0 per month.

Employees

The Company has no full-time employees.

Legal Proceedings

The Company has no knowledge of any material, active, pending or threatened proceeding against the Company or its subsidiaries, nor is the Company, or any subsidiary, involved as a plaintiff or defendant in any material proceeding or pending litigation.

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BUSINESS OF GRAVITICS

Unless the context otherwise requires, references in this “Business of Gravitics” to “we”, “us”, “our”, and “the Company” are intended to mean the business and operations of Gravitics.

Overview

Gravitics’ Business

Gravitics is commercially developing space logistics and infrastructure hardware for national security, civil, and commercial markets. Gravitics’ platform — the Orbital Carrier is designed for commercial and space defense customers. The Orbital Carrier is a single platform that addresses three key markets:

(1)	The Golden Dome & Space Defense market:

●	Orbital Infrastructure Platforms
●	Sensors Layers
●	Space-based Interceptors
●	Tactically Responsive Space

(2)	The In-Space Cargo & Logistics market:

●	Point-to-point Cargo Delivery
●	Satellite Servicing
●	Orbital Transportation

(3)	The In-Space Economies market:

●	Orbital Data Centers
●	Space Stations
●	In-space Manufacturing

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Founded in 2021, Gravitics has secured over $187M in contracted revenue and is positioned at the intersection of two converging markets: the buildout of commercial space stations and the rapid expansion of national security space, all intended to be built out from the Orbital Carrier.

Key Company Success Milestones

●	2021 – Gravitics is incorporated
●	2022 – Gravitics raises $15M seed round financing
●	2023 – Gravitics wins $1.7M SBIR US Space Force / SpaceWERX Contract to design Orbital Carriers
●	2024 – Gravitics signs $125M contract with Axiom Space to build infrastructure for Axiom Commercial Space Station
●	2024 – Gravitics wins NASA Space Act Agreement
●	2024 – Gravitics demonstrates components on MISSE mission to the International Space Station (a space exposure test for critical spacecraft materials, including protective coatings, solar cell material, and advanced ballistic shielding material)
●	2025 – Gravitics completes Preliminary Design Review (PDR) for Axiom Cargo Mission 1
●	2025 – Gravitics selected for $60M STRATFI Contract from US Space Force and Air Force Research Lab
●	2026 – Gravitics awarded MDA SHIELD ID/IQ for Golden Dome Missile Defense
●	2026 – Selected by a Golden Dome Prime Contractor to build 3 Orbital Carriers for space-based missile defense

Gravitics’ Markets

Golden Dome & Space Defense Overview

Gravitics’ Orbital Carrier is expected to be a game-changing platform that enables the U.S. Space Force to stage and execute counterspace operations—the holy grail in achieving space superiority as referenced in U.S. Space Force’s Space Warfighting: A Framework for Planners (March 2025). Gravitics is developing the Orbital Carrier to enable rapid response in earth orbit and cislunar space. Orbital Carriers pre-position, host, protect, deliver, and deploy critical assets to ensure the stability and security of valuable space assets and defend our home on earth.

With Gravitics’ $60 million STRATFI contract from US Space Force, we believe it has become one of the first and only companies in history to design and build space station infrastructure in support of national security objectives.

Value Proposition

Just as maritime aircraft carriers enhanced security on earth, Gravitics’ Orbital Carriers enable the fundamentals of war planning:

●	Pre-Positioning. Orbital Carriers enable the United States to forward-deploy and stage space assets — payloads, sensors, missile interceptors and response capabilities — in the orbits and inclinations most relevant to anticipated threat environments. Pre-positioning eliminates the costly and time-consuming process of launching from Earth in response to an emerging crisis, ensuring the right assets are already in the right orbital neighborhood when it matters most. Assets already on-orbit and forward-positioned can be tasked and maneuvered in a fraction of the time, providing a complementary layer of responsiveness that terrestrial launch alone cannot achieve. The result is a more resilient, more layered, and significantly faster national space response architecture.
●	Rapid Response. Speed of maneuver is what converts a pre-positioned asset into a decisive capability. Gravitics’ Orbital Carriers’ integrated propulsion capabilities enable on-demand delivery of mission payloads to any orbital slot, delivering the intended response faster than an adversary can adapt. Whether the mission is inspection, deterrence, or direct action, Gravitics’ Orbital Carriers collapse the decision-to-effect timeline from days or weeks to hours.

The combined value of Gravitics’ Orbital Carriers’ pre-positioning and rapid response is space superiority — the ability to operate freely in space while denying that freedom to adversaries. Today, the threats from near-peer adversaries like China and Russia have resulted in the U.S.’s Space Force working rapidly to deploy technologies to help mitigate the threats to our most critical national security space assets, such as global positioning satellites, intelligence, surveillance & reconnaissance (“ISR”) platforms, and communications satellites. Orbital Carriers are the first true form of deterrence that the United States has in space: not reactive, not dependent on ground-launch timelines, but persistent, maneuverable, and credible.

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Orbital Carrier Mission Sets

Orbital Carriers are a platform that enables novel new mission sets. As the U.S. Space Force continues to grow its Tactically Responsive Space (“TacRS”) investment portfolio — spanning space mobility and logistics programs, operationally responsive space initiatives, and Congressional appropriations increasingly tied to on-orbit operations— Gravitics is positioned as the infrastructure layer that makes those investments more effective.

●	Golden Dome for America: Space-Based Missile Defense – Orbital Carriers are designed to operate as “host vehicles”, capable of pre-positioning assets for missile defense.

○	Gravitics’ Orbital Carriers have been selected as the platform to host assets for a Golden Dome Prime Contractor.
○	Gravitics received a contract award from the Missile Defense Agency’s (“MDA”) Scalable Homeland Innovative Enterprise Layered Defense (SHIELD) MA-IDIQ contract. The award is part of a $151 billion, 10-year contract vehicle (through 2035) designed to rapidly develop and field advanced, multi-domain defenses against hypersonic, ballistic, and cruise missile threats.

●	Tactically Responsive Space Operations – Orbital Carriers enable a range of tactically responsive mission sets including space domain awareness, proximity operations, inspection, deterrence, and direct action (kinetic and non-kinetic effects). Unlike ground-launched responsive space concepts that depend on launch-on-demand timelines, Orbital Carriers provide persistent, pre-positioned capability that can be tasked and maneuvered in near-real-time. As the Department of War matures its operational doctrine for counterspace, Gravitics expects these mission sets to expand in scope and complexity — progressing from initial inspection and characterization missions toward more advanced operational concepts involving coordinated multi-carrier engagements, contested-orbit maneuver, and integrated sensor-to-effector chains. Gravitics’ $60 million STRATFI contract with the US Space Force directly supports the development of these capabilities, and Gravitics’ is actively engaging with operational stakeholders to ensure Orbital Carrier design evolves in step with emerging warfighter requirements.

In-Space Cargo & Logistics

Gravitics is committed to providing cargo logistics and infrastructure capabilities to enable the commercialization of low-earth orbit (“LEO”) destinations. Gravitics’ Orbital Carriers, manifested and outfitted for cargo, enable civil space agencies and commercial LEO destination operators to receive cargo at unprecedentedly low costs per unit mass and unit volume, while its capabilities provide an extension of the destinations’ volume, power, useful life, and mission scope. The volume and power augmentation the Orbital Carrier provides to the station supports cutting edge research in medicine, manufacture of advanced materials, and expanded scope and tasking of commercial LEO destination (“CLD”) astronauts.

●	Cargo Logistics: Gravitics’ Orbital Carrier Cargo Variant, outfitted with CLD station operators’ assets, enable cost-effective cargo delivery to commercial space stations. Gravitics delivers cargo while enabling station expansion and increased on-orbit activities – combining two or more missions into one — thus greatly reducing the costs of station cargo logistics.
●	Space Infrastructure: The volume and power augmentation Gravitics’ pressurized cargo modules provide can enable additional spaces for crew quarters, research laboratories, and manufacturing centers, depending on customer needs. Gravitics’ modular design approach allows station operators to scale their facilities incrementally, adding capacity as demand grows without requiring station redesigns.

Gravitics’ market positioning supports the CLD and space station market with the construction of logistics and station augmentation modules for any new commercial space station operator. Gravitics’ commitment to building Orbital Carriers with scalable volume, power, and propulsion capabilities allows it to focus its time and resources into building for the whole industry. Gravitics’ goal is to accelerate the build out of multiple commercial LEO destinations, by increasing production of standardized Carriers, amortizing traditional station logistics and expansion costs into single mission sets, and leveraging the right technologies to grow the space economy.

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In-Space Economies

Though Gravitics does not currently have contracts in this area it is pursuing future capabilities to address the following:

●	Pioneering Orbital Data Center Infrastructure: Gravitics’ Orbital Carriers’ large useable volume and scalable power and thermal capabilities are uniquely suited to host compute capability in orbit. Gravitics intends to capture market share in the emerging orbital data center (“ODC”) sector by offering its Orbital Carrier outfitted for use as infrastructure for space-based AI and Earth observation data processing.

●	Establishing Planetary Defense and NEO Reconnaissance Capabilities: Gravitics’ Orbital Carriers enable planetary defense missions by offering the rapid pre-positioning and deployment of deflection or observation assets to address near-Earth object (“NEO”) threats. As NASA and international partners expand investment in planetary defense readiness, Gravitics’ platforms provide the infrastructure to stage and deliver mission-critical payloads on compressed timelines. Gravitics is additionally testing the market for offering its Orbital Carrier architecture to civil and commercial organizations for asteroid prospecting applications. This pre-positioned system allows for the immediate deployment of observation or deflection payloads to intercept NEOs faster than Earth-launched alternatives, enabling viable planetary defense against NEOs.

Gravitics’ Competitive Strengths

A Clean Slate for the Next Generation Space Economy

Founded in 2021, Gravitics has designed its platforms from the ground up for the next generation of launch vehicles, commercial LEO destinations, and the emerging space economy — unconstrained by legacy tooling or architectures or outdated manufacturing processes.

The space economy is undergoing a fundamental paradigm shift. While NASA and the Department of War remain the largest customers in the space sector, the way systems are procured and fielded has changed dramatically. Government agencies are moving away from the cost-plus-fixed-fee (“CPFF”) contract structures that sustained large prime contractors for decades, and toward firm-fixed-price (“FFP”) and service-based acquisition models that reward cost discipline, production efficiency, and commercial viability. Simultaneously, capabilities that were once purely government research and development (“R&D”) programs — most notably the International Space Station — are transitioning to commercial operation, creating a market that demands new business models where investment decisions are driven by commercial economics rather than government development funding alone.

Gravitics was purpose-built for this environment. Where incumbent providers must work around decades-old designs, fixed production infrastructure, and cost structures optimized for cost-plus contracting, Gravitics has built its manufacturing and inspection methods to enable rapid iteration and change in vehicle form-factors to meet evolving customer needs. Gravitics’ core infrastructure architecture is designed to be readily reconfigured for custom mission requirements with relatively little mission-unique engineering, enabling a single production line to serve a wide range of applications — from pressurized cargo logistics to human-rated habitats to unmanned Orbital Carriers for national security missions. Gravitics is not adapting legacy systems for the new space economy — it is building the platforms the new space economy are expected to be built upon. This adaptability is intended to give Gravitics a structural cost and schedule advantage that is difficult for legacy manufacturers to replicate without significant capital investment and organizational change.

Pre-Positioning + Rapid Response Capabilities

Gravitics’ Orbital Carriers introduced a fundamentally new capability to the national security space architecture: the ability to pre-position assets on-orbit and rapidly deploy them on-demand — eliminating the time-consuming process of launching from earth in response to an emerging crisis. Similar to maritime carrier strike groups that are forward-deployed to regions of strategic interest, Orbital Carriers enable the United States to station payloads, sensors, interceptors, and response capabilities in the orbits most relevant to anticipated threat environments. Combined with Gravitics’ integrated propulsion capabilities, which collapse the decision-to-effect timeline from days to hours, Orbital Carriers represent the first true persistent deterrence platform in space.

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Existing approaches to on-orbit responsiveness address pre-positioning and rapid response separately, but neither alone is sufficient to achieve space superiority. Conventional satellite buses can be pre-positioned in orbit and loiter, but a constellation-only approach to counterspace operations faces fundamental limitations. Achieving meaningful coverage across the relevant threat environment would require tens of thousands of satellites deployed across multiple orbital planes — a cost and schedule burden that is prohibitive at scale. More critically, most satellite buses in constellation lack the propulsion capacity to maneuver to new orbits within tactically relevant timelines. Pre-positioning without the ability to rapidly reposition offers presence, but not decisive capability.

Gravitics’ Orbital Carriers occupy a novel category with no direct incumbent — purpose-built for persistent on-orbit presence and the protection and rapid deployment of high-value assets, rather than traditional payload transfer. By combining pre-positioning and rapid response into a single integrated platform, Orbital Carriers close the gap that neither constellation architectures nor point-to-point delivery vehicles can address alone. No other company currently offers this paired capability, and Gravitics believes this positions it to capture a significant share of the Department of War’s growing investment in tactically responsive space operations, space mobility and logistics, and space-based missile defense.

Domestic Supplier with Favorable Cost Structure and Lead Times

Gravitics manufactures its platforms entirely within the United States, providing its customers — particularly those in national security and government markets — with a domestic supply chain that avoids the export control, regulatory, and security complexities associated with foreign-manufactured space hardware. This is a key pain point for many American companies working in advanced technology sectors such as space. For government customers navigating “Buy American” requirements and industrial base policy, and for commercial station operators seeking predictable delivery schedules, Gravitics’ domestic production capability represents a meaningful and growing competitive advantage.

Gravitics’ automated manufacturing approach delivers lower per-unit costs and significantly shorter production lead times compared to legacy providers of large, pressurized space structures, whose platforms rely on foreign production facilities, limited automation, and extended timelines.

Non-Exclusivity and Cross-Market Economics

Unlike providers that are captive to a single space station program or prime contractor, Gravitics has intentionally maintained a non-exclusive business model — positioning the Gravitics to sell cargo logistics modules, infrastructure, and services to any domestic or allied foreign station operator. This approach creates a powerful economic flywheel: as Gravitics serves multiple CLD operators, the amortization of its production infrastructure and engineering investment across a broader customer base drives down per-unit costs for every operator Gravitics serves. This is particularly significant for the CLD market, where logistics represents one of the most substantial recurring cost drivers for station operators. The more CLD programs Gravitics supports, the better the economics become for each of them — helping the industry credibly sustain more than one commercial station and strengthening the overall market. This same dynamic extends to Gravitics’ Orbital Carrier platforms, where amortization across both defense and commercial applications further reduces unit costs and accelerates production learning curves, benefiting customers in both markets simultaneously.

Gravitics’ Customers

Defense and National Security. As of the date of this prospectus, Gravitics is on contract with U.S. government customers, including the U.S. Space Force and the U.S. Missile Defense Agency (“MDA”), and with a prime contractor for Golden Dome of America. Gravitics also provides mission design services with other U.S. government (“USG”) and commercial defense organizations as it works to further its customer base. Notable contracts include:

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U.S. Space Force — $60 million STRATFI Contract (Orbital Carriers) — Awarded through SpaceWERX, this Strategic Funding Increase contract supports the design, development, and orbital demo of Gravitics’ Orbital Carrier systems for national security space missions. This contract established Gravitics as the first company to develop space station-derived infrastructure for Department of War applications.

Missile Defense Agency — SHIELD MA-IDIQ (Orbital Carriers) — Gravitics was selected to receive a contract as part of the Scalable Homeland Innovative Enterprise Layered Defense (SHIELD) MA-IDIQ, a $151 billion, 10-year contract vehicle (through 2035) designed to rapidly develop and field advanced, multi-domain defenses against hypersonic, ballistic, and cruise missile threats. This positions Gravitics to compete for task orders supporting space-based missile defense architecture.

Golden Dome – Prime Contractor Delivery (Orbital Carriers) — Selected by a leading defense prime contractor to build three flight-ready Orbital Carriers for the Golden Dome space-based missile defense program. This contract represents the first production order for Gravitics’ Orbital Carrier platform, with multiple flight opportunities in an accelerated fielding plan set by the Space Force.

Commercial and Civil Infrastructure & Logistics Services. Under contract with NASA and Axiom Space in support of the NASA Commercial LEO Destinations Program (CLDP). Gravitics has also entered terms with a second CLD operator. Beyond CLD, Gravitics has entered mission design service contracts with commercial entities that plan to use its Orbital Carrier propulsion systems for high energy orbital insertion in anticipation of mission services contracts. Notable contracts include:

Axiom Space (Cargo Logistics) — Gravitics holds a $125M contract with Axiom Space to design and manufacture a cargo logistics module for the Axiom Station. This module will deliver pressurized cargo while simultaneously expanding the station’s usable volume, combining two mission objectives into a single flight.

NASA — Space Act Agreement — Gravitics entered into a Space Act Agreement with NASA in 2024 to collaborate on next-generation infrastructure development, particularly for capabilities utilizing next-generation super-heavy launch vehicles such as SpaceX’s Starship and Blue Origin’s New Glenn, supporting the agency’s goals for commercial low Earth orbit destinations and sustained human presence beyond the International Space Station.

Gravitics’ Growth Strategy

Gravitics’ growth strategy is designed to continuously expand its addressable market by maturing early-stage research and development initiatives into highly profitable services and products. Gravitics’ is focused on the following key growth vectors:

Scaling Tactically Responsive Space (TacRS): Gravitics is actively working to transition its Department of War DOW and National Reconnaissance Office NRO engagements into normalized acquisition programs. The “pre-positioned rapid response assets” architecture of Gravitics’ Orbital Carrier technology provides an unparalleled rapid-response capability which is a key enabler for several important capabilities for multiple government offices and/or commercial markets. Examples of these capabilities:

●	situational awareness (ISR: Remote Sensing)
●	threat mitigation & deterrence (electronic + kinetic)
●	refueling missions
●	space to earth cargo
●	near earth object missions
●	rescue missions
●	and other time-sensitive opportunities

Maturing Low-Margin Service Contracts into High-Margin Production: Gravitics offers lower-margin mission design services to offset development costs using customer-funded R&D. As these initial design phases complete, they establish Gravitics’ proprietary hardware as the baseline, paving the way for highly profitable, long-term hardware delivery and mission management contracts.

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Capitalizing on the $1.5 billion NASA CLD Phase 2 Opportunity: Gravitics is strategically positioned to capture significant value from NASA’s upcoming Commercial LEO Destinations (CLD) Phase 2 awards, expected in mid-2026. By maintaining non-exclusivity and leveraging Gravitics’ existing contract with Axiom Space and relationships with other CLD companies (Starlab Space, Vast Space, Orbital Reef), it has an opportunity to become the premier United States infrastructure subcontractor to multiple winning teams.

Expanding SHIELD IDIQ into Golden Dome Production: Gravitics intends to leverage its $60 million STRATFI demonstration missions as direct steppingstones to secure full production contracts under the MDA’s SHIELD IDIQ. The Orbital Carrier architecture—the development of which is already funded by the US Space Force—is uniquely positioned to support both Tactically Responsive Space and Golden Dome applications, including as a host carrier for based interceptors. Gravitics believes that this could mature into a multi-billion-dollar contract opportunity.

Pioneering Orbital Data Center Infrastructure: Gravitics’ Orbital Carriers’ large useable volume and scalable power and thermal capabilities are uniquely suited to host compute capability in orbit. Gravitics intends to capture market share in the emerging orbital data center (“ODC”) sector by offering its Orbital Carrier outfitted for use as infrastructure for space-based AI and Earth observation data processing.

Establishing Planetary Defense and NEO Reconnaissance Capabilities: Gravitics’ Orbital Carriers enable planetary defense missions by offering the rapid pre-positioning and deployment of deflection or observation assets to address near-Earth object (“NEO”) threats. As NASA and international partners expand investment in planetary defense readiness, Gravitics’ platforms provide the infrastructure to stage and deliver mission-critical payloads on compressed timelines. Gravitics is additionally testing the market for offering its Orbital Carrier architecture to civil and commercial organizations for asteroid prospecting applications. This pre-positioned system allows for the immediate deployment of observation or deflection payloads to intercept NEOs faster than Earth-launched alternatives, enabling viable planetary defense against NEOs.

Commercializing Proprietary High-Safety-Factor Battery Technology: To meet the demanding power constraints of Gravitics’ customer mission needs, Gravitics plans to verticalize its battery manufacturing leveraging a proprietary chemistry capable of tens of thousands of cycles and 15C pulse discharge rates. Gravitics plans to commercialize these batteries for the broader maritime, aviation, and terrestrial defense markets, creating a highly scalable, distinct revenue stream.

With Gravitics’ Orbital Carrier and its combination of pre-positioning and rapid response, Gravitics is in a unique position for business growth as a provider and/or enabler for some or all these important capabilities that have a strong demand from both government and commercial markets.

Competition

Gravitics believes its main sources of competition fall into three categories:

Cargo Logistics

●	Incumbent domestic cargo service providers such as Northrop Grumman and SpaceX that may pursue different classes of cargo
●	International agencies such as JAXA with the HTV-X cargo vehicle under development
●	International operators that have reported plans to provide cargo services, such as The Exploration Company and ATMOS

Space Infrastructure

●	Incumbent space structure manufacturers of physically large space structures such as Thales Alenia Space and BAE Systems

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Rapid Response

●	Providers of third stages, kick stages, and OTVs such as Impulse Space, Firefly Aerospace, and Rocket Lab may be considered competitors to Gravitics’ rapid response capabilities, though Gravitics anticipates and prefers collaborative opportunities for Gravitics’ Orbital Carriers solution set. Gravitics also believes the known vehicles these companies currently offer, or plan are best suited to mission profiles that differ from Gravitics’ pursuits.

Intellectual Property

The success of Gravitics’ space products depends, in part, on Gravitics’ ability to protect its proprietary intellectual property rights. Gravitics’ relies primarily on patents, trademarks, trade secrets, other intellectual property laws, licensing arrangements, non-disclosure or confidentiality agreements with its employees, consultants, and other relevant persons, and other measures to protect its intellectual property (including Gravitics’ intellectual property that may not be patentable or subject to copyright, trademark, trade dress or service mark protection), and intends to continue to rely on these and other means. Gravitics also relies on trade secrets, designs, know-how, and other confidential information to protect its intellectual property that may not be patentable or subject to copyright, trademark, trade dress, or service mark protection, or that Gravitics believes is best protected by means that do not require public disclosure. To date, Gravitics has filed for one provisional patent on its orbiter carriers, which is currently pending.

Gravitics’ Team

Gravitics’ talented team operates with a results-oriented culture of extreme ownership driven by the example of its company leadership. Gravitics’ leadership holds itself accountable and communicates progress openly with the team, inspiring all employees to do the same.

Gravitics has curated a leadership team of functional domain experts with demonstrated past performance in aerospace who also demonstrate an aptitude for full lifecycle ownership. The entire organization operates with a high level of accountability, with members at every level of the organization entrusted with responsibility and decision-making, while following clearly defined results goals set out by management.

This rich experience across such storied spacecraft and missions helps Gravitics’ team to circumvent pitfalls that are commonly associated with its industry’s products and services.

Business Development and Sales

Gravitics’ Business Development and Sales team is primarily focused on U.S. Government and commercial customers but operates across the United States, Europe, and Asia. Gravitics also operates globally indirectly via its partner networks that include launch and rideshare providers for Gravitics’ Viper OTX and space station outfitting and sales partners for Gravitics’ Orbital Carriers and associated capabilities.

Gravitics’ team works with commercial, civil, and defense customers to achieve satisfactory mission solutions and sales. Sales covers commercial, civil, and defense applications of Gravitics’ Orbital Carriers and derivative products and services including Cargo services and Viper OTX. The team draws on shared architecture, mission operations, project management, engineering, and proposal writing resources. Gravitics’ organizational design tightly integrates the Business Development & Sales with the Engineering team to ensure robust solutions are proposed for customers that can be delivered quickly.

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Gravitics’ team members have valuable experience working for small and large commercial sales entities and U.S. government agencies. It contains and directly leverages technical vehicle expertise as well as civil, commercial, and defense sales expertise. Prior experience includes acquisition activities within the U.S. Air Force and U.S. Space Force, capture efforts ranging from small business initiatives and large USG and Prime solicitations, and executive roles at Airbus Defense & Space, Altius Space Machines, and Voyager Space Technology Systems.

Marketing

Gravitics’ Marketing efforts build brand awareness and perception, communicate its differentiation, and target engagement from Gravitics’ potential customers, partners, and employee candidates. Activities include:

●	Mockup builds to showcase capability, volume, and corresponding outfitting optionality of Gravitics’ spacecraft
●	Website updates detailing existing product lines and future roadmap
●	Speaking engagements at national and global conferences
●	Participation at local, regional, national, and global industry networking events
●	Conference sponsorship for heightened awareness to customers and suppliers
●	Sponsorship of regional student and college STEM competitions
●	Product sheets, payload user guides, and custom mission application materials for prospective customers
●	Brand merchandising
●	Targeted outreach on social media
●	Informational pieces on legacy and contemporary industry systems that establish credibility with prospective customers
●	Press releases detailing major accomplishments
●	Direct outreach

To date Gravitics’ has been able to spread awareness to its targeted customers and partners resulting in key sales and contracts signed with relatively little marketing expenses.

Program and Mission Management

Gravitics’ Program and Mission Management team ensures customer satisfaction at every step of the contract lifecycle. They work with Gravitics’ customers to establish requirements and controls and deeply understand Gravitics’ customers’ priorities. They coordinate efforts across the business internally and ensure on-time and on-cost delivery of Gravitics’ products and services.

Gravitics assigns a Mission Manager to every mission to ensure all internal and customer requirements are met and integration of its customers, launch vehicle, and ground systems are seamless. Along with a product’s Chief Engineer, the Mission Manager provides Systems Engineering oversight and support for complex projects.

Gravitics’ team carries broad aviation and spaceflight experience with past executive positions in global operations of complex operations, including P&L, personnel management, production operations, and portfolio management of multinational, several-hundred employee, billion-dollar programs.

Supply Chain

Gravitics’ ability to deliver on-time and high-quality vehicles and spacecraft systems depends upon the rigor of its supply chain and the quality and availability of all necessary material and supplied components. Gravitics obtains raw material, components, subsystems, tooling, and capital equipment from suppliers that it believes to be reputable and reliable.

Gravitics performs make vs. buy trades for the components and systems that go into its vehicles. When a part is supplied, Gravitics endeavors to source from multiple credible and vetted vendors; when supplier options are insufficient, whether due to engineering validation, cost, lead time, quality, or supplier reliability, Gravitics brings the design and production expertise in house to control the supply chain.

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Gravitics documents, follows, and continues to enhance its internal quality control processes to source suppliers. Supply chain leadership establishes good practices and training for all engineering and manufacturing employees to follow. Gravitics’ team experience includes over 20 years of supply chain and logistics operations experience in the US Army, including peacetime and wartime operations with secret clearance operations. Gravitics’ is prepared to scale its supply chain function as Gravitics’ early development transitions into production and its volume increases.

Most of Gravitics’ procured components come from domestic US suppliers with few exceptions where necessary. While Gravitics largely sources raw materials and components from multiple sources, in some cases it purchases from a limited number of suppliers or a single supplier. Gravitics’ works to continually diversify its supply chain to reduce risk of the delivery and operation of its vehicles. For a further discussion on Gravitics’ supply chain risks, see “Risk Factors”, including “Gravitics often relies on a single vendor or a limited number of vendors to provide certain key products or services and the inability of these key vendors to meet its needs could have a material adverse effect on its business.”

Engineering

Gravitics’ engineering team is the hub of its organization. Gravitics maintains an engineering-driven organization, and its engineers carry full product ownership of Gravitics’ vehicles, subsystems, and components. Product Owners within the organization are responsible for all aspects of their systems, from product innovation and requirements definition through design, analysis, manufacturing development, supply chain cognizance, integration & test, orbital operations, and continual product improvement. They integrate with Business Development & Sales teams to ensure rapid and rigorous responses to customer inquiries and capture efforts; with Marketing teams to establish compelling product outreach; with Supply Chain teams to establish and maintain subcontracts, vetted supplier databases, designs that minimize supply chain risk, and supplier quality evaluations; and with Program & Mission Management to maintain good alignment between company product roadmaps and immediate customer needs.

Architecture & Advanced Concepts

Gravitics’ engineering organization includes decades of spacecraft prototyping experience across dozens of vehicles. Gravitics’ Advanced Concepts team, led by its Chief Architect, works with returning and prospective customers to quickly solution vehicle configurations, station / constellation architectures, and system interfaces that minimize complexity and accelerate implementation.

Risk Reduction from R&D through Product Delivery

Gravitics’ team prioritizes early risk reduction in new hardware and software efforts. As technical risks are identified in business development capture efforts or early contract efforts, Gravitics’ team prioritizes designing and executing manufacturing and test campaigns aimed at eliminating the largest risks first. This maximizes confidence in program schedule and cost performance and instills customer confidence. This risk reduction focus streamlines the path to a successful product qualification campaign and customer delivery.

Mission Execution

Gravitics’ engineering team addresses all aspects of spacecraft and ground segment systems necessary to conduct mission operations, including payload integration, integrated vehicle testing, and on-orbit spacecraft operations.

Diversified Experience

Gravitics’ team members boast a broad range of experience with past positions of significant impact in notable aviation, launch, and spacecraft programs.

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Past organizations and programs that shape Gravitics’ team’s experience include:

●	Airbus (Subcontractor) – A320, A321, A380 aircraft;
●	Airbus – Integrated Cargo Carrier;
●	Astrobotic Technology – Peregrine and Griffin landers;
●	Bombardier Aerospace – CRJ200 aircraft;
●	Masten Space Systems – Xombie and Xoie launch vehicles / landers;
●	SPACEHAB – Single/Double Logistics Module, Single/Double Research Module
●	Virgin Galactic – SpaceShipTwo spacecraft; WhiteKnightTwo aircraft;
●	Several classified programs

Gravitics’ emphasis on demonstrated past performance in its hiring and full product lifecycle ownership at Gravitics has enabled a remarkably high throughput while maintaining a low company headcount.

Development, Commercialization and Mission Operations

Gravitics conducts most of its operations in Marysville, Washington. Gravitics’ corporate headquarters house its R&D capabilities with provisions to scale into production operations as Gravitics prepares for its customer contracts. Gravitics also has personnel strategically located near its U.S. government and commercial customers in Washington, D.C., Denver, Colorado, Los Angeles, California, and Houston, Texas. Gravitics’ believes its current footprint is ideal to balance facility leasing costs in early development, situate personnel near key government and commercial customers, and provision for production expansion with significant optionality.

Marysville Corporate Headquarters, Design, Development, and Commercialization Center, and Test Site

Gravitics’ corporate headquarters is located at 4150 152nd St NE Suite 102, Marysville, Washington 98271. Gravitics leases approximately 42,000 sq. ft. of office and manufacturing space. Gravitics’ lease expires in April 2029 and it has the option to extend the lease for up to five years thereafter. Gravitics has the right to lease an additional 147,000 square feet in this facility should its needs require.

Gravitics conducts its engineering, manufacturing development, subsystem testing, and other R&D in its corporate headquarters. This property is suitable for Gravitics’ metalworking, propulsion thruster testing, propellant and material characterization, power electronics development, large scale pressure testing for modules up to eight meters in diameter, clean room activities, integrated testing activities, and transport of Gravitics’ vehicles. Gravitics believes its current footprint and power capacity is sufficient for the first vehicles and spacecraft systems planned for Gravitics’ STRATFI contract and Golden Dome prime customer, as well as most of its first CLD cargo vehicle development.

Gravitics plans to perform its mission operations in the same facility, allowing Gravitics’ engineering, planned manufacturing, and mission operations to tightly coordinate throughout the entirety of its mission lifecycle. Necessary IT provisions including security and network backups are confirmed and ready to support Gravitics’ first orbital mission.

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Other Facilities and Future Plans

In addition to Gravitics’ footprint, Gravitics benefits from access to its partners’ facilities including test facilities, reducing timelines and immediate direct capital expenditures during the development phase of some of its contracts.

Gravitics may lease or procure additional space, manufacturing volume, and/or a classified facility. Gravitics may expand its footprint in its current facility, in Denver, CO, in Houston, TX, and/or in Cape Canaveral, FL.

Human Capital

As of the date of this prospectus, Gravitics had 24 full-time employees and 7 independent contractors. Gravitics has augmented this team with an advisory board made up of five seasoned industry experts with broad experience.

Most of Gravitics’ employees are positioned at its company headquarters in Washington state, with others strategically located in Washington, D.C., Houston, and Denver. Gravitics’ employees are not subject to collective bargaining agreements, and it maintains positive relationships with its workforce.

Culture

Gravitics prides itself on the extreme ownership and productivity that every member of the team demonstrates. Key to Gravitics’ success is its accountability and collaborative environment that transcends all levels of management, demonstrated in the following ways:

●	Accountability and Authority: All employees are evaluated on tangible output over hours worked or meetings attended. All employees are entrusted with decision making in their projects.
●	Values: Gravitics’ values are well defined and shape its decisions to hire, to fire, and to promote talent.
●	Flat organization: All employees have easy access to top company leadership. All managers are held to explicit individual results.
●	Fostered disagreement: All employees are encouraged to speak up and disagree with leadership. All employees are encouraged to challenge the assumptions of their peers and superiors.

These initiatives are demonstrated in Gravitics’ monthly programs review. Representatives from all teams of all programs are present, and all levels of leadership support. The stated goal of this review is to find mistakes and bad assumptions, and identification of these is celebrated. The team has grown comfortable challenging each other’s (and leadership’s) work to continually improve Gravitics’ solutions.

Talent & Excellence

Gravitics’ team members are incredibly talented and have repeatedly produced results that outsize the headcount.

Recruiting and Pipeline

Gravitics’ strong focus on individual ownership opportunities attracts intrinsically motivated individuals and is a key attribute Gravitics searches for in candidates. Gravitics offers competitive compensation packages, including salary pay that is comparable to large organizations, and an equity program for all employees that align incentives to company success.

Gravitics offers an internship program that focuses on practical experience in the full product lifecycle and leadership & communication skills. This program prepares a new generation of talent to join Gravitics and establishes local and national pipelines.

Across all levels of experience, from college graduates to seasoned industry experts, Gravitics seeks candidates who have demonstrated practical experience and full ownership in their prior projects, which Gravitics believes is a strong predictor for success at Gravitics.

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Retention and Development

Gravitics believes the strongest retention incentive for its employees is the full project ownership and variety of tasks each employee is entrusted with, including projects that continually deepen their core areas of expertise and expose them to unfamiliar responsibilities across the business.

Gravitics fosters workforce development with a focus on mentorship and via internal and external training resources provided to employees to support new skill development.

Gravitics expects all of its managers and leaders to hold themselves accountable to the team by communicating their actions and results, which inspires the team to also work hard, openly communicate across all teams, and pursue growth opportunities in areas of interest.

Health & Safety

Gravitics prioritizes the health and safety of its employees through comprehensive programs, compliance with applicable regulations, and a culture of focus on results, not hours, to enable flexibility for employees when personal situations arise outside of work.

Gravitics’ Stand Down Policy is firm: Anyone in the company is empowered to prevent or stand down an operation if they have a safety concern. This triggers an immediate focus on rapidly understanding the concern or issue, implementing corrections if needed, providing training as applicable, and communicating the concern and resolution before resuming. This commitment to safety is supported by the executive leadership team with continual reminders that everyone is empowered to stop an operation and to make improvements.

Governmental Regulation

Gravitics is required to comply with a variety of governmental regulations, which could have a significant impact on its business, including its capital expenditures, earnings, and competitive position. Gravitics incurs or will incur costs to monitor and take actions to comply with governmental regulations that are or will be applicable to Gravitics’ business, including, among others, federal securities laws and regulations, applicable stock exchange requirements, economic sanctions and trade embargo laws, and restrictions and regulations of the U.S. Department of War, NASA and other government agencies in the United States.

Further, Gravitics’ business is subject to, and it must comply with, stringent U.S. import and export control laws, including ITAR and EAR. The ITAR generally restricts the export of hardware, software, technical data and services that have defense or strategic applications. The EAR similarly regulates the export of hardware, software, and technology that has commercial or ”dual-use” applications (i.e., for both military and commercial applications) or that have less sensitive military or space-related applications that are not subject to the ITAR. The regulations exist to advance the national security and foreign policy interests of the United States.

The U.S. government agencies responsible for administering the ITAR and the EAR have significant discretion in the interpretation and enforcement of these regulations. The agencies also have significant discretion in approving, denying, or conditioning authorizations to engage in controlled activities. Such decisions are influenced by the U.S. government’s commitments to multilateral export control regimes, particularly the Missile Technology Control Regime with respect to the spaceflight business. See “Risk Factors-Risks Related to Gravitics’ Business” for a discussion of material risks to Gravitics, including, to the extent material, to its competitive position, relating to governmental regulations. While there are no current regulatory matters that Gravitics expects to be material to its business, there can be no assurance that existing or future laws, regulations, and standards applicable to Gravitics’ operations will not lead to a material adverse impact on its business, results of operations, prospects, or financial condition. If new and more stringent government regulations are adopted, if industry oversight increases, or if Gravitics becomes subject to new international government regulations as a result of international expansion, Gravitics may incur significant expenses to comply with any new regulations or heightened industry oversight that are not addressed by its existing activities. See “Risk Factors-Risks Related to Gravitics’ Business- Gravitics’ business is subject to various regulatory risks that could adversely affect its operations.”

Corporate Information

Gravitics is currently a private company. It was incorporated in Delaware on May 7, 2021. Gravitics’ principal executive offices are located at 4150 152nd Street NE, Suite 102, Marysville, WA 98271, and its telephone number is 360-436-6033. Gravitics’ website address is www.gravitics.com. Information contained on, or that can be accessed through, Gravitics’ website is not incorporated by reference into this prospectus, and you should not consider information on Gravitics’ website to be part of this prospectus.

The Gravitics design logo, “Gravitics,” and our other common law trade names, trademarks, and service marks are the property of Gravitics.

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MANAGEMENT OF THE COMPANY

The following table provides information regarding the directors and executive officers of the Company prior to the Merger:

Name	Age	Position
Jane H. Hsiao, Ph.D., MBA	78	Chief Executive Officer and Director
James Martin, CPA, MBA	59	Chief Financial Officer and Director
Phillip Frost, M.D.	88	Director
Subbarao V. Uppaluri, Ph.D.(1)	76	Director
Adam Logal(2)	47	Director

(1)	Dr. Uppaluri resigned from the Board effective August 28, 2025.
(2)	Mr. Logal was appointed to the Board effective September 3, 2025.

Management of the Company prior to the Merger

Jane H. Hsiao, Ph.D., MBA. – Chief Executive Officer and Director

Dr. Hsiao has served as a Director and Chairman of the Board of Directors (the “Board”) of the Company since October 2008 and as Interim Chief Executive Officer since February 2012. Dr. Hsiao has served as Vice Chairman and Chief Technical Officer of OPKO Health, Inc. (“OPKO”) (NASDAQ: OPK), a specialty healthcare company, since May 2007 and as a director since February 2007. Dr. Hsiao previously served as a director of each of Asensus Surgical, Inc. (NYSE American: ASXC), a medical device company, Cocrystal Pharma, Inc. (NASDAQ: COCP), a biotechnology company developing antiviral therapeutics for human diseases, Neovasc, Inc. (NASDAQ: NVCN), a company developing and marketing medical specialty vascular devices. Dr. Hsiao served as the Vice Chairman-Technical Affairs of IVAX from 1995 to January 2006. Dr. Hsiao served as Chairman, Chief Executive Officer and President of IVAX Animal Health, IVAX’s veterinary products subsidiary, from 1998 to 2006.

Dr. Hsiao’s background in medical device and pharmaceutical industry, as well as her senior management experience, allow her to play an integral role in overseeing the Company. In addition, as a result of her role as director and/or chairman of other companies in the biotechnology and life sciences space, she also has a keen understanding and appreciation of the many regulatory and development issues confronting pharmaceutical and biotechnology companies.

James J. Martin, CPA, MBA. - Chief Financial Officer and Director

Mr. Martin, has served as a Director of the Company since June 2023, and has served as our Chief Financial Officer since January 2011, and, from July 2010 through January 2011, he served as our Controller. Since February 2017, Mr. Martin serves as the Chief Financial Officer and Co-Chief Executive Officer of Cocrystal Pharma, Inc (NASDAQ: COCP), a clinical stage biotechnology company. From January 2011 to October 2, 2013, Mr. Martin served as Chief Financial Officer of SafeStitch prior to its merger with Asensus Surgical, Inc. Since September 2014 Mr. Martin has served as Chief Financial Officer of VBI Vaccines Inc. (formerly SciVac Therapeutics, Inc.) (NASDAQ: VBIV), pharmaceutical development and manufacturing company. From April 2014 to September 2015, Mr. Martin served as Chief Financial Officer of Vapor Corp, Inc. (NASDAQ: VPCO), a vaporizer retail and wholesale company. From July 2010 through January 2011, Mr. Martin served as Controller of each of SafeStitch and Aero Pharmaceuticals, Inc. (“Aero”). Prior to joining NIMS, from 2008 through 2010, Mr. Martin served as Controller of AAR Aircraft Services-Miami, a subsidiary of AAR Corp, an aerospace and defense company at which he was responsible for all financial reporting and logistics for AAR Aircraft Services-Miami. From 2005-2008, Mr. Martin served as Controller of Avborne Heavy Maintenance, a commercial aircraft maintenance repair and overhaul company. Mr. Martin previously has served as Vice President of Finance of Aero, a privately held pharmaceutical distributor.

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Mr. Martin brings extensive business experience to the Board. His experience as a CEO and chief financial officer has given him broad understanding and expertise, particularly relating to business, accounting and finance matters.

Phillip Frost, M.D. – Director

Dr. Frost has served as a Director of the Company since June 2023. Dr. Frost been the Chief Executive Officer and Chairman of the Board of Opko Health, Inc. (NASDAQ:OPK), a multi-national pharmaceutical and diagnostics company since March 2007. Dr. Frost serves as a director for Cocrystal Pharma, Inc. (NASDAQ:COCP), a biotechnology company developing new treatments for viral diseases. He also currently serves on the board of Grove Bank & Trust and Morgan Solar. He has been a member of the Board of Trustees of the University of Miami since 1983 and was Chairman from 2001 to 2004. He is on the Advisory Board of the Shanghai Institute for Advanced Immunochemical Studies in China and is a trustee of the Miami Jewish Home for the Aged and serves on the Executive Committee of the Board of Mount Sinai Medical Center. He serves as Chairman of Temple Emanu-El, Governor of Tel Aviv University and is a member of the Executive Committee of The Phillip and Patricia Frost Museum of Science. Dr. Frost served as a director of Ladenburg Thalmann Financial Services Inc. from 2004 to 2006 and as Chairman from July 2006 until September 2018. Dr. Frost previously served as a director for Castle Brands (NYSE:ROX). Dr. Frost had served as Chairman of the Board of Directors and Chief Executive Officer of IVAX Corporation (“IVAX”) from 1987 until its acquisition by Teva in January 2006. Dr. Frost was Chairman of the Board of Directors of Key Pharmaceuticals, Inc. from 1972 until its acquisition by Schering Plough Corporation in 1986. Dr. Frost was a Governor of the American Stock Exchange from 1992 to 2008 and Co-Vice Chairman from 2001 until its merger with the New York Stock Exchange.

Dr. Frost has successfully founded several companies and overseen the development and commercialization of a multitude of products. This combined with his experience as a physician and chairman and/or chief executive officer of large pharmaceutical companies has given him insight into virtually every facet of business. He is a demonstrated leader with keen business understanding and is uniquely positioned to help guide our Company.

On December 27, 2018, Dr. Frost and Frost Gamma Investments Trust, a trust controlled by Dr. Frost (“Gamma Trust”), entered into a settlement agreement with the SEC, which was approved by the Southern District Court of New York on January 10, 2019, to resolve an action brought by the SEC against Dr. Frost, Gamma Trust, and others in SEC v. Honig et al., 18 Civ. 08175 (S.D.N.Y.). Without admitting or denying the SEC’s allegations, Dr. Frost agreed to injunctions from violations of the Sections 5(a), 5(c), and 17(a)(2) of the Securities Act and Section 13(d) of the Exchange Act and Rule 13d-1(a) thereunder; approximately $5.5 million in penalty, disgorgement, and prejudgment interest; and a prohibition, with certain exceptions, from trading in penny stocks. Without admitting or denying the SEC’s allegations, the Gamma Trust agreed to injunctions from violations of Section 17(a)(2) of the Securities Act; and a prohibition, with certain exceptions, from trading in penny stocks.

Subbarao V. Uppaluri, Ph.D. – Former Director

Dr. Uppaluri served as a Director of the Company from October 2008 until August 28, 2025. Dr. Uppaluri served as Senior Vice President and Chief Financial Officer of OPKO from May 2007 until July 2012 and as a consultant of OPKO until February 2014. Dr. Uppaluri served as the Vice President, Strategic Planning and Treasurer of IVAX from 1997 until December 2006. Before joining IVAX, from 1987 to August 1996, Dr. Uppaluri was Senior Vice President, Senior Financial Officer and Chief Investment Officer with Intercontinental Bank, a publicly traded commercial bank in Florida. In addition, he served in various positions, including Senior Vice President, Chief Investment Officer and Controller, at Peninsula Federal Savings & Loan Association, a publicly traded Florida S&L, from October 1983 to 1987. His prior employment, during 1974 to 1983, included engineering, marketing and research positions with multinational companies and research institutes in India and the United States. Dr. Uppaluri previously served on the boards of OPKO, Winston Pharmaceuticals Inc., Ideation Acquisition Corp., Tiger X Medical, Inc. and Kidville.

On August 28, 2025, Subbarao Uppaluri notified the board of directors of his resignation as a member of the Board and Audit Committee. Mr. Uppaluri’s resignation was not the result of any disagreement with NIMS on any matter relating to NIMS’ operations, policies or practices.

Adam Logal – Director

On September 3, 2025, the Company’s Board appointed Adam Logal as a director. Mr. Logal has served as OPKO’s Senior Vice President, Chief Financial Officer, Chief Accounting Officer, and Treasurer since March 2014, Vice President of Finance, Chief Accounting Officer and Treasurer from July 2012 until March 2014, and Director of Finance, Chief Accounting Officer and Treasurer from March 2007 until July 2012. In addition, Mr. Logal also served as President of GeneDx, LLC, a former subsidiary of OPKO, from July 2020 to June 2021. He previously served on the board of directors of Xenetics Biosciences, Inc. (NASDAQ:XBIO) from 2017 to 2024 and VBI Vaccines, Inc. (NASDAQ:VBIV) from April 2014 until 2018. From 2002 to 2007, Mr. Logal served in senior management of Nabi Biopharmaceuticals, a publicly traded, biopharmaceutical company engaged in the development and commercialization of proprietary products. Mr. Logal held various positions of increasing responsibility at Nabi Biopharmaceuticals, last serving as Senior Director of Accounting and Reporting.

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Mr. Logal brings extensive financial expertise to the Board. His experience as a chief financial officer has given him broad understanding and expertise, particularly relating to business, accounting and finance matters.

The following table provides information regarding the expected directors and executive officers of the Combined Company following the closing of the Merger:

Name	Age	Position
Colin A. Doughan	46	Chief Executive Officer and Director
Philip Wong	57	Chief Financial Officer
Michael J. Bowker	66	Chief Business Officer
Andrew P. Jones	58	Chief Operating Officer
James D. Royston	62	Chief Technology Officer
Lance W. Lord (General Retired)	79	Independent Director
John C. Karas	69	Independent Director
John M. Olson (General Retired)	56	Independent Director
Wanda A. Sigur	54	Independent Director
Mark Lawson	54	Independent Director
Abdo John Hall	34	Director

Management of the Combined Company Following the Merger

Colin Doughan — Chief Executive Officer and Chairman of the Board

Colin Doughan has served as Co-Founder and Chief Executive Officer of Gravitics, a company developing large modules to support humans in space and enterprise services for commercial space stations, since March 2022. From January 2003 to February 2022, Mr. Doughan was Senior Finance and Business Operations Manager at Lockheed Martin, where he managed budgets and reporting for multi-billion dollar U.S. government programs, including nuclear programs for USSTRATCOM, launch range modernization at Vandenberg, and space situational awareness satellite constellations. From June 2010 to December 2019, concurrent with his role at Lockheed Martin, he was also Co-Founder of Altius Space Machines, a satellite servicing company, which was successfully acquired by Voyager Space Holdings in 2019. Mr. Doughan holds an MBA from the University of Nebraska and a Bachelor of Arts in Management and Marketing from Northwestern College. He holds an active Top Secret/SCI clearance.

Philip Wong — Chief Financial Officer

Philip Wong has served as our Chief Financial Officer since July 2026 and brings approximately 30 years of finance, strategy and engineering experience across the aerospace, satellite communications, technology and media industries. From September 2022 to November 2025, Mr. Wong served as Vice President and Divisional Chief Financial Officer at Viasat, Inc. (Nasdaq: VSAT), a global satellite communications company, where he led financial planning for Viasat’s global space networks, software and product development organizations, and integrated Inmarsat’s programs into the company’s engineering financial planning following the 2023 acquisition. From 2020 to 2021, he served as Senior Director of Financial Planning and Analysis at Pure Storage, Inc. (NYSE: PSTG), and from 2016 to 2020 as Head of Business Analytics and Strategy at Seagate Technology Holdings plc (Nasdaq: STX). Earlier in his career, Mr. Wong held leadership positions at Western Digital Corporation and Walt Disney Parks and Resorts; served as Director of Strategic Marketing at CallWave, Inc., where he supported the company’s 2004 initial public offering, including its Form S-1 registration statement; was a consultant at McKinsey & Company; held satellite engineering and program management roles at Hughes Space and Communications (subsequently acquired by The Boeing Company); and began his career supporting NASA’s microgravity research program, first as an intern and then in engineering roles spanning Space Shuttle mission operations and commercial research aboard the Mir space station. Mr. Wong holds Bachelor of Arts and Master of Engineering degrees in Engineering Science, with honors, from the University of Oxford, and a Master of Business Administration, with honors, from the UCLA Anderson School of Management.

Michael Bowker — Chief Business Officer

Michael Bowker has served as Vice President and Business Manager of Voyager Space Technology Systems, a San Diego-based aerospace company, since October 2023, where he is responsible for developing, capturing, and managing the company’s book of business. From June 2020 to October 2023, he was Vice President of Business Development at Voyager Space Holdings, Inc., leading business development strategy across the company and its portfolio companies. Prior to that, from October 2019 to August 2020, he was Chief Revenue and Operating Officer and a member of the Board of Directors of Altius Space Machines, Inc., a satellite servicing company that was acquired by Voyager Space Holdings. Mr. Bowker holds a Bachelor of Science in Ocean Engineering from the Florida Institute of Technology.

Andrew Jones — Chief Operating Officer

Andrew Jones has served as Vice President, Logistic Products of Gravitics, an aerospace company designing and manufacturing large pressurized space station and cargo modules, since June 2024. From March 2024 to June 2024, he was a Business Consultant to a space technology provider, advising on program management, engineering, and supply chain strategy. From March 2021 to March 2024, he was Director of Landers and Spacecraft (Programs, Engineering and Manufacturing) and a former member of the Board of Directors at Astrobotic Technology, Inc., a space robotics company, where he held P&L responsibility for lunar lander and satellite programs. Prior to that, from July 2018 to December 2020, he was Director of Engineering (and, from November 2019, also Program Manager) at The Spaceship Company (Virgin Galactic), a commercial human spaceflight company. Mr. Jones holds a BEng in Mechanical Engineering and Energy Studies from University College Cardiff UK.

James Royston — Chief Technical Officer

James D. Royston has served as our Chief Technology Officer since May 2026 and brings more than 25 years of executive leadership experience across NASA programs, human spaceflight, commercial space infrastructure, launch operations, and national security missions. From June 2021 to Current, Mr. Royston served as Chief Executive Officer of L2 Solutions, LLC (d/b/a OmniTeq), where he led the company’s growth in artificial intelligence, advanced analytics, mission systems, and aerospace technologies supporting government and commercial customers. During this period, he also helped establish and grow SEOPS, a commercial launch integration and space logistics company that was later spun out as an independent enterprise.

From August 2011 to September 2013, Mr. Royston served as Executive Director of the International Space Station U.S. National Laboratory at the Center for the Advancement of Science in Space (CASIS), where he established the operational organization responsible for managing the ISS National Laboratory and expanded commercial and academic utilization of the orbiting research platform through partnerships with NASA, the National Institutes of Health, research institutions, and Fortune 500 companies.

From April 2000 to June 2010, Mr. Royston served multiple roles including President and Chief Executive Officer of Astrotech Corporation and SPACEHAB, Inc. (Nasdaq), where he led the company’s financial and operational turnaround, restructured approximately $60 million of debt into equity, restored profitability, and oversaw spacecraft processing, payload integration, and launch operations supporting civil, commercial, and national security missions. Earlier in his career, he held leadership positions with United Space Alliance, Orbital Sciences Corporation, and NASA’s Goddard Space Flight Center, supporting the Space Shuttle Program, Hubble Space Telescope servicing missions, and advanced spaceflight systems development. Mr. Royston holds a Bachelor of Science degree in Electrical Engineering and Mathematics from Alfred University and is the holder of multiple U.S. patents related to superconducting systems and advanced propulsion technologies.

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Board of Directors of the Combined Company Following the Merger

General Lance W. Lord, USAF (Retired)

General Lord retired in April 2006 after 37 years of continuous military service. He last served as Commander, Air Force Space Command from 2002-2006 during which he was responsible for the development, acquisition and operation of Air Force space and missile weapon systems. General Lord currently serves as the Chairman of OmniTeq (Since 2021) and founded its predecessor L2 Aerospace LLC.  General Lord also currently serves as Chairman of the Board of Frequency Electronics Corporation.  General Lord is the President of the VirnetX Senior Advisory Board and a member of the Iridium Communications Government Advisory Board, a member of General Dynamics Mission Systems Senior Advisory Group. He is the 2025 recipient of the American Astronautical Society’s Industrial Leadership Award.  General Lord is the 2026 recipient of the Space Foundation’s General James E Hill, Lifetime Space Achievement Award.

General Lord is also Past President of the Association of Air Force Missileers. General Lord is a graduate of Squadron Officers School, a distinguished graduate of Air Command and Staff College and the Secretary of the Air Force Leadership award recipient at Air War College. He has a bachelor’s degree in education, a master’s degree in industrial management and an Honorary Doctorate in Aerospace Science.

Mr. John Karas

Mr. John Karas has over 40 years of leadership experience in the aerospace, defense, and space industries. Prior to retiring from Lockheed Martin Corporation in 2017, Mr. Karas held a variety of senior executive positions with Lockheed Martin and its heritage companies, General Dynamics and Martin Marietta. Mr. Karas received a Bachelor of Science degree in Electrical Engineering from the Georgia Institute of Technology and is a Full Member of the International Academy of Astronautics and an Associate Fellow of the American Institute of Aeronautics and Astronautics.

Mr. Karas served as Vice President and General Manager of Lockheed Martin’s Human Space Flight line of business, overseeing programs including the Space Shuttle External Tank program, United Space Alliance shuttle operations, and the Orion deep-space exploration vehicle program. He also served as Deputy Vice President and General Manager of the Strategic and Missile Defense line of business and previously served as Vice President and Program Manager for the Atlas III and Atlas V launch vehicle programs.

Mr. Karas has served as an advisor to organizations in the commercial, civil, and national security space sectors. He currently serves on the Aeronautics and Space Engineering Board of the National Academies and has participated in independent review teams and advisory efforts supporting major launch and space programs. Mr. Karas previously served as Chairman of the independent Board of Directors of United Space Alliance.

General John Olson, USAF (Retired)

Chairman of the Board for AXE H2O | CEO for AXIONS Corporation | Board Director

Dr. John Olson a retired U.S. Air Force Major General, has served as Executive Chairman of Radiate Ventures since January 2026, and as Chairman of the Board of AXE H2O since March 2026. He has also served as President, Chief Executive Officer, and Chairman of AXIONS Corporation and as Founder and Chief Innovation Officer of Outcome Inc., both since November 2023, and as a part-time Special Government Employee for the Defense Innovation Unit since December 2024. From January 2022 to January 2023, concurrent with his service in the U.S. Space Force, he was the first Chief Data and AI Officer for the Department of the Air Force at the Pentagon. From June 2021 to November 2024, he served in the U.S. Space Force as Chief of Space Operations Mobilization Assistant, and from April 2021 to September 2021, as Chief Technology and Innovation Officer. These and prior roles culminate in 36+ years of distinguished public service.

His academic credentials are extensive: five engineering degrees including a Doctorate in Industrial and Systems Engineering, executive education from Harvard, MIT, Stanford, Johns Hopkins, UNC-Chapel Hill, and the Naval Postgraduate School. He speaks five languages, is a U.S. Air Force Test Pilot School graduate with experience in 83 aircraft and served in a critical trusted leadership role as an Airborne Emergency Action Officer on the Airborne Nuclear Command Post.

Ms. Wanda A. Sigur

Ms. Wanda A. Sigur has been selected to join the Board of Directors of Gravitics Holdings, Inc. Ms. Sigur is an aerospace executive and consultant with more than 40 years of experience in the aerospace and space industries. Since 2018, she has served as President and Founder of Lambent Engineering LLC, where she provides consulting services to emerging space exploration and aerospace companies.

Prior to founding Lambent Engineering, Ms. Sigur held a variety of senior leadership positions during her 38-year career with Lockheed Martin Space Systems. Most recently, from 2014 to 2017, she served as Vice President and General Manager of Civil Space, where she was responsible for major national space programs supporting human spaceflight, planetary science, solar and astrophysical exploration, and Earth observation missions for civil government agencies.

Ms. Sigur has served as a member of the Board of Directors of Charles Stark Draper Laboratory, Inc. since 2021. She is a member of the National Academy of Engineering, the International Academy of Astronautics, and the Texas Academy of Medicine, Engineering, Science & Technology. Ms. Sigur received a Bachelor of Science degree in Materials Science and NanoEngineering from Rice University and a Master of Business Administration from Tulane University.

Mr. Mark Lawson

Mr. Mark Lawson is an experienced corporate finance executive with 20 years of leadership in M&A, capital markets, and corporate governance, dually within the North America and the emerging markets. He has a proven track record of driving strategic growth, overseeing complex transactions, and serving on public company boards with a focus on audit, risk, and governance.

Mr. Lawson has served as Chief Growth Officer of PUR, a certified B Corp and global leader in nature-based carbon insetting solutions, since November 2025. From March 2023 to November 2025, he was Chief Growth Officer of Invert Inc., a carbon finance company. From September 2022 to December 2024, he was Chairman and Audit Committee Chair of Twenty20 Energy, an energy transition company. Prior to that, from January 2009 to February 2023, he was Managing Partner of Four Paths Partners, a principal investing and investment banking advisory firm focused on the energy, energy transition, and technology sectors. Mr. Lawson has also served as a Director and Chair of the Audit & Transaction Committee of Helus Pharma (Nasdaq: HELP), a clinical-stage neuropsychiatry company, since November 2020.

Mr. Lawson received his Bachelor of Arts in Statistical Sciences from The University of Western Ontario, Canada, and his MBA from The Richard Ivey School of Business, University of Western Ontario, Canada. A former elite athlete, he was Co- Captain of the undefeated, University of Western Ontario Mustangs National Championship Football Team, and an Inductee into the University of Western Ontario Varsity Athletics Wall of Champions. Mr. Lawson also serves on the board of the Hugh & Ilene Lawson Charitable Organization (HILCO), which supports inclusive educational opportunities for students pursuing higher education.

Abdo John Hall — Director

Abdo John Hall is the Co-Founder and Managing Partner of Type One Ventures, where he has invested in early-stage and growth-stage technology companies including SpaceX, Neuralink, OpenAI, Anthropic, and Stripe, since March 2021. Before entering venture capital, Abdo founded Homage Arts, a media company he scaled and sold to an LA-based private equity group, and gained investing experience consulting with firms such as Spell Capital Partners, Atar Capital, and HIG Capital. He currently serves on the boards of Axiom Space and Cuby Technologies.

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Director Independence

Upon closing of the Merger the Company expects that 5 of the 7 members of the board of directors of the Combined Company will meet the criteria for independence as defined by the rules of Nasdaq. The Combined Company board of directors will determine the independence of directors annually based on a review by the directors and the Nominating and Corporate Governance Committee. In determining whether a director is independent, the Combined Company board of directors will determine whether each director meets the objective standards for independence set forth in the rules of Nasdaq.

Meetings of Independent Directors

The board of directors of the Combined Company will require that the independent directors meet without management present at each meeting. The Chair of the Nominating and Corporate Governance Committee presides at the meetings of the independent directors.

Committees of the Board

The standing committees of the board of directors of the Combined Company following the completion of the Merger and this offering will include an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each as further described below. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee will be composed exclusively of directors who are independent under the rules of Nasdaq and the SEC.

Other committees may also be established by the board of directors of the Combined Company from time to time.

Audit Committee. Our Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is composed of [●], [●] and [●], with [●] serving as chair. The Company’s Board has determined that [●] and [●] are each “financially sophisticated audit committee members” and “audit committee financial experts” in accordance with the Nasdaq listing rules and SEC rules, respectively. All members of the Audit Committee are independent under Nasdaq listing standards and SEC rules. The Audit Committee operates under a written charter adopted and approved by the Company’s Board. The Audit Committee is responsible for: (i) the appointment, compensation and oversight of our independent auditors; (ii) overseeing the quality and integrity of our financial statements and related disclosures; (iii) overseeing our compliance with legal and regulatory requirements; (iv) assessing our independent auditors’ qualifications, independence and performance; and (v) monitoring the performance of our internal audit and control functions.

Compensation Committee. The Compensation Committee is currently composed of [●], [●] and [●], with [●] serving as chair. All of the members of the Compensation Committee are independent as defined by Nasdaq listing rules and are non-employee directors. The Compensation Committee provides recommendations to the Company’s Board regarding compensation matters and oversees the Company’s incentive and compensation plans. The Compensation Committee operates under a written charter adopted and approved by the Company’s Board. The Compensation Committee has the power to delegate its authority and duties to subcommittees or individual members of the Compensation Committee or, to the extent permitted by the terms of any plan, to officers of our Company or other persons, in each case as it deems appropriate in accordance with applicable laws and regulations and the requirements of Nasdaq. Management input is taken into consideration in assessing the performance and pay levels of our key management employees as well as the establishment of bonus measures and targets, but ultimate decision-making regarding compensation of our named executive officers remains with the Compensation Committee.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of [●], [●] and [●], with [●] serving as chair. All of the members of the Nominating and Corporate Governance Committee are independent as defined by the Nasdaq listing rules. The Nominating and Corporate Governance Committee is responsible for, among other things, assisting the Company’s Board by actively identifying individuals qualified to become directors; recommending to the Company’s Board the director nominees for election at the next annual meeting of stockholders; and making recommendations with respect to corporate governance matters. The Nominating and Corporate Governance Committee operates under a written charter adopted and approved by the Company’s Board. Under our Nominating and Corporate Governance Committee Charter, the Committee must be informed by a director in advance of any director accepting an invitation to serve on another public company board. The Committee will inform the Chairman of the Board of any such information. In addition, no director may sit on the board of directors, or beneficially own more than 1% of the outstanding equity securities, of any of the Company’s competitors in the Company’s principal lines of business.

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Codes of Ethics and Business Conduct

Following the consummation of the Merger, the Combined Company will adopt a Code of Ethics and Business Conduct which is applicable to all employees, officers and directors. The Code of Ethics and Business Conduct will cover topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations. The Code of Ethics and Business Conduct will constitute a “code of conduct” within the meaning of Rule 5610 of the Nasdaq listing rules and a “code of ethics” within the meaning of Section 406(b) of the Sarbanes-Oxley Act of 2002 and applicable SEC regulations. The Code of Ethics and Business Conduct will be available on the Combined Company’s website at www.[●].com. Amendments to, or waivers of the provisions of, the Code of Ethics and Business Conduct, if any, made with respect to any of the Combined Company’s directors and officers will be posted on the Combined Company’s website at www.[●].com/investors. The website address of the Combined Company’s is provided as inactive textual references only. The information provided on the website of the Combined Company’s is not part of this prospectus and, therefore, is not incorporated herein by reference.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program applicable to the Company and Gravitics, as applicable, for the fiscal year ended December 31, 2025, with respect to each individual who is expected to serve as an executive officer of the Combined Company following the Merger.

The executive officers of the Combined Company will be:

●	Colin Doughan, Chief Executive Officer;
●	Philip Wong, Chief Financial Officer;
●	Andrew Jones, Chief Operating Officer;
●	Michael Bowker, Chief Business Officer; and
●	Jim Royston, Chief Technology Officer.

Summary Compensation Table

The following table sets forth information concerning the historical compensation paid by the Company and Gravitics, as applicable, to each individual who will serve as an executive officer of the Combined Company following the Merger with respect to the fiscal years ended December 31, 2025 and December 31, 2024.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)(1)(2)	($)	($)
Colin Doughan	2025	250,000	—	—	—	—	250,000
Chief Executive Officer	2024	220,833	—	—	—	—	220,833
Andrew Jones	2025	255,000	—	—	—	—	255,000
Chief Operating Officer(3)	2024	94,615	—	—	24,970	—	119,585
Michael Bowker	2025	71,987	—	—	12,317	—	84,304
Chief Business Officer(4)	2024	—	—	—	—	—	—

(1) These amounts represent the aggregate grant date fair value for option awards granted during our fiscal years ended December 31, 2025 and 2024, as applicable, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 14 of the Gravitics financial statements for the year ended December 31, 2025.

(2) The options awards granted to Mr. Jones were subsequently replaced during the year ended December 31, 2025.

(3) Mr. Jones was appointed as Chief Operating Officer of Gravitics on May 1, 2026.

(3) Mr. Bowker was appointed as Chief Business Officer of Gravitics on May 1, 2026.

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Narrative to Summary Compensation Table

Outstanding Equity Awards at Fiscal Year-End

The table below provides information with respect to outstanding equity awards held by each individual who will serve as an executive officer of the Combined Company following the Merger as of December 31, 2025.

		Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date	Number of shares that have not vested	Market value of share or units of stock that have not vested ($)
Colin Doughan	11/23/2022	—	—	—	—	—	166,770	203,459
Andrew Jones	3/4/2025	23,611	—	43,056	$0.63	11/12/2034	—	—
Michael Bowker	4/28/2025	—	—	40,000	$0.63	5/20/2035	—	—

Employment Agreements

Upon consummation of the Merger, the Combined Company will assume the following employment agreements:

Colin Doughan, Chief Executive Officer. The Company entered into an executive employment agreement with Mr. Doughan, effective May 1, 2026, providing for at-will employment as our Chief Executive Officer. The agreement provides for an annual base salary of $375,000 and eligibility for equity awards under our long-term incentive plans, including an initial stock option grant. If we terminate Mr. Doughan without cause, we must provide 365 days’ prior written notice (during which we may impose paid garden leave); if he resigns for good reason, he is entitled to cash severance equal to 12 months’ base salary plus continued health coverage, subject to a release. Upon a qualifying termination within 24 months following a change in control, his unvested time-based equity awards vest in full. Mr. Doughan is subject to confidentiality, intellectual property assignment, non-disparagement, a nine-month post termination non-competition covenant, and three-month employee and customer non-solicitation covenants.

Philip Wong, Chief Financial Officer. The Company entered into an executive employment agreement with Mr. Wong, effective June 5, 2026, providing for at-will employment as our Chief Financial Officer. The agreement provides for an annual base salary of $400,000, an initial stock option to purchase 310,000 shares vesting monthly over three years, and three annual incentive option tranches of 51,666, 51,666, and 51,667 options, respectively, for fiscal years 2026 through 2028, subject to performance vesting. If we terminate Mr. Wong without cause, we must provide 365 days’ prior written notice (during which we may impose paid garden leave); if he resigns for good reason, subject to a 15-business-day Company cure period, he is entitled to cash severance equal to 12 months’ base salary, paid in installments over the severance period, plus eligibility to elect continued health and welfare coverage during that period, subject to a release. Upon a qualifying termination within 24 months following a change in control, his unvested time-based equity awards vest in full. Mr. Wong is subject to confidentiality, intellectual property assignment, non-disparagement, a nine-month post-termination non-competition covenant, and three-month employee and customer non-solicitation covenants.

Michael Bowker, Chief Business Officer. The Company entered into an executive employment agreement with Mr. Bowker, effective May 1, 2026, providing for at-will employment as our Chief Business Officer. The agreement provides for an annual base salary of $275,000, an initial stock option to purchase 310,000 shares vesting monthly over three years, and three annual incentive option tranches of 51,666 options each for fiscal years 2026 through 2028. If we terminate Mr. Bowker without cause, we must provide 365 days’ prior written notice (during which we may impose paid garden leave); if he resigns for good reason, he is entitled to cash severance equal to 12 months’ base salary plus continued health coverage, subject to a release and a 15-business-day cure period. Upon a qualifying termination within 24 months following a change in control, his unvested time-based equity awards vest in full. Mr. Bowker is subject to confidentiality, intellectual property assignment, non-disparagement, a nine-month post termination non-competition covenant, and three-month employee and customer non-solicitation covenants.

Andrew Jones, Chief Operating Officer. The Company entered into an executive employment agreement with Mr. Jones, effective May 1, 2026, providing for at-will employment as our Chief Operating Officer. The agreement provides for an annual base salary of $275,000, an initial stock option to purchase 310,000 shares vesting monthly over three years, and three tranches of performance-based annual incentive options for fiscal years 2026 through 2028. If we terminate Mr. Jones without cause, we must provide 365 days’ prior written notice (during which we may impose paid garden leave); if he resigns for good reason, he is entitled to cash severance equal to 12 months’ base salary plus continued health coverage, subject to a release. Upon a qualifying termination within 24 months following a change in control, his unvested time-based equity awards vest in full. Mr. Jones is subject to confidentiality, intellectual property assignment, non-disparagement, a nine-month post-termination non-competition covenant, and three-month employee and customer non-solicitation covenants.

Jim Royston, Chief Technology Officer. The Company entered into an executive employment agreement with Mr. Royston, effective May 1, 2026, providing for at-will employment as our Chief Technology Officer. The agreement provides for an annual base salary of $275,000, an initial stock option to purchase 310,000 shares vesting monthly over three years, and three annual incentive option tranches of 51,666 options each for fiscal years 2026 through 2028, subject to performance goals. If we terminate Mr. Royston without cause, we must provide 365 days’ prior written notice (during which we may impose paid garden leave); if he resigns for good reason, he is entitled to cash severance equal to 12 months’ base salary plus continued health coverage, subject to a release. Upon a qualifying termination within 24 months following a change in control, his unvested time-based equity awards vest in full. Mr. Royston is subject to confidentiality, intellectual property assignment, non-disparagement, a nine-month post-termination non competition covenant, and three-month employee and customer non-solicitation covenants.

Director Compensation

The following table sets forth information concerning the compensation for the year ended December 31, 2025 of the individuals who will serve as non-employee directors of the Combined Company following the Merger.

Fees
Earned or
	Paid in	Stock	All Other
	Cash	Awards(l)(2)	Compensation	Total
Name	($)	($)	($)	($)
Colin Doughan	—	[●]	—	[●]
Sundeep Kumar	—	[●]	—	[●]
Tarek Waked	—	[●]	—	[●]
Nicholas Shekerdemian	—	[●]	—	[●]

(1) Unless otherwise noted, the address for each beneficial holder is c/o Gravitics, Inc., 4150 152nd Street NE, Suite 102, Marysville, Washington 98271.

(2) Calculated by multiplying the number of shares of Gravitics Common Stock issuable upon exercise of options or stock awards issued by the exercise price of such options or stock awards.

Equity Compensation Plan Information

2022 Equity Incentive Plan (Gravitics Historical Plan)

Gravitics adopted the 2022 Equity Incentive Plan in August 2022, which provides for the issuance of stock options, restricted stock, restricted stock units, and other equity awards to employees, directors, and consultants. The 2022 Plan was amended to increase the shares reserved for issuance to 3,546,000, and later further increased to 5,381,207 shares in connection with the Series A Closing. As of December 31, 2025, 780,415 shares remained available under the 2022 Plan. Stock options and restricted shares under the plan generally vest over four years with a 10-year term for options.

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2026 Equity Incentive Plan

In connection with the Merger, the Company will adopt the 2026 Equity Incentive Plan, under which a to-be-determined number of shares will be reserved for issuance of awards. At the Effective Time of the Merger, each outstanding option to acquire Gravitics common stock will be cancelled and exchanged for options to purchase shares of the Company’s Common Stock under the 2026 Equity Incentive Plan. Shares reserved for future issuance under the 2026 Equity Incentive Plan will become eligible for sale in the public market subject to vesting schedules, lock-up agreements, and applicable securities law exemptions.

Internal Revenue Code Section 162(m)

Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct in any one fiscal year with respect to certain of our service providers, as provided for in Section 162(m). Therefore, we may not be able to fully deduct certain compensation derived from 2025 Plan awards by such service providers from our taxable income.

The Company Income Tax Effects

Except as described above, we will generally be entitled to an income tax deduction in connection with an award under the 2025 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income.

Accounting Treatment

As required by Financial Accounting Standards Board Accounting Standards Codification, “Share-Based Payment,” upon the grant of options, SARs, restricted shares, RSUs and other stock-based awards pursuant to the 2025 Plan, for financial reporting purposes, we will incur compensation expense that will be recognized over the vesting period of the options, SARs, restricted shares, RSUs or other stock-based award. We are not able at this time to predict whether such compensation expense will be material, on an on-going basis, as that will depend on, among other things, the number of shares for which options, SARs, restricted shares, RSUs or other stock-based awards are granted and the prices of our common stock in the future.

Director and Officer Indemnification Agreements

Upon the consummation of the Merger, the Company will enter into agreements with each of its executive officers and Directors, whereby the Company will agree to indemnify each of them to the fullest extent permitted by law, for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and reasonable out of pocket attorneys’ fees) incurred or paid by any of them in connection with any action, suit, investigation or proceeding, or threatened action, suit, investigation or proceeding, arising out of or relating to their performance of services for the Company or any subsidiary of the Company. Any fees or other necessary expenses incurred by any of them in defending any such action, suit, investigation or proceeding shall be paid by the Company in advance, subject to the Company’s right to seek repayment from them a determination is made that the applicable officer or Director was not entitled to indemnification.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of [●], 2026, and as adjusted to reflect the sale of Common Stock being offered in this offering by:

●	each person who is known to be the beneficial owner with more than 5% of voting control of the Company’s Common Stock; and

●	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options, SARs or warrants held by such person or entity were deemed outstanding prior to the Merger if such securities are currently exercisable, or exercisable within 60 days of January 30, 2026 and were deemed outstanding post-Merger if such securities are exercisable within 60 days of the closing of the Merger. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The beneficial ownership of the Company’s Common Stock is based on is based on [●] shares of Common Stock consisting of [●] shares of Common Stock as of [●], 2026.

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

	Shares Beneficially Owned	Percentage Beneficially Owned	Shares Beneficially Owned After the Offering	Percentage Beneficially Owned After the Offering
Name of Beneficial Owner (1)
5% Stockholders
New Dawn Investments LLC(2)	[●]	[●] %	[●]	[●] %
Type One Ventures(3)	[●]	[●] %	[●]	[●] %
Nam Gravitics LLC(4)	[●]	[●] %	[●]	[●] %
Named Executive Officers and Directors
Colin Doughan(5)	[●]	[●] %	[●]	[●] %
Sundeep Kumar(6)	[●]	[●] %	[●]	[●] %
James J. Martin	-	-	-	-
Andrew Jones(7)	[●]	*	*	*
Michael Bowker(8)	[●]	*	*	*
Tarek Waked(9)	[●]	[●] %	[●]	[●] %
Nicholas Shekerdemian(10)	[●]	[●] %	[●]	[●] %
Jim Royston(11)	[●]	[●] %	[●]	[●] %
Philip Wong(12)	[●]	[●] %	[●]	[●] %
All Executive Officers and Directors as a Group ([●] persons)(13)	[●]	[●] %	[●]	[●] %

*	Less than one percent.

(1)	Unless otherwise noted, the address for each beneficial holder is c/o Gravitics, Inc., 4150 152nd Street NE, Suite 102, Marysville, WA 98271.

(2)	Consists of [●] shares of the Company’s Common Stock received in exchange for 4,000,000 shares of common stock of Gravitics held by New Dawn Investments LLC. Colin Doughan has voting power and can be deemed the beneficial holder of the shares of common stock held by New Dawn Investments LLC. The business address for New Dawn Investment LLC is 84 Ortega Court, Erie, CO 80516.

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(3)	Consists of [●] shares of the Company’s Common Stock received in exchange for (i) 694,673 shares of Gravitics Common Stock held by Type One Ventures and its affiliates and (ii) 4,573,907 shares of Gravitics Stock issuable upon conversion of Gravitics Preferred Stock held by Type One Ventures and its affiliates. Type One Ventures is the managing member of each of its affiliates and, in such capacity, may be deemed to have voting and dispositive power over the securities held by each affiliate. Tarek Waked is the General Partner of Type One Ventures and may be deemed to have voting and dispositive power over, and therefore beneficial ownership of, the securities held by each of Type One Venture’s affiliates. Each of Type One Ventures and Tarek Waked disclaims beneficial ownership of such securities except to the extent of their pecuniary interest therein. The business address for Type One Ventures is 22619 Pacific Coast Hwy, Malibu, CA 90265.

(4)	Consists of [●] shares of the Company’s Common Stock received in exchange for 3,277,089 shares of Gravitics Common Stock issuable upon conversion of Gravitics Preferred Stock held by Nam Gravitics LLC and its affiliates (“NAM Gravitics”). NAM Gravitics is the managing member of each of its affiliates and, in such capacity, may be deemed to have voting and dispositive power over the securities held by each affiliate. Igal Namdar is the General Partner of NAM Gravitics and may be deemed to have voting and dispositive power over, and therefore beneficial ownership of, the securities held by each of NAM Gravitics’ affiliates. Each of NAM Gravitics and Igal Namdar disclaims beneficial ownership of such securities except to the extent of their pecuniary interest therein. The business address for NAM Gravitics is 150 Great Neck Rd #304, Great Neck, NY 11021.

(5)	Consists of [●] shares of the Company’s Common Stock received in exchange for 4,000,000 shares of common stock held by New Dawn Investments LLC. Colin Doughan has voting power and can be deemed the beneficial holder of the shares of common stock held by New Dawn Investments LLC. The business address for New Dawn Investment LLC is 84 Ortega Court, Erie, CO 80516.

(6)	Consists of [●] shares of the Company’s Common Stock received in exchange for 722,000 shares of Gravitics Common Stock issuable upon exercise of 722,000 options issued pursuant to the 2022 Plan.

(7)	Consists of [●] shares of the Company’s Common Stock received in exchange for 66,667 shares of Gravitics Common Stock issuable upon exercise of 66,667 options issued pursuant to the 2022 Plan.

(8)	Consists of [●] shares of the Company’s Common Stock received in exchange for 40,000 shares of Gravitics Common Stock issuable upon exercise of 40,000 options issued pursuant to the 2022 Plan.

(9)	Consists of [●] shares of the Company’s Common Stock received in exchange for (i) 72,000 shares of Gravitics Common Stock issuable upon exercise of 72,000 options issued pursuant to the 2022 Plan and held by Tarek Waked, (ii) 694,673 shares of Gravitics Common Stock held by Type One Ventures and its affiliates and (ii) 4,573,907 shares of Gravitics Stock issuable upon conversion of Gravitics Preferred Stock held by Type One Ventures and its affiliates. Type One Ventures is the managing member of each of its affiliates and, in such capacity, may be deemed to have voting and dispositive power over the securities held by each affiliate. Tarek Waked is the General Partner of Type One Ventures and may be deemed to have voting and dispositive power over, and therefore beneficial ownership of, the securities held by each of Type One Venture’s affiliates. Each of Type One Ventures and Tarek Waked disclaims beneficial ownership of such securities except to the extent of their pecuniary interest therein. The business address for Type One Ventures is 22619 Pacific Coast Hwy, Malibu, CA 90265.

(10)	Consists of [●] shares of the Company’s Common Stock received in exchange for (i) 72,000 shares of Gravitics Common Stock held by The Venture Collective LLC, (ii) 949,030 shares of Gravitics Common Stock issuable upon conversion of shares of Gravitics Preferred Stock held by TVC Momentum Fund I, LP, and (iii) 255,706 shares of Gravitics Common Stock issuable upon exercise of warrants held by TVC Momentum Fund I, LP. Nicholas Shekerdemian has sole voting power over the securities held by The Venture Collective LLC and TVC Momentum Fund I, LP, and can be deemed to be the beneficial holder. The business address for The Venture Collective LLC is 1680 Michigan Avenue, Suite 700, Number 1010, Miami Beach, FL 33139 and the business address for TVC Momentum Fund I, LP is 22619 Pacific Coast Hwy, Malibu, CA 90265, USA.

(11)	Consists of [●] shares of the Company’s Common Stock received in exchange for [●] shares of Gravitics Common Stock issuable upon exercise of 722,000 options issued pursuant to the 2022 Plan.

(12)	Consists of [●] shares of the Company’s Common Stock received in exchange for [●] shares of Gravitics Common Stock issuable upon exercise of 722,000 options issued pursuant to the 2022 Plan.

(13)	Consists of (i) [●] shares of the Company’s Common Stock received in exchange for (i) 72,000 shares of Gravitics Common Stock, and (ii) [●] shares of the Company’s Common Stock received in exchange for [●] shares of Gravitics Common Stock issuable upon exercise of [●] options issued pursuant to the 2022 Plan.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Transactions - Non-Invasive Monitoring Systems

The following is a description of each transaction for the two most recently completed fiscal years, as well as the current fiscal year, other than compensation arrangements disclosed elsewhere herein, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and

●	any of our directors, executive officers or holders of more than 5% of any class of our voting securities, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Dr. Frost is a director and over 5% shareholder of Cocrystal Pharma, Inc. (“Cocrystal Pharma”), a clinical stage Nasdaq listed biotechnology company. The Company’s Chief Financial Officer also serves as the Chief Financial Officer and Co-Chief Executive Officer of Cocrystal Pharma.

The Company signed a five-year lease for administrative office space in Miami, Florida with a company controlled by Dr. Phillip Frost, who is the beneficial owner of more than 10% of the Company’s Common Stock. The rental payments under the Miami office lease, which commenced January 1, 2008 and expired on December 31, 2012, were approximately $1,250 per month and then continued on a month-to-month basis. In February 2016 the rent was reduced to $0 per month. For the years ended December 31, 2025 and 2024, the Company did not record any rent expense related to the Miami lease. At December 31, 2025 and 2024 there was $0 rent payable.

The Company is under common control with multiple entities and the existence of that control could result in operating results or financial position of each individual entity significantly different from those that would have been obtained if the entities were autonomous. One of those related parties, OPKO Health, Inc. (“OPKO”) and the Company are under common control and OPKO has a one percent ownership interest in the Company that OPKO has accounted for as an equity method investment due to the ability to significantly influence the Company.

Notes payable- related party are summarized in the following table (in thousands):

	As of December 31, 2025	As of July 31, 2025
(a) Notes payable- Frost Gamma Investments Trust	$470	$445
(b) Notes payable- Dr. Jane Hsiao	150	150
Total Notes payable - related party	$620	$595

(a) The Company has outstanding notes payable to Frost Gamma Investments Trust (“Frost Gamma”) which pertained to promissory notes issued in fiscal 2021 and 2022, in the principal amount of $75,000 and $75,000, respectively. The promissory notes accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The Frost Gamma promissory note may be prepaid in advance of the maturity date without penalty. Frost Gamma is a trust controlled by Dr. Phillip Frost, a current director of the Company, and who beneficially owns in excess of 10% of the Company’s Common Stock.

On August 15, 2023, the Company entered into a new promissory note agreement with Frost Gamma in the principal amount of $200,000, which also accrues interest at a rate of 11% per annum, payable on the maturity date June 30, 2026, as amended on January 5, 2026. This promissory note may also be prepaid in advance of the maturity date without penalty.

On September 25, 2024, October 23, 2024, January 23, 2025 and August 27, 2025, the Company entered into new promissory note agreements with Frost Gamma in the aggregate principal amount of $120,000, which also accrues interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

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There were no payments made on the promissory notes to Frost Gamma and as such, total outstanding notes payable balance was $470,000 and $445,000 as of December 31, 2025 and July 31, 2025, respectively.

Subsequent to the fiscal year ended December 31, 2025, the Company entered into additional promissory notes with Frost Gamma in the aggregate principal amount of $125,000 which accrues interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

(b) The Company has outstanding notes payable Jane Hsiao, Ph.D. (“Dr. Hsiao”) which pertained to promissory notes issued in fiscal 2021 and 2022, in the principal amount of $75,000 and $75,000, respectively. The promissory notes accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes to Dr. Hsiao may be prepaid in advance of the maturity date without penalty. Dr. Hsiao is the Company’s Chairman and Interim CEO, and who beneficially owns in excess of 10% of the Company’s Common Stock.

There were no payments made on the promissory notes to Dr. Hsiao and as such, total outstanding notes payable balance was $150,000 as of December 31, 2025 and July 31, 2025, respectively.

On January 5, 2026, the Company and each of Dr. Frost and Dr. Hsiao entered into amendments for each of the outstanding promissory notes to extend the maturity date from December 31, 2025 to June 30, 2026.

On May 7, 2026, the Company entered into a new promissory note agreement with Frost Gamma in the aggregate principal amount of $200,000 and Jane Hsiao in the aggregate principal amount of $100,000, which both also accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

On June 24, 2026, the Company used the proceeds from its sale of a convertible promissory note in the principal amount of $809,705.75 (the “Note Sale Transaction”) to repay in full the amounts due under certain outstanding promissory notes of the Company (the “Original Notes”), consisting of an aggregate of $720,000 in principal and an aggregate of $89,705.75 of accrued and unpaid interest due thereon, which were held by Dr. Jane Hsaio and Dr. Frost. Following the Note Sale Transaction, Dr. Hsiao and an affiliate of Dr. Frost still hold promissory notes of the Company in the principal amounts of $150,000 and $150,000, respectively (collectively, the “Remaining Notes”). The Remaining Notes do not have conversion rights with respect to the amounts due thereunder. It is contemplated that the amounts due under the Remaining Notes will be repaid from the proceeds of the Public Offering.

On June 30, 2026, the Company entered into the Fourth Amendment to that certain Promissory Notes dated October 4, 2021 and September 16, 2022 in the combined principal amount of $150,000 with Frost Gamma Investments Trust (“Frost Gamma Notes”), a trust controlled by Dr. Phillip Frost, a current director, which beneficially owns in excess of 10% of the Company’s Common Stock. The maturity date on both Frost Gamma Notes was amended from June 30, 2026 until September 30, 2026. No other provisions of the Frost Gamma Notes were amended.

On June 30, 2026, the Company entered into the Fourth Amendment to that certain Promissory Note dated October 4, 2021 and September 16, 2022 in the principal amount of $150,000 with Dr. Jane Hsiao (the “Hsiao Notes”), the Company’s Chairman of the Board and Interim Chief Executive Officer and a beneficial owner in excess of 10% of the Company’s Common Stock. The maturity date on the Hsiao Notes was amended from June 30, 2026 until September 30, 2026. No other provisions of the 2021 Hsiao Notes were amended.

Policy for Approval of Related Party Transactions

[●]

Certain Relationships and Related Person Transactions — Gravitics

Gravitics’ primary commercial contract is a $125.0 million fixed-price contract with Axiom Space, Inc. (“Axiom”) for the design, manufacture, assembly, integration, testing and delivery of a cargo vehicle compatible with berthing to Axiom’s commercial space station. Axiom is considered a related party because the lead investor in Axiom also serves as the lead investor of Gravitics and has board representation at both entities, enabling it to significantly influence the management and operating policies of both Gravitics and Axiom. Revenue from the Axiom contract was approximately $0.3 million and $1.6 million for the years ended December 31, 2025 and 2024, respectively.

Entities affiliated with Type One Ventures, whose representative serves as a member of Gravitics’ board of directors, are significant investors in Gravitics’ SAFE instruments and hold a related party convertible promissory note and related party warrants. As of December 31, 2025, related party SAFE liabilities totaled $4.5 million, related party convertible promissory notes had a fair value of $0.8 million, and related party warrant liabilities had a fair value of $0.2 million.

During 2025, Gravitics also received short-term, non-interest-bearing loans from its Chief Executive Officer, shareholder and director and its cofounder, Chief Marketing Officer and shareholder totaling approximately $0.1 million, of which $44,970 remained outstanding as of December 31, 2025. All such short-term related party loans were repaid in the first quarter of 2026.

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DESCRIPTION OF SECURITIES

The following summary sets forth the material terms of the Company’s securities following the consummation of the Merger. The following summary is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Charter, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Company’s amended and restated bylaws, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the Charter and the Company’s amended and restated bylaws (“Bylaws”) in their entirety for a complete description of the rights and preferences of our securities following the consummation of the Merger.

Authorized Capital Stock

Under our Articles of Incorporation, our authorized capital stock consists of:

●	400,000,000 shares of Common Stock, par value $0.01 per share; and
●	1,000,000 shares of preferred stock, par value $0.01 per share.

The following is a description of the material terms of our Articles of Incorporation and Bylaws. We refer you to our Articles of Incorporation and Bylaws, copies of which have been filed with the SEC as exhibits to our Registration Statement of which this prospectus forms a part.

Common Stock

We are currently authorized to issue an aggregate of 400,000,000 shares of Common Stock, par value $0.01 per share. As of the date of this prospectus, there were outstanding 154,810,655 shares of our Common Stock.

Preferred Stock

We are currently authorized to issue an aggregate of 1,000,000 designated shares of preferred stock with preferences, rights and limitations to be determined by the Company’s Board followed by an Amendment to the articles of Incorporation. The Company has one class of preferred stock comprised of the Series B preferred stock (the “Series B”) which were issued on or about July 17, 1986. As of the date of this prospectus, there were 100 shares outstanding of our Series B. Holders of the Series B are entitled to vote with the holders of Common Stock as a single class on all matters. The Series B is not redeemable by the Company and has a liquidation value of $100 per share, plus unpaid dividends, if any. Dividends are non-cumulative, and are at the rate of $10 per share, if declared. The Company has no records of dividends ever being declared.

Many years after Series B was issued by the Company, the current management was appointed. The Company does not have any records of any of the names, addresses or contact information of the Series B holders and the Company has not had any contact with any such holders for over 15 years. Accordingly, the holders of the Series B were not provided with any notices of stockholder meetings or any actions taken by the stockholders of the Company since at least 15 years ago and accordingly did not have the opportunity to vote on any such actions taken by the Company’s stockholders (unless any Series B holders were holders of the Common Stock and received notice as common stockholders). Under Florida law, the ratification of defective corporate actions is governed by Section 607.0147 of the FBCA. This statute provides a detailed framework for addressing procedural issues related to defective corporate actions, including those involving prior stockholder actions. Prior to the consummation of the Merger pursuant to Section 607.147(1) and other applicable sections of the FBCA, the Company’s Board intends to seek stockholder, ratification of any prior actions taken by the Company, in accordance and in compliance with Florida law, and thereafter withdraw the Series B certificate of designations with the Secretary of State of the State of Florida.

Underwriter Warrants

The following summary of certain terms and provisions of the Underwriter Warrants that are being issued to the Representatives hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Underwriter Warrants, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Underwriter Warrant for a complete description of the terms and conditions of the Underwriter Warrant.

Duration and Exercise Price

Each Underwriter Warrant offered hereby will have an initial exercise price equal to $[●] per share of Common Stock (110% of the public offering price per share of Common Stock). The Underwriter Warrants will be immediately exercisable and will expire five years from the commencement of sales in this offering. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

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Exercisability

The Underwriter Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Underwriter to the extent that the holder would own more than 4.99% of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding stock after exercising the holder’s Underwriter Warrant up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Underwriter Warrants and in accordance with the rules and regulations of the SEC.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Underwriter Warrants.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Underwriter Warrants. Rather, the number of shares of Common Stock to be issued will be rounded up to the nearest whole number.

Transferability

Subject to applicable laws and certain exceptions, the Underwriter Warrants may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering.

Trading Market

There is no trading market available for the Underwriter Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Underwriter Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Underwriter Warrants will be extremely limited. The Common Stock issuable upon exercise of the Underwriter Warrants will be listed on the Nasdaq Capital Market in connection with this offering.

Anti-Takeover Effects of Provisions of our Articles of Incorporation and Bylaws

Our articles of incorporation and Bylaws contain certain provisions which could have the effect of discouraging attempts to acquire control by means of tender offer, open market purchase, a proxy fight or otherwise. These provisions include the following:

●	Authorized and Unissued Shares. The authorized but unissued shares of Common Stock and preferred stock are available for future use as determined by the Company’s board, without any further vote or action by shareholders, which could render it difficult or discourage attempts by others to obtain control over the Company because the Company could authorize the issuance of preferred series of stock with voting, conversion, and other rights that could delay or prevent a change of control; and

●	No Cumulative Voting. Florida Statute Section 607.0728 provides that shareholders are not entitled to the right to cumulative voting in the election of directors unless the articles of incorporation specify otherwise. The Company’s articles of incorporation do not provide for cumulative voting, which could make the removal of incumbent officers and directors more difficult.

Transfer Agent and Registrar

Our transfer agent and registrar is Equity Stock Transfer, LLC, whose address is 237 W 37th St #602, New York, NY 10018.

Listing

Our Common Stock is quoted on the OTC Markets Pink Limited Market under the symbol “NIMU.” In addition, we have applied to have our shares of Common Stock approved for listing on the Nasdaq Capital Market under the symbol “GVTX.”

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, our Common Stock is traded on the OTC Markets Pink Limited Market. Future sales of substantial amounts of our Common Stock in the public market could adversely affect prevailing market prices of our Common Stock from time to time and could impair our future ability to raise equity capital in the future. Furthermore, because only a limited number of shares of our Common Stock will be available for sale shortly after this offering due to certain contractual and legal restrictions on resale described below, sales of substantial amounts of our Common Stock in the public market after such restrictions lapse, or the anticipation of such sales, could adversely affect the prevailing market price of our Common Stock and our ability to raise equity capital in the future.

Based upon the number of shares outstanding as of [●], 2026, upon the closing of this offering, we will have outstanding an aggregate of [●] shares of Common Stock, assuming no exercise of the underwriters’ over-allotment option and no exercise of outstanding options and warrants. All of the shares sold in this offering by us will be freely tradable without restrictions or further registration under the Securities Act, unless purchased by our affiliates, as that term is defined under Rule 144 under the Securities Act, or subject to lock-up agreements. None of the outstanding shares of Common Stock as of the date of this Prospectus are restricted securities as defined in Rule 144., although the total of [●] shares beneficially owned by Drs. Frost and Hsaio will be subject to lock-up agreements. Approximately [●] shares will be eligible for sale in the public market upon expiration of lock-up agreements [●] days after the date of this prospectus.

As of [●], 2026, of the [●] shares of Common Stock issuable upon exercise of outstanding options and warrants, approximately [●] shares will be vested and eligible for sale [●] days after the date of this prospectus.

We may issue shares of Common Stock from time to time as consideration for future acquisitions, investments or other corporate purposes. In the event that any such acquisition, investment or other transaction is significant, the number of shares of Common Stock that we may issue may in turn be significant. We may also grant registration rights covering those shares of Common Stock issued in connection with any such acquisition and investment.

In addition, the shares of Common Stock reserved for future issuance under our 2026 Equity Incentive Plan will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules, the lock-up agreements, a registration statement under the Securities Act or an exemption from registration, including Rule 144 and Rule 701.

Rule 144

In general, persons who have beneficially owned restricted shares of our Common Stock for at least six months, and any affiliate of the company who owns either restricted or unrestricted shares of our Common Stock, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

In general, a person who has beneficially owned restricted shares of our Common Stock for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale, (2) we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (3) we are current in our Exchange Act reporting at the time of sale.

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Persons who have beneficially owned restricted shares of our Common Stock for at least six months, but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	[●]% of the number of shares of our Common Stock then outstanding, which will equal approximately [●] shares immediately after the closing of this offering based on the number of shares of Common Stock outstanding as of [●], 2026.

●	the average weekly trading volume of our Common Stock on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

There is a general prohibition against reliance on Rule 144 with respect to securities issued by shell companies such as the Company. Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met”:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;
●	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
●	at least one year has elapsed from the time that the issuer filed current comprehensive “Form 10” disclosure with the SEC reflecting its status as an entity that is not a shell company.

Therefore, in order to resell the securities subject to Rule 144, the Company must first cease being a shell company, be subject to the Exchange Act reporting obligations, and file all required Exchange Act reports during the preceding twelve months. Additionally, one year must elapse after all Exchange Act reports are filed before the securities may be resold.

Rule 701

In general, under Rule 701, a person who purchased shares of our Common Stock pursuant to a written compensatory plan or contract and who is not deemed to have been one of our affiliates during the immediately preceding 90 days may sell these shares in reliance upon Rule 144, but without being required to comply with the notice, manner of sale, public information requirements or volume limitation provisions of Rule 144. Rule 701 also permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701. As of [●], 2026, [●] shares of our outstanding Common Stock had been issued in reliance on Rule 701 as a result of exercises of stock options and issuance of restricted stock. However, substantially all Rule 701 shares are subject to lock-up agreements as described below and will become eligible for sale upon the expiration of the restrictions set forth in those agreements.

Lock-Up Arrangements

We, all of our directors and executive officers and holders of substantially all of our Common Stock and securities exercisable for or convertible into our Common Stock outstanding immediately upon the closing of this offering, have agreed with the underwriters that, for a period of [●] days following the date of this prospectus, subject to certain exceptions, we and they will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, or otherwise dispose of or hedge any of our shares of Common Stock, any options, or any securities convertible into, or exchangeable for or that represent the right to receive shares of our Common Stock. These agreements are described in the section of this prospectus titled “Underwriting.”

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UNDERWRITING

Lucid Capital Markets, LLC (the “Representative”) is acting as the Representative of the underwriters and the book-running managers of this offering. We have entered into an underwriting agreement dated [●], 2026 with the Representative. Under the terms of the underwriting agreement, which is filed as an exhibit to the registration statement, each of the underwriters named below has severally agreed to purchase from us the respective number of shares of Common Stock shown opposite its name below:

Underwriter	Number of Shares
Lucid Capital Markets, LLC	[●]
Total	[●]

The underwriters are committed to purchase all shares of Common Stock offered by us other than those covered by the over-allotment option described below, if any are purchased. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

Delivery of the shares is expected on or about [●], 2026, against payment in immediately available funds and subject to customary closing conditions.

Option to Purchase Additional Shares

We have granted to the underwriters an option to purchase up to [●] additional shares of our Common Stock, at the public offering price, less the underwriting discounts and commissions. This option is exercisable for a period of forty-five (45) days from the date of closing of this offering. The underwriter may exercise this option solely for the purpose of covering overallotments, if any, made in connection with the sale of Common Stock offered hereby.

Discounts, Commissions and Expenses

The following table shows the initial public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional securities.

Total
	Per Share		Without Over- Allotment Option		With Over- Allotment Option
Public offering price	$	[●]	$	[●]	$	[●]
Underwriting discounts and commissions(1)	$	[●]	$	[●]	$	[●]
Proceeds to us, before expenses	$	[●]	$	[●]	$	[●]

(1)	Includes an underwriting discount of 6.5%

In connection with the sale of the securities to be purchased by the underwriter, the underwriter will be deemed to have received compensation in the form of underwriting commissions, discounts, and fees. We have agreed to an underwriters discount of 6.5%. We have also agreed to reimburse the underwriter for legal and other out-of-pocket expenses incurred in connection with the offering, up to a maximum of $100,000, payable at the closing of this offering. We estimate that our total expenses of this offering, excluding the estimated underwriting discounts and commissions and out-of-pocket expenses, will be approximately $[100,000].

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Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

Each of our officers and directors and certain of our stockholders have agreed to be subject to a lock-up period of [●] ([●]) days following the closing of the offering and we have agreed to be subject to a lock-up period of [●] ([●]) days the closing of the offering. This means that, during the applicable lock-up period, subject to certain exceptions, we may not issue, enter into an agreement to issue or announce the issuance or proposed issuance of the shares or any other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock. The underwriters may, in their sole discretion and without notice, waive the terms of any of these lock-up agreements. We have also agreed to not issue any shares of Common Stock or Common Stock Equivalents in a Variable Rate Transaction (as defined in the underwriting agreement), subject to certain exceptions during the [●] months following the closing of the Offering. The underwriters may, in their sole discretion and without notice, waive the terms of this prohibition.

Underwriter Warrants

The Company has agreed to issue to the Lucid, or their designees, warrants (“Underwriter Warrants”) to purchase up to a total of five percent (5%) of the shares of Common Stock sold in this offering (including the shares sold through the exercise of the over-allotment option). The Underwriter Warrants are immediately exercisable upon issuance at an exercise price of $[●] per share (110% of the public offering price) for a period of five (5) years from the commencement of sales of the offering in compliance with FINRA Rule 5110. The Underwriter Warrants and underlying shares of Common Stock are registered on the registration statement of which this prospectus is a part. The form of the Underwriter Warrant will be included as an exhibit to this registration statement of which this prospectus forms a part.

Pursuant to FINRA Rule 5110(e), the Underwriter Warrants and any shares of Common Stock issued upon exercise of the Underwriter Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Representatives or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration with the SEC. The Underwriter Warrants and the shares of Common Stock underlying the Underwriter Warrants are registered on the registration statement of which this prospectus forms a part.

Tail Fee

We have also agreed to pay Lucid a tail fee if certain investors, first identified or contacted by Lucid in connection with this offering, purchase securities from the Company during the term of the underwriter’s engagement or within six (6) months following the expiration or termination of its engagement with the Company. We will pay Lucid a cash fee equal to 6.5% of the gross proceeds from such sale of securities and the same warrant compensation as provided above, calculated in the same manner.

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Right of First Refusal

We have also agreed that if during the term of Lucid’s engagement or within six (6) months following the expiration of its engagement with the Company requires the services of an investment banker, financial advisor, or other similar professional in connection with a fairness opinion, valuation, recapitalization, capital raising, sale, business combination or similar transaction, we will grant to Lucid an irrevocable right of first refusal to act as the lead left agent or equivalent role for such transaction mutually agreed upon between the Company and Lucid Capital Markets, with economics for such transaction representing not less than 50% of any associated fees, during such six (6) month period for the Company, or any successor to or any subsidiary of the Company, on terms customary to the underwriter.

Other Relationships

In the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this offering and the underwriters participating in this offering may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

-	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

-	Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

-	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

-	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

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These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Company’s Common Stock or preventing or retarding a decline in the market price of its Common Stock. As a result, the price of the Company’s Common Stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither the Company nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the Company’s Common Stock.

LEGAL MATTERS

Nason Yeager Gerson Harris & Fumero, P.A., Palm Beach Gardens, Florida, will pass upon the validity of the securities of offered hereby. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel to the underwriters in connection with certain legal matters related to this offering.

EXPERTS

The financial statements of Non-Invasive Monitoring Systems, Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to Non-Invasive Monitoring Systems, Inc.’s ability to continue as a going concern as described in Note 2 to the financial statements) of Weinberg & Company, P.A., an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

The balance sheets of Gravitics, Inc. as of December 31, 2025 and 2024, and the related statements of operations, changes in redeemable convertible preferred stock and stockholders’ deficit, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein, which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. If you would like additional copies of this prospectus, or if you have questions about the business combination, you should contact via phone or in writing:

Non-Invasive Monitoring Systems, Inc.

4400 Biscayne Blvd., Suite 180

Miami, Florida 33137

Tel. No.

Attention:

E-mail:

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INDEX TO FINANCIAL STATEMENTS

Non-Invasive Monitoring Systems, Inc.

Gravitics, Inc.

Page
Unaudited Financial Statements for the Three Months Ended March 31, 2026
Condensed Balance Sheets (Unaudited) as of March 31, 2026 and December 31, 2025	F-31
Condensed Statements of Operations (Unaudited) for the three months ended March 31, 2026 and 2025	F-32
Condensed Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit (Unaudited) for the three months ended March 31, 2026 and 2025	F-33
Condensed Statements of Cash Flows (Unaudited) for the three months ended March 31, 2026 and 2025	F-34
Notes to Unaudited Condensed Financial Statements	F-35 to F-53

F-1

NON-INVASIVE MONITORING SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets
Cash	$24	$6
Prepaid expenses	2	-
Total current assets	26	6

Total assets	$26	$6

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities
Accounts payable and accrued expenses	$205	$142
Current liabilities – discontinued operations	51	51
Notes payable – related parties	720	620
Accrued interest – related parties	209	189
Total current liabilities	1,185	1,002
Total liabilities	1,185	1,002

Commitments and contingencies

Shareholders’ deficit
Series B Preferred Stock, par value $1.00 per share; 100 shares authorized, issued and outstanding; liquidation preference $10	-	-
Common Stock, par value $0.01 per share; 400,000,000 shares authorized; 154,810,655 shares issued and outstanding as of March 31, 2026 and December 31, 2025	1,548	1,548
Additional paid in capital	26,574	26,574
Accumulated deficit	(29,281)	(29,118)

Total shareholders’ deficit	(1,159)	(996)
Total liabilities and shareholders’ deficit	$26	$6

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

NON-INVASIVE MONITORING SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - Unaudited

(In thousands, except per share data)

	Three months ended March 31,
	2026	2025
Operating costs and expenses
General and administrative	$144	$23

Total operating costs and expenses	144	23

Operating loss	(144)	(23)

Interest expense – related parties	(19)	(16)

Net loss	$(163)	$(39)

Weighted average number of common shares outstanding - basic and diluted	154,810,655	154,810,655

Basic and diluted loss per common share	$(0.00)	$(0.00)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

NON-INVASIVE MONITORING SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT - Unaudited

Three months ended March 31, 2026

(Dollars in thousands, except share amounts)

	Preferred Stock Series B		Common Stock		Additional Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2025	100	$-	154,810,655	$1,548	$26,574	$(29,118)	$(996)
Net loss	-	-	-	-	-	(163)	(163)
Balance at March 31, 2026	100	$-	154,810,655	$1,548	$26,574	$(29,281)	$(1,159)

Three months ended March 31, 2025

(Dollars in thousands, except share amounts)

	Preferred Stock Series B		Common Stock		Additional Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2024	100	$-	154,810,655	$1,548	$26,574	$(28,948)	$(826)
Net loss	-	-	-	-	-	(39)	(39)
Balance at March 31, 2025	100	$-	154,810,655	$1,548	$26,574	$(28,987)	$(865)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

NON-INVASIVE MONITORING SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - Unaudited

(Dollars in thousands)

Three months ended March 31, 2026 and 2025

	2026	2025
Operating activities
Net loss	$(163)	$(39)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities
Prepaid expenses	(2)	5
Accounts payable and accrued expenses	63	(7)
Accrued interest – related parties	20	17
Net cash used in operating activities	(82)	(24)

Financing activities
Proceeds from notes payable – related parties	100	40
Net cash provided by financing activities	100	40

Net increase in cash	18	16
Cash, beginning of period	6	11
Cash, end of period	$24	$27

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

NON-INVASIVE MONITORING SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

For the Three Month Periods Ended March 31, 2026 and 2026

1. ORGANIZATION AND BUSINESS

Organization. Non-Invasive Monitoring Systems, Inc., a Florida corporation (together with its consolidated subsidiaries, the “Company” or “NIMS”). The Company previously developed and marketed its Exer-Rest® line of acceleration therapeutic platforms based upon unique, patented whole body periodic acceleration (“WBPA”) technology of which the Company maintains patents. The Company maintains limited administration, but does not have any operations or inventory.

Business. The Company is currently a shell company (as defined in Rule 12b-2 of the Exchange Act).

Discontinued Operations. On May 3, 2019, the Company exchanged inventory for forgiveness of accrued unpaid rent. The Company has no inventory, no immediate plans to replenish inventory and has no current plans to develop or market new products.

Accordingly, the Company determined that $51,000 of remaining liabilities met the discontinued operations criteria in Accounting Standards Codification 205-20-45 and were classified as discontinued operations at March 31, 2026 and December 31, 2025.

Basis of Presentation. The condensed consolidated balance sheet at December 31, 2025 was derived from audited annual consolidated financial statements, but does not contain all of the footnote disclosures from the annual financial statements, and (b) the unaudited condensed consolidated interim financial statements included herein have been prepared by Non-Invasive Monitoring Systems, Inc. (together with its consolidated subsidiaries, the “Company” or “NIMS”) in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to the quarterly report on Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. These statements reflect adjustments, all of which are of a normal, recurring nature, and which are, in the opinion of management, necessary to present fairly the Company’s financial position as of March 31, 2026, and results of operations and cash flows for the interim periods ended March 31, 2026 and 2025. The results of operations for the three months ended March 31, 2026, are not necessarily indicative of the results for a full year. Certain information and footnote disclosure normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. The Company’s accounting policies continue unchanged from December 31, 2025. These financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s annual report on Form 10-KT for the period ended December 31, 2025.

Going Concern. The Company’s condensed consolidated financial statements have been prepared and presented on a basis assuming it will continue as a going concern. As reflected in the accompanying condensed consolidated financial statements, the Company had net losses of approximately $163,000 for the three months ended March 31, 2026 and has experienced continuous cash outflows from operating activities. The Company also has a shareholders’ deficit of $1,159,000 as of March 31, 2026. The Company had $24,000 of cash at March 31, 2026 and negative working capital of approximately $1,159,000. These matters raise substantial doubt about the Company’s ability to continue as a going concern. These unaudited condensed consolidated financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s independent registered public accounting firm, in its report on the Company’s consolidated financial statements for the period ended December 31, 2025, has also expressed substantial doubt about the Company’s ability to continue as a going concern.

On March 6, 2026, the Company, entered into an agreement of merger and reorganization (“Merger”) with Gravitics, Inc., a Delaware corporation (“Gravitics”). For additional information see the Form 8K filed with the SEC on March 12, 2026.

The Company is also seeking additional promissory notes from related parties. There is no assurance that the Company will be successful in this regard, and, if not successful, that it will be able to continue its business activities. The accompanying condensed consolidated financial statements do not include any adjustments that might be necessary from the outcome of this uncertainty.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation. The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Non-Invasive Monitoring Systems of Florida, Inc., which has no current operations, and NIMS of Canada, Inc., a Canadian corporation, which has no current operations. All inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions, such as deferred taxes as estimates, that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and reported amounts of expenses during the reporting period. Actual results could differ materially from these estimates.

Fair Value of Financial Instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2026 and December 31, 2025. The respective carrying value of certain on-balance-sheet financial instruments such as cash, prepaid expenses, accounts payable, accrued expenses and accrued interest approximate fair values because they are short term in nature or they bear current market interest rates.

F-6

Related Parties. The Company follows ASC 850 “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Recent Accounting Pronouncements. The Company considers the applicability and impact of all relevant Accounting Standard Updates (“ASU’s”). Our conclusion was that they did not have any material effect on the condensed consolidated financial statements.

3. SHAREHOLDERS’ DEFICIT

The Company has a single class of Preferred Stock. Holders of Series B Preferred Stock are entitled to vote with the holders of common stock as a single class on all matters. We are currently authorized to issue an aggregate of 401,000,000 shares of capital stock, consisting of 400,000,000 shares of common stock and 1,000,000 designated shares of preferred stock with preferences and rights to be determined by our Board of Directors

Series B Preferred Stock is not redeemable by the Company and has a liquidation value of $100 per share, plus declared and unpaid dividends, if any. Dividends are non-cumulative, and are at the rate of $10 per share, if declared.

No preferred stock dividends were declared for the three months ended March 31, 2026 and 2025.

The Company did not issue any shares of the Company’s common stock during the three months ended March 31, 2026 and 2025.

4. BASIC AND DILUTED LOSS PER SHARE

Basic net loss per common share is computed by dividing net loss attributable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed giving effect to all dilutive potential common shares that were outstanding during the period. Diluted potential common shares consist of incremental shares issuable upon the conversion of preferred stock. In computing diluted net loss per share for the periods ended March 31, 2026 and 2025, no dilution adjustment has been made to the weighted average outstanding common shares because the assumed conversion of preferred stock would be anti-dilutive.

5. RELATED PARTY TRANSACTIONS

Our principal corporate office is located at 4400 Biscayne Blvd., Miami, Florida. We occupy this space from Frost Real Estate Holdings, LLC, which is a company controlled by Dr. Phillip Frost, a member of the Board of Directors and one of our largest beneficial shareholders. The rental space is currently provided without charge.

For the periods ended December 31, 2025 and 2024, the Company did not record any rent expense related to the Miami lease. At March 31, 2026 and December 31, 2025 there was no rent payable.

The Company has related party notes outstanding, as described below in Note 6.

The Company is under common control with multiple entities and the existence of that control could result in operating results or financial position of each individual entity significantly different from those that would have been obtained if the entities were autonomous. One of those related parties, OPKO Health, Inc. (“OPKO”) and the Company are under common control and OPKO has a one percent ownership interest in the Company that OPKO has accounted for as an equity method investment due to the ability to significantly influence the Company.

F-7

6. NOTES PAYABLE – RELATED PARTIES

Notes payable - related party are summarized in the following table (in thousands):

	As of March 31, 2026	As of December 31, 2025

(a) Notes payable- Frost Gamma Investments Trust	$570	$470
(b) Notes payable- Dr. Jane Hsiao	150	150
Total Notes payable - related party	$720	$620

(a) The Company has outstanding notes payable to Frost Gamma Investments Trust (“Frost Gamma”) which pertained to promissory notes issued in fiscal 2021 and 2022, in the principal amount of $75,000 and $75,000, respectively. The promissory notes accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The Frost Gamma promissory note may be prepaid in advance of the maturity date without penalty. Frost Gamma is a trust controlled by Dr. Phillip Frost, a current director of the Company, and who beneficially owns in excess of 10% of the Company’s common stock.

On August 15, 2023, the Company entered into a new promissory note agreement with Frost Gamma in the principal amount of $200,000, which also accrues interest at a rate of 11% per annum, payable on the maturity date June 30, 2026, as amended on January 5, 2026. This promissory note may also be prepaid in advance of the maturity date without penalty.

On September 25, 2024, October 23, 2024, January 23, 2025 and August 27, 2025, the Company entered into new promissory note agreements with Frost Gamma in the aggregate principal amount of $120,000, which also accrues interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

On August 27, 2025, the Company entered into a Promissory Note in the principal amount of $25,000 which also accrues interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

On January 2, 2026, the Company entered into a Promissory Note in the principal amount of $100,000 which also accrues interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

There were no payments made on the promissory notes to Frost Gamma. As of March 31, 2026 and December 31, 2025, total outstanding principal on notes payable balance to Frost Gamma was $570,000 and $470,000, respectively.

(b) The Company has outstanding notes payable Jane Hsiao, Ph.D. (“Dr. Hsiao”) which pertained to promissory notes issued in fiscal 2021 and 2022, in the principal amount of $75,000 and $75,000, respectively. The promissory notes accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes to Dr. Hsiao may be prepaid in advance of the maturity date without penalty. Dr. Hsiao is the Company’s Chairman and Interim CEO, and who beneficially owns in excess of 10% of the Company’s common stock.

There were no payments made on the promissory notes to Dr. Hsiao.

There were no payments made on the promissory notes to Dr. Hsiao and as such, total outstanding notes payable principal balance was $150,000 as of March 31, 2026 and December 31, 2025, respectively.

On January 5, 2026, the Company and each of Dr. Frost and Dr. Hsiao entered into amendments for each of the outstanding promissory to extend the maturity date from December 31, 2025 to June 30, 2026.

6. SUBSEQUENT EVENT

On May 7, 2026, the Company entered into a new promissory note agreement with Frost Gamma in the aggregate principal amount of $200,000 and Jane Hsiao in the aggregate principal amount of $100,000, which both also accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

On June 24, 2026, the Company, and Defender Opportunity LLC, a Delaware limited liability company (the “Buyer” or the “Holder”), entered into a Note Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company sold the Buyer a Convertible Promissory Note (the “Convertible Note”) in the principal amount of $809,705.75 (the “Note Sale Transaction”). The proceeds from the Note Sale Transaction were used by the Company to repay in full the amounts due under certain outstanding promissory notes of the Company (the “Original Notes”), consisting of an aggregate of $720,000 in principal and an aggregate of $89,705.75 of accrued and unpaid interest due thereon. The Original Notes were held by Dr. Jane Hsaio, an officer and director of the Company and beneficial owner of more than 10% of the Company’s common stock, and an affiliate of Dr. Phillip Frost, a director of the Company and beneficial owner of more than 10% of the Company’s common stock. The Buyer is not an affiliate of the Company, Dr. Frost or Dr. Hsiao.

On June 30, 2026, the Company entered into the Fourth Amendment to that certain Promissory Notes dated October 4, 2021 and September 16, 2022 in the combined principal amount of $150,000 with Frost Gamma Investments Trust (“Frost Gamma Notes”), a trust controlled by Dr. Phillip Frost, a current director, which beneficially owns in excess of 10% of the Company’s common stock. The maturity date on both Frost Gamma Notes was amended from June 30, 2026 until September 30, 2026. No other provisions of the Frost Gamma Notes were amended.

On June 30, 2026, the Company entered into the Fourth Amendment to that certain Promissory Note dated October 4, 2021 and September 16, 2022 in the principal amount of $150,000 with Dr. Jane Hsiao (the “Hsiao Notes”), NIMS’ Chairman of the Board and Interim Chief Executive Officer and a beneficial owner in excess of 10% of our common stock. The maturity date on the Hsiao Notes was amended from June 30, 2026 until September 30, 2026. No other provisions of the 2021 Hsiao Notes were amended.

F-8

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

Non-Invasive Monitoring Systems, Inc.

Miami, Florida

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Non-Invasive Monitoring Systems, Inc. (the “Company”) as of December 31, 2025 and July 31, 2025, the related consolidated statements of operations and comprehensive loss, shareholders’ deficit, and cash flows for the five-month period ended December 31, 2025 and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2025, and the results of its consolidated operations and its cash flows for the five-month period then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company incurred a net loss and used cash in operations during the period ended December 31, 2025, and the Company had a shareholders’ deficit as of that date. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the consolidated financial statements. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provided a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

Weinberg & Company, P.A.

Los Angeles, California

March 27, 2026

F-9

NON-INVASIVE MONITORING SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31, 2025	July 31, 2025
ASSETS
Current assets
Cash	$6	$3
Prepaid expenses	-	4
Total current assets	6	7

TOTAL ASSETS	$6	$7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$142	$147
Current liabilities - discontinued operations	51	51
Notes payable – related parties	620	595
Accrued interest – related parties	189	161
Total current liabilities	1,002	954

Commitments and contingencies

Shareholder’ deficit
Series B preferred stock - par value $1.00 per share; 100 shares authorized, issued and outstanding; liquidation preference $10	-	-
Common Stock, par value $0.01 per share; 400,000,000 shares authorized; 154,810,655 shares issued and outstanding as of December 31, 2025 and July 31, 2025, respectively	1,548	1,548
Additional paid-in capital	26,574	26,574
Accumulated deficit	(29,118)	(29,069)
Total shareholders’ deficit	(996)	(947)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$6	$7

The accompanying notes are an integral part of these consolidated financial statements.

F-10

NON-INVASIVE MONITORING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Five Months Ended December 31, 2025 and 2024

(In thousands, except per share data)

	For the Five Months Ended December 31,
	2025	(Unaudited) 2024

Operating costs and expenses
General and administrative	21	77
Total operating costs and expenses	21	77
Operating loss	(21)	(77)

Interest expense, related parties	(28)	(24)

Net loss	$(49)	$(101)

Weighted average number of common shares outstanding - basic and diluted	154,811	154,811

Basic and diluted loss per common share	(0.00)	(0.00)

The accompanying notes are an integral part of these consolidated financial statements.

F-11

NON-INVASIVE MONITORING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

Five Months Ended December 31, 2025 and 2024 (unaudited)

(In thousands, except share amounts)

	Preferred Stock				Additional
	Series B		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at July 31, 2025	100	-	154,810,655	1,548	26,574	(29,069)	$(947)
Net loss	-	-	-	-	-	(49)	(49)
Balance at December 31, 2025	100	$-	154,810,655	$1,548	$26,574	$(29,118)	$(996)

	Preferred Stock				Additional
	Series B		Common Stock		Paid in	Accumulated
(Unaudited)	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at July 31, 2024	100	-	154,810,655	1,548	26,574	(28,847)	$(725)
Net loss	-	-	-	-	-	(101)	(101)
Balance at December 31, 2024	100	$-	154,810,655	$1,548	$26,574	$(28,948)	$(826)

The accompanying notes are an integral part of these consolidated financial statements.

F-12

NON-INVASIVE MONITORING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Five Months Ended December 31, 2025 and 2024

(In thousands)

	For the Five Months Ended
	2025	2024
		(Unaudited)
Cash Flows from Operating Activities
Net loss	$(49)	$(101)
Adjustments to reconcile net loss to net cash used in operating activities:
Extinguishment of accounts payable	-	-
Changes in operating assets and liabilities
Prepaid expenses	4	(11)
Accounts payable and accrued expenses	(5)	(19)
Accrued interest – related parties	28	24
Net cash used in operating activities of continuing operations	(22)	(69)

Cash Flows from Financing Activities
Proceeds from notes payable – related parties	25	55
Net cash provided by financing activities of continuing operations	25	55

Net increase (decrease) in cash	3	(14)
Cash, beginning of period	3	25
Cash of continuing operations, end of period	$6	$11

The accompanying notes are an integral part of these consolidated financial statements.

F-13

NON-INVASIVE MONITORING SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the PERIODS ended December 31, 2025, JULY 31, 2025 and 2024

1. ORGANIZATION AND BUSINESS

Organization. Non-Invasive Monitoring Systems, Inc., a Florida corporation (together with its consolidated subsidiaries, the “Company” or “NIMS”). The Company previously developed and marketed its Exer-Rest® line of acceleration therapeutic platforms based upon unique, patented whole body periodic acceleration (“WBPA”) technology of which the Company maintains patents. The Company maintains limited administration, but does not have any operations or inventory.

The Company historically had a July 31 fiscal year end. On March 27, 2026, the Company filed a Transition Report on Form 10-KT and changed its fiscal year end to December 31. The audited financial statements herein are as of December 31, 2025, and for the five-month period then ended. The financial statements herein for the comparable period ended December 31, 2024 are unaudited. The audited financial statements for the years ended July 31, 2025 and 2024 are included in the Company’s Annual Report on Form 10-K, filed on January 30, 2026.

Business. The Company is currently a shell company (as defined in Rule 12b-2 of the Exchange Act).

Going Concern. The Company’s consolidated financial statements have been prepared and presented on a basis assuming it will continue as a going concern. As reflected in the accompanying consolidated financial statements, the Company had net losses from continuing operations of approximately $49,000 for the five months ended December 31, 2025 and experienced cash outflows from operating activities of $22,000, and had a stockholders’ deficit as of that date. The Company also has an accumulated deficit of $29.1 million as of December 31, 2025. The Company had $6,000 of cash at December 31, 2025 and negative working capital of approximately $978,000. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is seeking potential mergers, acquisitions and strategic collaborations. There is no assurance that the Company will be successful in this regard, and, if not successful, that it will be able to continue its business activities. The accompanying consolidated financial statements do not include any adjustments that might be necessary from the outcome of this uncertainty.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Non-Invasive Monitoring Systems of Florida, Inc., which has no current operations, and NIMS of Canada, Inc., a Canadian corporation, which has no current operations. All inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions, such as deferred taxes as estimates, that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of expenses during the reporting period. Actual results could differ materially from these estimates.

F-14

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments purchased with an original maturity date of three months or less to be cash equivalents. The Company had approximately $6,000 and $3,000, on deposit in bank operating accounts at December 31, 2025 and July 31, 2025, respectively.

Income Taxes. The Company uses the asset and liability method to determine the income tax expense or benefit. Deferred tax assets and liabilities are computed based on temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that are expected to be in effect when the differences are expected to recovered or settled. Any resulting net deferred tax assets are evaluated for recoverability and, accordingly, a valuation allowance is provided when it is more likely than not that all or some portion of the deferred tax asset will not be realized.

The Company files its tax returns as prescribed by the laws of the jurisdictions in which it operates. Tax years ranging from 2020 to 2024 remain open to examination by various taxing jurisdictions as the statute of limitations has not expired. The net operating losses are generally subject to examination up to three years after the utilization of such losses. It is the Company’s policy to include income tax interest and penalty expense in its tax provision.

Fair Value of Financial Instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2025 and July 31, 2025. The respective carrying value of certain on-balance-sheet financial instruments such as cash, prepaid expenses and accounts payable and accrued expenses approximate fair values because they are short term in nature.

Loss Contingencies. We recognize contingent losses that are both probable and estimable. In this context, we define probability as circumstances under which events are likely to occur. In regard to legal costs, we record such costs as incurred.

Related Parties. The Company follows ASC 850 “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Recent Accounting Pronouncements. The Company considers the applicability and impact of all relevant Accounting Standard Updates (“ASU’s”). Our conclusion was that they did not have any material effect on the consolidated financial statements.

3. DISCONTINUED OPERATIONS

On May 3, 2019, the Company exchanged its inventory for forgiveness of accrued unpaid rent. Concurrent with the exchange management with the appropriate level of authority determined to discontinue the operations of the product segment. As of December 31, 2025 and July 31, 2025, accounts payable and accrued expenses related to these operations had a balance of $51,000 each year and presented as “Current liabilities-discontinued operations” in the accompanying consolidated balance sheets.

4. SHAREHOLDERS’ DEFICIT

The Company has one class of Preferred Stock. Holders of Series B Preferred Stock are entitled to vote with the holders of common stock as a single class on all matters. We are currently authorized to issue an aggregate of 401,000,000 shares of capital stock, consisting of 400,000,000 shares of common stock and 1,000,000 designated shares of preferred stock with preferences and rights to be determined by our Board of Directors.

Series B Preferred Stock is not redeemable by the Company and has a liquidation value of $100 per share, plus declared and unpaid dividends, if any. Dividends are non-cumulative, and are at the rate of $10 per share, if declared.

No preferred stock dividends were declared for the five months ended December 31, 2025 and years ended July 31, 2025 and 2024.

The Company did not issue any shares of the Company’s common stock during the five months ended December 31, 2025 and years ended July 31, 2025 and 2024.

F-15

5. BASIC AND DILUTED LOSS PER SHARE

Basic net loss per common share is computed by dividing net loss attributable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed giving effect to all dilutive potential common shares that were outstanding during the period. Diluted potential common shares consist of incremental shares issuable upon conversion of preferred stock. In computing diluted net loss per share for the five months ended December 31, 2025 and 2024, no dilution adjustment has been made to the weighted average outstanding common shares because the assumed conversion of preferred stock would be anti-dilutive.

6. RELATED PARTY TRANSACTIONS

Our principal corporate office is located at 4400 Biscayne Blvd., Miami, Florida. We occupy this space from Frost Real Estate Holdings, LLC, which is a company controlled by Dr. Phillip Frost, a member of the Board of Directors and one of our largest beneficial shareholders. We previously leased the approximately 1,800 square feet under a lease agreement, which commenced with a five-year term on January 1, 2008 and expired on December 31, 2012, and then we went on a month-to-month basis and then in February 2016 the office space rent was reduced to $0 per month.

For the periods ended December 31, 2025 and 2024, the Company did not record any rent expense related to the Miami lease. At December 31, 2025 and July 31, 2025 there was $0 rent payable.

The Company has related party notes outstanding, as described below in Note 7.

The Company is under common control with multiple entities and the existence of that control could result in operating results or financial position of each individual entity significantly different from those that would have been obtained if the entities were autonomous. One of those related parties, OPKO Health, Inc. (“OPKO”) and the Company are under common control and OPKO has a one percent ownership interest in the Company that OPKO has accounted for as an equity method investment due to the ability to significantly influence the Company.

F-16

7. NOTES PAYABLE – RELATED PARTY

Notes payable- related party are summarized in the following table (in thousands):

	As of December 31, 2025	As of July 31, 2025

(a) Notes payable- Frost Gamma Investments Trust	$470	$445
(b) Notes payable- Dr. Jane Hsiao	150	150
Total Notes payable - related party	$620	$595

(a) The Company has outstanding notes payable to Frost Gamma Investments Trust (“Frost Gamma”) which pertained to promissory notes issued in fiscal 2021 and 2022, in the principal amount of $75,000 and $75,000, respectively. The promissory notes accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The Frost Gamma promissory note may be prepaid in advance of the maturity date without penalty. Frost Gamma is a trust controlled by Dr. Phillip Frost, a current director of the Company, and who beneficially owns in excess of 10% of the Company’s common stock.

On August 15, 2023, the Company entered into a new promissory note agreement with Frost Gamma in the principal amount of $200,000, which also accrues interest at a rate of 11% per annum, payable on the maturity date June 30, 2026, as amended on January 5, 2026. This promissory note may also be prepaid in advance of the maturity date without penalty.

On September 25, 2024, October 23, 2024, January 23, 2025 and August 27, 2025, the Company entered into new promissory note agreements with Frost Gamma in the aggregate principal amount of $120,000, which also accrues interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

There were no payments made on the promissory notes to Frost Gamma and as such, total outstanding notes payable balance was $470,000 and $445,000 as of December 31, 2025 and July 31, 2025, respectively.

On January 5, 2026, the Company and each of Dr. Frost and Dr. Hsiao entered into amendments for each of the outstanding promissory to extend the maturity date from December 31, 2025 to June 30, 2026.

(b) The Company has outstanding notes payable Jane Hsiao, Ph.D. (“Dr. Hsiao”) which pertained to promissory notes issued in fiscal 2021 and 2022, in the principal amount of $75,000 and $75,000, respectively. The promissory notes accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes to Dr. Hsiao may be prepaid in advance of the maturity date without penalty. Dr. Hsiao is the Company’s Chairman and Interim CEO, and who beneficially owns in excess of 10% of the Company’s common stock.

There were no payments made on the promissory notes to Dr. Hsiao and as such, total outstanding notes payable balance was $150,000 as of December 31, 2025 and July 31, 2025, respectively.

On January 5, 2026, the Company and each of Dr. Frost and Dr. Hsiao entered into amendments for each of the outstanding promissory notes to extend the maturity date from December 31, 2025 to June 30, 2026.

F-17

8. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses from continuing operations are summarized in the following table (in thousands):

	December 31, 2025	July 31, 2025
Accounts payable	$89	$99
Accrued redemption	10	10
Accrued other	43	38
Total	$142	$147

9. INCOME TAXES

The Company accounts for income taxes using the asset and liability method. Pursuant to this method, deferred tax assets and liabilities are established for the differences between the financial reporting and the tax bases of the Company’s assets and liabilities and net operating loss carryforwards at enacted tax rates expected to be in effect when such amounts are realized or settled. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The accounting for uncertain tax positions guidance under ASC 740 requires that we recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The application of this guidance does not affect the Company’s financial position, results of operations or cash flows for the years ended December 31, 2025 and 2024.

The Company files its tax returns in the U.S. federal jurisdiction and with U.S. states. The Company is subject to tax audits in all jurisdictions for which it files tax returns. Tax audits by their very nature are often complex and can require several years to complete. There are currently no tax audits that have commenced with respect to income tax or any other returns in any jurisdiction. Tax years ranging from 2021 to 2025 remain open to examination by various taxing jurisdictions as the statute of limitations has not expired. Because the Company is carrying forward income tax attributes, such as net operating losses and tax credits from earlier tax years, these attributes can still be audited when utilized on returns filed in the future. It is the Company’s policy to include income tax interest and penalties expense in its tax provision.

The difference between income taxes at the statutory federal income tax rate of 21% in 2025 and 2024 and income taxes reported in the consolidated statements of operations are attributable to the following (in thousands):

	December 31, 2025%		December 31, 2024%
Income tax benefit at the federal statutory rate from continuing operations	$(47)	21.0	$(49)	21.0
State income taxes, net of effect of federal taxes	(10)	4.3	(10)	4.3
Expired net operating losses	0	-	0	-
Change in valuation allowance	57	(25.3)	59	(25.3
Total	$-	-	$-	-

F-18

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets consist of the following (in thousands):

	December 31, 2025	July 31, 2025
Federal and State net operating loss	$3,886	$3,886
Foreign net operating loss	18	18
Other	-	-
	3,904	3,904
Less: Valuation allowance	(3,904)	(3,904)
Net deferred tax asset	$-	$-

At December 31, 2025, the Company had available Federal and State net operating loss carry forwards of approximately $15.5 million and foreign net operating loss carry forwards of approximately $0.1 million which expire in various years beginning in 2023. $2.1 million net operating loss carry forwards generated in 2019 and later years never expire. However, these net operating losses can only be used to reduce taxable income by 80 percent.

A valuation allowance is required to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a full $3.9 million valuation allowance at December 31, 2025 ($3.8 million at December 31, 2024) was necessary. The valuation allowance increased by approximately $56,000 and decreased by $313,000 for the years ended December 31, 2025 and 2024, respectively. The Company paid no taxes for the years 2025 or 2024.

10. SUBSEQUENT EVENTS

Merger Agreement

On March 6, 2026, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and among the Company, Gravitics Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (the “Merger Sub”), and Gravitics, Inc., a Delaware corporation (“Gravitics”). The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, at the effective time (the “Effective Time”) (i) Merger Sub will be merged with and into Gravitics, (ii) the separate corporate existence of Merger Sub will thereupon cease and Gravitics will be the surviving corporation (the “Surviving Corporation”), and (iii) the Surviving Corporation will become a wholly-owned subsidiary of the Company (the “Merger”).

The Merger

On March 6, 2026, the Company’s Board of Directors unanimously (i) approved and declared advisable the Merger Agreement and the Merger and other transactions contemplated thereby, (ii) authorized the Company to effect the Reverse Stock Split, at a ratio to be mutually agreed to by the parties, and (iii) resolved to recommend approval of the Merger Agreement and related matters by the stockholders of the Company.

At the Effective Time, the Company plans to change its business focus to the business of Gravitics, which designs and manufactures large space structures including orbital carriers, cargo logistics spacecraft, and space station modules to be used for commercial development in earth orbit and beyond. In connection with the Merger, the Company intends to change its name and trading symbol to a name and trading symbol that are more representative of the business of Gravitics.

In addition, at the Effective Time, the members of the Board intend to (i) appoint individuals to the Board to be designated by Gravitics, a majority of whom shall qualify as “independent” under Nasdaq Rule 5605(a)(2), and which will include Colin Doughan, the Chief Executive Officer of Gravitics, as Chairman, and (ii) subsequently, resign as directors. The officers of the Combined Company will be such individuals as are determined by the newly constituted Board.

The parties expect the closing of the Merger to occur on or before June 30, 2026, or on such other date that the parties mutually agree to in writing. See, “Risk Factors-Risks Relating to Our Business-Because Gravitics may not meet closing conditions we may not be successful in consummating the Merger.

Extension of Related Party Promissory Notes

On January 5, 2026, the Company and each of Dr. Frost and Dr. Hsiao entered into amendments for each of the outstanding promissory notes to extend the maturity date from December 31, 2025 to June 30, 2026 (see Note 7).

Promissory Noted dated January 2, 2026 in the Amount of $100,000

On January 2, 2026, NIMS entered into a Promissory Note in the principal amount of $100,000.00 with Frost Gamma Investments Trust (the “2026 Frost Gamma Note”), a trust controlled by Dr. Phillip Frost, which beneficially owns in excess of 10% of NIMS’ common stock. The interest rate payable by NIMS on the 2026 Frost Gamma Note is 11% per annum, payable on the maturity date of June 30, 2026. The 2026 Frost Gamma Note may be prepaid in advance of the June 30, 2026 maturity date without penalty.

F-19

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

Non-Invasive Monitoring Systems, Inc.

Miami, Florida

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Non-Invasive Monitoring Systems, Inc. (the “Company”) as of July 31, 2025 and 2024, the related consolidated statements of operations and comprehensive loss, shareholders’ deficit, and cash flows for the year then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of July 31, 2025 and 2024, and the results of its consolidated operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company incurred a net loss and used cash in operations during the year ended July 31, 2025, and the Company had a shareholders’ deficit as of that date. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the consolidated financial statements. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provided a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.

Los Angeles, California

January 30, 2026

F-20

NON-INVASIVE MONITORING SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	July 31, 2025	July 31, 2024

ASSETS
Current assets
Cash	$3	$25
Prepaid expenses	4	9
Total current assets	7	34

Total assets	$7	$34

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities
Accounts payable and accrued expenses	$147	$110
Current liabilities - discontinued operations	51	51
Notes payable – related parties	595	-
Accrued interest – related parties	161	-
Total current liabilities	954	161

Notes payable – related parties	-	500
Accrued interest – related parties	-	98
Total liabilities	954	759

Commitments and Contingencies

Shareholders’ deficit
Series B Preferred Stock, par value $1.00 per share; 100 shares authorized, issued and outstanding; liquidation preference $10	-	-
Common Stock, par value $0.01 per share; 400,000,000 shares authorized; 154,810,655 shares issued and outstanding as of July 31, 2025 and 2024, respectively	1,548	1,548
Additional paid in capital	26,574	26,574
Accumulated deficit	(29,069)	(28,847)

Total shareholders’ deficit	(947)	(725)
Total liabilities and shareholders’ deficit	$7	$34

The accompanying notes are an integral part of these consolidated financial statements.

F-21

NON-INVASIVE MONITORING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended July 31, 2025 and 2024

(In thousands, except per share data)

	2025	2024
Operating costs and expenses
General and administrative	$160	$177
Extinguishment of accounts payable	-	(118)

Total operating costs and expenses	160	59

Operating loss	(160)	(59)

Interest expense, related parties	(62)	(54)

Net loss	$(222)	$(113)

Weighted average number of common shares outstanding - basic and diluted	154,811	154,811

Basic and diluted loss per common share	$(0.00)	$(0.00)

The accompanying notes are an integral part of these consolidated financial statements.

F-22

NON-INVASIVE MONITORING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

Years ended July 31, 2025 and 2024

(In thousands, except share amounts)

	Preferred Stock				Additional
	Series B		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at July 31, 2023	100	$-	154,810,655	$1,548	$26,574	$(28,734)	$(612)
Net loss	-	-	-	-	-	(113)	(113)
Balance at July 31, 2024	100	-	154,810,655	1,548	26,574	(28,847)	$(725)
Net loss	-	-	-	-	-	(222)	(222)
Balance at July 31, 2025	100	$-	154,810,655	$1,548	$26,574	$(29,069)	$(947)

The accompanying notes are an integral part of these consolidated financial statements.

F-23

NON-INVASIVE MONITORING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended July 31, 2025 and 2024

(In thousands)

	2025	2024
Operating activities
Net loss	$(222)	$(113)
Adjustments to reconcile net loss to net cash used in operating activities
Extinguishment of accounts payable	-	(118)
Changes in operating assets and liabilities
Prepaid expenses	5	7
Accounts payable and accrued expenses	37	(12)
Accrued interest – related parties	63	54
Net cash used in operating activities	(117)	(182)

Financing activities
Proceeds from notes payable – related parties	95	200
Net cash provided by financing activities	95	200

Net increase (decrease) in cash	(22)	18
Cash, beginning of year	25	7
Cash, end of year	$3	$25

The accompanying notes are an integral part of these consolidated financial statements.

F-24

NON-INVASIVE MONITORING SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the fiscal years ended July 31, 2025 and 2024

1. ORGANIZATION AND BUSINESS

Organization. Non-Invasive Monitoring Systems, Inc., a Florida corporation (together with its consolidated subsidiaries, the “Company” or “NIMS”). The Company previously developed and marketed its Exer-Rest® line of acceleration therapeutic platforms based upon unique, patented whole body periodic acceleration (“WBPA”) technology of which the Company maintains patents. The Company maintains limited administration, but does not have any operations or inventory.

Business. The Company is currently a shell company (as defined in Rule 12b-2 of the Exchange Act).

Going Concern. The Company’s consolidated financial statements have been prepared and presented on a basis assuming it will continue as a going concern. As reflected in the accompanying consolidated financial statements, the Company had net losses from continuing operations of approximately $222,000 and $113,000 for each of the years ended July 31, 2025 and 2024, respectively, and has experienced cash outflows from operating activities. The Company also has an accumulated deficit of $29.0 million as of July 31, 2025. The Company had $3,000 of cash at July 31, 2025 and negative working capital of approximately $947,000. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is seeking potential mergers, acquisitions and strategic collaborations. There is no assurance that the Company will be successful in this regard, and, if not successful, that it will be able to continue its business activities. The accompanying consolidated financial statements do not include any adjustments that might be necessary from the outcome of this uncertainty.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Non-Invasive Monitoring Systems of Florida, Inc., which has no current operations, and NIMS of Canada, Inc., a Canadian corporation, which has no current operations. All inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions, such as deferred taxes as estimates, that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of expenses during the reporting period. Actual results could differ materially from these estimates.

F-25

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments purchased with an original maturity date of three months or less to be cash equivalents. The Company had approximately $3,000 and $25,000, on deposit in bank operating accounts at July 31, 2025 and July 31, 2024, respectively.

Income Taxes. The Company uses the asset and liability method to determine the income tax expense or benefit. Deferred tax assets and liabilities are computed based on temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that are expected to be in effect when the differences are expected to recovered or settled. Any resulting net deferred tax assets are evaluated for recoverability and, accordingly, a valuation allowance is provided when it is more likely than not that all or some portion of the deferred tax asset will not be realized.

The Company files its tax returns as prescribed by the laws of the jurisdictions in which it operates. Tax years ranging from 2020 to 2024 remain open to examination by various taxing jurisdictions as the statute of limitations has not expired. The net operating losses are generally subject to examination up to three years after the utilization of such losses. It is the Company’s policy to include income tax interest and penalty expense in its tax provision.

Fair Value of Financial Instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of July 31, 2025 and 2024. The respective carrying value of certain on-balance-sheet financial instruments such as cash, prepaid expenses and accounts payable and accrued expenses approximate fair values because they are short term in nature.

Loss Contingencies. We recognize contingent losses that are both probable and estimable. In this context, we define probability as circumstances under which events are likely to occur. In regard to legal costs, we record such costs as incurred.

Related Parties. The Company follows ASC 850 “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Recent Accounting Pronouncements. The Company considers the applicability and impact of all relevant Accounting Standard Updates (“ASU’s”). Our conclusion was that they did not have any material effect on the consolidated financial statements.

3. DISCONTINUED OPERATIONS

On May 3, 2019, the Company exchanged its inventory for forgiveness of accrued unpaid rent. Concurrent with the exchange management with the appropriate level of authority determined to discontinue the operations of the product segment. As of July 31, 2025 and 2024, accounts payable and accrued expenses related to these operations had a balance of $51,000 each year and presented as “Current liabilities-discontinued operations” in the accompanying consolidated balance sheets.

4. SHAREHOLDERS’ DEFICIT

The Company has one class of Preferred Stock. Holders of Series B Preferred Stock are entitled to vote with the holders of common stock as a single class on all matters. We are currently authorized to issue an aggregate of 401,000,000 shares of capital stock, consisting of 400,000,000 shares of common stock and 1,000,000 designated shares of preferred stock with preferences and rights to be determined by our Board of Directors.

Series B Preferred Stock is not redeemable by the Company and has a liquidation value of $100 per share, plus declared and unpaid dividends, if any. Dividends are non-cumulative, and are at the rate of $10 per share, if declared.

No preferred stock dividends were declared for the years ended July 31, 2025 and 2024.

The Company did not issue any shares of the Company’s common stock during the years ended July 31, 2025 and 2024.

F-26

5. BASIC AND DILUTED LOSS PER SHARE

Basic net loss per common share is computed by dividing net loss attributable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed giving effect to all dilutive potential common shares that were outstanding during the period. Diluted potential common shares consist of incremental shares issuable upon conversion of preferred stock. In computing diluted net loss per share for the years ended July 31, 2025 and 2024, no dilution adjustment has been made to the weighted average outstanding common shares because the assumed conversion of preferred stock would be anti-dilutive.

6. RELATED PARTY TRANSACTIONS

Our principal corporate office is located at 4400 Biscayne Blvd., Miami, Florida. We occupy this space from Frost Real Estate Holdings, LLC, which is a company controlled by Dr. Phillip Frost, a member of the Board of Directors and one of our largest beneficial shareholders. We previously leased the approximately 1,800 square feet under a lease agreement, which commenced with a five-year term on January 1, 2008 and expired on December 31, 2012, and then we went on a month-to-month basis and then in February 2016 the office space rent was reduced to $0 per month.

For the years ended July 31, 2025 and 2024, the Company did not record any rent expense related to the Miami lease. At July 31, 2025 and 2024 there was $0 rent payable.

Accounts payable at July 31, 2025 includes $13,100 due to an officer and director of the Company.

The Company has related party notes outstanding, as described below in Note 7.

The Company is under common control with multiple entities and the existence of that control could result in operating results or financial position of each individual entity significantly different from those that would have been obtained if the entities were autonomous. One of those related parties, OPKO Health, Inc. (“OPKO”) and the Company are under common control and OPKO has a one percent ownership interest in the Company that OPKO has accounted for as an equity method investment due to the ability to significantly influence the Company.

F-27

7. NOTES PAYABLE – RELATED PARTY

Notes payable- related party are summarized in the following table (in thousands):

	As of July 31, 2025	As of July 31, 2024

(a) Notes payable- Frost Gamma Investments Trust	$445	$350
(b) Notes payable- Dr. Jane Hsiao	150	150
Total Notes payable - related party	$595	$500

(a) The Company has outstanding notes payable to Frost Gamma Investments Trust (“Frost Gamma”) which pertained to promissory notes issued in fiscal 2021 and 2022, in the principal amount of $75,000 and $75,000, respectively. The promissory notes accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The Frost Gamma promissory note may be prepaid in advance of the maturity date without penalty. Frost Gamma is a trust controlled by Dr. Phillip Frost, a current director of the Company, and who beneficially owns in excess of 10% of the Company’s common stock.

On August 15, 2023, the Company entered into a new promissory note agreement with Frost Gamma in the principal amount of $200,000, which also accrues interest at a rate of 11% per annum, payable on the maturity date June 30, 2026, as amended on January 5, 2026. This promissory note may also be prepaid in advance of the maturity date without penalty.

On September 25, 2024, October 23, 2024, January 23, 2025 and August 27, 2025, the Company entered into new promissory note agreements with Frost Gamma in the aggregate principal amount of $120,000, which also accrues interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

There were no payments made on the promissory notes to Frost Gamma and as such, total outstanding notes payable balance was $445,000 and $350,000 as of July 31, 2025 and 2024, respectively.

On January 5, 2026, the Company and each of Dr. Frost and Dr. Hsiao entered into amendments for each of the outstanding promissory to extend the maturity date from December 31, 2025 to June 30, 2026.

(b) The Company has outstanding notes payable Jane Hsiao, Ph.D. (“Dr. Hsiao”) which pertained to promissory notes issued in fiscal 2021 and 2022, in the principal amount of $75,000 and $75,000, respectively. The promissory notes accrue interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes to Dr. Hsiao may be prepaid in advance of the maturity date without penalty. Dr. Hsiao is the Company’s Chairman and Interim CEO, and who beneficially owns in excess of 10% of the Company’s common stock.

There were no payments made on the promissory notes to Dr. Hsiao and as such, total outstanding notes payable balance was $150,000 as of July 31, 2025 and 2024, respectively.

F-28

8. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses from continuing operations are summarized in the following table (in thousands):

	July 31, 2025	July 31, 2024
Accounts payable	$99	$80
Accrued redemption	10	10
Accrued other	38	20
Total	$147	$110

9. INCOME TAXES

The Company accounts for income taxes using the asset and liability method. Pursuant to this method, deferred tax assets and liabilities are established for the differences between the financial reporting and the tax bases of the Company’s assets and liabilities and net operating loss carryforwards at enacted tax rates expected to be in effect when such amounts are realized or settled. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The accounting for uncertain tax positions guidance under ASC 740 requires that we recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The application of this guidance does not affect the Company’s financial position, results of operations or cash flows for the years ended July 31, 2025 and 2024.

The Company files its tax returns in the U.S. federal jurisdiction and with U.S. states. The Company is subject to tax audits in all jurisdictions for which it files tax returns. Tax audits by their very nature are often complex and can require several years to complete. There are currently no tax audits that have commenced with respect to income tax or any other returns in any jurisdiction. Tax years ranging from 2021 to 2025 remain open to examination by various taxing jurisdictions as the statute of limitations has not expired. Because the Company is carrying forward income tax attributes, such as net operating losses and tax credits from earlier tax years, these attributes can still be audited when utilized on returns filed in the future. It is the Company’s policy to include income tax interest and penalties expense in its tax provision.

The difference between income taxes at the statutory federal income tax rate of 21% in 2024 and 2024 and income taxes reported in the consolidated statements of operations are attributable to the following (in thousands):

	July 31, 2025%		July 31, 2024%
Income tax benefit at the federal statutory rate from continuing operations	$(47)	21.0	$(49)	21.0
State income taxes, net of effect of federal taxes	(10)	4.3	(10)	4.3
Expired net operating losses	0	-	0	-
Change in valuation allowance	57	(25.3)	59	(25.3
Total	$-	-	$-	-

F-29

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets consist of the following (in thousands):

	July 31, 2025	July 31, 2024
Federal and State net operating loss	$3,886	$3,830
Foreign net operating loss	18	18
Other	-	-
	3,904	3,848
Less: Valuation allowance	(3,904)	(3,848)
Net deferred tax asset	$-	$-

At July 31, 2025, the Company had available Federal and State net operating loss carry forwards of approximately $15.0 million and foreign net operating loss carry forwards of approximately $0.1 million which expire in various years beginning in 2023. $2.1 million net operating loss carry forwards generated in 2019 and later years never expire. However, these net operating losses can only be used to reduce taxable income by 80 percent.

A valuation allowance is required to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a full $3.9 million valuation allowance at July 31, 2025 ($3.8 million at July 31, 2024) was necessary. The valuation allowance increased by approximately $56,000 and decreased by $313,000 for the years ended July 31, 2025 and 2024, respectively. The Company paid no taxes for the years 2025 or 2024.

10. SUBSEQUENT EVENTS

On August 27, 2025, the Company entered into a promissory note with Frost Gamma in the principal amount of $25,000 which accrues interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026, as amended on January 5, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

On January 2, 2026, the Company entered into a new promissory agreement with Frost Gamma in the aggregate principal amount of $100,000, which accrues interest at a rate of 11% per annum, payable on the maturity date on June 30, 2026. The promissory notes may also be prepaid in advance of the maturity date without penalty.

F-30

Gravitics, INC.

CONDENSED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and per share amounts)

	As of March 31,	As of December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$5,643	$183
Unbilled revenues	30	30
Prepaid expenses	177	448
Total current assets	5,850	661
Property and equipment, net	336	371
Right-of-use assets	1,939	2,080
Security deposit	500	500
Total assets	$8,625	$3,612

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$2,029	$1,827
Accrued expenses and other current liabilities	438	456
Deferred revenues	1,302	161
Short-term borrowings	337	373
Convertible promissory notes, at fair value, current portion	-	5,739
Current portion of lease liabilities	456	441
Subscription liability	-	1,650
Total current liabilities	4,562	10,647
Warrant liabilities, at fair value	52	2,934
SAFE liabilities, at fair value	-	10,109
Lease liabilities, net of current portion	1,160	1,280
Total liabilities	5,774	24,970

Commitments and contingencies (Note 11)

Redeemable convertible preferred stock
Series Seed redeemable convertible preferred stock, par value $0.00001 per share: 4,251,468 and 6,011,819 shares authorized at March 31, 2026 and December 31, 2025, respectively; 4,185,420 issued and outstanding. (Liquidation value of $18,865)	15,770	15,770
Series A redeemable convertible preferred stock, par value $0.00001 per share: 5,932,695 shares authorized, issued and outstanding. (Liquidation value of $42,862)	31,867	-

Stockholders’ deficit
Common stock, par value $0.00001 per share: 27,004,445 and 19,841,878 shares authorized at March 31, 2026 and December 31 2025, respectively; 7,444,072 issued and outstanding	-	-
Additional paid-in capital	17,047	5,410
Accumulated deficit	(61,833)	(42,538)
Total stockholders’ deficit	(44,786)	(37,128)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$8,625	$3,612

The accompanying notes are an integral part of these condensed financial statements.

F-31

Gravitics, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2026	2025
Revenue	$-	$659
Operating expenses:
Cost of revenue	-	589
Research and development	4,222	415
General and administrative	2,508	1,309
Total operating expenses	6,730	2,313
Loss from operations	(6,730)	(1,654)
Other income (expense):
Change in fair value of SAFE liabilities	(643)	583
Change in fair value of convertible promissory notes	(3,449)	(270)
Change in fair value of warrant liabilities	(8,462)	(425)
Other expense, net	(11)	(9)
Total other expense, net	(12,565)	(121)
Net loss	$(19,295)	$(1,775)

Net loss per share of common, basic and diluted	$(2.56)	$(0.35)
Weighted-average shares of common stock outstanding, basic and diluted	7,527,716	5,083,430

The accompanying notes are an integral part of these condensed financial statements.

F-32

Gravitics, INC.

CONDENSED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND

STOCKHOLDERS’ DEFICIT

(UNAUDITED)

(in thousands, except share amounts)

	Series Seed Redeemable		Series A Redeemable
	Convertible Preferred Stock		Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance January 1, 2026	4,185,420	$15,770	-	$-	7,444,072	$-	$5,410	$(42,538)	$(37,128)
Sale of Series A-I preferred stock, net of issuance cost	-	-	2,577,581	12,007	-	-	-	-	-
Conversion of SAFE instrument to Series A-I preferred stock	-	-	1,373,131	6,715	-	-	-	-	-
Conversion of SAFE instrument to Series A-II preferred stock	-	-	738,035	4,037	-	-	-	-	-
Conversion of convertible notes to Series A-I preferred stock	-	-	122,744	912	-	-	-	-	-
Conversion of convertible notes to Series A-III preferred stock	-	-	1,121,204	8,196	-	-	-	-	-
Reclassification of warrants to purchase common stock to equity	-	-	-	-	-	-	11,396	-	11,396
Stock based compensation	-	-	-	-	-	-	241	-	241
Net loss	-	-	-	-	-	-	-	(19,295)	(19,295)
Balance March 31, 2026	4,185,420	$15,770	5,932,695	$31,867	7,444,072	$-	$17,047	$(61,833)	$(44,786)

Balance January 1, 2025	4,185,420	$15,770	-	$-	6,737,941	$-	$3,979	$(30,839)	$(26,860)
Exercise of stock options	-	-	-	-	11,458	-	-	-	-
Stock based compensation	-	-	-	-	-	-	342	-	342
Net loss	-	-	-	-	-	-	-	(1,775)	(1,775)
Balance March 31, 2025	4,185,420	$15,770	-	$-	6,749,399	$-	$4,321	$(32,614)	$(28,293)

The accompanying notes are an integral part of these condensed financial statements.

F-33

Gravitics, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2026	2025
Operating activities:
Net loss	$(19,295)	$(1,775)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	35	46
Change in right-of-use assets	141	132
Cash interest paid on convertible promissory notes	(80)	(61)
Non-cash interest expense on short term borrowings	37	-
Change in fair value of convertible promissory notes	3,449	270
Change in fair value of warrant liabilities	8,462	425
Change in fair value of SAFE liabilities	643	(583)
Stock-based compensation	241	342
Changes in operating assets and liabilities:
Unbilled revenues	-	(558)
Prepaid expenses	(25)	93
Accounts payable	202	511
Accrued expenses and other current liabilities	(18)	(4)
Deferred revenues	1,141	-
Operating lease liabilities	(105)	(92)
Cash used in operating activities	(5,172)	(1,254)
Investing activities:
Purchases of property and equipment	-	(2)
Cash used in investing activities	-	(2)
Financing activities:
Proceeds from issuance of Series A-I redeemable convertible preferred stock	10,950	-
Payment of Series A-I redeemable convertible preferred stock issuance costs	(245)	-
Repayment of short-term borrowings	(73)	-
Proceeds from advance subscriptions	-	375
Proceeds from short-term borrowings	-	100
Cash provided by financing activities	10,632	475
Net increase (decrease) in cash and cash equivalents	5,460	(781)
Cash and cash equivalents at beginning of the period	183	863
Cash and cash equivalents at the end of the period	$5,643	$82

Supplemental cash flow information:
Interest paid	$83	$65
Supplemental non-cash investing and financing activities:
Conversion of SAFE instruments into Series A-I and Series A-II redeemable convertible preferred stock	$10,752	$-
Conversion of convertible promissory notes and default interest into Series A-I and Series A-III redeemable convertible preferred stock	$9,108	$-
Series A issuance costs funded through issuance of common stock warrants	$52	$-
Deferred Series A redeemable convertible preferred stock offering costs reclassified as a reduction of offering proceeds	$296	$-
Reclassification of subscription liability to Series A-I redeemable convertible preferred stock	$1,650	$-
Reclassification of warrant liabilities to additional paid-in capital	$11,396	$-

The accompanying notes are an integral part of these condensed financial statements.

F-34

GRAVITICS, INC.

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

1. Organization and Description of Business

Gravitics, Inc. (the “Company”), a Delaware corporation, is engaged in the design, development and commercialization of large space structures including orbital carriers, cargo logistics spacecraft, space station modules, and related engineering and technical services. The Company’s primary customer base consists of government entities and the commercial space industry. The Company was incorporated in the state of Delaware on May 7, 2021. The Company’s headquarters are in Marysville, Washington.

On March 6, 2026, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Non-Invasive Monitoring Systems, Inc., a Florida corporation and publicly traded shell company (“NIMS”), and Gravitics Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of NIMS (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of NIMS (the “Merger”). The Merger is expected to be accounted for as a reverse recapitalization, with the Company treated as the accounting acquirer. At the effective time of the Merger (the “Effective Time”), all outstanding shares of the Company’s capital stock will be converted into shares of NIMS common stock at the exchange ratio specified in the Merger Agreement (the “Conversion Ratio”), such that the Company’s stockholders will hold not less than 95.5% of the total post-Merger equity. All outstanding stock options and warrants of the Company will be assumed by NIMS and converted into stock options and warrants exercisable for shares of NIMS common stock, with the underlying number of shares and exercise prices adjusted by the Conversion Ratio. Closing of the Merger is expected on or before September 30, 2026 and is subject to customary closing conditions, including regulatory approvals, the requisite approvals of the stockholders of each of NIMS and the Company, the effectiveness of a registration statement on Form S-4, and the readiness of the contemplated underwritten public offering (the “Public Offering”). There can be no assurance that the Merger or the Public Offering will be completed on the terms contemplated, on the expected timeline, or at all. On June 30, 2026, the parties entered into Amendment No. 1 to the Merger Agreement, which extended the outside closing date from June 30, 2026 to September 30, 2026 and revised certain closing conditions. See Note 15 for additional information.

2. Going Concern and Liquidity

In accordance with ASC 205-40, Going Concern, the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The Company has incurred recurring losses and negative cash flows from operations since inception, and, as of March 31, 2026, the Company had cash and cash equivalents of $5.6 million and an accumulated deficit of $61.8 million. In January 2026, the Company sold 337,540 shares of Series A-I redeemable convertible preferred stock to existing investors at a price of $4.89 per share for gross proceeds of $1.7 million and further sold 2,240,041 shares of Series A-I redeemable convertible preferred stock at a price of $4.89 per share for gross proceeds of $10.9 million in a subsequent closing in January and February 2026 (collectively, the “Series A-I Closing”). See Note 12.

Since its inception in May 2021, the Company has funded its operations through the sale of simple agreements for future equity (“SAFEs”), the sale of redeemable convertible preferred stock, the issuance of convertible promissory notes, and revenue from customers. The Company does not believe that its current capital resources, which consist of cash and cash equivalents, will be sufficient to fund operations through at least the next twelve months from the date the accompanying condensed financial statements are issued based on its current operating plan. As the Company continues to pursue its business plan, it expects to finance its operations through equity offerings, debt financings, or other capital sources. However, there can be no assurance that any additional financing or strategic arrangements will be available to the Company on acceptable terms, if at all. If events or circumstances occur such that the Company does not obtain additional funding, it may be necessary to significantly reduce its scope of operations to reduce the current rate of spending.

Based on the factors above, the Company has concluded that substantial doubt exists with respect to its ability to continue as a going concern within one year after the date that these condensed financial statements were issued.

F-35

The condensed financial statements have been prepared on the basis of the Company continuing as a going concern, which assumes the continuity of operations, the realization of assets and the settlement of liabilities and commitments as they come due in the normal course of business. The condensed financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. Significant Accounting Policies and Basis of Presentation

There have been no material changes to the Company’s significant accounting policies during the three months ended March 31, 2026, as described in the Company’s audited financial statements for the year ended December 31, 2025, except as described below.

Basis of Presentation

The accompanying condensed financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and the Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Unaudited Interim Financial Information

The accompanying condensed balance sheet as of March 31, 2026 and the condensed statements of operations, redeemable convertible preferred stock and stockholders’ deficit and cash flows for the three months ended March 31, 2026 and 2025 are unaudited. The interim unaudited condensed financial statements have been prepared on the same basis as the annual audited financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for the fair statement of the Company’s financial position as of March 31, 2026, the results of its operations and its cash flows for the three months ended March 31, 2026 and 2025. The financial data and other information disclosed in these notes related to the three months ended March 31, 2026 and 2025 are unaudited. The results for the three months ended March 31, 2026 are not necessarily indicative of results to be expected for the year ending December 31, 2026, any other interim periods, or any future year or period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and the notes thereto for the year ended December 31, 2025.

Recently Adopted Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): “Improvements to Income Tax Disclosures”. ASU 2023-09 is intended to improve income tax disclosure requirements by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) the disaggregation of income taxes paid by jurisdiction. The guidance makes several other changes to the income tax disclosure requirements as well. The guidance in ASU 2023-09 is effective for annual reporting periods in fiscal years beginning after December 15, 2024. The Company adopted this ASU retrospectively for the fiscal year beginning January 1, 2025. The adoption of ASU 2023-09 resulted in enhanced income tax disclosures and did not have an impact on the Company’s financial position, results of operations, or cash flows.

F-36

Recently Issued Accounting Pronouncements

The Company considers the applicability of and impact of all ASUs. ASUs not discussed below were assessed and determined to be either not applicable or are expected to have minimal impact on the Company’s financial statements.

In November 2024, the FASB issued ASU No. 2024-03, Disaggregation of Income Statement Expenses. ASU 2024-03 requires additional disclosure of specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosures about selling expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027, with early adoption permitted. The requirements will be applied prospectively with the option for retrospective application. The Company is currently evaluating the impact that the adoption of ASU 2024-03 will have on its financial statements and disclosures.

Net Loss Per Share

Basic net loss per share of common stock is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during each period, including the secured promissory note warrants, default warrants, and unsecured promissory note warrants (the “penny warrants” – see Note 9). The penny warrants to purchase common stock are included in the calculation of basic and diluted net income (loss) per share as the exercise price of per share is non-substantive and is virtually assured. The weighted-average number of shares of common stock outstanding used in the basic net loss per share calculation does not include unvested restricted stock awards and service provider warrants (see Note 9) as these instruments are considered contingently issuable shares until they vest. Diluted net loss per share of common stock includes the effect, if any, from the potential exercise or conversion of securities, such as convertible preferred stock, certain of its common stock warrants, restricted stock awards and stock options, which would result in the issuance of incremental shares of common stock. For diluted net loss per share, the weighted-average number of shares of common stock is the same for basic net loss per share due to the fact that when a net loss exists, dilutive securities are not included in the calculation as the impact is anti-dilutive. The Company’s preferred stock and unvested restricted stock entitles the holder to participate in dividends and earnings of the Company, and, if the Company were to recognize net income, it would have to use the two-class method to calculate earnings per share. The two-class method is not applicable during periods with a net loss, as the holders of the convertible preferred stock and unvested restricted stock have no obligation to fund losses.

The following potentially dilutive securities, disaggregated by class, have been excluded from the computation of diluted weighted-average shares of common stock outstanding, as they would be anti-dilutive, due to the reported losses:

	Three Months Ended March 31,
	2026	2025
Redeemable convertible preferred stock	10,118,115	4,185,420
Convertible promissory notes	-	928,628
SAFEs	-	1,058,337
Secured Promissory Note Warrants	-	1,505,609
Service Provider Warrants	4,794,604	-
Placement Agent Warrants	36,822	-
Unvested restricted stock awards	27,000	1,520,760
Stock options	2,688,294	2,688,294
	17,664,835	11,887,048

Amounts in the above table reflect the common stock equivalents. Amounts included for convertible promissory notes, SAFEs, and common stock warrants at March 31, 2025 reflect an estimate, as the conversion mechanics of such instruments provided for holders to receive shares based on a percentage of the fully diluted capitalization of the Company at the time of exercise or conversion, as applicable. For SAFEs, the estimated common stock equivalents were calculated based on the applicable post-money valuation cap relative to the Company’s estimated fully diluted capitalization. Of the 7,598,239 common stock warrants outstanding at March 31, 2026 (see Note 9), 2,766,813 penny warrants are included in basic and diluted weighted-average shares outstanding, and the remaining 4,831,426 warrants, comprising the Service Provider Warrants and Placement Agent Warrants, are excluded as anti-dilutive and presented in the table above. The convertible promissory notes and SAFEs were converted in connection with the Series A-I Closing in January and February 2026 (see Notes 8, 10, and 12) and accordingly, no common stock equivalents related to such instruments are presented as of March 31, 2026.

F-37

4. Segments

The Company currently operates in one reportable segment. The CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. When evaluating the Company’s financial performance, the CODM reviews total revenues, total expenses, and expenses by functional classification, using this information to make decisions on a Company-wide basis. Accordingly, the Company has determined that it has a single reportable and operating segment structure.

The key measure of segment profit or loss reviewed by CODM is net loss. The CODM uses net loss as well as revenue results to allocate resources in the annual budgeting and forecasting process and also uses those measures as a basis for evaluating financial performance regularly by comparing actual results with established budgets and forecasts. All significant expense categories are presented on the condensed statements of operations. The measure of segment assets is reported on the condensed balance sheets as total assets. Segment revenues and expenses are identical to those disclosed in the condensed statements of operations.

5. Short-term Borrowings

	As of March 31,	As of December 31,
	2026	2025
Due to related parties	$-	$45
Due to employees	-	28
Third party borrowings	337	300
Total short-term borrowings	$337	$373

Related Party Loans

During the year ended December 31, 2025, the Company entered into short-term, non-interest-bearing loan arrangements with certain officers and shareholders of the Company. These loans are due to related parties as defined by ASC 850, Related Party Disclosures. As of December 31, 2025, total amounts due to related parties under these non-interest-bearing loan arrangements were $44,970, consisting of a $25,000 loan from the Company’s Chief Executive Officer, Shareholder, and Director, and $19,970 of loans from the Company’s Cofounder, Chief Marketing Officer, and Shareholder. All such amounts were repaid in full during the three months ended March 31, 2026.

Employee Loan

In the third quarter of 2025, the Company received a short-term business loan of $25,000 from an employee of the Company. As of December 31, 2025, the outstanding balance was $27,857, consisting of principal of $25,000 and accrued interest and penalties of $2,857. The short-term employee business loan and related interest was repaid in full during the three months ended March 31, 2026.

Third party borrowing

In 2023, the Company received a cash advance of $0.3 million from an unrelated third party. The advance was not formalized under a written loan agreement and had no stated maturity date, repayment schedule, or interest rate, and was payable on demand. In March 2026, the advance was formalized under a promissory note which bears interest at a rate of 4.15% per annum which matures in September 2026.

F-38

6. Leases

The Company has entered into one noncancellable operating lease for office and manufacturing space, with a term ending in 2029. The Company determines if a contract is or contains a lease based on its relevant terms in accordance with ASC 842, including whether it conveys to the Company the right to obtain substantially all of the economic benefits of the identified leased asset and to direct its use.

The components of lease cost for the three months ended March 31, 2026 and 2025 were as follows (amounts in thousands):

	For the Three Months Ended March 31,
	2026	2025
Operating lease cost	$176	$176
Variable lease cost	58	13
Total lease cost	$234	$189

Other information related to leases are as follows (amounts in thousands):

	For the Three Months Ended March 31,
	2026	2025
Supplemental cash flow information:
Cash paid for amounts included in the measurement of lease liabilities:
Cash used in operations for operating leases	$188	$132

	As of March 31,	As of December 31,
	2026	2025
Weighted-average remaining lease term - operating leases (years)	3.1	3.3
Weighted-average discount rate - operating leases	8.3%	8.3%

7. Fair Value Measurements

The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis (amounts in thousands):

	March 31, 2026
	Level 1	Level 2	Level 3	Total Fair Value
Liabilities:
Warrant liabilities	$-	$-	$52	$52
Total liabilities	$-	$-	$52	$52

F-39

	December 31, 2025
	Level 1	Level 2	Level 3	Total Fair Value
Liabilities:
Convertible promissory notes	$-	$-	$5,739	$5,739
Warrant liabilities	-	-	2,934	2,934
SAFE liabilities	-	-	10,109	10,109
Total liabilities	$-	$-	$18,782	$18,782

There were no transfers between levels 1, 2, or 3, of such instruments during the three months ended March 31, 2026 or during the year ended December 31, 2025.

SAFEs

Since inception, the Company has issued SAFEs to various investors. The SAFEs are classified as liabilities and measured at fair value under the fair value option elected in accordance with ASC 825, Financial Instruments.

The following table summarizes the change in SAFE fair value for the three months ended March 31, 2026 and 2025 (amounts in thousands):

		Related Party
	SAFE	SAFE
	Liabilities	Liabilities	Total
Balance at January 1, 2026	$5,594	$4,515	$10,109
Change in fair value	504	139	643
Conversion to equity	(6,098)	(4,654)	(10,752)
Balance at March 31, 2026	$-	$-	$-

		Related Party
	SAFE	SAFE
	Liabilities	Liabilities	Total
Balance at January 1, 2025	$5,925	$1,748	$7,673
Change in fair value	(454)	(129)	(583)
Balance at March 31, 2025	$5,471	$1,619	$7,090

In connection with the Series A-I Closing in January and February 2026, all outstanding SAFEs converted into 1,373,131 shares of Series A-I redeemable convertible preferred stock and 738,035 shares of Series A-II redeemable convertible preferred stock, and the SAFE liabilities of $10.1 million as of December 31, 2025 were fully satisfied and settled as a result of the conversion. See Note 10 for additional information.

F-40

The fair value of the SAFEs was equal to the fair value of the underlying Series A-I and Series A-II redeemable convertible preferred stock which they converted into in the first quarter of 2026. The fair value of the Series A-I redeemable convertible preferred stock was determined based on the $4.89 per share price at which the Company issued Series A-I redeemable convertible preferred stock for cash to unrelated investors in the Series A-I Closing, representing a contemporaneous arm’s-length transaction in the identical security. The fair value of the Series A-II redeemable convertible preferred stock was estimated using an option pricing model (“OPM”) under the Black-Scholes framework. The OPM treats each class of equity securities as a call option on the Company’s total equity value, with exercise prices defined by the liquidation preferences, conversion thresholds, and participation rights of each class. The Company estimated its total equity value with reference to the $4.89 per share price at which the Series A-I Preferred Stock was issued to unrelated investors for cash, and allocated that equity value across each class of outstanding equity securities, including the Series A-II Preferred, giving effect to the full rights and preferences of each class, including the applicable liquidation preference. The per share fair value of the Series A-II Preferred Stock determined under this approach was $5.47 per share, derived using the following inputs:

As of January 12,
2026
Equity value	$99,868
Expected term to liquidity (in years)	3.0
Equity volatility	75%
Risk-free rate	3.8%

The fair value of SAFEs at December 31, 2025 was estimated using a probability-weighted scenario analysis combined with a Black-Scholes option pricing model. Under this approach, three potential settlement outcomes are modeled for each SAFE: (i) an equity financing, in which the SAFEs automatically convert into shares of redeemable convertible preferred stock at a price based on the lower of the price per share paid by new investors or the price implied by the applicable post-money valuation cap; (ii) a liquidity event, in which the SAFEs convert into the greater of the cash-out amount (the original purchase amount) or the amount payable on the number of shares of common stock equal to the purchase amount divided by the liquidity price; and (iii) a dissolution event, in which SAFE holders receive a pro rata portion of remaining proceeds, subject to the liquidation priority provisions of the SAFE agreements. The fair value of each scenario comprises the present value of the bond-like payoff component plus the value of an embedded call option representing incremental equity upside above the SAFE conversion price. The scenario values are then probability-weighted to arrive at the indicated fair value for each SAFE series.

The significant inputs used in the Level 3 fair value measurement of the SAFEs are as follows:

As of December 31,
2025
Equity value	$111,800
Volatility	32.0% - 32.5%
Discount rate	3.8% - 9.2%
Expected term to event (in years)	0.13 - 0.75
Probability of equity financing	85.0%
Probability of liquidity event	12.5%
Probability of dissolution event	2.5%

The equity value used in the December 31, 2025 measurement reflects an estimate developed under the probability-weighted scenario analysis described above, which incorporates the rights and preferences of the outstanding instruments and short-term settlement probabilities as of that date. It is not directly comparable to the equity value used to measure the fair value of the Series A redeemable convertible preferred stock upon conversion in the first quarter of 2026, which was derived by calibrating an option pricing model to the $4.89 per share cash price of the Series A-I financing with certain non-standard preferred rights excluded for purposes of the calibration. Accordingly, the difference between the equity values used in the two measurements reflects the different valuation methodologies and bases applied at each date and does not represent a decline in the estimated value of the Company.

F-41

Convertible promissory notes

The Company’s convertible promissory notes are measured at fair value on a recurring basis and are classified within Level 3 of the fair value hierarchy under ASC 820, Fair Value Measurement, as the fair value measurements incorporate significant unobservable inputs.

The following table summarizes the change in convertible promissory note fair value for the three months ended March 31, 2026 and 2025 (amounts in thousands):

		Related Party
	Convertible	Convertible
	Promissory	Promissory
	Notes	Notes	Total
Balance at January 1, 2026	$4,965	$774	$5,739
Change in fair value	2,986	463	3,449
Repayment of interest, including $20 PIK interest	(80)	-	(80)
Conversion to equity	(7,871)	(1,237)	(9,108)
Balance at March 31, 2026	$-	$-	$-

		Related Party
	Convertible	Convertible
	Promissory	Promissory
	Notes	Notes	Total
Balance at January 1, 2025	$3,728	$520	$4,248
Change in fair value	239	31	270
Repayment of interest, including $16 PIK interest	(61)	-	(61)
Balance at March 31, 2025	$3,906	$551	$4,457

On March 30, 2026 all outstanding convertible promissory notes and accrued interest, inclusive of $0.6 million of default interest, converted into 122,744 shares of Series A-I redeemable convertible preferred stock and 1,121,204 shares of Series A-III redeemable convertible preferred stock. The convertible promissory note liabilities of $5.7 million as of December 31, 2025 were fully satisfied and settled as a result of the conversion. See Note 8 for additional information. The execution of the Merger Agreement on March 6, 2026 (see Note 1) constituted a Corporate Transaction under the note agreements, which triggered the conversion of the convertible promissory notes and related accrued and default interest, following the satisfaction of the related conditions, including the requisite noteholder approval and other administrative steps, which were completed on March 30, 2026. The fair value of the convertible promissory notes and related accrued interest was equal to the fair value of the underlying Series A-I and Series A-III redeemable convertible preferred stock into which they converted.

The execution of the Merger Agreement also identified a potential near-term public listing of the Company as a discrete future outcome that a market participant would consider in measuring fair value as of the March 30, 2026 conversion date. Accordingly, the Company estimated the fair value of the underlying Series A-I and Series A-III Preferred Stock under a probability-weighted expected return method (“PWERM”) that weighted two scenarios: a going-concern scenario, in which the Company continues to operate as a standalone private entity, and an exit scenario reflecting a possible public listing of the Company in connection with the Merger. Under the going-concern scenario, the Company estimated its total equity value using an option pricing model (“OPM”) under the Black-Scholes framework, with equity value estimated with reference to the $4.89 per share price at which the Series A-I Preferred Stock was issued to unrelated investors for cash in the Series A financing. Under the exit scenario, the Company estimated its equity value based on a potential public listing valuation, discounted to the conversion date. The scenario values were probability-weighted to derive a probability-weighted equity value, which was then allocated across each class of outstanding equity securities, including the Series A-I and Series A-III Preferred, giving effect to the full rights and preferences of each class. The weightings reflect that, as of the conversion date, completion of the public listing was not probable and remained subject to significant conditions and uncertainties, as further described in Note 1 and Note 2. The per share fair values of the Series A-I and Series A-III Preferred Stock determined under this approach were $7.44 and $7.31 per share, respectively. The per share fair value of the Series A-I Preferred Stock for purposes of the note conversion reflects its measurement as of the March 30, 2026 conversion date, which differs from the $4.89 per share fair value applied to the Series A-I Preferred Stock issued upon the conversion of the SAFEs in January 2026, prior to execution of the Merger Agreement.

F-42

The probability-weighted fair values were derived using the significant inputs set forth below:

As of March 30,
2026
Equity value	$173,534
Weighting of exit scenario	40%
Weighting of going concern scenario	60%
Expected term to liquidity (in years)	3.0
Equity volatility	75%
Risk-free rate	3.8%

The fair value of the convertible promissory notes at December 31, 2025 was determined using a probability-weighted scenario analysis and a Black-Scholes option pricing model for the embedded conversion feature. The valuation models four possible outcomes: (1) an equity financing event, (2) a corporate transaction, (3) repayment at maturity, and (4) dissolution. Each scenario is assigned a probability weighting based on management’s assessment of the likelihood of occurrence. Under each scenario, the bond component is valued using a discounted cash flow approach at an adjusted yield derived from the migrated market yield for similar credit rated debt instruments. The conversion feature is valued as a call option using the Black-Scholes model.

The significant inputs used in the Level 3 fair value measurement of convertible promissory notes are as follows:

As of December 31,
2025
Equity value	$111,800
Volatility	57.0%
Discount rate	20.3% - 35.5%
Expected term to event (in years)	0.13 - 0.83
Probability of equity financing	85.0%
Probability of corporate transaction	10.0%
Probability of maturity	2.5%
Probability of dissolution	2.5%

Warrant liabilities

The following table summarizes the change in liability-classified warrant fair value for the three months ended March 31, 2026 and 2025 (amounts in thousands):

		Related Party
	Warrant	Warrant
	Liabilities	Liabilities	Total
Balance at January 1, 2026	$2,689	$245	$2,934
Additions	52	-	52
Change in fair value	7,615	847	8,462
Change in classification to equity	(10,304)	(1,092)	(11,396)
Balance at March 31, 2026	$52	$-	$52

F-43

		Related Party
	Warrant	Warrant
	Liabilities	Liabilities	Total
Balance at January 1, 2025	$830	$119	$949
Change in fair value	372	53	425
Balance at March 31, 2025	$1,202	$172	$1,374

In connection with the Series A-I Closing in January and February 2026 and contemporaneous with the execution of the Merger Agreement, the Company’s outstanding convertible promissory notes converted in full into Series A-I and Series A-III redeemable convertible preferred stock. As a result, the underlying share counts of the Secured Promissory Note Warrants and the Default Warrants became fixed at the conversion-date fully diluted capitalization, and the warrants thereafter satisfied the indexation criteria of ASC 815-40-15. The Company recognized a final remeasurement of the fair values of these warrants through earnings as of the reclassification date and reclassified the carrying amount to additional paid-in capital. See Note 9 for additional information.

During the three months ended March 31, 2026, the Company issued 36,822 warrants to a placement agent (see Note 9). The fair value of the placement agent warrants was estimated on the date of issuance using a Black-Scholes OPM with the following inputs:

The Company’s liability-classified warrants, comprising the Secured Promissory Note Warrants and Default Warrants prior to their reclassification to equity and the Placement Agent Warrant, were measured at fair value on a recurring basis and were classified within Level 3 of the fair value hierarchy under ASC 820. The fair value of these warrants was estimated using a Black-Scholes option pricing model. The significant weighted average inputs used across these instruments are presented below:

Stock price - common	$4.28
Risk-free interest rate	4.0%
Expected term (years)	5.0
Expected volatility	62.4%
Expected dividend yield	0.0%

Due to the short duration of time between the initial estimate of fair value of the placement agent warrants on February 9, 2026, and the fair value remeasurement date of March 31, 2026, the Company estimated that the change in fair value of the warrant liabilities is insignificant. Therefore, the Company has presented the fair value of the placement agent warrant liabilities to be approximately $52,000 at both the date of recognition and March 31, 2026 in the condensed financial statements.

The significant inputs used in the Level 3 fair value measurement of the warrant liabilities at December 31, 2025 are as follows:

As of December 31,
2025
Equity value	$111,800
Fully diluted capitalization (shares)	20,013,152
Equity ownership percentage (per warrant)	0.5% - 6.0%

F-44

8. Convertible Promissory Notes

Secured Promissory Notes

During the period from September through December 2023, the Company issued four convertible promissory notes to various investors for aggregate principal borrowings of $4.8 million, all of which remain outstanding as of December 31, 2025. One of the four notes, with an initial principal balance of $0.5 million, was issued to TVC Momentum Fund I, LP (“TVC”), an entity affiliated with a member of the Company’s Board of Directors and therefore considered a related party. Each note bore interest at 18% per annum, was a senior secured obligation of the Company ranking pari passu with the other notes, and was scheduled to mature on October 31, 2026. Three of such notes, inclusive of the TVC note, accrue interest on a payment-in-kind (“PIK”) basis, with interest compounded monthly and added to the outstanding note balance; one note requires cash interest payments on a monthly basis. As the convertible notes are measured at fair value under the fair value option, see below, interest is not separately presented but is reflected as a component of the change in fair value of convertible promissory notes in the accompanying condensed statements of operations. Each note is convertible into shares of common stock at a conversion price equal to the lower of (a) $100.0 million divided by the Company’s Fully Diluted Capitalization, or (b) the price per share paid by investors in a Next Equity Financing, subject to minimum ownership floors ranging from 0.25% to 3.00%. The notes convert automatically upon a Corporate Transaction or Initial Public Offering, and at maturity the lender may elect to convert or receive cash payment. In connection with the issuance of each note, the Company also issued warrants to the respective lenders (see Note 9).

Due to certain embedded features within the convertible notes that would require potential bifurcation, the Company elected to account for the convertible notes under the fair value option pursuant to ASC 825, to which changes in fair value, inclusive of stated interest, are recorded through the accompanying condensed statements of operations. As of December 31, 2025, the aggregate estimated fair value of the four outstanding convertible promissory notes was $5.7 million. The aggregate unpaid principal balance of the convertible promissory notes, inclusive of accumulated PIK interest, was approximately $5.4 million as of December 31, 2025. As of December 31, 2025, the aggregate fair value exceeded the aggregate unpaid principal balance by approximately $0.3 million. Refer to Note 7 for additional information regarding the fair value measurement of the convertible promissory notes.

In connection with the Series A-I Closing in January and February 2026 and contemporaneous with the execution of the Merger Agreement, all outstanding convertible promissory notes and accrued interest, inclusive of $0.6 million of default interest (see below), converted into 122,744 shares of Series A-I redeemable convertible preferred stock at a conversion price of $4.89 per share, and 1,121,204 shares of Series A-III redeemable convertible preferred stock at a conversion price of $4.60 per share. The convertible promissory note liabilities of $5.7 million as of December 31, 2025 were fully satisfied and settled as a result of the conversion. See Note 12 for additional information. Refer to Note 7 for additional information regarding the fair value measurement of the convertible promissory notes through the conversion date.

Default

In February 2025, the Company failed to make required interest payments within the five business day contractual cure period, constituting an Event of Default under the terms of two of the Secured Promissory Note agreements. While the Company subsequently cured the February 2025 payments, it ceased making cash interest payments beginning in August 2025. As the notes are measured at fair value under the fair value option, the default interest and the effects of the modified default interest rate are reflected as a component of the change in fair value of the convertible promissory notes in the accompanying condensed statements of operations rather than as a separate interest expense line item. The Event of Default remained outstanding and uncured as of December 31, 2025 and through the conversion dates of the convertible promissory notes in the first quarter of 2026. The cumulative default interest of $0.6 million was settled as part of the conversion of the convertible promissory notes in connection with the Series A-I Closing. The Event of Default also entitled the holders to additional warrants to purchase shares of common stock equal to 1.0% and 3.0%, respectively, of the Company’s fully diluted capitalization, without cash consideration (the “Default Warrants” — refer to Note 9).

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9. Warrants to Purchase Common Stock

As of December 31, 2025, the Company had three classes of common stock warrants outstanding: (i) the Secured Promissory Note Warrants issued in 2023 in connection with the Company’s convertible promissory notes (one of which was issued to TVC, a related party - see Note 8); (ii) the Default Warrants, with respect to which the Company’s obligation to issue the warrants had been triggered by the uncured Event of Default (see Note 8); and (iii) Unsecured Promissory Note Warrants issued in 2023 in connection with an unsecured promissory note issued by the Company to an unrelated third-party investor and subsequently converted into shares of common stock during a prior period. The Secured Promissory Note Warrants and Default Warrants were classified as liabilities as of December 31, 2025 under ASC 815-40 because they entitled holders to a variable number of shares of common stock equal to a specified percentage of the Company’s fully diluted capitalization. The Unsecured Promissory Note Warrants are classified as equity as of March 31, 2026 and December 31, 2025.

During the three months ended March 31, 2026, the Company issued warrants to purchase an aggregate of 4,794,604 shares of common stock at an exercise price of $0.01 per share to two service providers as compensation for services in connection with the planned reverse merger and concurrent equity financing (the “Service Provider Warrants”). The Service Provider Warrants are share-based payments to nonemployees within the scope of ASC 718. The warrants became effective on March 6, 2026 upon execution of the Merger Agreement and automatically lapse on December 31, 2026 if a qualifying merger is not consummated by that date. The warrants are exercisable for cash, by cancellation of indebtedness, or through a cashless net exercise, and contain customary structural anti-dilution adjustments for stock splits, recapitalizations, and similar transactions. The grant-date fair value of the Service Provider Warrants was $20.5 million and was determined using a Black Scholes option pricing model primarily driven by the estimated common stock price of $4.28 per share at the grant date. Because vesting is contingent upon the consummation of the reverse merger, which is not considered probable due to the risks and uncertainty associated with the merger, no compensation cost was recognized for these awards as of March 31, 2026.

During the three months ended March 31, 2026, the Company issued warrants to purchase 36,822 shares of common stock at an exercise price of $5.38 per share to a placement agent as compensation for fundraising efforts in conjunction with the Series A financing (the “Placement Agent Warrants”.) The Company became obligated to issue the warrants upon the closing of the subsequent Series A closing in February 2026 and were formalized in May of 2026. The warrants are exercisable for cash or through cancellation of indebtedness, and contain customary structural anti-dilution adjustments for stock splits, recapitalizations, and similar transactions.

At the date the Placement Agent Warrants became effective and at March 31, 2026, the Company did not have a sufficient number of authorized and unissued common shares available to settle the warrants in shares after considering all other outstanding share-delivery commitments. Although the Company’s board has approved an amendment to the certificate of incorporation to increase the number of authorized common shares, the amendment requires shareholder approval, which was not received as of March 31, 2026. The Company classifies the Placement Agent Warrants as a liability in accordance with ASC 815-40, as share settlement is not considered within the Company’s control when shareholder approval is required to increase authorized shares; and therefore, the warrants do not meet the conditions for equity classification.

Reclassification of Liability-Classified Warrants

In connection with the Series A-I Closing in January and February 2026 (see Note 12) and contemporaneous with the execution of the Merger Agreement, the Company’s outstanding convertible promissory notes and default interest were converted in full into Series A-I and Series A-III redeemable convertible preferred stock. As a result, the underlying share counts of the Secured Promissory Note Warrants and the Default Warrants became fixed at the conversion-date fully diluted capitalization, and the warrants thereafter satisfied the indexation criteria of ASC 815-40-15. The Company recognized a final remeasurement of the fair values of these warrants through earnings as of the reclassification date, and the warrants were reclassified from a liability to additional paid-in capital at their then-current fair value. No further changes in fair value of these warrants are recognized in the condensed statements of operations subsequent to the reclassification date.

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Warrants outstanding and warrant activity (reflects the number of common shares as if the warrants were converted to common stock) for the three months ended March 31, 2026 is as follows:

Description	Classification	Exercise Price	Expiration Date	Balance December 31, 2025	Warrants Issued	Warrants Exercised	Warrants Expired	Adjustments (ii)	Balance March 31, 2026
Secured Promissory Note Warrants	Equity (i)	$0.01	3/30/2031	1,601,052	-	-	-	196,525	1,797,577
Default Warrants	Equity (i)	$0.01	3/30/2031	800,526	-	-	-	69,638	870,164
Service Provider Warrants	Liability	$0.01	12/31/2026	-	4,794,604	-	-	-	4,794,604
Placement Agent Warrants	Liability	$5.38	1/12/2031	-	36,822	-	-	-	36,822
Unsecured Promissory Note Warrants	Equity	$0.00	8/24/2034	99,072	-	-	-	-	99,072
				2,500,650	4,831,426	-	-	266,163	7,598,239

(i)	The secured promissory note warrants and default warrants were reclassified to equity upon the conversion to the convertible promissory notes in connection with the Series A-I Closing in January and February 2026.

(ii)	Reflects changes in estimated shares issuable due to changes in the Company’s fully diluted capitalization determined upon the Series A financing. The Secured Promissory Note Warrants and the Default Warrants entitled holders to a specified percentage of fully diluted equity rather than a fixed number of shares prior to their reclassification to equity.

10. SAFE Liabilities

The Company issued SAFEs to various investors during the years ended December 31, 2023 through December 31, 2025, including SAFEs issued to entities affiliated with Type One Ventures, a significant investor whose representative serves as a member of the Company’s Board of Directors (the “Related Party SAFE Investors”). The SAFEs were classified as non-current liabilities and recorded at fair value under the fair value option pursuant to ASC 825, with changes in fair value recognized in earnings within other income (expense) in the condensed statements of operations. No SAFEs were issued during the three months ended March 31, 2026.

In connection with the Series A-I Closing in January and February 2026 (see Note 12), all outstanding SAFEs converted into 1,373,131 shares of Series A-I redeemable convertible preferred stock at a conversion price of $4.89 per share, and 738,035 shares of Series A-II redeemable convertible preferred stock at a conversion price of $4.75 per share. The SAFE liabilities of $10.1 million as of December 31, 2025 were fully satisfied and settled as a result of the conversion.

11. Commitments and Contingencies

In the ordinary course of business, the Company may be subject to certain legal actions and claims, which may arise from time to time. The Company is not aware of any such pending legal or other proceedings that are reasonably likely to have a material impact on the Company. Notwithstanding, legal proceedings are subject to inherent uncertainties, and an unfavorable outcome could include monetary damages. Excessive verdicts can result from litigation, and as such, could result in a material adverse impact on the Company’s business, financial position, results of operations, and/or cash flows. Additionally, the Company may in the future incur judgments or enter into settlements of claims which may have a material adverse impact on the Company’s business, financial position, results of operations and/or cash flows.

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12. Redeemable Convertible Preferred Stock and Stockholders’ Deficit

Redeemable Convertible Preferred Stock

In January and March 2026, in connection with the Series A-I Closing, the Company amended and restated its certificate of incorporation to, among other things, increase the authorized shares of capital stock to 37,188,608 shares, consisting of 27,004,445 shares of common stock and 10,184,163 shares of preferred stock, to decrease the authorized number of shares available for issuance as Series Seed-I preferred stock to 1,442,006, and to authorize and designate three new series of preferred stock: Series A-I (4,073,456 shares), Series A-II (738,035 shares), and Series A-III (1,121,204 shares) (collectively, the “Series A Preferred Stock” or the “Series A”).

In January 2026, the Company issued 337,540 shares of Series A-I redeemable convertible preferred stock at a price of $4.89 per share for gross proceeds of $1.7 million, which were received during 2025 in advance of the closing and recorded as subscription liability as of December 31, 2025, and further sold 2,240,041 shares of Series A-I redeemable convertible preferred stock at a price of $4.89 per share for gross proceeds of $10.9 million in a subsequent closing in January and February 2026. Total gross proceeds of the Series A-I Closing are inclusive of $4.9 million received from existing investors.

The Series A-I Closing constituted an equity financing under the SAFE agreements (see Note 10). In connection with the Series A-I Closing, all outstanding SAFEs converted into 1,373,131 shares of Series A-I redeemable convertible preferred stock at a conversion price of $4.89 per share, and 738,035 shares of Series A-II redeemable convertible preferred stock at a conversion price of $4.75 per share. The SAFE liabilities of $10.1 million as of December 31, 2025 were fully satisfied and settled.

The Series A-I Closing constituted a next equity financing under the Company’s convertible note agreements (see Note 8). In connection with the Series A-I Closing and the signing of the Merger Agreement on March 6, 2026 (see Note 1), all outstanding convertible promissory notes and accrued interest, inclusive of $0.6 million of default interest, converted into 122,744 shares of Series A-I redeemable convertible preferred stock at a conversion price of $4.89 per share, and 1,121,204 shares of Series A-III redeemable convertible preferred stock at a conversion price of $4.60 per share. The convertible promissory note liabilities of $5.7 million as of December 31, 2025 were fully satisfied and settled.

The redeemable convertible preferred stock consisted of the following at March 31, 2026 and December 31, 2025 (dollar amounts in thousands):

	As of March 31, 2026
	Authorized Shares	Issued and Outstanding Shares	Liquidation Value	Carrying Value
Series Seed-I	1,442,006	1,375,958	$12,890	$8,554
Series Seed-II	1,280,902	1,280,902	1,500	2,600
Series Seed-III	1,528,560	1,528,560	4,475	4,616
Series A-I	4,073,456	4,073,456	29,868	19,634
Series A-II	738,035	738,035	5,263	4,037
Series A-III	1,121,204	1,121,204	7,731	8,196
Total	10,184,163	10,118,115	$61,727	$47,637

	As of December 31, 2025
	Authorized Shares	Issued and Outstanding Shares	Liquidation Value	Carrying Value
Series Seed-I	3,202,357	1,375,958	$12,890	$8,554
Series Seed-II	1,280,902	1,280,902	1,500	2,600
Series Seed-III	1,528,560	1,528,560	4,475	4,616
Total	6,011,819	4,185,420	$18,865	$15,770

There have been no material changes to the rights, preferences, and privileges of the Series Seed-I, Series Seed-II, and Series Seed-III redeemable convertible preferred stock (collectively, the “Series Seed”) during the three months ended March 31, 2026.

F-48

The significant rights and preferences of the Series A-I, Series A-II, and Series A-III redeemable convertible preferred stock (collectively, the “Series A,” and together with the Series Seed, the “Preferred Stock”) are as follows:

Dividends

Holders of the Series A are entitled to receive non-cumulative dividends at a rate of 6% of the applicable original issue price per share when and if declared by the board of directors at the same rate as common stock on an as-if-converted basis. No dividends have been declared on the Series A through March 31, 2026.

Liquidation

In the event of a liquidation, dissolution, winding up or deemed liquidation event of the Company, either voluntary or involuntary, holders of the Series A are entitled to receive, prior to any distribution to holders of common stock, an amount per share equal to the greater of (1) 1.5 times the applicable original issue price per share, plus any declared but unpaid dividends, or (2) the amount that would have been received if such shares had been converted into common stock immediately prior to such event. The applicable original issue prices are $4.89 per share for Series A-I, $4.75 per share for Series A-II, and $4.60 per share for Series A-III. The applicable liquidation multiple for the Series A is 1.5 times the applicable original issue price. The Series A is pari passu with the Series Seed.

Conversion

Each share of Series A is convertible into common stock at the option of the holder at any time at a conversion price equal to the applicable original issue price, subject to customary anti-dilution adjustments. Each share of Series A is initially convertible on a one-for-one basis into common stock, subject to adjustment for stock splits, dividends, recapitalizations, and certain dilutive issuances. All outstanding shares of Series A will automatically convert into common stock upon the occurrence of certain events, including the closing of a firm-commitment underwritten public offering meeting specified thresholds or upon written consent of the requisite holders. See Note 1 for additional information regarding the conversion of the Company’s capital stock at the Effective Time of the Merger.

Voting

Each holder of Series A is entitled to a number of votes equal to the number of shares of common stock into which the Series A is convertible as of the record date. The holders of Series A vote with the common stockholders as a single class on an as-converted basis.

Redemption Rights

The Series A is subject to redemption under certain deemed liquidation events not solely within the control of the Company, as defined. In addition, if the Company consummates an equity financing below the applicable original issue price, each holder of Series A may elect, within a limited period, either to require the Company to redeem its shares for cash equal to the applicable original issue price plus declared but unpaid dividends, or to exchange its shares for a senior secured convertible promissory note of equal principal amount on terms determined by the lead investor. Due to these holder-optional redemption features, the Series A is considered contingently redeemable for accounting purposes and is classified as temporary equity in the Company’s condensed balance sheets.

The Company classifies its preferred stock outside of total stockholders’ deficit because, in the event of certain “liquidation events” (including a merger, acquisition, or sale of all or substantially all of the Company’s assets) that are not solely within the control of the Company, the shares would become redeemable at the option of the holders. The Company does not accrete the carrying values of the preferred stock to the redemption values since a liquidation event was not considered probable as of March 31, 2026 and December 31, 2025. Subsequent adjustments of the carrying values to the ultimate redemption values will be made only when it becomes probable that such a liquidation event will occur.

F-49

Make-Whole Provision

Under the Investors’ Rights Agreement entered into in connection with the Series A financing, during the first 120 trading days following a public listing of the Company’s common stock, if the 30-day volume-weighted average price of the common stock is below the effective Series A price, the Company is required to issue additional shares to the Series A holders to make them whole for the shortfall. The Company determined that the make-whole provision is a freestanding financial instrument that meets the definition of a derivative and is accounted for as a derivative liability measured at fair value, with changes in fair value recognized in earnings. The Company estimated the fair value of the make-whole provision using a probability-weighted method that considered the likelihood and timing of a public listing and the range of common stock price scenarios under which the provision could become operative and concluded the fair value of the make-whole provision was not material as of March 31, 2026.

Common Stock

The holders of the common stock are entitled to one vote for each share of common stock held at all meetings of stockholders. In any liquidation, dissolution or winding up, after payment in full of the convertible preferred stock liquidation preference (including any declared but unpaid dividends), the remaining assets are distributed pro rata among the holders of convertible preferred stock and common stock on an as-converted basis. As described above, in January and March 2026, in connection with the Series A-I Closing, the Company amended and restated its certificate of incorporation to increase the authorized shares of capital stock to 37,188,608 shares, consisting of 27,004,445 shares of common stock and 10,184,163 shares of preferred stock.

Subscription Liability

During the year ended December 31, 2025, the Company received $1.7 million of proceeds from investors in advance of the closing of its planned Series A equity financing. The Series-A financing did not close as of December 31, 2025, and such proceeds were recorded as a subscription liability within current liabilities on the condensed balance sheets. In January 2026, in connection with the Series A-I Closing, the subscription liability was reclassified into 337,540 shares of Series A-I redeemable convertible preferred stock at a price of $4.89 per share, and the subscription liability balance was reduced to $0 as of March 31, 2026.

13. Revenue from Contracts with Customers

The Company generates revenue from fixed-price contracts for the design and manufacture of customized space structures and related services, and accounts for revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The Company’s significant revenue contracts during the three months ended March 31, 2026 and 2025 are summarized below:

U.S. Government Contracts

On March 25, 2024, the Company executed a $1.7 million fixed-price contract with the U.S. Air Force Research Laboratory (“SpaceWERX”) pursuant to which the Company will develop orbital platforms that will enable rapid and flexible response options for the United States Space Force. The contract was subject to the Federal Acquisition Regulation and included termination for the U.S. government’s convenience provisions. The contract included a single, combined performance obligation of module design services and was substantially completed in the third quarter of 2025.

Commercial Contracts

On May 18, 2024, the Company executed a $125.0 million fixed-price contract with Axiom Space, Inc. (“Axiom”), a related party, for the design, manufacture, assembly, integration, testing, and delivery of a cargo vehicle compatible with berthing to Axiom’s commercial space station. Axiom is considered a related party because the lead investor in Axiom also serves as the lead investor of the Company and has board representation at both entities, enabling it to significantly influence the management and operating policies of both the Company and Axiom. The contract includes a single, combined performance obligation for the integrated design and manufacture of the cargo vehicle. The contract term extends through December 31, 2029, or another mutually agreed date. The contract provides for milestone-based payments that are scheduled to coincide with the Company’s expected performance and are intended to provide the customer with protection against nonperformance. The Company has evaluated these payment terms and concluded that the contract does not contain a significant financing component, as the timing and structure of payments arise for reasons other than the provision of finance to either party. Performance under the contract was ongoing as of March 31, 2026.

F-50

In February 2025, the Company and Axiom executed a modification to the Axiom contract that revised the milestone payment schedule, including the addition of a $1.5 million project kickoff payment and a $6.0 million payment upon successful completion of a Preliminary Design Review (“PDR”), as defined in the Axiom contract. The total contract price was unchanged at $125.0 million. As the remaining goods and services were not distinct from the goods and services transferred prior to the modification, the modification was accounted for as part of the existing contract. Because the modification affected only the timing of milestone payments and did not change the transaction price or the estimated costs to complete, no cumulative catch-up adjustment to revenue was required.

Payment of the $6.0 million PDR milestone is contingent upon Axiom receiving additional equity funding from the lead investor of its initial Series D preferred funding (the “Funding Contingency”), may be paid in one or more installments in line with Axiom’s equity closings, and may not exceed 5% of such funding; any portion that cannot be paid due to the Funding Contingency will be added to a later contractual milestone payment, and accordingly the total transaction price of $125.0 million is not affected. As of March 31, 2026 and December 31, 2025, the Company had successfully completed the PDR milestone and billed and collected $0.5 million; however, the remaining $5.5 million remained subject to the Funding Contingency.

As of March 31, 2026, the Company had recognized cumulative revenue of approximately $1.9 million under the Axiom contract and had received cumulative milestone payments of approximately $3.2 million. The excess of payments received over cumulative revenue recognized resulted in a net contract liability of approximately $1.3 million, which is presented as deferred revenue in the accompanying condensed balance sheet.

The following table presents the Company’s revenue from contracts with customers disaggregated by customer type for the three months ended March 31, 2026 and 2025 (amounts in thousands):

	For the Three Months Ended March 31,
	2026	2025
U.S. Government	$-	$375
Commercial	-	284
	$-	$659

All revenue from contracts with customers is recognized over time and is derived from contracts with customers in the United States.

Contract Balances

The Company receives payments from customers based on billing schedules established in its contracts. For U.S. government contracts, payments are made upon the completion and acceptance of specified contractual tasks. For commercial contracts, payments are made upon the achievement of contractual milestones. Contract assets relate to the Company’s conditional right to consideration for performance completed under its contracts in advance of billing. Contract assets are reclassified to accounts receivable when the right to consideration becomes unconditional. Contract liabilities relate to payments received in advance of performance. Contract liabilities are recognized as revenue as the Company satisfies its performance obligations. Contract assets and contract liabilities arising from the same contract are presented net as either a single contract asset or a single contract liability on a contract-by-contract basis. Contract assets and contract liabilities consist of unbilled accounts receivable and deferred revenues, respectively.

F-51

The activity within the Company’s unbilled revenue for the three months ended March 31, 2026 and 2025 was as follows (amounts in thousands):

	For the Three Months Ended March 31,
	2026	2025
Balance, beginning of period	$30	$226
Increase in unbilled revenue	-	558
Revenue billed	-	-
Balance, end of period	$30	$784

The activity within the Company’s deferred revenue for the three months ended March 31, 2026 and 2025 was as follows (amounts in thousands):

	For the Three Months Ended March 31,
	2026	2025
Balance, beginning of period	$161	$-
Deferral of revenue	1,141	-
Recognition of unearned revenue	-	-
Balance, end of period	$1,302	$-

The Company’s SpaceWERX contract was substantially complete as of the reporting date. The Company’s contract with Axiom for the design and manufacture of a customized cargo vehicle has a total transaction price of $125.0 million; however, the contract is terminable by the customer for convenience at any time without advance notice prior to the completion of the Critical Design Review milestone, as defined in the Axiom contract, which had not occurred as of March 31, 2026. Upon termination, the Company is entitled to payment only for services performed through the date of termination. Accordingly, the noncancelable portion of the transaction price allocated to remaining performance obligations under this contract was not material as of March 31, 2026.

On March 27, 2026, the Company was awarded a Strategic Funding Increase (“STRATFI”) contract by the SpaceWERX.  The STRATFI contract is a fixed-fee contract in the amount of $30 million.  As of March 31, 2026, no work has commenced nor revenue recognized in connection with the contract.

14. Share-based Compensation

In August 2022, the Company adopted the 2022 Equity Incentive Plan (the “2022 Plan”), which provides for the issuance of stock options, restricted stock and restricted stock units, and other equity awards to employees, directors, and consultants. In connection with the Series A-I Closing in January 2026, the 2022 Plan was amended to increase the number of shares of common stock reserved for issuance under the plan from 3,546,000 to 5,381,207. As of March 31, 2026, 2,615,622 shares remained available for issuance under the 2022 Plan.

Stock options and restricted shares granted under the Company’s 2022 plan generally vest over a period of four years from the date of grant, and in the case of stock options, have a term of 10 years. The Company recognizes the grant date fair value of each option and restricted share over its vesting period.

F-52

The Company recorded stock-based compensation expense for stock options and restricted stock outside of the 2022 plan, see below, in the following expense categories of its condensed statements of operations for the three months ended March 31, 2026 and 2025 (amounts in thousands):

	For the Three Months Ended March 31,
	2026	2025
Research and development	$65	$89
General and administrative	176	253
	$241	$342

Stock Options

There were no material changes to the Company’s outstanding stock options during the three months ended March 31, 2026. As of March 31, 2026, 2,688,294 options were outstanding under the 2022 Plan, with a weighted-average exercise price of $0.48 per share, a weighted-average remaining contractual term of 7.5 years, and an aggregate intrinsic value of approximately $11.9 million. As of March 31, 2026, 1,775,082 options were exercisable, with a weighted-average exercise price of $0.41 per share, a weighted-average remaining contractual term of 7.2 years, and an aggregate intrinsic value of approximately $8.6 million. As of March 31, 2026, there was approximately $0.3 million of unrecognized compensation expense related to unvested stock options that is expected to be recognized over a weighted-average period of approximately 2.2 years.

Restricted Stock - Outside of the 2022 Plan

During the three months ended March 31, 2026, 272,823 shares of restricted stock with a weighted-average grant date fair value of $0.72 per share vested. As of March 31, 2026, 27,000 restricted shares remained unvested, with a weighted-average grant date fair value of $0.72 per share. As of March 31, 2026, total unrecognized compensation expense related to unvested restricted stock was approximately $19,000, which is expected to be recognized over a weighted-average period of approximately 1.4 years.

There have been no material changes to the Company’s segment determination or measurement of segment profit or loss and assets during the three months ended March 31, 2026 from those described in the Company’s audited financial statements for the year ended December 31, 2025.

15. Subsequent Events

Amended and Restated Certificate of Incorporation

On May 22, 2026, the Company filed an Amended and Restated Certificate of Incorporation (the “A&R Charter”) with the Delaware Secretary of State, which was approved by the Company’s board of directors and adopted with the requisite stockholder consent. The A&R Charter increased the Company’s authorized common stock to 32,620,000 shares, $0.00001 par value (from 27,004,445 shares authorized as of March 31, 2026), and authorized 10,118,115 shares of preferred stock, $0.00001 par value. The increase in authorized common stock was effected to provide a sufficient number of authorized and unissued shares to satisfy the Company’s outstanding share-delivery commitments, including its outstanding warrants, in connection with the Company’s planned reverse merger and concurrent equity financing.

Amendment to Merger Agreement

On June 30, 2026, the Company, NIMS, and Merger Sub entered into Amendment No. 1 to the Merger Agreement. The amendment extended the outside date by which the Merger must close, and after which either party may terminate the Merger Agreement, from June 30, 2026 to September 30, 2026. The amendment also revised certain conditions to closing relating to the satisfaction of NIMS’ outstanding indebtedness prior to or upon completion of the Merger, and provided for the registration of additional shares of NIMS common stock for resale following the Effective Time. The amendment did not change the Conversion Ratio, the number of shares of NIMS common stock issuable to the Company’s stockholders, or the expected accounting treatment of the Merger as a reverse recapitalization. There can be no assurance that the Merger will be completed on the terms contemplated, on the expected timeline, or at all.

F-53

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Gravitics, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Gravitics, Inc. (the “Company”) as of December 31, 2025 and 2024, and the related statements of operations, statements of redeemable convertible preferred stock and shareholders’ deficit, and cash flows for each of the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Fair Value of Financing Transactions

The Company has issued certain financing instruments, including Simple Agreements for Future Equity (SAFEs), convertible promissory notes and related warrants (to third parties and related parties). As described in Note 7 to the financial statements, the Company elected the fair value option under ASC 825 for its SAFEs and convertible promissory notes, which include embedded conversion and redemption features, and the related warrants are recognized as liabilities in accordance with ASC 815. These instruments are measured at fair value on a recurring basis. In determining the fair value of these instruments, the Company utilized probability weighted scenario models combined with a Black Scholes options pricing model, which involves significant assumptions including equity volatility, equity value, and probabilities of future conversion or redemption events.

We identified the accounting for the fair value of financing instruments as a critical audit matter due to the significant judgements, assumptions and complexity involved in the estimate of fair value of these instruments This led to a high degree of auditor subjectivity and significant audit effort was required in performing our procedures and evaluating audit evidence relating to judgements and assumptions made by the Company.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included, among others, (i) obtaining an understanding of and evaluating the design of controls related to financial reporting; (ii) obtaining the SAFE, convertible promissory note, and related warrant agreements and evaluating the terms and conditions of the agreements and assessing the reasonableness of management’s interpretation and application of the appropriate accounting guidance, (iii) evaluating the appropriateness of the valuation model used in management’s estimate including the reasonableness of the inputs to the valuation model, (iv) involving valuation professionals with specialized skills and knowledge when performing audit procedures to evaluate the reasonableness of Management’s valuation methodology estimates and assumptions and (v) evaluating the Company’s financial statement disclosures for these instruments to ensure they adequately describe the valuation technique, significant assumptions, and estimation uncertainty associated with determining fair value.

/s/ EisnerAmper LLP

We have served as the Company’s auditor since 2025.

EISNERAMPER LLP

Iselin, New Jersey

April 17, 2026

F-54

Gravitics, INC.

BALANCE SHEETS

(in thousands, except share and per share amounts)

	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$183	$863
Unbilled revenues	30	226
Prepaid expenses	448	225
Total current assets	661	1,314
Property and equipment, net	371	511
Right-of-use assets	2,080	2,621
Security deposit	500	500
Total assets	$3,612	$4,946

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$1,827	$574
Accrued expenses and other current liabilities	456	187
Deferred revenues	161	-
Short-term borrowings	373	300
Convertible promissory notes, at fair value, current portion	5,739	-
Current portion of lease liabilities	441	385
Subscription liability	1,650	-
Total current liabilities	10,647	1,446
Convertible promissory notes, at fair value, net of current portion	-	4,248
Warrant liabilities, at fair value	2,934	949
SAFE liabilities, at fair value	10,109	7,673
Lease liabilities, net of current portion	1,280	1,720
Total liabilities	24,970	16,036

Commitments and contingencies (Note 11)

Redeemable convertible preferred stock
Series Seed redeemable convertible preferred stock, par value $0.00001 per share: 6,011,819 shares authorized; 4,185,420 issued and outstanding. (Liquidation value of $18,865)	15,770	15,770

Stockholders’ deficit
Common stock, par value $0.00001 per share: 19,841,878 shares authorized; 7,444,072 and 6,737,941 shares issued and outstanding at December 31, 2025 and 2024, respectively.	-	-
Additional paid-in capital	5,410	3,979
Accumulated deficit	(42,538)	(30,839)
Total stockholders’ deficit	(37,128)	(26,860)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$3,612	$4,946

The accompanying notes are an integral part of these financial statements.

F-55

GRAVITICS, INC.

STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	For the Years Ended December 31,
	2025	2024
Revenue	$1,044	$2,610
Operating expenses:
Cost of revenue	867	2,339
Research and development	3,457	2,124
General and administrative	5,723	4,942
Total operating expenses	10,047	9,405
Loss from operations	(9,003)	(6,795)
Other income (expense):
Change in fair value of SAFE liabilities	1,159	(1,108)
Change in fair value of convertible promissory notes	(1,858)	(1,246)
Change in fair value of warrant liabilities	(1,985)	(87)
Gain on extinguishment of unsecured promissory note	-	186
Other income (expense), net	(12)	2
Total other expense, net	(2,696)	(2,253)
Net loss	$(11,699)	$(9,048)

Net loss per share of common, basic and diluted	$(1.88)	$(2.11)
Weighted-average shares of common stock outstanding, basic and diluted	6,211,039	4,289,651

The accompanying notes are an integral part of these financial statements.

F-56

Gravitics, INC.

STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND

STOCKHOLDERS’ DEFICIT

(in thousands, except share and per share amounts)

	Redeemable Convertible				Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance December 31, 2023	4,053,323	$14,945	7,106,059	$-	$2,352	$(21,791)	$(19,439)
Issuance of redeemable convertible preferred stock and common stock upon conversion of promissory note	132,097	825	66,049	-	48	-	48
Exercise of stock options			65,833	-	-	-	-
Contribution of common stock by stockholder	-	-	(500,000)	-	-	-	-
Reclassification of warrant liability to equity	-	-	-	-	71	-	71
Stock based compensation	-	-	-	-	1,508	-	1,508
Net loss	-	-	-	-	-	(9,048)	(9,048)
Balance December 31, 2024	4,185,420	15,770	6,737,941	-	3,979	(30,839)	(26,860)
Issuance of pre-funded warrants	-	-	-	-	60	-	60
Exercise of pre-funded warrants	-	-	694,673	-	7	-	7
Exercise of stock options			11,458	-	-	-	-
Stock based compensation	-	-	-	-	1,364	-	1,364
Net loss	-	-	-	-	-	(11,699)	(11,699)
Balance December 31, 2025	4,185,420	$15,770	7,444,072	$-	$5,410	$(42,538)	$(37,128)

The accompanying notes are an integral part of these financial statements.

F-57

Gravitics, INC.

STATEMENTS OF CASH FLOWS

(in thousands, except share and per share amounts)

	Year Ended December 31,
	2025	2024
Operating activities:
Net loss	$(11,699)	$(9,048)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	178	178
Change in right-of-use assets	541	512
Cash interest paid on convertible promissory notes	(367)	(749)
Change in fair value of convertible promissory notes	1,858	1,246
Change in fair value of warrant liabilities	1,985	87
Change in fair value of SAFE liabilities	(1,159)	1,108
Gain on extinguishment of unsecured promissory note	-	(186)
Stock-based compensation	1,364	1,508
Changes in operating assets and liabilities:
Unbilled revenues	196	(226)
Prepaid expenses	(223)	(57)
Accounts payable	1,253	380
Accrued expenses and other current liabilities	272	(241)
Deferred revenues	161	-
Operating lease liabilities	(384)	(334)
Cash used in operating activities	(6,024)	(5,822)
Investing activities:
Purchases of property and equipment	(38)	(71)
Cash used in investing activities	(38)	(71)
Financing activities:
Proceeds from issuance of SAFE instruments	-	3,057
Proceeds from issuance of SAFE instruments and pre-funded warrants	3,655	-
Proceeds from advance subscriptions	1,650	-
Proceeds from issuance of common stock upon exercise of pre-funded warrants	7	-
Proceeds from short-term borrowings	170	-
Repayment of short-term borrowing principal	(100)	-
Cash provided by financing activities	5,382	3,057
Net decrease in cash and cash equivalents	(680)	(2,836)
Cash and cash equivalents at beginning of the year	863	3,699
Cash and cash equivalents at the end of the year	$183	$863

Supplemental cash flow information:
Interest paid	$380	$802
Supplemental non-cash investing and financing activities:
Conversion of convertible promissory note into common and preferred stock	$-	$873
Reclassification of warrant liability to equity	$-	$71

The accompanying notes are an integral part of these financial statements.

F-58

GRAVITICS, INC.

NOTES TO FINANCIAL STATEMENTS

1. Organization and Description of Business

Gravitics, Inc. (the “Company”), a Delaware corporation, is engaged in the design, development and commercialization of large space structures including orbital carriers, cargo logistics spacecraft, space station modules, and related engineering and technical services. The Company’s primary customer base consists of government entities and the commercial space industry. The Company was incorporated in the state of Delaware on May 7, 2021. The Company’s headquarters are in Marysville, Washington.

2. Going Concern and Liquidity

In accordance with ASC 205-40, Going Concern, the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The Company has incurred recurring losses and negative cash flows from operations since inception, and, as of December 31, 2025, the Company had cash and cash equivalents of $0.2 million and an accumulated deficit of $42.5 million. In January 2026, the Company sold 337,540 shares of Series A-1 redeemable convertible preferred stock to existing investors at a price of $4.89 per share for gross proceeds of $1.7 million and further sold 2,240,041 shares of Series A-1 redeemable convertible preferred stock at a price of $4.89 per share for gross proceeds of $10.9 million in a subsequent closing in January and February 2026. See Note 16.

Since its inception in May 2021, the Company has funded its operations through the sale of simple agreements for future equity (“SAFEs”), the sale of redeemable convertible preferred stock, the issuance of convertible promissory notes, and revenue from customers. The Company does not believe that its current capital resources, which consist of cash and cash equivalents, will be sufficient to fund operations through at least the next twelve months from the date the accompanying financial statements are issued based on its current operating plan. As the Company continues to pursue its business plan, it expects to finance its operations through equity offerings, debt financings, or other capital sources. However, there can be no assurance that any additional financing or strategic arrangements will be available to the Company on acceptable terms, if at all. If events or circumstances occur such that the Company does not obtain additional funding, it may be necessary to significantly reduce its scope of operations to reduce the current rate of spending.

Based on the factors above, the Company has concluded that substantial doubt exists with respect to its ability to continue as a going concern within one year after the date that these financial statements were issued.

The Company’s financial statements have been prepared on the basis of the Company continuing as a going concern, which assumes the continuity of operations, the realization of assets and the settlement of liabilities and commitments as they come due in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. Significant Accounting Policies and Basis of Presentation

Basis of Presentation

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and the Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

F-59

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Concentration of Credit Risk

Financial instruments that subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. The Company deposits cash and cash equivalents with high credit quality financial institutions in the United States. These deposits are held in checking and money market accounts and may, from time to time, exceed the federally insured amounts. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant risk in its cash and cash equivalents.

Concentration of Customer Risk

For the years ended December 31, 2025 and 2024, two customers accounted for substantially all of the Company’s total revenue. At December 31, 2025 one customer accounted for all of the Company’s unbilled revenue. At December 31, 2024, two customers accounted for all of the Company’s unbilled revenue.

Cash and Cash Equivalents

The Company considers all highly-liquid investments purchased with original maturities of three months or less from the purchase date to be cash equivalents. Cash equivalents consist primarily of amounts invested in money market accounts.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (the exit price) in an orderly transaction between market participants at the measurement date. The fair value standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. The Company uses the hierarchy prescribed in the accounting guidance for fair value measurements, based upon the available inputs to the valuation and the degree to which they are observable or not observable in the market. The three levels in the hierarchy are as follows:

●	Level 1 - Quoted prices (unadjusted) for identical assets or liabilities in active markets that are accessible as of the measurement date;

●	Level 2 - Inputs other than quoted prices in active markets for identical assets and liabilities that are observable either directly or indirectly for substantially the full term of the asset or liability; and

●	Level 3 - Unobservable inputs reflecting the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

The carrying amounts of certain financial assets and liabilities, including prepaid and other current assets, accounts payable, accrued liabilities, and short-term borrowings approximate fair value because of the short maturity and liquidity of those instruments. The classification of assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement in its entirety. See Note 7 for fair value disclosures related to the Company’s convertible promissory notes, warrant liabilities, and SAFE liabilities.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Expenditures for repairs and maintenance which do not extend the useful life of the related assets are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets or the leasehold period, if shorter and applicable. The estimated useful life of furniture and fixtures is 7 years and office equipment is estimated at 5 years. The useful life of computer equipment is 5 years and tools, machinery and other equipment range from 3 to 5 years. Leasehold improvements are amortized over the shorter of the asset’s useful life or the term of the lease. Upon asset retirements or disposals, costs and accumulated depreciation and amortization balances are removed and any gains or losses are recognized upon retirement or disposal.

F-60

Leases

The Company determines if an arrangement is or contains a lease and the classification of that lease at contract inception. Specifically, the Company considers whether it controls the underlying asset and has the right to obtain substantially all of the economic benefits or outputs from the asset. The Company entered into a lease agreement for its office and manufacturing facility and accounts for its lease obligation under ASU No. 2016-02, Leases (Topic 842).

Operating lease right-of-use (“ROU”) assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the lease commencement date. Operating lease ROU assets are based on the corresponding lease liability adjusted for (i) payments made at or before the commencement date, (ii) initial direct costs incurred and (iii) tenant incentives under the lease. The Company does not account for renewals or early terminations unless it is reasonably certain to exercise these options at commencement. Operating lease expense is recognized on a straight-line basis over the lease term. The Company accounts for lease and non-lease components as a single lease component for operating leases. The Company does not record leases with terms of 12 months or less on the balance sheet.

As the implicit rate for the operating lease was not determinable, the Company used its incremental borrowing rate based on the information available at the lease commencement date in determining the present value of future payments. The incremental borrowing rate reflects the estimated interest rate that the Company would have to pay to borrow on a collateralized basis, an amount equal to the lease payments in a similar economic environment over a similar term.

Convertible Promissory Notes

The Company evaluated its convertible promissory notes and determined they include embedded features that would otherwise require potential bifurcation. Neither the notes nor any embedded features were required to be classified as equity. Therefore, the Company elected the fair value option (“FVO”) under ASC 825, Financial Instruments, for all convertible promissory notes at their respective dates of issuance. Under the FVO, the convertible notes are recorded at fair value upon initial recognition and are subsequently remeasured at fair value at each reporting date. Changes in fair value, excluding changes attributable to instrument-specific credit risk, are recognized in other income (expense) within the statements of operations. The portion of the total change in fair value resulting from changes in instrument-specific credit risk is recognized separately in other comprehensive income (loss). Upon derecognition of the convertible notes, any cumulative gain or loss previously recognized in other comprehensive income as a result of changes in instrument-specific credit risk will be reclassified to net income. For both years presented, the Company determined that the change in fair value of its FVO liabilities attributable to instrument-specific credit risk was not significant. Accordingly, net loss equals comprehensive loss for all periods presented. The election of the FVO is irrevocable and is applied on an instrument-by-instrument basis. As a result of the FVO election, the embedded features within the convertible notes are not required to be separately accounted for. Debt issuance costs incurred in connection with convertible notes measured at fair value under the FVO are expensed as incurred.

SAFE Liabilities

The Company has issued SAFEs to various investors. SAFEs represent instruments that provide a form of financing to the Company and possess characteristics of both a debt and equity instrument. The SAFEs have the potential for cash settlement upon the occurrence of certain “liquidity events” (including a change of control, direct listing, or initial public offering) and “dissolution events” (including voluntary termination of operations, a general assignment for the benefit of the Company’s creditors, or any other liquidation, dissolution or winding up of the Company (excluding a liquidity event), whether voluntary or involuntary). The instruments at the election of the holder, can also be settled in shares of the Company’s common stock, which are contingently redeemable upon a liquidation event that may obligate the Company to transfer assets at some point in the future.

F-61

The Company has elected the FVO under ASC 825, Financial Instruments, to account for the SAFEs in their entirety at fair value. The Company elected the FVO because the SAFEs are hybrid financial instruments containing embedded features that would otherwise require analysis to determine whether bifurcation is necessary, and measurement at fair value more faithfully represents the economic substance of the instruments. The Company evaluated the SAFEs and did not identify any embedded features that are required to be classified as equity. The election was made on an instrument-by-instrument basis at the date of initial recognition of each SAFE and is irrevocable.

The SAFE liability is subject to re-measurement at each balance sheet date until a triggering event, equity financing, change in control or dissolution occurs, and any change in fair value is recognized in the Company’s statements of operations.

Warrants to Purchase Common Stock

Common stock warrants are accounted for in accordance with applicable accounting guidance provided in ASC 815, Derivatives and Hedging - Contracts in Entity’s Own Equity, as either derivative liabilities or as equity instruments depending on the specific terms of the warrant agreement.

Redeemable Convertible Preferred Stock

The Company classifies its preferred stock outside of total stockholders’ deficit because, in the event of certain “liquidation events” (including a merger, acquisition or sale of all or substantially all of the Company’s assets) that are not solely within the control of the Company, the shares would become redeemable at the option of the holders. The Company does not accrete the carrying values of the preferred stock to the redemption values since a liquidation event was not considered probable as of December 31, 2025 and 2024. Subsequent adjustments of the carrying values to the ultimate redemption values will be made only when it becomes probable that such a liquidation event will occur.

Revenue Recognition

The Company recognizes revenue pursuant to ASC 606, Revenue from Contracts with Customers (“ASC 606”).

In accordance with ASC 606, revenue is recognized when control of promised goods or services is transferred to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The Company accounts for revenue contracts with customers through the following steps:

●	Identification of the contract, or contracts, with the customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of the revenue when, or as, the Company satisfies a performance obligation.

The Company satisfies its performance obligations over time and measures progress toward complete satisfaction of its performance obligations using the cost-to-cost input method, which recognizes revenue based on costs incurred to date relative to total estimated costs at completion. Changes in estimated total costs at completion are recognized on a cumulative catch-up basis in the period in which the change in estimate is identified.

The Company capitalizes costs to fulfill its contracts as fixed assets or inventory, as appropriate, under other applicable U.S. GAAP. There were no significant incremental costs to obtain or fulfill its revenue contracts under the guidance of ASC 340-40, Other Assets and Deferred Costs — Contracts with Customers, during the years ended December 31, 2025 and 2024. See Note 13 for further discussion of the Company’s revenue arrangements.

F-62

Research and Development

Research and development expenses are recognized as incurred and primarily include costs related to wages, software, and contracted services associated with engineering and product development activities.

Stock-based Compensation

The Company measures employee and nonemployee stock-based awards at their grant-date fair value and records compensation expense on a straight-line basis over the vesting period of the awards. The Company accounts for forfeitures in the period in which they occur.

Estimating the fair value of stock-based awards requires the input of subjective assumptions, including the estimated fair value of the Company’s common stock for restricted stock awards and stock options. Additionally, for stock options, the Company estimates the expected life of the options and stock price volatility. The Company uses the Black-Scholes option pricing model to value its stock option awards.

As the Company’s common stock was not publicly traded through December 31, 2025, its board of directors periodically estimated the fair value of the Company’s common stock considering, among other things, contemporaneous valuations of its common stock prepared by a third-party valuation firm in accordance with the guidance provided by the American Institute of Certified Public Accountants 2013 Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, Income Taxes (“ASC 740”), from its inception. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized.

The Company recognizes the tax benefits of uncertain tax positions only when the positions are “more likely than not” to be sustained assuming examination by tax authorities and determined to be attributed to the Company. The determination of attribution, if any, applies for each jurisdiction where the Company is subject to income taxes on the basis of laws and regulations of the jurisdiction. The application of laws and regulations is subject to legal and factual interpretation, judgment, and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations, and court rulings. Therefore, the actual liability of the various jurisdictions may be materially different from management’s estimate. As of December 31, 2025, the Company does not have any unrecognized tax benefits. The Company records interest (and penalties where applicable), net of any applicable related income tax benefit, on potential income tax contingencies as a component of income tax expense in the statements of operations.

Segments

In accordance with ASC 280, Segment Reporting (“ASC 280”), the Company identifies its operating segments according to how the Company’s business activities are managed and evaluated. ASC 280 establishes standards for companies to report financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

F-63

The Company currently operates in one reportable segment. The CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. When evaluating the Company’s financial performance, the CODM reviews total revenues, total expenses, and expenses by functional classification, using this information to make decisions on a Company-wide basis. Accordingly, the Company has determined that it has a single reportable and operating segment structure.

The key measure of segment profit or loss reviewed by CODM is net loss. The CODM uses net loss as well as revenue results to allocate resources in the annual budgeting and forecasting process and also uses those measures as a basis for evaluating financial performance regularly by comparing actual results with established budgets and forecasts. All significant expense categories are presented on the statements of operations. The measure of segment assets is reported on the balance sheets as total assets. Segment revenues and expenses are identical to those disclosed in the statements of operations.

Recently Adopted Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): “Improvements to Income Tax Disclosures”. ASU 2023-09 is intended to improve income tax disclosure requirements by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) the disaggregation of income taxes paid by jurisdiction. The guidance makes several other changes to the income tax disclosure requirements as well. The guidance in ASU 2023-09 is effective for annual reporting periods in fiscal years beginning after December 15, 2024. The Company adopted this ASU retrospectively for the fiscal year beginning January 1, 2025. The adoption of ASU 2023-09 resulted in enhanced income tax disclosures and did not have an impact on the Company’s consolidated financial position, results of operations, or cash flows. The required information has been disclosed in Note 15.

Recently Issued Accounting Pronouncements

The Company considers the applicability of and impact of all ASUs. ASUs not discussed below were assessed and determined to be either not applicable or are expected to have minimal impact on the Company’s financial statements.

In November 2024, the FASB issued ASU No. 2024-03, Disaggregation of Income Statement Expenses. ASU 2024-03 requires additional disclosure of specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosures about selling expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027, with early adoption permitted. The requirements will be applied prospectively with the option for retrospective application. The Company is currently evaluating the impact that the adoption of ASU 2024-03 will have on its financial statements and disclosures.

Net Loss Per Share

Basic net loss per share of common stock is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during each period. The weighted-average number of shares of common stock outstanding used in the basic net loss per share calculation does not include unvested restricted stock awards as these instruments are considered contingently issuable shares until they vest. Diluted net loss per share of common stock includes the effect, if any, from the potential exercise or conversion of securities, such as convertible preferred stock, common stock warrants, restricted stock awards and stock options, which would result in the issuance of incremental shares of common stock. For diluted net loss per share, the weighted-average number of shares of common stock is the same for basic net loss per share due to the fact that when a net loss exists, dilutive securities are not included in the calculation as the impact is anti-dilutive. The Company’s preferred stock and unvested restricted stock entitles the holder to participate in dividends and earnings of the Company, and, if the Company were to recognize net income, it would have to use the two-class method to calculate earnings per share. The two-class method is not applicable during periods with a net loss, as the holders of the convertible preferred stock and unvested restricted stock have no obligation to fund losses.

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The following potentially dilutive securities have been excluded from the computation of diluted weighted-average shares of common stock outstanding, as they would be anti-dilutive, due to the reported losses:

	December 31,
	2025	2024
Redeemable convertible preferred stock	4,185,420	4,185,420
Convertible promissory notes	1,077,168	904,786
SAFEs	1,518,594	1,005,335
Common stock warrants	2,500,650	1,604,681
Unvested restricted stock awards	299,823	1,927,741
Stock options	2,688,294	2,920,881
	12,269,949	12,548,844

Amounts in the above table reflect the common stock equivalents. Amounts included for convertible promissory notes, SAFEs, and common stock warrants reflect an estimate, as the conversion mechanics of such instruments provide for holders to receive shares based on a percentage of the fully diluted capitalization of the company at the time of exercise or conversion, as applicable. For SAFEs, the estimated common stock equivalents were calculated based on the applicable post-money valuation cap relative to the Company’s estimated fully diluted capitalization.

4. Property and Equipment, Net

Property and equipment, net consisted of the following at December 31, 2025 and 2024 (amounts in thousands):

	December 31,
	2025	2024
Tools, machinery, and equipment	$308	$305
Computer equipment	190	155
Furniture and fixtures	132	132
Office equipment	103	103
Leasehold improvements	143	143
	876	838
Less: accumulated depreciation	(505)	(327)
Property and equipment, net	$371	$511

Depreciation and amortization expense was $0.2 million in each of the years ended December 31, 2025 and 2024.

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5. Short-term borrowings

The following table summarizes the outstanding borrowings as of December 31, 2025 and 2024 (amounts in thousands):

	December 31,
	2025	2024
Due to related parties	$45	$-
Due to employees	28	-
Third party borrowings	300	300
Total short-term borrowings	$373	$300

Related Party Loans

During the year ended December 31, 2025, the Company entered into short-term, non-interest-bearing loan arrangements with certain officers and shareholders of the Company, as described below. These loans are due to related parties as defined by ASC 850, Related Party Disclosures. These related party transactions were not conducted at arm’s length, as the loans do not bear interest. Given the short-term nature of these arrangements (all subsequently repaid in the first quarter of 2026), the effect of imputing interest at a market rate is not considered material to the financial statements.

The Company’s Chief Executive Officer, Shareholder, and Director, advanced a total of $125,000 to the Company during 2025 through two separate non-interest-bearing loans. A $100,000 loan issued in the first quarter of 2025 was fully repaid in the second quarter of 2025. A second loan of $25,000 was issued in the third quarter of 2025 and remains outstanding as of December 31, 2025. The loan was subsequently repaid in the first quarter of 2026.

The Company’s Cofounder, Chief Marketing Officer, and Shareholder, advanced a total of $19,970 to the Company during 2025 through two separate non-interest-bearing loans of $4,970 and $15,000, respectively, both issued in the third quarter of 2025. Both loans remain outstanding as of December 31, 2025. The loans were subsequently repaid in the first quarter of 2026.

As of December 31, 2025, total amounts due to related parties under these non-interest-bearing loan arrangements were $44,970.

Employee Loan

In the third quarter of 2025, the Company received a short-term business loan of $25,000 from an employee of the Company. The general terms of the loan provided for a minimum 4.0% interest rate, with principal and interest repayable within 30 days of the loan issuance date and a 2% retroactive interest penalty payable until the loan is repaid in full. As the loan was not repaid within the initial 30-day term, the 2% retroactive interest penalty was applied. As of December 31, 2025, the outstanding balance was $27,857, consisting of principal of $25,000 and accrued interest and penalties of $2,857. Interest expense and penalties of $2,857 are included in other income (expense), net in the accompanying statements of operations. The short-term employee business loan and related interest was repaid in full in the first quarter of 2026.

Third party borrowing

In 2023, the Company received a cash advance of $0.3 million from an unrelated third party. The advance was not formalized under a written loan agreement and has no stated maturity date, repayment schedule, or interest rate. The advance is payable on demand in accordance with ASC 470-10-45-10, which requires that obligations that by their terms are due on demand be classified as current liabilities, even though liquidation may not be expected within one year. In March 2026, the advance was formalized under a promissory note which matures in September 2026. The Company has classified the obligation within current liabilities as of December 31, 2025.

The Company has entered into one noncancellable operating lease for office and manufacturing space, with a term ending in 2029. The Company determines if a contract is or contains a lease based on its relevant terms in accordance with ASC 842, including whether it conveys to the Company the right to obtain substantially all of the economic benefits of the identified leased asset and to direct its use.

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The components of lease cost for the years ended December 31, 2025 and 2024 were as follows (amounts in thousands):

	Year Ended December 31,
	2025	2024
Operating lease cost	$702	$702
Variable lease cost	134	228
Total lease cost	$836	$930

Other information related to leases as of December 31, 2025 and 2024 were as follows (dollar amounts in thousands):

	Year Ended December 31,
	2025	2024
Supplemental cash flow information:
Cash paid for amounts included in the measurement of lease liabilities:
Cash used in operations for operating leases	$545	$524

	December 31,
	2025	2024
Weighted-average remaining lease term - operating leases (years)	3.3	4.3
Weighted-average discount rate - operating leases	8.3%	8.3%

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Maturities of lease liabilities under noncancellable leases as of December 31, 2025 are as follows (amounts in thousands):

2026	$567
2027	590
2028	613
2029	212
Total lease payments	1,982
Less imputed interest	(261)
Total lease liabilities	$1,721

Current portion of lease liabilities	$441
Lease liabilities, net of current portion	1,280
$1,721

7. Fair Value Measurements

The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis (amounts in thousands):

	December 31, 2025
	Level 1	Level 2	Level 3	Total Fair Value
Liabilities:
Convertible promissory notes	$-	$-	$5,739	$5,739
Warrant liabilities	-	-	2,934	2,934
SAFE liabilities	-	-	10,109	10,109
Total liabilities	$-	$-	$18,782	$18,782

	December 31, 2024
	Level 1	Level 2	Level 3	Total Fair Value
Liabilities:
Convertible promissory notes	-	-	4,248	4,248
Warrant liabilities	-	-	949	949
SAFE liabilities	-	-	7,673	7,673
Total liabilities	$-	$-	$12,870	$12,870

There were no transfers between levels 1, 2, or 3, of such instruments during the years ended December 31, 2025 and 2024.

SAFEs

Since inception, the Company has issued SAFEs to various investors. The SAFEs are classified as liabilities and measured at fair value under the fair value option elected in accordance with ASC 825, Financial Instruments. Refer to Note 3 for additional information regarding the Company’s accounting policy for SAFEs.

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The following table summarizes the change in SAFE fair value for the years ended December 31, 2025 and 2024 (amounts in thousands):

		Related Party
	SAFE	SAFE
	Liabilities	Liabilities	Total
Balance at January 1, 2024	$3,375	$133	$3,508
Issuance of SAFES	1,557	1,500	3,057
Change in fair value	993	115	1,108
Balance at December 31, 2024	5,925	1,748	7,673
Issuance of SAFES	655	2,940	3,595
Change in fair value	(986)	(173)	(1,159)
Balance at December 31, 2025	$5,594	$4,515	$10,109

In connection with certain 2025 SAFE financings, the Company also issued pre-funded warrants to purchase shares of common stock at an exercise price of $0.01 per share. The warrants were exercisable within two business days of issuance and were immediately exercised. The Company allocated the total financing proceeds using the with-and-without method, whereby the SAFEs, which are measured at fair value on a recurring basis, were initially recorded at fair value, and the residual proceeds were allocated to the warrants and recorded in additional paid-in capital. Refer to Note 9 for additional information regarding warrants to purchase common stock.

The fair value estimate of SAFEs includes significant inputs not observable in market, which represents a Level 3 measurement within the fair value hierarchy. The Company estimates fair value using a probability-weighted scenario analysis combined with a Black-Scholes option pricing model. Under this approach, three potential settlement outcomes are modeled for each SAFE: (i) an equity financing, in which the SAFEs automatically convert into shares of redeemable convertible preferred stock at a price based on the lower of the price per share paid by new investors or the price implied by the applicable post-money valuation cap; (ii) a liquidity event, in which the SAFEs convert into the greater of the cash-out amount (the original purchase amount) or the amount payable on the number of shares of common stock equal to the purchase amount divided by the liquidity price; and (iii) a dissolution event, in which SAFE holders receive a pro rata portion of remaining proceeds, subject to the liquidation priority provisions of the SAFE agreements. The fair value of each scenario comprises the present value of the bond-like payoff component plus the value of an embedded call option representing incremental equity upside above the SAFE conversion price. The scenario values are then probability-weighted to arrive at the indicated fair value for each SAFE series.

The significant inputs used in the Level 3 fair value measurement of the SAFEs are as follows:

	December 31,
	2025	2024
Equity value	$111,800	$30,601
Volatility	32.0% - 32.5%	33.5% - 36.5%
Discount rate	3.8% - 9.2%	5.2% - 8.5%
Expected term to event (in years)	0.13 - 0.75	1.0 - 1.75
Probability of equity financing	85.0%	75.0%
Probability of liquidity event	12.5%	15.0%
Probability of dissolution event	2.5%	10.0%

Equity value: The fair value of the Company’s equity as of December 31, 2024 was estimated at approximately $30.6 million based on a third party valuation. The fair value of the Company’s equity as of December 31, 2025 was estimated at approximately $111.8 million, based on the anticipated Series A financing (see Note 16). This equity value was allocated across the Company’s fully diluted capitalization to derive implied per-share values used in measuring the fair value of the Company’s SAFEs, convertible promissory notes, and warrant liabilities.

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Volatility: Equity volatility was estimated using a structural credit model, which derives implied asset volatility from publicly traded comparable companies in the aerospace and defense industry and adjusts for the Company’s capital structure. The narrower range and modest decline from December 31, 2024 to December 31, 2025 reflect the significantly shortened expected terms to the anticipated settlement events as of December 31, 2025.

Discount rate. The discount rate applied to the bond-like payoff component of each SAFE was determined through a calibration approach. The calibrated rate is adjusted for changes in market credit conditions as indicated by movements in selected effective yield indices. The range of discount rates reflects the different credit characteristics implied at each series’ respective calibration date and subsequent market conditions.

Expected term and scenario probabilities: The expected timing of each settlement event and the assigned probability weights are based on management’s assessment of the Company’s most likely path, informed by the status of ongoing financing activities, market conditions, and the Company’s financial position. As of December 31, 2025, management assigned an 85% probability to an equity financing expected to close by February 15, 2026, reflecting the advanced stage of the Company’s Series A preferred stock financing, compared to a 75% probability assigned as of December 31, 2024 for an equity financing expected by December 31, 2025. The probability of a dissolution event decreased from 10.0% to 2.5%, reflecting the near-term availability of capital through the anticipated financing. The expected terms shortened significantly from December 31, 2024 to December 31, 2025, driven by the proximity of the anticipated Series A closing date.

In January 2026, the Company completed a Series A preferred stock financing (see Note 16). The fair value of the SAFE liabilities as of December 31, 2025 was significantly influenced by the terms of this subsequent financing, as the equity value and scenario probabilities were informed by the expected Series A transaction price and the advanced status of that transaction as of the measurement date.

Convertible promissory notes

The Company’s convertible promissory notes are measured at fair value on a recurring basis and are classified within Level 3 of the fair value hierarchy under ASC 820, Fair Value Measurement, as the fair value measurements incorporate significant unobservable inputs. Refer to Note 3 for additional information regarding the Company’s accounting policy for convertible promissory notes.

The following table summarizes the change in convertible promissory note fair value for the years ended December 31, 2025 and 2024 (amounts in thousands):

		Related Party
	Convertible	Convertible
	Promissory	Promissory
	Notes	Notes	Total
Balance at January 1, 2024	$4,433	$386	$4,819
Change in fair value	1,112	134	1,246
Repayment of interest, including $199 PIK interest	(749)	-	(749)
Settlements	(1,068)	-	(1,068)
Balance at December 31, 2024	3,728	520	4,248
Change in fair value	1,604	254	1,858
Repayment of interest, including $92 PIK interest	(367)	-	(367)
Balance at December 31, 2025	$4,965	$774	$5,739

The fair values of the convertible notes were determined using a probability-weighted scenario analysis and a Black-Scholes option pricing model for the embedded conversion feature. The valuation models four possible outcomes: (1) an equity financing event, (2) a corporate transaction, (3) repayment at maturity, and (4) dissolution. Each scenario is assigned a probability weighting based on management’s assessment of the likelihood of occurrence. Under each scenario, the bond component is valued using a discounted cash flow approach at an adjusted yield derived from the migrated market yield for similar credit rated debt instruments. The conversion feature is valued as a call option using the Black-Scholes model.

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The significant inputs used in the Level 3 fair value measurement of convertible promissory notes are as follows:

	December 31,
	2025	2024
Equity value	$111,800	$30,601
Volatility	57.0%	47.0% - 54.0%
Discount rate	20.3% - 35.5%	19.6% - 34.8%
Expected term to event (in years)	0.13 - 0.83	1.0 - 1.83
Probability of equity financing	85.0%	75.0%
Probability of corporate transaction	10.0%	10.0%
Probability of maturity	2.5%	5.0%
Probability of dissolution	2.5%	10.0%

Equity value: The fair value of the Company’s equity as of December 31, 2024 was estimated at approximately $30.6 million based on a third party valuation. The fair value of the Company’s equity as of December 31, 2025 was estimated at approximately $111.8 million, based on the anticipated Series A financing (see Note 16). This equity value was allocated across the Company’s fully diluted capitalization to derive implied per-share values used in measuring the fair value of the Company’s SAFEs, convertible promissory notes, and warrant liabilities.

Volatility: the expected equity volatility was estimated using structural credit model applied to a group of comparable publicly traded aerospace and defense companies. The analysis selects the implied asset volatility of the comparable group, which is then converted to equity volatility using the Company’s capital structure and leverage. The increase year-over-year reflects higher observed volatility among the comparable company set and the Company’s capital structure.

Discount rate: the discount rate represents an adjusted yield derived from the migrated market yield for selected effective yield indices, adjusted from each note’s issuance date to the respective valuation date. The range across notes reflects different issuance dates and corresponding initial market yields at inception for each note.

Expected term and scenario probabilities: the expected timing of each settlement event and the assigned probability weights are based on management’s assessment of the Company’s most likely path, informed by the status of ongoing financing activities, market conditions, and the Company’s financial position. As of December 31, 2025, management assigned an 85% probability to an equity financing expected to close by February 15, 2026, reflecting the advanced stage of the Company’s Series A preferred stock financing, compared to a 75% probability assigned as of December 31, 2024 for an equity financing expected by December 31, 2025. The probability of a dissolution event decreased from 10.0% to 2.5%, reflecting the near-term availability of capital through the anticipated financing. The expected terms shortened significantly from December 31, 2024 to December 31, 2025, driven by the proximity of the anticipated Series A closing date (see Note 16).

Warrant liabilities

The following table summarizes the change in liability-classified warrant fair value for the years ended December 31, 2025 and 2024 (amounts in thousands):

		Related Party
	Warrant	Warrant
	Liabilities	Liabilities	Total
Balance at January 1, 2024	$817	$107	$924
Change in fair value	75	12	87
Change in classification to equity	(62)	-	(62)
Balance at December 31, 2024	830	119	949
Change in fair value	1,859	126	1,985
Balance at December 31, 2025	$2,689	$245	$2,934

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The Company’s liability-classified warrants are measured at fair value on a recurring basis and are classified within Level 3 of the fair value hierarchy under ASC 820. The fair values of the warrant liabilities were determined using an intrinsic value method. The warrants entitle the holders to a variable number of shares of common stock equal to a specified percentage of the Company’s fully diluted capitalization; accordingly, the fair value of each warrant is computed as the product of the indicated number of warrant shares (based on the applicable equity ownership percentage and the fully diluted capitalization at the measurement date) and the concluded common stock value per share at that date.

The significant inputs used in the Level 3 fair value measurement of the warrant liabilities are as follows:

	December 31,
	2025	2024
Equity value	$111,800	$30,601
Fully diluted capitalization (shares)	20,013,152	18,820,109
Equity ownership percentage (per warrant)	0.5% - 6.0%	0.5% - 6.0%

Equity value: The fair value of the Company’s equity as of December 31, 2024 was estimated at approximately $30.6 million based on a third party valuation. The fair value of the Company’s equity as of December 31, 2025 was estimated at approximately $111.8 million, based on the anticipated Series A financing (see Note 16). This equity value was allocated across the Company’s fully diluted capitalization to derive implied per-share values used in measuring the fair value of the Company’s SAFEs, convertible promissory notes, and warrant liabilities.

Fully diluted capitalization: the Company’s fully diluted capitalization reflects the number of shares issuable upon the exercise or conversion of outstanding convertible securities as of the valuation date.

Equity ownership percentage: the equity ownership percentage is contractually stated within each convertible note purchase agreement

8. Convertible Promissory Notes

Secured Promissory Notes

During the period from September through December 2023, the Company issued four convertible promissory notes to various investors for aggregate principal borrowings of $4.8 million, all of which remain outstanding as of December 31, 2025. One of the four notes, with an initial principal balance of $0.5 million, was issued to TVC Momentum Fund I, LP (“TVC”), an entity affiliated with a member of the Company’s Board of Directors and therefore considered a related party. Each note bears interest at 18% per annum, is a senior secured obligation of the Company ranking pari passu with the other notes, and matures on October 31, 2026. Three of such notes, inclusive of the TVC note, accrue interest on a payment-in-kind (“PIK”) basis, with interest compounded monthly and added to the outstanding note balance; one note requires cash interest payments on a monthly basis. As the convertible notes are measured at fair value under the fair value option, see below, interest is not separately presented but is reflected as a component of the change in fair value of convertible promissory notes in the accompanying statements of operations. Each note is convertible into shares of common stock at a conversion price equal to the lower of (a) $100.0 million divided by the Company’s Fully Diluted Capitalization, or (b) the price per share paid by investors in a Next Equity Financing, subject to minimum ownership floors ranging from 0.25% to 3.00%. The notes convert automatically upon a Corporate Transaction or Initial Public Offering, and at maturity the lender may elect to convert or receive cash payment. In connection with the issuance of each note, the Company also issued warrants to the respective lenders (see Note 9).

Due to certain embedded features within the convertible notes that would require potential bifurcation, the Company elected to account for the convertible notes under the fair value option pursuant to ASC 825, to which changes in fair value, inclusive of stated interest, are recorded through the accompanying statements of operations. As of December 31, 2025 and 2024, the aggregate estimated fair value of the four outstanding convertible promissory notes was $5.7 million and $4.2 million, respectively. The aggregate unpaid principal balance of the convertible promissory notes, inclusive of accumulated PIK interest, was approximately $5.4 million and $4.9 million as of December 31, 2025 and 2024, respectively. As of December 31, 2025, the aggregate fair value exceeded the aggregate unpaid principal balance by approximately $0.3 million. As of December 31, 2024, the aggregate fair value was less than the aggregate unpaid principal balance by approximately $0.7 million. Refer to Note 7 for additional information regarding the fair value measurement of the convertible promissory notes.

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Default

In February 2025, the Company failed to make required interest payments within the five business day contractual cure period, constituting an Event of Default under the terms of two note agreements. While the Company subsequently cured the February 2025 payments, it ceased making cash interest payments beginning in August 2025. The Event of Default remained outstanding and uncured as of December 31, 2025.

Under the terms of these notes, upon an Event of Default, the contractual interest rate increases to the maximum legally permitted rate in the State of Delaware until all Events of Default have been cured. During the year ended December 31, 2025, the Company incurred $0.2 million of incremental default interest. As the note is measured at fair value under the fair value option, the default interest and the effects of the modified default interest rate are reflected as a component of the change in fair value of the convertible promissory note in the accompanying statements of operations rather than as a separate interest expense line item.

In addition, the Event of Default entitled the holders to additional warrants to purchase shares of common stock equal to 1.0% and 3.0%, respectively, of the Company’s fully diluted capitalization, without cash consideration (the “Default Warrants”). Refer to Note 9 for further information.

Unsecured Promissory Note

On June 16, 2023, the Company issued a $1.0 million unsecured convertible promissory note (the “Unsecured Promissory Note”) bearing interest at 15% per annum with a maturity date of May 16, 2024. The Company elected the FVO for the Unsecured Promissory Note at issuance. On May 14, 2024, the Unsecured Promissory Note was converted in its entirety into 132,097 shares of Series Seed-I Preferred Stock and 66,049 shares of common stock pursuant to a Stock Issuance Agreement that modified the original conversion terms. The Company recognized a gain on extinguishment of $0.2 million in conjunction with the modification.

In connection with the issuance of the Unsecured Promissory Note in June 2023, the Company issued a warrant entitling the holder to purchase a number of shares equal to 50% of the shares issuable upon conversion of the note (the “Unsecured Promissory Note Warrant”). At issuance, the number of shares underlying the Unsecured Promissory Note Warrant was variable because the settlement amount was based on a percentage of shares issued upon conversion rather than a fixed number of shares. As a result, the Unsecured Promissory Note Warrant was not considered indexed to the Company’s own stock under ASC 815-40-15, which precluded equity classification. The Unsecured Promissory Note Warrant was accordingly classified as a liability and measured at fair value, with changes in fair value recognized in earnings. Upon conversion of the Unsecured Promissory Note on May 14, 2024, the number of shares underlying the Unsecured Promissory Note Warrant became fixed at 99,072 shares of common stock. Because the exercise shares were no longer variable, the Note Warrant met the conditions for equity classification and was reclassified from a liability to equity at its then-current fair value of $0.1 million. In April 2026, the Unsecured Promissory Note Warrant was cancelled for no consideration.

9. Warrants to Purchase Common Stock

Common stock warrants are accounted for in accordance with ASC 815, Derivatives and Hedging - Contracts in Entity’s Own Equity, as either derivative liabilities or equity instruments depending on the specific terms of the warrant agreement. In connection with the issuance of four convertible promissory notes during the year ended December 31, 2023 (see Note 8) (the “Convertible Note Warrants”), the Company issued warrants to each respective noteholder entitling them to receive a variable number of shares of common stock equal to a specified percentage (ranging from 0.5% to 6.0%) of the Company’s fully diluted capitalization, exercisable without cash consideration, each expiring on the 10-year anniversary of its issuance date. One of the four Convertible Note Warrants was issued to TVC, a related party (see Note 8).

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Each warrant must be exercised in whole upon full mandatory conversion of the related convertible note and contains only standard anti-dilution adjustments. The convertible note warrants are freestanding financial instruments not within the scope of ASC 480. As the convertible note warrants fail the indexation test, they are precluded from equity classification and are classified as liabilities under ASC 815-40 and measured at fair value each reporting period with changes recognized in the statements of operations.

Default Warrants

As discussed in Note 8, the Event of Default under the Company’s convertible notes entitled the holders to additional warrants to purchase shares of common stock equal to 1.0% and 3.0%, respectively, of the Company’s fully diluted capitalization. As of December 31, 2025, the Default Warrants had not yet been issued; however, the Company’s obligation to issue the warrants had been triggered by the uncured Event of Default. Because the Default Warrants, as contemplated under the note agreements, entitled the holders to a variable number of shares based on a fixed percentage of the Company’s fully diluted capitalization, the warrant obligation failed the indexation criteria under ASC 815-40 and was classified as a liability measured at fair value. The Company recognized the fair value of the Default Warrant obligation of $1.0 million as a component of the change in fair value of warrant liabilities in the accompanying statements of operations for the year ended December 31, 2025. The Company issued 870,164 default warrants in January 2026 in conjunction with the Series A financing (see Note 16).

Pre-funded Warrants

In connection with certain 2025 SAFE financings (refer to Note 10), the Company issued pre-funded warrants to purchase an aggregate of 694,673 shares of common stock at a nominal exercise price of $0.01 per share, in two tranches in April 2025 to entities affiliated with Type One Ventures, a related party (the “Pre-funded Warrants”.) The pre-funded warrants were exercisable for a period of two business days from the respective dates of issuance and contained standard anti-dilution adjustments. The pre-funded warrants do not meet the definition of a derivative under ASC 815 because the initial net investment approximated the value of the underlying shares due to the pre-funded nature of the instruments. Accordingly, the Company evaluated the pre-funded warrants as hybrid instruments containing embedded written call options under ASC 815-40 and concluded that they are indexed to the Company’s own stock and meet the equity classification requirements.

Warrants outstanding and warrant activity (reflects the number of common shares as if the warrants were converted to common stock) for the year ended December 31, 2025 is as follows:

Description	Classification	Exercise Price	Expiration Date	Balance December 31, 2024	Warrants Issued	Warrants Exercised	Warrants Expired	Adjustments (i)	Balance December 31, 2025
Secured Promissory Note Warrants	Liability	$0.01	11/24/2033	1,411,508	-	-	-	89,478	1,500,986
Secured Promissory Note Warrants	Liability	$0.01	12/5/2033	94,101	-	-	-	5,965	100,066
Default Warrants	Liability	$0.01	11/24/2033	-	600,395	-	-	-	600,395
Default Warrants	Liability	$0.01	12/5/2033	-	200,131	-	-	-	200,131
Pre-funded warrants	Equity	$0.01	(ii)	-	694,673	(694,673)	-	-	-
Unsecured Promissory Note Warrants	Equity	$0.00	8/24/2034	99,072	-	-	-	-	99,072
				1,604,681	1,495,199	(694,673)	-	95,443	2,500,650

(i)	Reflects changes in estimated shares issuable due to changes in the Company’s fully diluted capitalization from December 31, 2024 to December 31, 2025. The Secured Promissory Note Warrants entitle holders to a specified percentage of fully diluted equity rather than a fixed number of shares.
(ii)	Pre-funded warrants were exercisable for two business days from date of issuance and were immediately exercised upon issuance.

10. SAFE Liabilities

During the years ended December 31, 2025 and 2024, the Company issued SAFEs with an aggregate purchase amount of $3.6 million and $3.1 million, respectively, of which $2.9 million and $1.5 million, respectively, were issued to entities affiliated with Type One Ventures, a significant investor whose representative serves as a member of the Company’s Board of Directors (the “Related Party SAFE Investors”).

F-74

The SAFEs provide for automatic conversion upon an equity financing and specified rights upon a liquidity or dissolution event. If there is an equity financing prior to termination of the SAFEs, each SAFE will automatically convert on the initial closing of such equity financing into a number of shares of the Company’s redeemable convertible preferred stock. For each tranche, the conversion price will be the lower of (a) the price per share paid by the new money investors in the equity financing, and (b) the SAFE price determined for that tranche in accordance with its terms, which is calculated based on the stated post-money valuation cap and the Company’s capitalization immediately prior to the financing.

If a liquidity event (including a change of control, direct listing, or initial public offering) occurs prior to termination of the SAFEs, each investor will be entitled, immediately prior to such event and subject to the liquidation priority described below, to receive the greater of: (1) a cash payment equal to the purchase amount (the “cash-out amount”), or (2) the consideration payable in respect of a number of shares of common stock equal to the purchase amount divided by the “liquidity price,” which is determined by reference to the applicable post-money valuation cap for the tranche and the liquidity capitalization at the time of the event. If a dissolution event occurs prior to termination, each investor will be entitled, subject to the liquidation priority, to receive proceeds equal to the cash-out amount.

The SAFEs do not bear interest, have no stated maturity date, and do not provide dividend or participation rights prior to conversion. In a liquidity or dissolution event, the SAFEs are intended to operate like non-participating convertible preferred stock with the following priority: junior to all outstanding indebtedness and other creditor claims; on par with other SAFEs and the Company’s redeemable convertible preferred stock; and senior to the Company’s common stock.

The SAFEs are classified as non-current liabilities in the balance sheets based on their contractual terms and recorded at fair value under the fair value option pursuant to ASC 825. Changes in fair value are recognized in earnings within other income (expense) in the accompanying statements of operations. The Company recognized issuance costs related to the SAFEs as incurred. Refer to Note 7 for additional information regarding the fair value measurement of the SAFEs.

11. Commitments and Contingencies

In the ordinary course of business, the Company may be subject to certain legal actions and claims, which may arise from time to time. The Company is not aware of any such pending legal or other proceedings that are reasonably likely to have a material impact on the Company. Notwithstanding, legal proceedings are subject to inherent uncertainties, and an unfavorable outcome could include monetary damages. Excessive verdicts can result from litigation, and as such, could result in a material adverse impact on the Company’s business, financial position, results of operations, and/or cash flows. Additionally, the Company may in the future incur judgments or enter into settlements of claims which may have a material adverse impact on the Company’s business, financial position, results of operations and/or cash flows.

12. Redeemable Convertible Preferred Stock and Stockholders’ Deficit

Redeemable Convertible Preferred Stock

In 2024, the Company issued 132,097 shares of Series Seed-I upon conversion of the outstanding principal balance of the Unsecured Promissory Note (see Note 8).

F-75

The redeemable convertible preferred stock consisted of the following at each of December 31, 2025 and 2024 (dollar amounts in thousands):

	Authorized Shares	Issued and Outstanding Shares	Liquidation Value	Carrying Value
Series Seed-I	3,202,357	1,375,958	$12,890	$8,554
Series Seed-II	1,280,902	1,280,902	1,500	2,600
Series Seed-III	1,528,560	1,528,560	4,475	4,616
Total	6,011,819	4,185,420	$18,865	$15,770

The significant rights and preferences of the Series Seed-I, Series Seed-II, and Series Seed-III, redeemable convertible preferred stock (collectively, the “Preferred Stock” or “Series Seed”) are as follows:

Dividends

Holders of Preferred Stock are entitled to receive non-cumulative dividends at a rate of 6% of the applicable original issue price per share when and if declared by the board of directors. No dividends have been declared through December 31, 2025.

Liquidation

In the event of a liquidation, dissolution, winding up or deemed liquidation event of the Company, either voluntary or involuntary, holders of the Preferred Stock are entitled to receive, prior to any distribution to holders of common stock, an amount per share equal to the greater of (1) 1.5 times the applicable original issue price per share, plus any declared but unpaid dividends, or (2) the amount that would have been received if such shares had been converted into common stock immediately prior to such event. If the assets of the Company available for distribution are insufficient to permit payment in full of the liquidation preference, the available assets will be distributed ratably among the holders of preferred stock in proportion to the full amounts to which they would otherwise be entitled.

Conversion

Each share of Preferred Stock is convertible into common stock at the option of the holder at any time at a conversion price equal to the applicable original issue price, subject to customary anti-dilution adjustments. The applicable original issue prices are of the Series Seed-I, Series Seed-II, and Series Seed-III are $6.25 per share, $0.78 per share, and $1.95 per share, respectively. Each share of preferred stock is initially convertible on a one-for-one basis into common stock, subject to adjustment for stock splits, dividends, recapitalizations and certain dilutive issuances. All outstanding shares of preferred stock will automatically convert into common stock upon the occurrence of certain events, including the closing of a firm-commitment underwritten public offering meeting specified thresholds or upon written consent of the requisite holders.

Voting

Each holder of Preferred Stock shall be entitled to a number of votes equal to the number of common shares they can convert to as of the record date. The holders of record of preferred stockholders vote with common stockholders as a single class on an as-converted basis and can elect one (1) director of the Company (the “Preferred Director”). Common stockholders can elect two (2) directors. Initially, the board of Directors may appoint the Preferred Director.

Redemption Rights

The Preferred Stock is subject to redemption under certain deemed liquidation events not solely within the control of the Company, as defined, and as such is considered contingently redeemable for accounting purposes and is classified as temporary equity in the Company’s balance sheets.

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Common Stock

The holders of the common stock are entitled to one vote for each share of common stock held at all meetings of stockholders. In any liquidation, dissolution or winding up, after payment in full of the convertible preferred stock liquidation preference (including any declared but unpaid dividends), the remaining assets are distributed pro rata among the holders of convertible preferred stock and common stock on an as-converted basis. In January 2024, the Company amended and restated its certificate of incorporation to increase the authorized shares of capital stock to 25,853,696 shares, consisting of 19,841,878 shares of common stock and 6,011,819 shares of preferred stock.

Subscription Liability

During the year ended December 31, 2025, the Company received $1.7 million of proceeds from investors in advance of the closing of its planned Series A equity financing (the “Series-A financing”). The Series-A financing did not close as of December 31, 2025, and such proceeds were recorded as a subscription liability within current liabilities on the balance sheets. Refer to Note 16 for further information.

13. Revenue from contracts with customers

The Company generates revenue from fixed-price contracts for the design and manufacture of customized space structures and related services. The Company’s significant revenue contracts during the years ended December 31, 2025 and 2024 are summarized below:

U.S. Government Contracts

On March 25, 2024, the Company executed a $1.7 million fixed-price contract with the U.S. Air Force Research Laboratory (“SpaceWERX”) pursuant to which the Company will develop orbital platforms that will enable rapid and flexible response options for the United States Space Force. The contract was subject to the Federal Acquisition Regulation and included termination for the U.S. government’s convenience provisions. The contract included a single, combined performance obligation of module design services and was substantially completed in 2025.

Commercial Contracts

On May 18, 2024, the Company executed a $125.0 million fixed-price contract with Axiom Space, Inc. (“Axiom”), a related party, for the design, manufacture, assembly, integration, testing, and delivery of a cargo vehicle compatible with berthing to Axiom’s commercial space station. Axiom is considered a related party because the lead investor in Axiom also serves as the lead investor of the Company and has board representation at both entities, enabling it to significantly influence the management and operating policies of both the Company and Axiom. The contract includes a single, combined performance obligation for the integrated design and manufacture of the cargo vehicle. The contract term extends through December 31, 2029, or another mutually agreed date. The contract provides for milestone-based payments that are scheduled to coincide with the Company’s expected performance and are intended to provide the customer with protection against nonperformance. The Company has evaluated these payment terms and concluded that the contract does not contain a significant financing component, as the timing and structure of payments arise for reasons other than the provision of finance to either party. Performance under the contract was ongoing as of December 31, 2025 and 2024.

In February 2025, the Company and Axiom executed a modification to the Axiom contract that revised the milestone payment schedule, including the addition of a $1.5 million project kickoff payment and a $6.0 million payment upon successful completion of a Preliminary Design Review (“PDR”), as defined in the Axiom contract. The total contract price was unchanged at $125.0 million. As the remaining goods and services were not distinct from the goods and services transferred prior to the modification, the modification was accounted for as part of the existing contract. Because the modification affected only the timing of milestone payments and did not change the transaction price or the estimated costs to complete, no cumulative catch-up adjustment to revenue was required.

F-77

Payment of the $6.0 million PDR milestone is contingent upon Axiom receiving additional equity funding from the lead investor of its initial Series D preferred funding (the “Funding Contingency”), may be paid in one or more installments in line with Axiom’s equity closings, and may not exceed 5% of such funding; any portion that cannot be paid due to the Funding Contingency will be added to a later contractual milestone payment, and accordingly the total transaction price of $125.0 million is not affected. As of December 31, 2025, the Company had successfully completed the PDR milestone and billed and collected $0.5 million; however, the remaining $5.5 million remained subject to the Funding Contingency.

As of December 31, 2025, the Company had recognized cumulative revenue of approximately $1.9 million under the Axiom contract and had received cumulative milestone payments of approximately $2.1 million. The excess of payments received over cumulative revenue recognized resulted in a net contract liability of approximately $0.2 million, which is presented as deferred revenue in the accompanying balance sheet.

The following table presents the Company’s revenue from contracts with customers disaggregated by customer type for the years ended December 31, 2025 and 2024 (amounts in thousands):

	Year Ended December 31,
	2025	2024
U.S. Government	$761	$1,014
Commercial	283	1,596
	$1,044	$2,610

All revenue from contracts with customers is recognized over time and is derived from contracts with customers in the United States.

Contract Balances

The Company receives payments from customers based on billing schedules established in its contracts. For U.S. government contracts, payments are made upon the completion and acceptance of specified contractual tasks. For commercial contracts, payments are made upon the achievement of contractual milestones. Contract assets relate to the Company’s conditional right to consideration for performance completed under its contracts in advance of billing. Contract assets are reclassified to accounts receivable when the right to consideration becomes unconditional. Contract liabilities relate to payments received in advance of performance. Contract liabilities are recognized as revenue as the Company satisfies its performance obligations. Contract assets and contract liabilities arising from the same contract are presented net as either a single contract asset or a single contract liability on a contract-by-contract basis. Contract assets and contract liabilities consist of unbilled accounts receivable and deferred revenues, respectively.

The activity within the Company’s unbilled revenue for the years ended December 31, 2025 and December 31, 2024 was as follows (amounts in thousands):

	Year Ended December 31,
	2025	2024
Balance, beginning of year	$226	$-
Increase in unbilled revenue	558	226
Revenue billed	(754)	-
Balance, end of year	$30	$226

F-78

The activity within the Company’s deferred revenue for the years ended December 31, 2025 and December 31, 2024 was as follows (amounts in thousands):

	Year Ended December 31,
	2025	2024
Balance, beginning of year	$-	$-
Deferral of revenue	161	-
Recognition of unearned revenue	-	-
Balance, end of year	$161	$-

The Company’s SpaceWERX contract was substantially complete as of the reporting date. The Company’s contract with Axiom for the design and manufacture of a customized cargo vehicle has a total transaction price of $125.0 million; however, the contract is terminable by the customer for convenience at any time without advance notice prior to the completion of the Critical Design Review milestone, as defined in the Axiom contract, which had not occurred as of December 31, 2025. Upon termination, the Company is entitled to payment only for services performed through the date of termination. Accordingly, the noncancelable portion of the transaction price allocated to remaining performance obligations under this contract was not material as of December 31, 2025.

14. Share-based Compensation

In August 2022, the Company adopted the 2022 Equity Incentive Plan (the “2022 Plan”), which provides for the issuance of stock options, restricted stock and restricted stock units, and other equity awards to employees, directors, and consultants. In August 2024, the 2022 Plan was amended to increase the number of shares of common stock reserved for issuance under the plan to 3,546,000. As of December 31, 2025, 780,415 shares remained available for issuance under the 2022 Plan.

Stock options and restricted shares granted under the Company’s 2022 plan generally vest over a period of four years from the date of grant, and in the case of stock options, have a term of 10 years. The Company recognizes the grant date fair value of each option and restricted share over its vesting period

The Company recorded stock-based compensation expense for stock options and restricted stock outside of the 2022 plan, see below, in the following expense categories of its statements of operations for the years ended December 31, 2025 and 2024 (amounts in thousands):

	Year Ended December 31,
	2025	2024
Research and development	$356	$529
General and administrative	1,008	979
	$1,364	$1,508

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Stock Options

The following table summarizes stock option activity for the 2022 Plan for the year ended December 31, 2025:

			Weighted
		Weighted-	Average	Aggregate
		Average	Remaining	Intrinsic
	Number	Exercise	Contractual	Value
	of Shares	Price	Term (in years)	(in thousands)
Balance, January 1, 2025	2,920,881	$0.46	8.06	$748
Granted	798,667	0.63	—	—
Exercised	(11,458)	0.00	—
Forfeitures	(726,506)	0.71	—	—
Expired	(293,290)	0.18	—	—
Balance, December 31, 2025	2,688,294	$0.48	7.76	$1,991
Exercisable at December 31, 2025	1,775,082	$0.41	7.45	$1,446

The aggregate intrinsic value represents the total amount by which the fair market value of the common stock subject to options exceeds the exercise price of the related options. The total intrinsic value of stock options exercised during the years ended December 31, 2025 and 2024 was $7,217 and $47,393, respectively.

The Company uses the Black-Scholes option pricing model to value its stock option awards. The assumptions used in estimating the fair value of stock-based awards represent management’s estimate and involve inherent uncertainties and the application of management’s judgment.

●	The risk-free interest rate used is based on the published U.S. Department of Treasury interest rates in effect at the time of stock option grant for zero-coupon U.S. Treasury notes with maturities approximating each grant’s expected term;

●	The dividend yield is zero as the Company has not paid dividends and does not anticipate paying a cash dividend in the foreseeable future;

●	The expected term for options granted is calculated using the simplified method and represents the average time that options are expected to be outstanding based on the midpoint between the vesting date and the end of the contractual term of the award;

●	As the Company is a privately held company with no trading history of common stock, expected volatility is derived from the historical volatilities of a select group of comparable peer companies, for a look-back period commensurate with the expected term of the stock options.

The weighted-average grant-date fair value of the options awarded to employees and directors for the years ended December 31, 2025 and 2024 was $0.30 and $0.37 per option, respectively. The fair value of the options was estimated on the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

	Year Ended December 31,
	2025	2024
Risk-free interest rate	4.2%	4.3%
Expected term (years)	5.9	5.8
Expected volatility	44.1%	49.5%
Expected dividend yield	—	—

As of December 31, 2025, there was $0.3 million of unrecognized compensation expense that is expected to be recognized over a weighted-average period of 2.3 years.

F-80

Restricted Stock – Outside of the 2022 Plan

In November 2022, the Company entered into agreements, outside of the 2022 plan, with certain founders and executive shareholders that imposed vesting and repurchase restrictions on previously issued shares of common stock. The affected shares were accounted for as restricted stock awards under ASC 718, Compensation—Stock Compensation. The restricted shares vest over a four-year service period, subject to continued service. Compensation expense is recognized over the requisite service period based on the grant-date fair value of the common stock on the date which the repurchase restrictions were placed.

In December 2024, the Company entered into a contribution agreement with a founder shareholder pursuant to which 500,000 of the restricted shares subject to the vesting and repurchase restrictions described above were returned to the Company and cancelled, consisting of 343,654 vested shares and 156,346 unvested shares. The cancelled shares resumed the status of authorized and unissued common stock. No cash or other consideration was paid in connection with the cancellation. The Company accounted for the cancellation of the restricted shares as a repurchase for no consideration in accordance with ASC 718. Because no replacement award or other consideration was provided, and previously unrecognized compensation cost was recognized at the cancellation date. The cancellation of the 156,346 unvested shares resulted in the acceleration of $0.1 million of previously unrecognized compensation cost, which was recognized in the statements of operations for the year ended December 31, 2024.

Restricted stock outside of the 2022 plan activity for the year ended December 31, 2025 was as follows:

		Weighted-
		Average
	Number	Grant Date
	of Shares	Fair Value
Unvested at December 31, 2024	1,927,741	$0.72
Vested	(1,627,918)	$0.72
Unvested at December 31, 2025	299,823	$0.72

As of December 31, 2025, total unrecognized compensation expense related to unvested restricted stock was $0.2 million, which is expected to be recognized over a weighted-average period of approximately 0.3 years.

15. Income Tax

The Company is taxed as a corporation for income tax purposes and is subject to federal, state, and local income taxes.

For the years ended December 31, 2025 and 2024, the Company had no federal or state income tax expense. The effective tax rate was (0.0%) for the years ended December 31, 2025 and 2024.

A reconciliation of income tax benefit at the statutory federal income tax rate to income taxes as reflected in the financial statements is as follows:

	Year Ended December 31,
	2025		2024
	$	%	$	%
U.S. Statutory Tax Rate	$(2,457)	21.0%	$(1,900)	21.0%
Change in Valuation Allowances	1,594	-13.6%	1,075	-11.9%
Nontaxable or Nondeductible Items
Change in Fair Value of SAFE Notes	(243)	2.1%	233	-2.6%
Change in FV Convertible Notes	390	-3.3%	262	-2.9%
Change in FV of Warrants	417	-3.6%	18	-0.2%
Share-Based Compensation	278	-2.4%	310	-3.4%
Payroll Tax Credit	(63)	0.5%	-	0.0%
R&D 280(c) Addback	80	-0.7%	-	0.0%
Other	4	0.0%	2	0.0%
Actual income tax benefit effective tax rate	$-	0.0%	$-	0.0%

F-81

Deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and tax bases of assets using enacted tax rates in effect for years in which differences are expected to reverse.

Significant components of the Company’s deferred tax assets for federal income taxes consisted of the following:

	December 31,
	2025	2024
Deferred tax assets:
Net operating loss carryforwards	$4,956	$2,980
Capitalized research and development expenditures	1,146	1,580
Lease liabilities	361	442
Research and development tax credits	23	23
Share-based compensation	14	6
Accrued expenses and other	4	3
Total deferred tax assets	6,504	5,034
Less: valuation allowance	(6,081)	(4,487)
Deferred tax asset, net of valuation allowance	$423	$547
Deferred tax liabilities:
Fixed assets	(46)	(63)
Right-of-use assets	(377)	(484)
Total deferred tax liabilities	(423)	(547)
Net deferred tax assets	$-	$-

Based upon the Company’s history of operating losses and anticipated future losses, management has determined that the deferred tax assets do not meet the more likely than not threshold for realizability. Accordingly, a full valuation allowance has been recorded against the Company’s net deferred tax assets as of December 31, 2025 and 2024. The valuation allowance increased by $1.6 million and $1.1 million, respectively, during the years ended December 31, 2025 and 2024. The valuation allowance balance as of December 31, 2025 and 2024 was $6.1 million and $4.5 million, respectively.

As of December 31, 2025 and 2024, the Company has federal net operating loss (“NOL”) carryforwards of approximately $23.6 million and $14.2 million, respectively, which are available to offset future federal taxable income. As of December 31, 2025 and 2024, the Company has federal research and development tax credits of approximately $23,000 and $23,000, respectively. The federal NOL carryforwards have no expiration. The state NOL carryforwards will begin to expire in 2042. The research and development tax credits will begin to expire in 2043.

Net operating loss and tax credit carryforwards are subject to review and possible adjustment by the Internal Revenue Service (the “IRS”) and may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant shareholders over a three-year period in excess of 50% as defined under Sections 382 and 383 of the Internal Revenue Code, which could limit the amount of tax attributes that can be utilized annually to offset future taxable income or tax liabilities. The amount of the annual limitation is determined based on the Company’s value immediately prior to the ownership change. Subsequent ownership changes may further affect the limitation in future years. The Company has not yet conducted a study to determine if any such limitation exists.

On July 4, 2025, the One Big Beautiful Bill Act (“OBBBA”) was enacted in the United States. The legislation includes significant corporate tax reforms, including the permanent reinstatement of the ability to deduct domestic research and development expenditures as incurred beginning in fiscal 2025, replacing the previous requirement to capitalize and amortize such expenditures over five years. As part of OBBBA, the law changed such that all the R&D costs that were required to be capitalized from 2022 through 2024 can (1) be 100% deducted in 2025, (2) be 50% deducted in 2025 and 50% deducted in 2026, or (3) be deducted over the remaining years per the original amortization schedule. Foreign R&D expenditures are still required to be capitalized and amortized over a period of fifteen years. The Company did not accelerate deductions related to previously capitalized domestic R&D expenditures and continues to amortize such amounts over their original five-year recovery period.

The Company is subject to taxation in the United States (federal) and in the state of Colorado. Due to the Company’s NOL carryforwards, tax years 2022 through 2024 remain open for examination by federal and state tax authorities.

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16. Subsequent Events

Series A redeemable convertible preferred stock

In January 2026, the Company issued 337,540 shares of Series A-1 redeemable convertible preferred stock at a price of $4.89 per share for gross proceeds of $1.7 million, which were received during 2025 in advance of the closing and recorded as subscription liability (see Note 12), and further sold 2,240,041 shares of Series A-1 redeemable convertible preferred stock at a price of $4.89 per share for gross proceeds of $10.9 million in a subsequent closing in January and February 2026 (collectively, the “Series A-I Closing”). Total gross proceeds of the Series A-I Closing are inclusive of $4.9 million received from existing investors.

In connection with the Series A-I Closing, the Company amended and restated its certificate of incorporation to, among other things, increase the authorized shares of capital stock to 37,179,718 shares, consisting of 27,000,000 shares of common stock and 10,179,718 shares of preferred stock, and to authorize and designate three new series of preferred stock: Series A-I (4,073,456 shares), Series A-II (738,035 shares), and Series A-III (1,116,759 shares) (collectively, the “Series A Preferred Stock”). The Company also amended its 2022 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan from 3,546,000 to 5,381,207.

The Series A-I Closing constituted an equity financing under the SAFE agreements (see Note 10). In connection with the Series A-I Closing, all outstanding SAFEs converted into 1,373,131 shares of Series A-I redeemable convertible preferred stock at a conversion price of $4.89 per share, and 738,035 shares of Series A-II redeemable convertible preferred stock at a conversion price of $4.75 per share. The SAFE liabilities of $10.1 million as of December 31, 2025 were fully satisfied and settled as a result of the conversion.

The Series A-I Closing constituted a next equity financing under the Company’s convertible promissory note agreements (see Note 8). In connection with the Series A-I Closing, and the signing of the Merger Agreement on March 6, 2026 (see below), all outstanding convertible promissory notes and accrued interest, inclusive of $0.6 million of default interest, converted into 122,744 shares of Series A-I redeemable convertible preferred stock at a conversion price of $4.89 per share, and 1,121,204 shares of Series A-III redeemable convertible preferred stock at a conversion price of $4.60 per share. The convertible promissory note liabilities of $5.7 million as of December 31, 2025 were fully satisfied and settled as a result of the conversion.

The Series A Closing further constituted an equity financing under the SAFE agreements. In connection with the Series A Closing, all outstanding SAFEs converted into 1,373,131 shares of Series A-I redeemable convertible preferred stock at a conversion price of $4.89 per share, and 738,035 shares of Series A-II redeemable convertible preferred stock at a conversion price of $4.75 per share. The SAFE liabilities of $10.1 million as of December 31, 2025 were derecognized accordingly.

The Series A Closing constituted a next equity financing under the Company’s convertible note agreements. In connection with the Series A Closing, all outstanding convertible promissory notes and accrued interest, inclusive of $0.6 million of default interest, converted into 122,744 shares of Series A-I redeemable convertible preferred stock at a conversion price of $4.89 per share, and 1,121,204 shares of Series A-III redeemable convertible preferred stock at a conversion price of $4.60 per share. The convertible note liabilities of $5.7 million as of December 31, 2025 were derecognized accordingly.

Entry into materially definitive agreement

On March 6, 2026, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Non-Invasive Monitoring Systems, Inc., a publicly traded shell company, and Gravitics Merger Sub, Inc., a wholly owned subsidiary of Non-Invasive Monitoring Systems. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Non-Invasive Monitoring Systems (the “Merger”). The transaction is expected to be accounted for as a reverse recapitalization, with the Company treated as the accounting acquirer.

At the effective time of the Merger, all outstanding shares of the Company’s capital stock will be converted into shares of Non-Invasive Monitoring Systems common stock, such that the Company’s stockholders will hold not less than 95.5% of the total post-merger equity. All outstanding stock options and warrants of the Company will be exchanged for equivalent instruments of the post-merger entity.

Closing of the Merger is expected on or before June 30, 2026 and is subject to customary conditions, including regulatory approvals, stockholder approvals by both companies, effectiveness of a registration statement on Form S-4, and readiness of the public offering. The financial effect of the Merger on the Company’s financial statements cannot be estimated at this time, as the transaction has not yet closed.

F-83

[●] Shares

Common Stock

GRAVITICS HOLDINGS, INC.

PROSPECTUS

Lucid Capital Markets

Through and including           , 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to a dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or membership.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee		$18,211.94
FINRA filing fee	$	[●]
Transfer agent and registrar fees and expenses	$	[●]
Legal fees and expenses	$	[●]
Printing fees and expenses	$	[●]
Accounting fees and expenses	$	[●]
Nasdaq Listing Fee	$	[●]
Miscellaneous fees and expenses	$	[●]
Total	$	[●]

Item 14. Indemnification of Officers and Directors.

Florida Law. The Florida Business Corporation Act, as amended (the “FBCA”) permits, under certain circumstances, the indemnification of officers, directors, employees and agents of a corporation with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of a corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (1) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (2) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the statute permits indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and certain amounts paid in settlement in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, the statute provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Also, under the statute, expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

Articles of Incorporation. Our articles of incorporation, as amended, provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by FBCA, including in circumstances in which indemnification is otherwise discretionary under such law. These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for the directors and officers of the Company or for persons controlling such entity, pursuant to our articles of incorporation or the FBCA, we acknowledge that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition to the authority granted to us by the FBCA to indemnify our directors, certain other provisions of the FBCA have the effect of further limiting the personal liability of our directors. For example, a director of a Florida corporation cannot be held personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act regarding corporate management or policy except in the case of certain qualifying breaches of the director’s duties.

We do not currently maintain director and officer liability insurance on behalf of our director and officers. However, we intend to purchase and maintain such insurance when economically feasible.

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Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by Gravitics within the past three years. Also included is the consideration received by Gravitics for such shares and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

During the years ended December 31, 2025 and 2024, Gravitics issued Simple Agreements for Future Equity (“SAFEs”) with an aggregate purchase amount of $3.6 million and $3.1 million, respectively. Of those amounts, $2.9 million and $1.5 million, respectively, were issued to entities affiliated with Type One Ventures, a significant investor whose representative serves as a member of Gravitics’ board of directors. The SAFEs provided for automatic conversion into shares of redeemable convertible preferred stock upon an equity financing and specified rights upon a liquidity or dissolution event. In connection with the Series A-I Closing in January 2026, all outstanding SAFEs converted into 1,373,131 shares of Series A-I redeemable convertible preferred stock at a conversion price of $4.89 per share and 738,035 shares of Series A-II redeemable convertible preferred stock at a conversion price of $4.75 per share, fully satisfying and settling the SAFE liabilities of $10.1 million as of December 31, 2025.

During the period from September through December 2023, Gravitics issued four convertible promissory notes to various investors for aggregate principal borrowings of $4.8 million, all of which remained outstanding as of December 31, 2025. One of the four notes, with an initial principal balance of $0.5 million, was issued to TVC Momentum Fund I, LP, an entity affiliated with a member of Gravitics’ board of directors and therefore considered a related party. Each note bore interest at 18% per annum and matured on October 31, 2026. In connection with the Series A-I Closing and the signing of the Merger Agreement on March 6, 2026, all outstanding convertible promissory notes and accrued interest, inclusive of $0.6 million of default interest, converted into 122,744 shares of Series A-I redeemable convertible preferred stock at a conversion price of $4.89 per share and 1,121,204 shares of Series A-III redeemable convertible preferred stock at a conversion price of $4.60 per share, fully satisfying and settling the convertible promissory note liabilities of $5.7 million as of December 31, 2025.

In connection with the issuance of the four convertible promissory notes during the year ended December 31, 2023, Gravitics issued warrants to each respective noteholder entitling them to receive a variable number of shares of common stock equal to a specified percentage (ranging from 0.5% to 6.0%) of Gravitics’ fully diluted capitalization, exercisable without cash consideration, each expiring on the 10-year anniversary of its issuance date. As of December 31, 2025, the Secured Promissory Note Warrants covered 1,601,052 shares and the Default Warrants covered 800,526 shares. In addition, in connection with certain 2025 SAFE financings, Gravitics issued pre-funded warrants to purchase an aggregate of 694,673 shares of common stock at a nominal exercise price of $0.01 per share to entities affiliated with Type One Ventures, which were exercised immediately upon issuance. In April 2026, the Unsecured Promissory Note Warrant covering 99,072 shares of common stock was cancelled for no consideration.

In January 2026, Gravitics issued 337,540 shares of Series A-I redeemable convertible preferred stock at a price of $4.89 per share for gross proceeds of $1.7 million, and further sold 2,240,041 shares of Series A-I redeemable convertible preferred stock at $4.89 per share for gross proceeds of $10.9 million in a subsequent closing in January and February 2026. Total gross proceeds of the Series A-I Closing were inclusive of $4.9 million received from existing investors. In connection with the Series A-I Closing, the Company also amended and restated its certificate of incorporation to authorize and designate three new series of preferred stock: Series A-I (4,073,456 shares), Series A-II (738,035 shares), and Series A-III (1,116,759 shares).

Gravitics maintains the 2022 Equity Incentive Plan, under which it has granted stock options and restricted stock awards to employees, directors, and consultants. During the year ended December 31, 2025, Gravitics granted 798,667 stock options at a weighted-average exercise price of $0.63 per share. As of December 31, 2025, 2,688,294 stock options were outstanding and 299,823 shares of restricted stock remained unvested. In addition, in November 2022, Gravitics entered into agreements outside of the 2022 Plan with certain founders and executive shareholders that imposed vesting and repurchase restrictions on previously issued shares of common stock. During the years ended December 31, 2025 and 2024, 11,458 and 65,833 shares of common stock were issued upon exercise of stock options, respectively.

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Item 16. Exhibits.

(a) Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1**	Form of Underwriting Agreement between Non-Invasive Monitoring Systems, Inc. and Lucid Capital Markets, LLC
2.1***	Agreement and Plan of Merger, dated March 6, 2026 (incorporated by reference to Annex A to the information statement/prospectus that forms a part of Non-Invasive Monitoring Systems, Inc.’s Current Report on Form 8-K filed on March 12, 2026)
2.2***	Amendment to Agreement and Plan of Merger, dated June 30, 2026 (incorporated by Reference to Exhibit 10.1 to Non-Invasive Monitoring Systems, Inc.’s Current Report on Form 8-K filed on June 30, 2026)
3.1***	Articles of Incorporation, as amended, of Non-Invasive Monitoring Systems, Inc. (incorporated by Reference to Exhibit 3.1 to Non-Invasive Monitoring Systems, Inc.’s Current Report on Form 8-K filed on April 8, 2008)
3.2***	Articles of Amendment to Articles of Incorporation of Non-Invasive Monitoring Systems, Inc. (incorporated by reference to Exhibit 3.1 to Non-Invasive Monitoring Systems, Inc.’s Current Report on Form 8-K filed on December 3, 2008)
3.3***	Articles of Amendment to Articles of Incorporation of Non-Invasive Monitoring Systems, Inc. (incorporated by reference to Exhibit 3.3 to Non-Invasive Monitoring Systems, Inc.’s Quarterly Report on Form 10-Q filed on March 17, 2010)
3.5***	Articles of Amendment to Articles of Incorporation of Non-Invasive Monitoring Systems, Inc. (incorporated by reference to Annex A to Non-Invasive Monitoring Systems, Inc.’s Schedule 14C filed on April 3, 2012)
3.6***	By-Laws, as amended, of Non-Invasive Monitoring Systems, Inc. (incorporated by reference to Exhibit 3.1 to Non-Invasive Monitoring Systems, Inc.’s Quarterly Report on Form 10-Q filed on December 15, 2009)
3.7**	Certificate of Merger, incorporated by reference to Exhibit [●] to the registrant’s Registration Statement on Form S-4 filed with the SEC on [●], 2026.
4.1**	Form of Common Stock Certificate
4.2**	Form of Underwriter Warrant
5.1**	Opinion of Nason Yeager Gerson Harris & Fumero, P.A.
10.1**	Form of Lockup Agreement, incorporated by reference to Annex B to the registrant’s Registration Statement on Form S-4 filed with the SEC on [●], 2026
10.2**	Form of Registration Rights Agreement, incorporated by reference to Exhibit [●] to Non-Invasive Monitoring Systems Current Report on Form 8-K, filed with the SEC on [●], 2026
10.3***+	Executive Employment Agreement between Gravitics and Colin Doughan, dated May 1, 2026
10.4*+	Executive Employment Agreement between Gravitics and Philip Wong, dated June 5, 2026
10.5***+	Executive Employment Agreement between Gravitics and Michael Bowker, dated May 1, 2026
10.6***+	Employment Agreement between Gravitics and Andrew Jones, dated May 1, 2026
10.7***+	Employment Agreement between Gravitics and Jim Royston, dated May 1, 2026
10.8**+	Form of 2026 Equity Incentive Plan
10.9**	Clawback Policy
14.1**	Code of Ethics, incorporated by reference to Exhibit [●] of the registrant’s Current Report on Form 8-K filed with the SEC on [●], 2026
23.1*	Consent of Weinberg & Company, P.A., Independent Registered Public Accounting Firm for Non-Invasive Monitoring Systems, Inc.
23.2*	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm for Gravitics, Inc.
23.3**	Consent of Nason Yeager Gerson Harris & Fumero, P.A. (included as part of Exhibit 5.1 hereto).
99.1**	Insider Trading Policy
99.2**	Consent of Lance W. Lord to be named as a director upon completion of the Merger
99.3**	Consent of John C. Karas to be named as a director upon completion of the Merger
99.4**	Consent of John M. Olson to be named as a director upon completion of the Merger
99.5**	Consent of Wanda A. Sigur to be named as a director upon completion of the Merger
99.6**	Consent of Abdo J. Hall to be named as a director upon completion of the Merger
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Extension Labels Linkbase
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document
107*	Calculation of Registration Fee Table

*	Filed herewith.
**	To be filed by amendment
***	Previously filed
+	Indicates a management or compensatory plan.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 20th day of July, 2026.

NON-INVASIVE MONITORING SYSTEMS, INC.

By:	/s/ Jane H. Hsiao, Ph.D.
Name:	Jane H. Hsiao, Ph.D.
Title:	Interim Chief Executive Officer

By:	/s/ James J. Martin
Name:	James J. Martin
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jane H. Hsiao, Ph.D.	Chief Executive Officer and Director	July 20, 2026
Jane H. Hsiao, Ph.D.	(Principal Executive Officer)

/s/ James J. Martin	Chief Financial Officer and Director (Principal Financial Officer)	July 20, 2026
James J. Martin

/s/ Phillip Frost, M.D.	Director	July 20, 2026
Phillip Frost, M.D.

/s/ Adam Logal	Director	July 20, 2026
Adam Logal

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